      As filed with the Securities and Exchange Commission on May 7, 1999
                                                      Registration No. 333-77049
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                AMENDMENT NO. 1
                                       To
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                          PEERLESS SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)
                                ----------------

                 Delaware                                     5045                                   95-3732593
       (State or other jurisdiction              (Primary Standard Industrial            (I.R.S. Employer Identification No.)
      of incorporation ororganization)             Classification Code Number)
                                                     2381 Rosecrans Avenue
                                                     El Segundo, CA 90245
                                                        (310) 536-0908

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                                ----------------
                               EDWARD A. GAVALDON
                     President and Chief Executive Officer
                             2381 Rosecrans Avenue
                              El Segundo, CA 90245
                                 (310) 536-0908
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies To:

 GREGORY C. SMITH, ESQ.     BROOKS STOUGH, ESQ.       PAUL ESCOBOSA, ESQ.
     Skadden, Arps,      Gunderson Dettmer Stough  Coblentz, Patch, Duffy &
Slate,Meagher & Flom LLP   Villeneuve Franklin &           Bass LLP
 525 University Avenue,        Hachigian LLP       222 Kearny Street, 7th Floor
       Suite 220           155 Constitution Drive     San Francisco, CA 94108
  Palo Alto, CA 94301       Menlo Park, CA 94025          (415) 391-4800
     (650) 470-4500            (650) 321-2400

                                ----------------

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective time of this Registration Statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instructions G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

============================================================================================
                                            Proposed Maximum      Proposed
 Title of each class of        Amount          aggregate          Maximum        Amount of
    securities to be            to be        offering price      aggregate      registration
       registered         registered (1)(3)  per share (2)   offering price (2)     fee
--------------------------------------------------------------------------------------------
Common Shares, par value
 $0.001 per share.......  2,500,000 shares      $6.1875         $15,468,750      $4,300.31
============================================================================================

(1) Represents the estimated maximum number of Common Shares issuable upon consummation of the merger of a subsidiary of the Registrant with and into AUCO, Inc. ("Auco") assuming the conversion of all shares of preferred stock, no par value, of Auco and assuming exercise of all options to purchase shares of common stock, no par value, of Auco.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Peerless Common Shares as reported on the Nasdaq National Market on April 20, 1999. This initial registration fee was previously paid in connection with the Registrant's original filing on April 26, 1999.
(3) One right to purchase one-thousandth of a share of a Series A Participating Preferred Stock of Peerless Systems Corporation is associated with each share of common stock. The rights are not transferable separately from the common stock except in limited circumstances.

                                ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

[LOGO]                                                                    [LOGO]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT
  The boards of directors of Peerless Systems Corporation and AUCO, Inc. have agreed to a merger in which Peerless Systems Corporation will acquire AUCO, Inc. We are seeking your vote FOR this important transaction.

  If the merger is completed, Auco shareholders will receive .2585 of a share of Peerless common stock for each share of Auco common stock that they own. Holders of Auco preferred stock will convert their shares into shares of common stock prior to the completion of the merger, and then these shares of common stock will be exchanged for shares of Peerless common stock at the same exchange ratio. The Peerless shareholders will continue to own their existing shares after the merger. If the merger is completed, the shareholders of Auco prior to the merger will own approximately 18.5% of the total outstanding shares of Peerless common stock on a fully diluted basis (assuming the exercise of all stock options outstanding as of today of both Peerless and Auco). If either Peerless or Auco issues additional shares or options before the completion of the merger, this relative percentage of ownership will change. Peerless shares of common stock to be issued in the merger will be listed on the NASDAQ National Market System under the symbol "PRLS."

  The merger cannot be completed unless the Auco shareholders approve and adopt the merger agreement and the Peerless shareholders approve issuing the Peerless shares of common stock to be delivered to Auco shareholders in connection with the merger. We have scheduled a special meeting for Peerless shareholders to vote on these matters. Auco shareholders will vote by written consent. Your vote is very important.

  Whether or not Peerless shareholders plan to attend the special meeting, we ask that you please take the time to vote by signing, dating and returning the enclosed proxy card. We also ask that Auco shareholders sign, date and return the action by written consent. If you execute your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposal. If you fail to return a proxy card for your Peerless common shares, your shares will not be counted as present or voting unless you attend and vote in person. If you are an Auco shareholder and fail to return your action by written consent, your shares will not be counted as a vote in favor of the proposal.

  The date, time and place of the Peerless shareholders meeting is as follows:

  June 10, 1999
  2:00 p.m., local time
  2381 Rosecrans Avenue
  El Segundo, California 90245

  The date of the Auco written consents will be the date that Auco receives written consents from shareholders with a majority of the voting power of Auco common stock. The written consents will not take effect until twenty (20) business days after we mail you this document.

  This Proxy Statement/Prospectus/Information Statement provides you with detailed information about the proposed merger and, the full text of the merger agreement appears in the back as Annex A. You can also get information about Peerless from documents we have filed with the Securities and Exchange Commission. See "Where to Find More Information." We encourage you to read this entire document carefully.

  If you are an Auco shareholder and have any questions about the merger or how to vote your shares, please contact Adam Au or Mannan Latif at (650) 569-4400. If you are a Peerless shareholder and have any questions about the merger or how to vote your shares, please contact MacKenzie Partners at 1-800-322-2885 (toll free in the United States).

   /s/ Edward Gavaldon                      /s/ Adam Au
   -------------------                      -----------
   Edward Gavaldon                          Adam Au
   Chairman and Chief Executive Officer     Chairman and Chief Executive
   Peerless Systems Corporation             Officer
                                            AUCO, Inc.

  See "RISK FACTORS" beginning on page 8 for a discussion of risks which should be considered by shareholders with respect to the merger.

 Neither the Securities and Exchange Commission nor any state securities regulator has approved the Peerless common stock to be issued in the merger or determined if this Proxy Statement/Prospectus/Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

       Proxy Statement/Prospectus/Information Statement dated May 7, 1999 and first mailed to shareholders on or about May 13, 1999.

                         WHERE TO FIND MORE INFORMATION

   Peerless files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Peerless at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Peerless' filings with the SEC are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at "http://www.sec.gov."

   Peerless filed a Registration Statement on Form S-4 to register with the SEC the Peerless common shares to be delivered in connection with the merger. This document is a part of that Registration Statement and constitutes a prospectus of Peerless in addition to being a proxy statement of Peerless for the special Meeting and an information statement of Auco. As allowed by SEC rules, this document does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

   The SEC allows Peerless to "incorporate by reference" information into this document, which means that Peerless can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement/Prospectus/ Information Statement, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that Peerless has previously filed with the SEC. These documents contain important information about Peerless and its finances.

   Peerless SEC Filings (File No. 000-
   21287)                                Period
   -----------------------------------   ------
   Annual Report on Form 10-K            Fiscal year ended January 31, 1999
   Current Report on Form 8-K            Filed on April 20, 1999
   Form 8-A that describes the Peerless  Filed on August 30, 1996 common stock issued in the merger
   Form 8-A that describes the right to  Filed on October 13, 1998 purchase preferred stock that is
    associated with the Peerless common
    stock that Peerless will issue in
    the merger

   Peerless is also incorporating by reference additional documents that it files with the SEC between the date of this document and the date of the special meeting.

   If you are a Peerless shareholder, Peerless may have sent you some of the documents incorporated by reference, but you can obtain any of them through Peerless or the SEC. Documents incorporated by reference are available from Peerless without charge. Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference as exhibits in this document. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate party at the following address:

                           Peerless Systems Corporation
                               2381 Rosecrans Avenue
                               El Segundo, CA 90245
                                  (310) 536-0908

   IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM PEERLESS, PLEASE DO SO BY JUNE 1, 1999 TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

   You should rely only on the information contained or incorporated by reference in this document to vote on the matters submitted to you. Neither Peerless nor Auco has authorized anyone to provide you with information that is different from what is contained in this document. This document is dated
May 7, 1999. You should not assume that the information contained in the document is accurate as of any date other than such date, and neither the mailing of this document to shareholders nor the issuance of Peerless common shares to be delivered in connection with the merger shall create any implication to the contrary.

                          PEERLESS SYSTEMS CORPORATION

                               ----------------

                           NOTICE OF SPECIAL MEETING
                          TO BE HELD ON JUNE 10, 1999

                               ----------------

   To the Shareholders of Peerless Systems Corporation:

   NOTICE IS HEREBY GIVEN that a special meeting of Peerless Systems Corporation will be held on June 10, 1999 at 10:00 a.m. local time, at 2381 Rosecrans Avenue, El Segundo, California 90245, to approve the issuance of Peerless common shares, par value $0.001 per share, to be delivered in connection with the merger contemplated by the Agreement and Plan of Reorganization and Merger, dated as of April 6, 1999, by and among Peerless Systems Corporation ("Peerless"), Auco Merger Sub, Inc., a wholly-owned subsidiary of Peerless, and AUCO, Inc.

   A copy of the merger agreement is attached as Annex A to the accompanying Proxy Statement/ Prospectus/Information Statement. Only shareholders of record on the close of business on May 11, 1999 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

   You are cordially invited to attend the Peerless special meeting. Whether or not you plan to attend the meeting, please sign, date and return the accompanying proxy card to ensure that your shares are represented at the meeting. If you attend the Peerless special meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card. Your proxy may be revoked at any time before it is voted. Please review the Proxy Statement/Prospectus/Information Statement accompanying this notice for more complete information regarding the matters proposed for your consideration at the Peerless special meeting.

                                          By Order of the Board of Directors

                                          /s/ Edward A. Gavaldon

                                          Edward A. Gavaldon, Acting Secretary

May 7, 1999
El Segundo, California

NOTES:

  1. A shareholder is entitled to appoint a proxy to attend and vote at the meeting on his or her behalf. A proxy must be a shareholder.

  2. Proxy cards should be signed, dated and returned as soon as possible in accordance with the instructions in the accompanying Proxy
     Statement/Prospectus/Information Statement of Peerless dated May 7, 1999 and the notes on the proxy card.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
FORWARD LOOKING INFORMATION...............................................   1
QUESTIONS AND ANSWERS ABOUT THE PEERLESS/AUCO MERGER......................   2
SUMMARY...................................................................   4
 Peerless and Auco........................................................   4
 Our Reasons for the Merger...............................................   4
 Recommendations to Shareholders..........................................   5
 The Merger...............................................................   5
RISK FACTORS..............................................................   8
SELECTED HISTORICAL AND UNAUDITED SELECTED
 PROFORMA COMBINED FINANCIAL DATA.........................................  13
 Selected Historical Financial Data of Peerless...........................  14
 Selected Historical Financial Data of Auco...............................  15
 Unaudited Combined Pro Forma for Peerless and Auco.......................  16
 Auco's Management's Discussion and Analysis of Financial Condition and
  Results of Operations...................................................  17
COMPARATIVE PER SHARE INFORMATION.........................................  20
PEERLESS MARKET PRICE AND DIVIDENDS INFORMATION...........................  21
THE AUCO SOLICITATION OF WRITTEN CONSENTS.................................  22
 Purpose..................................................................  22
 Record Date; Consent Rights;.............................................  22
 Solicitation of Written Consents.........................................  22
 Required Consents........................................................  23
PEERLESS SPECIAL MEETING..................................................  24
 Purpose..................................................................  24
 Solicitation of Proxies..................................................  24
 Record Date; Voting Rights; Proxies......................................  24
 Quorum...................................................................  25
 Required Vote............................................................  25
THE MERGER................................................................  26
 Background of the Merger.................................................  26
 Recommendation of the Board of Directors of Auco; Reasons of Auco for the
  Merger..................................................................  27
 Recommendation of the Board of Directors of Peerless; Reasons of Peerless
  for the Merger..........................................................  29
 Opinion of Peerless' Financial Advisor...................................  29
 Interests of Certain Persons in the Merger...............................  33
 Certain United States Federal Income Tax Consequences of the Merger......  34
 Accounting Treatment of the Merger.......................................  35
 U.S. Federal Securities Laws Consequences................................  35
THE EXCHANGE RATIO AND ITS EFFECT ON AUCO
 SECURITIES AND STOCK OPTION PLANS........................................  36
 General..................................................................  36
 The Exchange Ratio.......................................................  36
 Fractional Shares........................................................  36
 Treatment of Auco Stock Options..........................................  37
 Stock Exchange Listing...................................................  37

                                                                           Page
                                                                           ----
THE MERGER AGREEMENT......................................................  39
 General..................................................................  39
 The Merger Agreement.....................................................  39
  Effective Time..........................................................  39
  Charter and Bylaws......................................................  39
  Directors and Officers..................................................  39
  Conversion of Auco Stock................................................  39
  Exchange Procedures.....................................................  39
 Representations and Warranties...........................................  40
 Escrow Fund..............................................................  40
 Conduct of Business by Auco..............................................  40
 No Solicitation..........................................................  42
 Certain Other Covenants..................................................  43
 Conditions to the Merger.................................................  44
 Indemnification and Escrow...............................................  46
 Amendment and Waiver; Parties in Interest................................  47
 Escrow Fund Agreement....................................................  47
 Shareholder Agreement....................................................  47
INFORMATION ABOUT PEERLESS................................................  48
 Industry Background......................................................  48
 Peerless Products and Solutions..........................................  50
 Technology...............................................................  52
 Customers and Markets....................................................  53
 Seasonality..............................................................  54
 Sales and Marketing......................................................  55
 Product Development and Engineering Services.............................  55
 Intellectual Property and Proprietary Rights.............................  55
 Competition..............................................................  56
 Employees................................................................  56
INFORMATION ABOUT AUCO....................................................  57
Overview..................................................................  57
Industry Background.......................................................  57
Auco Technologies and Products............................................  58
Auco Modular Software Architecture........................................  58
Maintenance and Technical Support.........................................  61
Engineering Services......................................................  61
Market....................................................................  62
Customers.................................................................  63
Business Model............................................................  63
Alliances.................................................................  63
Sales and Marketing.......................................................  63
Competition...............................................................  64
Employees.................................................................  64
Legal Proceedings.........................................................  64
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF AUCO...................  65
COMPARISON OF SHAREHOLDER RIGHTS..........................................  66
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION........................  75
OTHER MATTERS.............................................................  81

                                                                           Page
                                                                           ----


LEGAL MATTERS.............................................................  81
EXPERTS...................................................................  81
FINANCIAL STATEMENTS...................................................... F-1
 Index to AUCO, Inc. Financial Statements................................. F-1
ANNEXES
 A. AGREEMENT AND PLAN OF REORGANIZATION AND MERGER INCLUDING EXHIBITS.... A-1
 B. SHAREHOLDER AGREEMENT................................................. B-1
 C. FAIRNESS OPINION OF DAIN RAUSCHER WESSELS............................. C-1
 D. FORM OF AUCO WRITTEN CONSENT.......................................... D-1
 E. FORM OF PEERLESS PROXY CARD........................................... E-1
 F. CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW.................. F-1

                          FORWARD LOOKING INFORMATION

   Certain statements in this document are "forward looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties. In particular, any statements regarding the benefits of the merger, as well as expectations with respect to future sales, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Peerless and/or Auco, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward looking statements include, among other things the ability to integrate Auco into Peerless operations, overall economic and business conditions, the demand for Peerless and/or Auco products and services, competitive factors in the industries in which Peerless and/or Auco compete, changes in government regulation, changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations), interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations, economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders, the ability to achieve anticipated synergies and other cost savings in connection with acquisitions, the timing, impact and other uncertainties of future acquisitions by Peerless and the ability of Peerless and Auco, and the ability of their respective customers and suppliers, to replace, modify or upgrade computer programs in order to adequately address the Year 2000 issue. For a description of some of the factors or uncertainties that exist in Peerless' operations and business environment which could cause actual results to differ, reference is made to the section entitled "Cautionary Statements for Purposes of the 'Safe Harbor' " in Peerless' Annual Report on Form 10-K for the year ended January 31, 1999.

              QUESTIONS AND ANSWERS ABOUT THE PEERLESS/AUCO MERGER
Q: Why have Peerless and Auco agreed to a business combination?

A: We believe that the merger, by combining Peerless' embedded imaging technology with Auco's embedded networking technology, as well as the other complementary product offerings, customer bases and other resources of our companies, will position the combined company to enjoy greater growth and earnings than either company would have experienced individually. To review the reasons for the merger in greater detail, see pages 27 through 29.

Q: What will shareholders receive in the merger?

A: Auco shareholders will receive .2585 of a share of Peerless common stock in exchange for each of their shares of Auco common stock. This fraction is referred to as the "exchange ratio." For example, if you currently own 10,000 shares of Auco common stock, then after the merger you will receive
2,585 shares of Peerless common stock. The value of the Peerless common stock that you will receive depends on the price of the Peerless common stock immediately after the merger. Peerless will not issue fractional shares. Instead, you will receive cash for any fractional shares of Peerless common stock owed to you in an amount equal to the fraction of a share of Peerless common stock multiplied by the ten-day average closing sale price of Peerless common stock as reported on NASDAQ for the period ending three days prior to the date that the merger is completed. Holders of shares of Auco preferred stock will convert their shares into shares of common stock prior to the completion of the merger, and these shares of common stock will convert into Peerless common stock at the same exchange ratio.

Peerless shareholders will not change their holdings of Peerless common shares as a result of the merger.

Q: If I am an Auco shareholder, will I receive all of the shares of Peerless common stock at the time of the merger?

A: No. Peerless will issue, at the time of the completion of the merger, 90% of the total number of shares to be issued to you in the merger. The remaining 10% will be held in escrow to satisfy claims of indemnity, if any, from Peerless because of any inaccuracy in the representations and warranties of Auco appearing in the merger agreement, any failure by Auco to perform its covenants or obligations under the merger agreement and any claims by third parties relating to these two circumstances. If, and to the extent, there are no claims for indemnity by Peerless before the first anniversary of the completion of the merger or, in some cases, sooner, Peerless will issue to Auco shareholders the remaining 10%, or some portion of it, of the total number of shares to be issued in the merger.

Q: What will happen to my options to purchase Auco stock?

A: Peerless will assume all options to purchase Auco common stock at the same
 .2585 exchange ratio that applies to Auco common stock. Thus, for each share of Auco common stock on which you have an option, you will receive an option to purchase .2585 of a share of Peerless common stock. In addition, the exercise price per share will be adjusted by dividing the current exercise price by .2585. For example, an option to purchase 10,000 shares of Auco common stock at an exercise price of $0.25 per share will convert to an option to purchase 2,585 shares of Peerless common stock (10,000 x .2585) at an exercise price of $0.97 per share ($0.25/.2585).

Q: What risks should I consider?

A: You should review "RISK FACTORS" on pages 8 through 12.

Q: When will the merger take effect?

A: Auco and Peerless expect that the merger will become effective promptly after shareholders of Auco approve and adopt the merger agreement and shareholders of Peerless approve the issuance of the Peerless common shares to be delivered in connection with the merger, provided that the other conditions to the merger have been satisfied. The special shareholders meeting of Peerless is scheduled for June 10, 1999.

The Auco action by written consent will take effect when Auco receives written consents from shareholders with a majority of the voting power of Auco common stock and preferred stock as long as that date is at least twenty business days after we mail you this document.

Q: Will shareholders have dissenters rights?

A: Yes. Auco shareholders will have the right to demand fair value in cash as a result of the merger. For a general discussion of dissenters' rights, see "Rights of Dissenting Auco Shareholders".

Q: What are the United States federal income tax consequences of the merger for the shareholders of Auco?

A: The receipt of shares of Peerless common stock in the merger will generally be tax free to the shareholders of Auco. You, however, may have to pay taxes on cash received for fractional shares. If you choose to vote against the merger by not returning your signed written consent and also perfect your dissenter's rights under California law, you will receive the fair value of your Auco shares in cash, which would be taxable to you to the extent of gain on such shares. To review the tax consequences to Auco shareholders in greater detail, see pages 34 through 35.

You are urged to consult your own tax advisors as to the specific consequences of the merger to you.

Q: What should shareholders do now?

A: Shareholders of Peerless should mail their signed proxy card in the enclosed postage paid envelope, as soon as possible, so that their shares will be represented at the special meeting. Shareholders of Auco should promptly mail their signed written consent in the enclosed postage paid envelope.

The board of directors of Auco unanimously recommends that Auco shareholders vote for approval and adoption of the merger agreement.

The board of directors of Peerless unanimously recommends that Peerless shareholders vote for the approval of the issuance of Peerless common shares to be delivered in connection with the merger.

After the merger is completed, Auco shareholders will receive written instructions for exchanging their share certificates.

Q: Can shareholders change their vote after they have mailed in a signed proxy card or action by written consent?

A: Yes. Peerless shareholders can change their vote in one of the following ways at any time before their proxies are voted at the special meeting. First, shareholders can revoke their proxies by written notice. Second, shareholders can submit new, later dated proxy cards. Third, shareholders can attend the special meeting and vote in person. Fourth, Peerless shareholders may alter the instructions as to how their proxies are to vote (without revoking the proxies) by giving notice of the alteration to the secretary of Peerless before the vote is taken.

If you are an Auco shareholder, you cannot revoke an action by written consent after Auco receives sufficient consents to approve the merger with Peerless in accordance with California law. Auco expects to receive sufficient consents to approve the merger promptly because a shareholder who has a significant amount of the outstanding voting power of Auco stock has agreed to deliver his consent.

Q: Should Auco shareholders send in their share certificates now?

A: No. After the merger is completed, Auco shareholders will be sent written instructions for sending in their share certificates and receiving the Peerless common shares and cash, if any, to which they are entitled.

Q: Whom should shareholders call with questions?

A: Auco shareholders who have questions about the merger or how to vote their shares, should call Adam Au or Mannan Latif at (650) 569-4400.

Peerless shareholders who have questions about the merger or how to vote their shares should call MacKenzie Partners at (800) 322-2855.

                                    SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which you have been referred. See "WHERE TO FIND MORE INFORMATION" (inside front cover page).

Peerless and Auco

   Peerless Systems Corporation
   2381 Rosecrans Avenue
   El Segundo, California 90245
   (310) 536-0908

   Peerless is a leading provider of software-based embedded imaging systems to original equipment manufacturers of digital document products. Digital document products include printers, copiers, fax machines and scanners, as well as multifunction products that perform a combination of these imaging functions. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an embedded imaging system. Peerless' technology and engineering services provide advanced embedded imaging solutions that enable original equipment manufacturer customers to develop digital printers, copiers and multifunction products quickly and cost effectively. Peerless was incorporated in California in 1982 and reincorporated in Delaware in September 1996. (See "INFORMATION ABOUT PEERLESS.")

   AUCO, Inc.
   386 Main Street
   Redwood City, California 94063
   (650) 569-4400

   AUCO, Inc. is a closely held California-based software company established in 1994. Auco provides networking software to original equipment manufacturers of office equipment such as printers, copiers, scanners and facsimile machines. In order for such office equipment to have full network connectivity on Microsoft Windows, Novell NetWare, Unix, Apple networks or on the Internet, they need a full set of networking protocols, networked applications and management software, collectively known as embedded networking software. Auco provides products and engineering services, to help office equipment original equipment manufacturers include customized, embedded networking software support in their products. Auco had total assets of $1.5 million and shareholders' equity of $0.4 million at December 31, 1998. Auco's principal office is located in Redwood City. (See "INFORMATION ABOUT AUCO, INC.")

   Auco Merger Sub, Inc.
   2381 Rosecrans Avenue
   El Segundo, California 90245
   (310) 536-0908

   Auco Merger Sub is a special purpose wholly-owned subsidiary of Peerless organized for the sole purpose of merging with Auco resulting in Auco becoming a wholly-owned subsidiary of Peerless.

Our Reasons for the Merger

   The Peerless and Auco boards of directors have determined that the merger agreement and the transactions associated with it (including, in the case of Peerless, the issuance of Peerless common shares to Auco shareholders) are in the best interests of their respective shareholders. In reaching their respective decisions, the boards of directors of the two companies considered the following factors, among other things:

  . The merger would create a leader in the market to provide an integrated embedded software solution that would allow Peerless' original equipment manufacturing customers to purchase both embedded imaging and embedded networking software from a single supplier, resulting in more cost-efficient embedded products than are currently available.

  . Potential product and sales synergies could be achieved through cross-marketing each company's products to the other company's customers. For example, Auco's expertise in Internet printing will allow Peerless-enabled printers and multifunction products to become accessible to users worldwide.

   To review the reasons for the merger in greater detail, as well as related uncertainties, see "THE MERGER--Recommendation of the Board of Directors of Auco; Reasons of Auco for the Merger," page 27 and "--Recommendation of the Board of Directors of Peerless; Reasons of Peerless for the Merger" on page 29.

Recommendations to Shareholders (pages 28 and 29)

   To Auco Shareholders:

   The Auco board of directors believes that the merger is fair to you and in your best interests and unanimously recommends that you submit a written consent to approve the merger and adopt the merger agreement.

   To Peerless Shareholders:

   The Peerless board of directors believes that the merger is in your best interests and unanimously recommends that you vote FOR the proposal to approve the issuance of Peerless common shares to be delivered in connection with the merger.

Auco Written Consent and Vote Required (page 22)

   The affirmative vote of the holders of a majority of the outstanding shares of Auco common stock, voting as a separate class, and the affirmative vote of a majority of the outstanding shares of Auco preferred stock, voting as a separate class, are required to approve the merger agreement and the transactions associated with it. As of April 13, 1999, Adam Au, a director and executive officer of Auco held approximately 16.4% of its outstanding shares of preferred stock, and 88.5% of its outstanding shares of common stock. No other director or executive officer of Auco held common or preferred shares of Auco as of that date. Your failure to return a signed consent form will have the effect of a vote against the merger agreement and the transactions associated with it.

Peerless Special Meeting and Vote Required (page 24)

   The meeting of the Peerless shareholders will be held on June 10, 1999 at 2:00 p.m. local time.

   Notice of the Peerless special meeting is being sent to all holders of record of Peerless common shares together with this document. Holders of record of Peerless common shares on May 11, 1999 will be entitled to vote at that meeting. On that day, there were approximately 11,204,099 shares of common stock outstanding.

   The favorable vote of a majority of the votes cast at the Peerless special meeting on the proposal to issue the Peerless common shares to be delivered in connection with the merger is required to approve this proposal, as long as at least a majority of the outstanding Peerless common shares vote on such proposal.

The Merger (page 26)

   The Merger agreement is attached to the back of this document as Annex A to this document. You should read these documents, as they are the legal documents that govern the merger.

   Consequences of the Merger

   In the merger, Auco will merge with a wholly-owned subsidiary of Peerless. As a result, Auco, as the surviving corporate entity, will become a direct wholly-owned subsidiary of Peerless, and the former shareholders of Auco will become shareholders of Peerless.

   What Auco Shareholders Will Receive in the Merger

   In the merger, Auco shareholders will receive .2585 of a share of Peerless common stock in exchange for each of their shares of Auco common stock.

   Certain U.S. Federal Income Tax Consequences

   The transaction is intended to be a tax-free reorganization under the United States Internal Revenue Code of 1986, as amended. Shareholders of

Auco will generally not have any taxable gain or loss for U.S. federal income tax purposes upon receipt of Peerless common shares in the merger; however, a shareholder may be required to pay taxes on cash received in lieu of a fractional Peerless common share.


   For further details, see "Certain U.S. Federal Income Tax Consequences."

   Conditions to the Merger

   The consummation of the merger depends upon satisfaction of a number of conditions, including:

  . approval and adoption of the merger agreement by the Auco preferred stock and common stock shareholders;

  . approval by the Peerless shareholders of the issuance of Peerless common shares to be delivered in connection with the merger;

  .  the absence of legal restraints to the consummation of the merger;

  .  receipt of opinions with respect to the tax-free nature of the merger;
     and

  . receipt of a letter from PricewaterhouseCoopers LLP as to the appropriateness of pooling of interests accounting for the merger.

   Termination of the Merger Agreement

   Either Auco or Peerless may call off the merger if:

  .  both parties consent in writing;

  . the merger is not completed by September 30, 1999 through no fault of the party seeking to call off the merger;

  .  there exist legal restraints preventing the merger;

  . the Auco shareholders do not approve the merger or the Peerless shareholders do not approve the issuance of the Peerless common shares to be delivered in connection with the merger; or

  . the other party breaches in a material way its representations, warranties, covenants or agreements under the merger agreement and that breach is not or cannot be remedied.

   In addition, Peerless may also terminate the merger agreement if:

  . the board of directors of Auco withdraws or adversely modifies its approval or recommendation of the merger or recommends a business combination transaction with a third party.

   For further details, see "Termination."

   Termination Fee and Expenses; Certain Non-solicitation Provisions

   Auco is required to pay to Peerless a termination fee of $1 million, and pay up to $500,000 of Peerless' reasonable out-of-pocket expenses, if the merger agreement is terminated under certain circumstances.

   For further details, see "Termination--Fees and Expenses."

   The merger agreement has certain provisions pursuant to which Auco has agreed that neither it, nor any of its agents or employees, directly or indirectly, will initiate, solicit or encourage any inquires or the making of any proposal or offer for furnishing confidential information relating to, or engage in any negotiations or discussions concerning, any acquisition or purchase of Auco by anyone other than Peerless. See "No Solicitation."

   The termination fee and the no-solicitation provisions of the merger agreement may have the effect of discouraging persons who might be interested in entering into a business combination with Auco from proposing such a transaction, even where the consideration payable to Auco shareholders in such a transaction would exceed the consideration payable in the merger.

Shareholder Agreement (page 47)

   In connection with the merger a certain shareholder of Auco holding approximately 16.4% of shares of Auco preferred stock and 88.5% of shares of Auco common stock as of the date of mailing this document had agreed to vote his shares in favor of the merger agreement and the transactions associated with it. A form of the shareholder agreement is attached as Annex B at the back of this document. We encourage you to read this agreement.

   Anticipated Accounting Treatment

   Peerless and Auco expect the merger to qualify as a pooling of interests for accounting purposes, which means that the companies will be treated as if they had always been combined for accounting and financial reporting purposes. As a condition to the Merger, Peerless must receive a letter from its independent accounting firm as to the appropriateness of pooling of interests accounting for the merger. See "Accounting Treatment of the Merger."

   Opinion of Peerless Financial Advisor

   Peerless' financial advisor, Dain Rauscher Wessels, has given a written opinion to the board of directors of Peerless as to the fairness to Peerless, from a financial point of view, of the exchange ratio pursuant to the merger agreement. The full text of the written opinion of Dain Rauscher Wessels dated April 5, 1999 is attached to this document as Annex C and should be read carefully in its entirety. The opinion of Dain Rauscher Wessels is directed to the Peerless board and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the issuance of Peerless common shares to be delivered in connection with the merger or the other matters being presented to a vote by Peerless shareholders.

   Dissenters' Rights

   Auco shareholders who vote against the merger are entitled to dissenters' rights under California law if they follow the required steps. Dissenters' rights generally entitle the dissenting shareholder to the fair market value of his or her shares of Auco common stock in cash in a taxable transaction. See "Rights of Dissenting Auco Shareholders."

   Listing of Peerless Common Shares

   The Peerless common shares issued to Auco shareholders will be listed on the Nasdaq National Market, trading under the symbol "PRLS."

                                  RISK FACTORS

   In evaluating the merger and the merger agreement, shareholders should take into account the following risks, as well as other information included in or incorporated by reference into this document:

Risks Related to the Merger

   Fixed exchange ratio may limit the value of Peerless stock being issued.

   Each outstanding share of Auco common stock will be converted into the right to receive .2585 of a share of Peerless common stock at the effective time of the merger. There will be no adjustment of the exchange ratio based on fluctuations in the price of Peerless common stock. Consequently, the value of the equivalent per share price that Auco shareholders may expect to receive for each share of Auco common stock exchanged in the merger could decrease from the date that Peerless shareholders and Auco shareholders submit their proxy or action by written consent, as the case may be, and the effective date of the merger. The price of the Peerless common stock could change because of changes in the business, operations or prospects of Peerless or Auco, market assessments of the merger, general market and economic conditions or other factors. If the market price for Peerless common stock decreases before the effective time, the market value at the effective time of the Peerless common stock would correspondingly decrease and, as noted above, Auco shareholders will not be compensated for decreases in the market price of Peerless common stock. Auco shareholders voting on the merger are urged to obtain recent market quotations for Peerless common stock. We cannot predict or give any assurance as to the market price of Peerless common stock at any time before the effective time or at any time after the consummation of the merger.

   Auco shareholders may never receive shares held in escrow.

   Peerless will not pay all of the aggregate merger consideration to the Auco shareholders at the closing of the merger. Instead, Peerless will issue 10% of the aggregate merger consideration to the escrow agent which will release this portion of the aggregate merger consideration to Auco shareholders only if no claims of indemnity are made by Peerless for:

  . any inaccuracy in any of the representations and warranties made by Auco in the merger agreement;

  . any failure by Auco to perform or comply with any covenant or obligation in the merger agreement; or

  .  any claim by a third party relating to the two circumstances above.

If, and to the extent, it is determined that Auco and its shareholders and option holders have any liability for indemnification or otherwise under the merger agreement, Auco shareholders will not receive all of the shares that Peerless issued to the escrow agent. (See "THE MERGER AGREEMENT--Escrow Fund.") Additionally, Auco shareholders may recognize taxable gain on the payment of escrow shares to Peerless. (See "Certain U.S. Federal Income Tax Consequences.")

   Integrating the operations of Peerless and Auco may be difficult.

   Integrating the operations of Auco with those of Peerless after the merger may be difficult and time consuming. Management of the combined company will need to successfully integrate, among other things, the product offerings, product development, sales and marketing and customer service functions, and the management information systems of both companies. In addition, the combined company will need to retain the management, key employees, customers, distributors, vendors and other business partners of both companies. The integration of these organizations may temporarily distract management from the day-to-day business of the combined company following the merger. The combined company may fail to manage this integration so as to achieve any of the anticipated synergies and other benefits that both companies hope to achieve from the merger.

   The costs associated with the merger are difficult to estimate, may be higher than expected and may harm the financial results of the combined company.

   Peerless and Auco estimate that they will incur transaction costs, consisting primarily of fees for investment bankers, attorneys, accountants, consultants, financial printing and other related charges, of approximately $2.3 million, which will be expensed upon consummation of the merger. If the total costs of the merger exceed estimates or the benefits of the merger do not exceed the total costs of the merger, then the financial results of the combined companies could be adversely affected.

   The market price of Peerless common stock could decline as a result of the merger.

   The market price of the Peerless common stock may decline significantly as a result of the merger if:

  .  the integration of Peerless' and Auco's operations is not successful; or

  . the combined company does not experience the benefits of the merger as quickly, or to the extent, as may be expected by financial analysts; or

  . if the effect of the merger is not in line with the expectations of financial analysts.

   If the merger doesn't qualify as a pooling of interests, then Peerless would have to account for the transaction using purchase accounting, which would reduce Peerless' earnings and could cause the Peerless stock price to decline.

   The pro forma combined financial results in this document are based on the merger being treated as a pooling of interests under accounting and financial reporting rules. If the merger fails to qualify for pooling of interests accounting treatment for financial reporting purposes for any reason, then Peerless' reported earnings and, potentially, the price of Peerless' common stock, would be materially adversely affected. If the merger fails to qualify as a pooling of interests, then Peerless would be required to account for the transaction under the purchase method of accounting for business combinations. Under the purchase method, Peerless would be required to record the excess of the purchase price of Auco over the fair market value of Auco's assets as goodwill. This goodwill would be amortized over its useful life, which would reduce Peerless' earnings.

   While the consummation of the merger is conditioned upon Peerless receiving from PricewaterhouseCoopers a letter to the effect that, subject to the qualifications contained in the letter, they concur with management's conclusion that no conditions exist that would preclude accounting for the merger as a pooling of interests, there are also events after the merger that can affect the availability of pooling of interests accounting that may not be within the control of Peerless or Auco shareholders. Such events include but are not limited to:

  . significant changes in the business of Peerless, including certain dispositions of assets by Peerless, for two years following the merger; and

  . the sale by affiliates of both companies of their shares of common stock of Peerless and Auco within a period of time following the merger.

   The rights of shareholders of Peerless under Delaware law in some ways are not as favorable as the rights of shareholders of Auco under California law.

   Certain provisions of Peerless' certificate of incorporation and bylaws and certain provisions of Delaware law could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Peerless. Such provisions could limit the price that investors might be willing to pay in the future for Peerless' common stock. These provisions permit the issuance of "blank check" preferred stock by the board of directors without stockholder approval, require super-majority approval to amend certain provisions in the certificate of incorporation and bylaws, require that all stockholder actions be taken at duly called annual or special meetings and not by written consent, and impose various procedural and other requirements that could make it more difficult for stockholders to effect certain corporate action. Furthermore, Peerless is subject to the anti-takeover provisions of section 203 of the Delaware General Corporation Law, which prohibits Peerless from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person first becomes an "interested stockholder," unless the business combination is approved in a prescribed manner. The application of section 203 could also have the effect of delaying or preventing a change of control of Peerless.

Risks Related to Peerless

   Peerless has a short history of operating profits.

   Peerless has been profitable only since the quarter ended December 31, 1995. Peerless recognized net losses of approximately $639,000 and $1.2 million for the years ended December 31, 1995 and 1994, respectively. Although Peerless reported net income of $4.6 million, $4.9 million and $4.4 million for the fiscal years ended January 31, 1999, 1998 and 1997, respectively, we cannot predict or give any assurance that Peerless will maintain profitability on a quarterly or annual basis in the future.

   Peerless' operating results can fluctuate dramatically from quarter to quarter.

   Peerless' operating results can fluctuate dramatically. For example, in recent quarters Peerless' quarterly revenues have been significantly affected by the timing of one-time licensing transactions, by decreases in recurring product licensing revenues resulting from the phase-out by Peerless' original equipment manufacturing customers of products incorporating Peerless' technology and by variations in end-user demand. Peerless' operating results fluctuate because of a wide variety of other factors, including:

  . initiation or termination of arrangements between Peerless and its existing and potential original equipment manufacturing customers;

  . the timing of introductions of new products or product enhancements by Peerless, its original equipment manufacturing customers and their competitors;

  . the phase-out or early termination of original equipment manufacturing customers' products incorporating Peerless' technology;

  .  the size and timing of engineering contracts;

  . inventories of digital document products carried by the original equipment manufacturers' distributors that exceed current or projected end-user demand;

  . customer order deferrals in anticipation of new products or product enhancements; and

  . changes in Peerless' operating expenses because of software bugs, product delays or other product quality problems.

   Peerless depends on sole source providers.

   Peerless is dependent on three independent parties, Motorola, Inc., IBM Microelectronics Division of International Business Machines Corporation and Intel Corporation, each of which provides unique application specific integrated circuits incorporating Peerless' imaging technology to certain of Peerless' original equipment manufacturing customers. Peerless has a set of relationships with Adobe Systems Incorporated that address many critical aspects of Peerless' original equipment manufacturing customers' needs. Peerless has licensed (for internal development purposes) from Adobe the right to use Adobe's PostScript Software to enable Peerless' products to be used with Adobe's PostScript Software, has licensed to Adobe several of Peerless' technologies and has developed technologies for Adobe for which Peerless receives royalties and engineering services fees. These sole source providers are subject to materials shortages, excess demand, reduction in capacity and/or other factors that may disrupt the flow of goods to Peerless' customers and thereby adversely affect Peerless' customer relationships. Any such disruption could limit or delay production or shipment of the products incorporating Peerless' technology, which could have a material adverse effect on the Peerless' operating results.

   Peerless' success depends on developing the nascent markets for its products.

   A substantial portion of Peerless' recent development efforts has been directed at the development of new embedded imaging technologies, particularly for laser and inkjet multifunction products, color products and digital photography. The markets for these products are new and rapidly evolving. Peerless' original equipment manufacturing customers currently are selling laser monochrome and color network printers and multifunction products, incorporating Peerless' technology. Although certain Peerless technology is currently available to original equipment manufacturing customers, once an agreement with an original equipment manufacturer is entered into, the technology must undergo further development, or customization, before it can be incorporated into an original equipment manufacturer's specific digital document product. Peerless' original equipment manufacturing customers have not yet shipped any inkjet products incorporating Peerless' technology, and Peerless has limited experience in the small office/home office market to date. Further, Peerless' digital photography effort remains in the early start-up phase and Peerless has signed no original equipment manufacturer contracts for this technology to date. Peerless' future success will be dependent to a significant degree upon broad market acceptance of its technologies under development. This success will be dependent in part on the ability of Peerless' original equipment manufacturing customers to develop new products that provide the functionality, performance, speed and network connectivity demanded by the market at acceptable prices, and to convince end users to adopt new generation products for office and desktop use. We cannot give any assurance that:

  . the market for multifunction products, color printing and other products proposed by Peerless will develop or continue to expand;

  . Peerless will be able to offer its new technologies in a timely manner, if at all;

  . Peerless' original equipment manufacturing customers will choose the Peerless technology for use in their multifunction products, color printers, digital cameras or other products;

  . Peerless' original equipment manufacturing customers will be successful in developing such multifunction products, color printers, digital cameras and other products; or

  .  such products will gain market acceptance.

   The failure of any of these events to occur would have a material adverse effect on the Peerless' operating results.

   The transition to the Year 2000 may harm Peerless' operations.

   The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of Peerless' computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

   Peerless has divided its review of the Year 2000 issue into three major areas: (1) internal systems, (2) Peerless products, and (3) potential year 2000 problems associated with outside development partners, vendors and customers. Peerless has substantially completed its review of its internal system, including its development tools and business critical applications such as general ledger, accounts payable, accounts receivable, job cost, and purchasing. The Company has identified certain systems that require updating and has begun to purchase and install updates that have been certified as year 2000 compliant by vendors. Peerless expects to complete its review of internal systems by July 31, 1999 and does not expect the review to uncover a risk that would result in a material adverse effect on its operations.

   Peerless is in the process of reviewing the year 2000 compliance of its products developed for original equipment manufacturers. Based on an initial review, Peerless believes that its products do not contain date sensitive fields. Testing to validate this assumption is expected to be completed in July 31, 1999. At this time, Peerless does not believe that product updates will be necessary.

   Peerless is in the process of identifying any potential year 2000 problems from outside development partners who work on engineering services projects, vendors whose facilities manufacture application specific integrated circuits that incorporate Peerless' technology or whose systems interface with Peerless' internal systems as well as customers whose products contain technology licensed from Peerless. Peerless expects to complete its review by July 31, 1999. However, since third-party year 2000 compliance is not within Peerless' control, Peerless cannot assure stockholders that the year 2000 problems affecting the systems of other companies will not have a material adverse effect on Peerless' operations. This impact could include, among other things, product time to market delays caused by year 2000 problems associated with development partners which would negatively impact engineering services revenues and delays in customer shipments which could negatively impact Peerless' recurring licensing revenues.

   Costs to address the Year 2000 issue include hardware, software and implementation costs for internal work are not expected to exceed $200,000. To date, Peerless has incurred approximately $75,000 of these costs, all of which have been expensed.

   Peerless presently believes that with the identified modifications, the Year 2000 issue can be mitigated. However, if the modifications are not made, or are not completed timely, the Year 2000 issue could have a material impact on the operations of Peerless. Further, there can be no guarantee that the systems of other companies on which Peerless' systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with Peerless' systems, would not have a material adverse effect on Peerless.

Risks Related to Auco

 Auco has a history of operating losses.

   Since its formation in 1994 through December 31, 1998, Auco had net losses aggregating $6.4 million. We cannot predict or give any assurance that Auco will achieve profitability on a quarterly or annual basis in the future.

 Auco's operating results can fluctuate significantly from quarter to quarter.

   Auco's operating results can fluctuate dramatically. For example, in recent quarters, Auco's revenues have been significantly affected by the timing and size of engineering services contracts. To date, Auco has been highly dependent on a small number of major contracts, each of which has had a significant effect on Auco's financial performance.

 Auco's business is highly concentrated.

   Auco's business is highly concentrated with a few customers. Three customers accounted for 89% and 95% of Auco's total revenues for the years ended December 31, 1998 and 1997, respectively. An adverse change in any of these customer relationships could have a material adverse effect upon Auco's financial performance.

 Dependence on key personnel.

   The success of Auco is dependent on certain key executive and technical personnel. The loss of the services of these persons could have a material adverse effect on Auco. Auco maintains $1.5 million of key person life insurance on Adam Au, its chief executive officer. We cannot give any assurance that such insurance would adequately compensate Auco for the loss of Mr. Au's services. In addition, such insurance would not provide any offsetting benefit to Auco if Mr. Au's services were lost by reason of his disability.

                   SELECTED HISTORICAL AND UNAUDITED SELECTED
                       PRO FORMA COMBINED FINANCIAL DATA

   The following selected historical financial information of Peerless and Auco has been derived from their respective audited and unaudited historical financial statements, and should be read in conjunction with such audited and unaudited financial statements and the notes thereto. The unaudited selected pro forma financial information of Peerless and Auco are derived from the unaudited pro forma combined financial statements, which give effect to the merger as a pooling of interests, and should be read in conjunction with such unaudited pro forma statements and notes thereto, which are included elsewhere in this document.

   For Peerless and Auco pro forma purposes, Peerless' historical statements of income for the three fiscal years ended January 31, 1999, 1998 and 1997, have been combined with the historical statements of operations of Auco for the year ended December 31, 1998 and the unaudited historical statements of operations for the years ended December 31, 1997 and 1996. The unaudited pro forma combined balance sheet assumes the merger took place January 31, 1999 and combines Peerless' historical balance sheet at that date with Auco's historical balance sheet at December 31, 1998. The unaudited pro forma combined statements of operations assume the merger took place as of the beginning of each of the periods presented and combine Peerless' historical financial statements of income for the three fiscal years ended January 31, 1999, 1998 and 1997 and Auco's historical statements of operations for the years ended December 31, 1998, 1997 and 1996. The unaudited selected pro forma combined financial data should be read in conjunction with the unaudited pro forma financial statements included elsewhere in this document.

   Peerless has not paid any cash dividends and currently intends to retain any earnings for future growth and therefore does not anticipate paying any cash dividends on the Peerless common stock in the foreseeable future.

   The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the times indicated, nor is it necessarily indicative of future operating results or financial position.

                       Selected Historical Financial Data

                                    Peerless
                   (in thousands, except for per share data)

                                         Years ended          Years ended
                                       January 31, (1)       December 31,
                                   ----------------------- ------------------
                                    1999    1998    1997     1995      1994
                                   ------- ------- ------- --------  --------
STATEMENTS OF OPERATIONS DATA:
Net sales......................... $32,583 $25,363 $16,021 $ 10,413  $  9,336
Operating income (loss)...........   5,689   5,997   1,761     (364)     (984)
Net income (loss).................   4,564   4,944   4,447     (639)   (1,226)
Net income (loss) per common
 share--assuming dilution......... $  0.39 $  0.42 $  0.46 $  (0.24) $  (0.47)
Shares used in computing net
 income (loss) per share..........  11,821  11,652   9,893    2,664     2,599
BALANCE SHEET DATA:
Working capital (deficit)......... $31,084 $23,713 $25,056 $ (2,307) $ (3,192)
Total assets......................  47,174  40,095  35,109    4,185     3,541
Long-term obligations.............   1,625     421     317    4,299     2,594
Redeemable preferred stock........     --      --      --     5,931     6,645
Stockholders' equity (deficit)....  39,799  33,807  28,064  (11,596)  (11,941)

--------
(1) Peerless changed its fiscal year end to January 31, beginning February 1, 1996.

                       Selected Historical Financial Data

                                      Auco
                   (in thousands, except for per share data)

                                        Years ended December 31,
                           ----------------------------------------------------
                            1998    1997       1996        1995        1994
                           ------  -------  ----------- ----------- -----------
                                            (unaudited) (unaudited) (unaudited)
STATEMENTS OF OPERATIONS
 DATA:
Net sales................  $4,142  $ 1,878    $   368     $  317      $  142
Operating income (loss)..    (849)  (2,379)    (1,415)      (850)       (571)
Net income (loss)........    (864)  (2,541)    (1,583)      (844)       (571)
Net income (loss) per
 common share--assuming
 dilution................  $(0.27) $ (0.80)   $ (0.50)    $(0.28)     $(0.29)
Shares used in computing
 net loss per share......   3,228    3,164      3,154      3,043       2,000

BALANCE SHEET DATA:
Working capital..........  $  151  $   109    $ 1,177     $  187      $   60
Total assets.............   1,488    1,137      1,652        408         242
Long-term obligations....     --       --       1,844        763         763
Shareholders' equity
 (deficit)...............     390      422       (466)      (377)       (531)

                            Selected Financial Data

                        Unaudited Combined Pro Forma for
                               Peerless and Auco
                   (in thousands, except for per share data)

                                                        Years ended January 31,
                                                        -----------------------
                                                         1999    1998    1997
                                                        ------- ------- -------
PRO FORMA COMBINED STATEMENTS OF OPERATIONS DATA:
Net sales.............................................. $36,725 $27,241 $16,389
Operating income.......................................   4,840   3,618     346
Net income ............................................   3,705   2,587   3,044
Net income per share--assuming dilution................ $  0.26 $  0.19 $  0.26
Shares used in computing net income per share..........  14,297  13,943  11,628

                                                     January 31, 1999
                                           ------------------------------------
                                           Peerless  Auco  Adjustments Combined
                                           -------- ------ ----------- --------
PRO FORMA COMBINED BALANCE SHEET DATA:
Working capital........................... $31,084  $  151   $(1,881)  $29,354
Total assets..............................  47,174   1,488    (1,931)   46,731
Long-term obligations.....................   1,625     --        --      1,625
Stockholders' equity (deficit)............  39,799     390    (1,881)   38,308

Auco Management's Discussion and Analysis of Financial Condition and Results of Operations.

Highlights

  .  1998 revenues grew 120%, an increase of $2.3 million, over 1997.

  .  1998 gross profit grew 470% over the previous year.

  . Auco invested $1.3 million in research and development, approximately the same amount it invested in the previous year.

  . In 1998, Auco signed its first recurring licensing deal with an OEM for its networking technology.

   Auco is a computer software company whose focus is on providing networking for office equipment, such as printers, copiers and facsimile machines. Auco develops software products that are designed to be directly incorporated into the software contained within common office equipment ("firmware"), and these products are marketed as software development kits ("SDKs") directly to the OEMs of office equipment or to suppliers of major components of office equipment. Auco's goal is to provide all of the networking software that is used by office equipment OEMs, but to provide it in such a form that it is suitable for use by printer manufacturers to incorporate directly into the printer's firmware.

   Auco's first product, Auco Print Services (APS), is currently under exclusive license to Novell, Inc. and is integrally incorporated in the Novell Embedded System Technology (NEST) Office product. The actual purpose of APS is to provide a printer the ability to function on a computer network using Novell NetWare and to print jobs submitted by users of that network without requiring the printer to be physically connected to a NetWare server.

   Whereas APS was designed solely to support Novell NetWare, Auco's second product, Auco Software Print Server ("Auco SPS") was designed to simultaneously support network printing protocols found on the Internet, along with network printing protocols from all major suppliers of computer network software, including Microsoft, Novell, Sun Microsystems and Apple. Auco SPS, which is not licensed to Novell, is designed to be a complementary product to Auco APS and the Novell NEST Office SDK, with Auco SPS using many of the interfaces and functions found in these products. Together with a suite of network printing protocols supporting the computer network vendors described above, Auco SPS also provides a complete range of industry standard protocols used by network management applications and end users to allow the printer to be configured or monitored remotely.

   Multifunction devices ("MFDs") are peripherals or standalone devices that integrate within a single device more than one of the following functions: print, scan, copy, fax. APS Scan is a product that allows OEMs to develop network scanner devices, and is in effect the scanner analog of Auco SPS. APS Scan provides support for the Internet, and for Novell and Microsoft networks, and is licensed to MFD manufacturers as an SDK.

   Auco also provides engineering services to help OEMs incorporate its technology into its products more efficiently and speed the time to market the OEM products.

   During 1998, Auco also started work on an SDK to provide networking to office storage devices such as CD-ROMs, disk drives etc. With an increasing number of OEMs shipping products incorporating the NEST Office technology and new OEMs licensing Auco's SPS technology, Auco believes that it will receive a much larger proportion of its revenues from product licensing revenues than it has in the past.

Comparison of 1998 and 1997

   1998 revenues increased 120% over the previous year. The revenue growth was driven primarily by a 112% increase in engineering services and maintenance revenues over the prior year. The growth in engineering services and maintenance revenues was the direct result of an increase in both the number of OEM customers contracting for engineering services and the dollar value of engineering services provided in 1998 over 1997. Product licensing revenues increased due to an increase in the number of OEMs shipping products in the marketplace incorporating Novell's NEST Office technology, which technology includes Auco's APS technology.

   Auco's gross margin as a percentage of total revenues increased to 38% in 1998 from 15% in 1997. The current year revenue mix included a higher percentage of licensing fees, which have relatively low costs associated with the revenues being recognized. In addition, the margin on engineering services and maintenance increased in 1998. The increase in the engineering services margins from 15% in 1997 to 38% in 1998 was attributable to a larger number of higher value engineering services contracts in 1998.

   Auco continues to invest in the future by funding the research and development of new technology solutions. Research and development expenses of $1.3 million were approximately the same in 1998 as in 1997. The expense resulted primarily from an effort to productize the SPS technology, the development of the NDPS gateway service offering and development of an SDK for the networked attached storage market. Management anticipates that research and development costs will increase in the future.

   Sales and marketing expenses decreased 26% between 1998 and 1997. The decrease reflected the closing down of Auco's test tools business. Sales and marketing expenses decreased to 8% of total revenues for 1998 from 24% for 1997.

   General and administrative expenses for fiscal 1998 decreased 4% from 1997. Expense growth related primarily to an increase in personnel and expenses necessary to support the growth in Auco's networking operations partially offset by a decrease in expenses due to the closing of the test tools business.

   Net interest expense in 1998 decreased $147,000 from 1997 primarily due to the conversion of certain convertible notes into Auco preferred stock.

   Auco's effective tax rate for 1998 was close to zero due to current year losses.

Comparison of 1997 and 1996

   The 410% increase in revenues in 1997 over 1996 was driven by an increase in engineering services revenues. The growth in engineering services revenues was the direct result of one OEM customer contracting for a substantial increase in the dollar value of engineering services in 1997 over 1996.

   Auco's gross margin as a percentage of total revenues decreased to 15% for 1997 from 49% for 1996. The decrease in gross margin in 1997 was primarily attributable to the substantial amount of resources needed to provide a broad array of technology and features to the primary OEM customer.

   Research and development expenses increased 60% between 1997 and 1996. The expense increases resulted primarily from a growth in the engineering headcount to develop Auco's SPS technology and the development effort in the test tools business.

   Sales and marketing expenses increased 115% between 1997 and 1996. The increase reflected an expanded emphasis on industry trade shows and other opportunities to promote Auco's products and services.

   General and administrative expense for 1997 increased 58% over 1996. The expense growth related primarily to an increase in personnel and expenses, necessary to support the growth in Auco's operations.

   Interest expense in 1997 which was approximately the same as in 1996, was attributable to the convertible notes payable that were outstanding. These convertible notes were converted to Auco's preferred stock in November 1997.

   Auco's effective tax rate for 1997 was close to zero due to current year losses.

Liquidity and Capital Resources

   Compared to December 31, 1997, total assets at December 31, 1998 grew 31% to $1.5 million and shareholders' equity decreased 8% to $0.4 million. Auco's cash and cash equivalents were $0.5 million at December 31, 1998 and the current ratio was 1.1:1. Auco's operations used cash of $0.7 million during 1998.

   During 1997, Auco moved into a larger office space in order to accommodate the current and expected growth in operations. As part of the expansion, Auco incurred certain capital expenditures. The remaining additions to property and equipment for 1998 and 1997, related to furniture, computer and equipment purchases associated with the growth in headcount. Purchases of property and equipment in 1998 and 1997 were $45,000 and $139,000, respectively. Auco invests its unused cash in low-risk money market funds. Auco has not historically, nor does it expect to in the future, purchased derivative instruments or entered into hedging transactions.

   Net cash provided by financing activities during 1998 and 1997 were $0.8 million and $1.7 million, respectively, and related to the issuance of notes payable, Auco preferred stock and the exercise of common stock options.

                       COMPARATIVE PER SHARE INFORMATION

   The following tables set forth certain per share data for Peerless and Auco on a historical basis, Peerless and Auco on a pro forma combined basis and on a per share equivalent pro forma combined basis for Auco. The information gives effect to the proposed merger between Peerless and Auco on a pooling of interests basis at the exchange ratio of .2585 of a share of Peerless common stock for each share of Auco capital stock, assuming dilution, and the conversion of the convertible note. The unaudited pro forma combined and equivalent financial data do not reflect any cost savings or other synergies anticipated by Peerless or Auco management as a result of the merger. Also in connection with the merger, the companies expect to incur charges for merger-related costs. Neither Peerless nor Auco have included the amount of such merger-related costs in their historical financial data. The pro forma earnings per share data do not reflect any such costs. The companies may have performed differently if they had always been combined. You should not rely on the pro forma information as being indicative of the historical results the combined companies would have had or the results that they will experience in the future.

   Peerless' fiscal year ends on January 31 and Auco's year ends on December
31. For purposes of combining Auco's historical financial data with Peerless' historical financial data in the unaudited pro forma combined financial data in this document, the financial information of Auco has been reported using the twelve-month periods ended December 31, 1996, 1997 and 1998.

   The information below should be read in conjunction with the unaudited pro forma combined financial data of Peerless and Auco on pages 76 to 80, the historical financial statements (and related notes) of Peerless contained in their reports filed with the Securities and Exchange Commission and the historical financial statements of Auco on pages F-1 to F-14. See "WHERE YOU CAN FIND MORE INFORMATION" (inside front cover page).

                                                         Year Ended January
                                                                31,
                                                        ----------------------
                                                         1997    1998    1999
                                                        ------  ------  ------
Peerless--Historical
Earnings per common share
  Basic................................................ $ 0.90  $ 0.47  $ 0.42
  Diluted.............................................. $ 0.46  $ 0.42  $ 0.39
Book value per common share(1).........................                 $ 3.59
Auco--Historical
Earnings (loss) per common share
  Basic................................................ $(0.50) $(0.80) $(0.27)
  Diluted.............................................. $(0.50) $(0.80) $(0.27)
Book value per common share(1).........................                 $ 0.12
Pro forma combined(2)
Earnings per common share
  Basic................................................ $ 0.47  $ 0.21  $ 0.29
  Diluted.............................................. $ 0.26  $ 0.19  $ 0.26
Book value per common share(1).........................                 $ 2.91
Equivalent pro forma combined per Auco share(2)
Earnings per common share
  Basic................................................ $ 0.12  $ 0.05  $ 0.07
  Diluted.............................................. $ 0.07  $ 0.05  $ 0.07
Book value per common share(1).........................                 $  .75

--------
(1) Historical book value per share is computed by dividing stockholders' equity by the number of shares of outstanding at the end of each period. Pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares outstanding at the end of each period.
(2) Based on the exchange ratio of .2585 of a share of Peerless common stock for each share of Auco capital stock, assuming dilution, and the convertible note payable.

                PEERLESS MARKET PRICE AND DIVIDENDS INFORMATION

   Peerless common stock is quoted through the NASDAQ National Market under the symbol "PRLS." The following table sets forth the high and low sales price of Peerless common stock. The information presented below for Peerless was obtained from the National Association of Securities Dealers, Inc. and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions.

                                                                   Price of
                                                                   Peerless
                                                                 Common Stock
                                                                ---------------
                                                                 High     Low
                                                                ------- -------
Fiscal Year 2000
  First Quarter (through April 22, 1999)....................... $11.500 $ 5.875
Fiscal Year 1999 (ended January 31, 1999)
  Fourth Quarter............................................... $10.875 $ 6.750
  Third Quarter................................................ $21.375 $ 2.813
  Second Quarter............................................... $24.375 $15.500
  First Quarter................................................ $21.250 $11.000
Fiscal Year 1998 (ended January 31, 1998)
  Fourth Quarter............................................... $16.375 $ 9.000
  Third Quarter................................................ $17.250 $12.500
  Second Quarter............................................... $17.000 $10.250
  First Quarter................................................ $20.750 $ 8.500

   The closing price of Peerless common stock as reported on the NASDAQ National Market on April 5, 1999, the last trading day prior to the public announcement of the merger agreement was $8.375 per share. On May 6, 1999, the most recent date for which prices were available prior to printing this document, the closing price for Peerless common stock was $6.75 per share.

   We urge you to obtain current market quotations for Peerless common stock before making any decision with respect to the merger. The current market information for shares of Peerless can be obtained on the world wide web at http:www.nasdaq-amex.com. Because the exchange ratio is fixed, the exchange ratio will not be adjusted to compensate Auco shareholders for decreases in the market price of Peerless common stock that could occur before the merger becomes effective. In the event the market price of Peerless common stock decreases or increases prior to the effective time, the value at the effective time of the Peerless common stock to be received in the merger in exchange for Auco common stock would correspondingly decrease or increase.

   Peerless has never paid cash dividends. Following the effective time, Peerless intends to retain earnings for the development of its business and not to distribute earnings to shareholders as dividends. The declaration and payment by Peerless following the effective time of any future dividends and the amount thereof, if any, will depend upon the operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or senior securities and other factors deemed relevant by the Peerless board of directors following the effective time.

                   THE AUCO SOLICITATION OF WRITTEN CONSENTS

Purpose

   The purpose of the solicitation of the Auco written consents is to approve the merger and consequently to approve and adopt the Merger Agreement.

   In accordance with Auco's articles of incorporation and California law, the merger may be approved and adopted without a meeting of Auco shareholders by written consent of at least a majority of the shares of Auco common stock and preferred stock, voting as separate classes. If a majority of the Auco common stock and preferred stock, voting as separate classes, consent to the merger, no further action will be required by Auco shareholders to approve the merger.

   The Auco board of directors has unanimously approved the merger agreement, believes that the terms of the merger agreement are fair to and in the best interests of Auco and its shareholders, and unanimously recommends that the Auco shareholders vote "FOR" the merger by executing and returning Auco written consents.

Record Date; Consent Rights

   The record date for determining shareholders entitled to give or withhold consent to the merger shall be the date on which the first written consent is given, which is anticipated to be on or about June 10, 1999. As of April 13, 1999, the last practicable date prior to mailing this document, Adam Au, a director and executive officer of Auco was the registered and beneficial owner of an aggregate of 763,000 shares of Auco preferred stock and 3,000,000 shares of Auco common stock (exclusive of any shares issuable upon the exercise of stock options), or approximately 46.86% of the 8,030,403 total combined shares of Auco common stock and preferred stock that were issued and outstanding as of that date. No other director or executive officer of Auco held any of its common or preferred shares as of that date. Adam Au has entered into a voting agreement with Peerless pursuant to which he has agreed to vote all of his Auco shares for approval of the merger. Execution of the voting agreement was required to induce Peerless to enter into the merger agreement.

   Only holders of shares of Auco common stock or preferred stock at the close of business on the date the first written consent is given, which is anticipated to be on or about May 11, 1999, are entitled to submit written consents. As of April 13, 1999, the last practicable date prior to mailing this document, there were approximately 25 holders of record of Auco shares. There were 4,641,000 shares of Auco preferred stock issued and outstanding and 3,389,403 shares of Auco common stock issued and outstanding, each of which is entitled to one vote on the merger. If the merger is completed, the shareholders of Auco prior to the merger will own approximately 18.5% of the total outstanding shares of Peerless common stock on a fully diluted basis (assuming the exercise of all stock options of both Peerless and Auco). If either Peerless or Auco issues additional shares or options before the completion of the merger, this relative percentage of ownership will change.

   A written consent may be revoked, by delivery of written notice to the secretary of Auco, at any time prior to the time duly executed Auco written consents have been returned (and not revoked) by the holders of a majority of the respective outstanding Auco common stock and preferred stock.

Solicitation of Auco Written Consents

   Auco written consents are being solicited by and on behalf of the Auco Board of Directors. Auco will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mails, Auco written consents may be solicited by directors, officers and employees of Auco in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with, such solicitation.

Required Consents

   Approval of the merger requires the approval of the holders on the record date, of each of (i) a majority of the outstanding shares of Auco common stock, voting as a separate class, and (ii) a majority of the shares of Auco preferred stock, voting together as a separate class.

   Auco's Series A and Series B preferred stock have certain preferences over Auco common stock. In particular, upon a liquidation, holders of Auco preferred stock would be entitled to be paid the original issue price of their shares ($1.00 per share for the Series A and $2.50 per share for the Series B) and any declared, but unpaid, dividends (of which there have been none). After payment of this liquidation preference, all remaining assets would be distributed to only the holders of Auco common stock. The term "liquidation" includes a sale, lease or other disposition of all or substantially all of the assets of Auco as well as certain consolidations and mergers. The merger would be a liquidation for these purposes.

   The holders of Auco preferred stock would normally have the right to retain their Auco preferred shares and receive their specified liquidation preference, or to convert their Auco preferred stock to Auco common stock prior to any transaction that would be deemed to be a liquidation if that would be advantageous for them. The ability of the holders of Auco preferred shares to retain them and receive the liquidation preference does not apply to the merger which requires that all holders of Auco preferred stock agree to convert their shares of Auco preferred stock to Auco common stock prior to the merger. Accordingly, holders of Auco preferred stock should understand that in giving their consent to the merger and the merger agreement and converting their shares of Auco preferred stock to Auco common stock, they may be giving up certain rights that they would otherwise have as holders of Auco preferred stock.

   As of April 13, 1999, directors and executive officers of Auco and their affiliates were beneficial owners of an aggregate of (i) 763,000 shares of Auco preferred stock, or approximately 16.4% of the 4,641,000 shares of Auco preferred stock that were issued and outstanding as of such date, and (ii) 3,000,000 shares of Auco common stock or 88.5% of such shares that were authorized, issued and outstanding as of such date.

   Auco shareholders should read and carefully consider the information presented in this document, and complete, date, sign and promptly return the enclosed Auco written consent in the enclosed postage-paid envelope. Failure to return the Auco written consent will have the practical effect of voting against the merger.

                            PEERLESS SPECIAL MEETING

Purpose

   At the Peerless special meeting, Peerless shareholders will be asked to consider and vote upon the proposal to approve the issuance of Peerless common shares to be delivered in connection with the merger.

   The board of director of Peerless has determined that this proposal is in the best interests of Peerless and its shareholders and unanimously recommends that Peerless shareholders vote "FOR" approval of this proposal. See "Recommendation of the Board of Directors of Peerless; Reasons of Peerless for the Merger" beginning on page 29 and "Interests of Certain Persons in the Merger" beginning on page 33.

Solicitation of Proxies

   The solicitation of the enclosed proxies from Peerless shareholders is made on behalf of the board of directors of Peerless. A blue proxy card is enclosed with this document. You are requested to complete and return this blue form of proxy as soon as possible. In order to be valid, the blue proxy card for the Peerless special meeting must be completed in accordance with the instructions on it.

   The expenses of the solicitation of proxies, including preparing, handling, printing and mailing the proxy soliciting material, will be borne by Peerless. Solicitation will be made primarily through the mail but may also be made, if necessary, by advertising, electronic telecommunications and in person. Peerless has retained the services of Mackenzie Partners to assist with the soliciting of proxies for a fee estimated at $10,000 plus out-of-pocket expenses. Peerless management may also use the services of its directors, officers and employees in soliciting proxies, who will not receive any additional compensation therefor, but who will be reimbursed for their out-of-pocket expenses. Peerless will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the shares held by such persons and in requesting authority for the execution of proxies.

Record Date; Voting Rights; Proxies

   Only holders of record of shares of Peerless common stock on May 11, 1999 are entitled to notice of and to vote at the Peerless special meeting.

   As of May 11, 1999, there were approximately 11,204,099 issued and outstanding Peerless common shares held by approximately 145 holders of record. Holders of record of Peerless common shares on the date of the Peerless special meeting will be entitled to attend and vote at the meeting and, on a poll, each such share will be entitled to one vote per share. All Peerless common shares represented by properly executed proxies will be voted on a poll in accordance with the instructions indicated in such proxies, unless such proxies have been previously revoked, or the secretary of Peerless has received written instructions altering the way in which the proxy is to vote, in which case the proxy will vote in accordance with the instructions as altered. If no instructions are given, such Peerless common shares will be voted in favor of the proposals submitted to the Peerless special meeting. Peerless does not know of any matters other than the matters set forth in this document that are to come before the Peerless special meeting. If any other matter or matters are properly presented for action at the Peerless special meeting, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of revocation to the secretary by signing and returning a later dated proxy, or by voting in person at the Peerless special meeting. However, mere attendance at the Peerless special meeting will not, in and of itself, have the effect of revoking a proxy.

   Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the special meeting, but will be considered to be voted only as to those matters actually voted on. In accordance with Nasdaq rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of non-routine matters such as the proposal to approve the issuance of Peerless common shares to be exchanged in the merger.

Quorum

   At the Peerless special meeting holders of a majority of the Peerless common shares present in person or by proxy shall form a quorum for the transaction of business, and if a quorum does not assemble within half an hour after the time appointed for the Peerless special meeting, the Peerless special meeting shall be adjourned to a future date as determined by the directors of Peerless. A properly executed proxy for the Peerless special meeting marked "ABSTAIN" and broker non-votes on any matter will be counted for purposes of determining whether there is a quorum but will not otherwise be voted on such matter.

Required Vote

   The approval of the issuance of the Peerless common shares as set forth in this document to the affirmative vote of the holders of a majority of the outstanding Peerless common shares voting on at the Peerless special meeting to approve of the issuance of the Peerless common shares to be delivered in connection with the merger.

   On May 6, 1999, the last practicable date prior to the mailing of this document, the executive officers and directors of Peerless, including their affiliates, had voting power with respect to an aggregate of 703,744 Peerless common shares or approximately 6.2% of the Peerless common shares then outstanding. Peerless currently expects that such directors and officers will vote all of such shares in favor of the issuance of the Peerless common shares to be issued in connection with the merger.

   The issuance of the Peerless common shares to be issued in connection with the merger is of great importance to the shareholders of Peerless. Accordingly, you are urged to read and carefully consider the information presented in this document, and to sign, date and promptly return your proxy in the enclosed postage paid envelope.

                                   THE MERGER

   This section of this document as well as the next sections entitled "The Exchange Ratio and its Effect on Auco Securities and Stock Option Plans" and "The Merger Agreement" describe certain aspects of the proposed merger. These discussions are qualified in their entirety by reference to the merger agreement, which is attached as an Annex to this document, and to the other agreements and documents that are discussed in this document and that are filed as exhibits to the Registration Statement of which this document forms a part. You should read the merger agreement in its entirety as it is the legal document that governs the merger.

Background of the Merger

   In early September 1998, Ron Davis of Peerless met with representatives from Auco at an industry tradeshow. The representatives talked generally about their respective businesses and engaged in exploratory discussions regarding the ways in which the companies' respective technologies might be combined to work together in the future. On September 15, 1998, Peerless executed a non-disclosure agreement with Auco to enable the two companies to further discuss a potential licensing agreement.

   During mid-September and October 1998, Alan Curtis of Peerless and Howard Sidorsky of Auco held various discussions regarding a potential licensing arrangement. Concurrently with these discussions with Auco, representatives of Peerless held discussions with other companies in regards to the licensing of network technology. On October 1, 1998, Tom Ruffolo of Peerless, Mr. Curtis, Mr. Sidorsky and Adam Au of Auco met at Auco's offices to discuss technology and licensing opportunities. In late October, Peerless received a licensing arrangement proposal from Auco as well as proposals from other network companies. From November to early January 1999, Peerless held various internal meetings to discuss potential licensing arrangements and the potential market opportunities associated with Auco's business. In mid-January, senior management at Peerless met internally to evaluate the opportunity with Auco. As a result of this internal meeting, senior management at Peerless decided to explore the possibility of an investment in or acquisition of Auco.

   In late January 1999, Peerless retained Dain Rauscher Wessels ("DRW") to act as its financial advisor to assist Peerless in its consideration of a possible business combination with Auco. On January 25, 1999, representatives of Peerless and DRW met with Mr. Au and Mannan Latif of Auco to discuss the general terms of a possible acquisition of Auco by Peerless, including but not limited to, the valuation of Auco and the timing and structure of a possible transaction. In late January, Auco indicated its willingness to continue discussions regarding a possible transaction although the parties agreed that further discussions regarding the valuation of Auco were required.

   On February 22, 1999 after various internal discussions and consultation with its legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps") and DRW, Peerless presented a revised offer to exchange all of the outstanding shares of Auco for 2.5 million shares of Peerless in a pooling of interests transaction. At the time of the proposal, Peerless common stock was trading at approximately $10 per share, giving the offer a $25 million valuation.

   Negotiations continued through late February and early March to resolve various issues associated with the transaction including, but limited to, registration rights for the stock to be issued in the transaction and the terms of the definitive agreement. At the same time, each party was involved in performing business and legal due diligence and exploring the business opportunities available to the combined company.

   On March 9, 1999, Peerless' board of directors met to review the preliminary terms of a potential transaction. While generally in favor of the strategic merits of the transaction, the board of directors asked Peerless management and its financial advisors to perform further due diligence work on Auco, specifically as it related to Auco's research & development efforts and its financial performance. In addition, the board of directors asked members of Peerless' management and its independent accountants, PricewaterhouseCoopers LLP to evaluate whether the transaction would be accounted for as a pooling of interests. On March 26, 1999, Peerless management and its advisors held a conference call with the Peerless board of directors to provide an update on the due diligence efforts. Following discussions, the Peerless board of directors authorized members of senior management and its financial and legal advisors to continue negotiation of the terms of the transaction with Auco within specified parameters.

   Between March 26, 1999 and April 5, 1999, representatives of Peerless and Auco, as well as their respective counsels and financial advisors, negotiated the terms of the merger agreement, the shareholder agreement and the other ancillary documents.

   On April 5, 1999, the Peerless board of directors held a special meeting to discuss the status of discussions between the companies and to review the final terms and conditions of the proposed transaction with Auco. At that meeting, Skadden, Arps advised the directors on the terms of the definitive agreements and the responsibilities of the Peerless board of directors. DRW then made a financial presentation in respect of the proposed merger and rendered to the Peerless board of directors its oral opinion (which was subsequently confirmed in writing by delivery of a written opinion dated April 5, 1999) to the effect that the exchange ratio was fair, from a financial point of view, to Peerless. See "Opinion of Peerless' Financial Advisor." After discussion, the Peerless board of directors unanimously approved the terms of the merger agreement, the shareholder agreement and other ancillary agreements, and directed appropriate officers of Peerless to finalize and execute these agreements.

   On April 6, 1999 the parties reviewed the final terms of the definitive agreements and executed the same shortly thereafter. Peerless issued a press release announcing the merger before the commencement of the business day on April 7, 1999.

Recommendation of the Board of Directors of Auco; Reasons of Auco for the Merger

   At a meeting of the Auco board held on April 5, 1999, after careful consideration, the Auco board unanimously:

  .  approved the merger and the merger agreement;

  . determined that the merger is in the best interests of Auco and fair to its shareholders; and

  . recommended that holders of shares of Auco common and preferred stock vote FOR approval and adoption of the merger agreement.

   In reaching its decision to approve the merger and the merger agreement and to recommend approval and adoption of the merger agreement by the holders of Auco's common stock, Auco's board of directors consulted with Auco's management, as well as its legal counsel, and considered the following material factors:

  1. information concerning the financial condition, results of operations, prospects and businesses of Auco and Peerless, including:

    . the revenues of the companies, their complementary businesses and the potential for synergies, the recent stock price performance of Peerless common stock; and

    . the percentage of the combined company Auco's shareholders would own following the merger;

  2. the opportunity that the merger affords Auco's shareholders to reduce their exposure to the risks inherent in Auco's reliance on a limited number of products, and the difficulties in competing against larger companies with greater financial resources, and the fact that the consideration per share of Auco common stock in the merger appropriately recognizes the significant value of Auco's business;

  3. the possible opportunity for Auco to gain greater market strength by combining with a large company, thereby realizing economies of scale with respect to financial resources, product distribution channels, a larger installed base of customers and marketing visibility, and the opportunity for Auco as a result of the merger to offer its products as part of a broader range of products;

  4. the fact that Peerless' greater financial resources and marketing and distribution capabilities reduce the risk associated with developing a new generation of embedded networking technologies to take advantage of the significant potential for growth in this market;

  5. the ability the merger affords Auco to utilize the resources of the combined company, to develop additional products and new applications for existing products for customers and to develop those products more rapidly;

  6. the fact that the merger would allow holders of Auco common stock to retain a significant equity interest of in the combined company and to achieve greater liquidity than could be achieved by continuing to hold Auco common stock;

  7. the likelihood of consummation of the merger, including the terms and conditions of the merger agreement, and the conditions to the consummation of the merger;

  8. the expectation that the merger will be nontaxable to Auco shareholders for federal income tax purposes;

  9. the opportunity for Auco shareholders to vote on whether to adopt the merger agreement; and

  10. the fact that certain employees may perceive the combined company, with its greater financial resources and diversity of products, as providing greater stability as well as greater ability to provide financial incentives in order to recruit and retain employees.

   The Auco board of directors also considered negative factors relating to the merger, including:

  .  the risk that the merger would not be consummated;

  . the substantial management time and effort that will be required to consummate the merger and integrate the operations of the two companies;

  . the possibility that certain provisions of the merger agreement (including the no solicitation provision, the termination fee provisions, and certain other provisions in the merger agreement) might have the effect of discouraging other persons potentially interested in merging with or acquiring Auco from pursuing such an opportunity or, if pursued, from consummating such a transaction prior to September 30, 1999;

  . the fact that Peerless common stock had traded as high as $24 3/8 during the twelve month period preceding April 5, 1999; and

  .  other matters described under "Risk Factors."

   The Auco board of directors believed that these risks were outweighed by the potential benefits to be gained by the merger.

   This discussion of the information and factors considered by Auco's board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, Auco's board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of Auco's board of directors may have given different weights to different factors.

   The Auco board of directors has unanimously approved the merger agreement, believes that the terms of the merger agreement are fair to and in the best interests of Auco shareholders, and unanimously recommends that Auco shareholders vote "FOR" approval of the merger by executing and returning Auco written consents.

Recommendation of the Board of Directors of Peerless; Reasons of Peerless for the Merger.

   At a meeting of the Peerless board held on April 5, 1999, after careful consideration, the Peerless board unanimously:

  . determined that the issuance of Peerless common shares to be delivered to Auco's shareholders in the merger was fair to and in the best interests of Peerless and its shareholders; and

  . recommended that holders of Peerless common shares vote "FOR" approval of the issuance of Peerless common shares to be delivered in connection with the merger.

   In reaching its decision to approve, and to recommend that Peerless shareholders approve, the issuance of Peerless common shares to be delivered in connection with the merger, the Peerless board of directors consulted with its legal counsel and financial advisors, and considered the following material factors:

  1. the terms and structure of the merger;

  2. the results of Peerless' due diligence investigation of Auco and other information concerning the business, assets, capital structure, financial performance and prospects of Peerless and Auco;

  3. current and historical market prices and trading information with respect to the Peerless common stock;

  4. Peerless' corporate strategy of complementing its internal growth with acquisitions that are likely to benefit from cost reductions and synergies when combined with Peerless' existing operations and that are expected to be accretive to earnings per share;

  5. the combination of the product lines manufactured by Auco with complementary products manufactured by Peerless, enabling Peerless to broaden substantially the line of products offered to its customers;

  6. the prospect of utilization of Auco as a platform for further growth in the markets served by Auco;

  7. the preliminary, oral opinion of DRW rendered on April 5, 1999 (which opinion was subsequently confirmed by delivery of a written opinion on April 5, 1999), to the Peerless board to the effect that, as of the date of such opinion and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the exchange ratio was fair to Peerless from a financial point of view (see "Opinion of Peerless Financial Advisor");

  8. the expectation that the merger will generally be nontaxable to both Peerless and Auco shareholders under the tax laws of the United States; and

  9. the anticipated treatment of the merger as a pooling of interests for financial accounting purposes.

   This discussion of the information and factors considered and weight given to such factors by Peerless board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, Peerless board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of Peerless board may have given different weights to different factors.

   The Peerless board of directors has unanimously determined that the issuance of shares of Peerless common stock to be delivered in connection with the merger is fair to and in the best interests of Peerless and its shareholders, has approved the merger and the merger agreement, and unanimously recommends that holders of Peerless common shares vote for approval of the issuance of Peerless common shares to be delivered in connection with the merger.

Opinion of Peerless' Financial Advisor

   Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, was retained, pursuant to an engagement letter dated March 4, 1999, to furnish an opinion as to the fairness, from a financial point of view, to Peerless of the exchange ratio pursuant to the merger agreement.

   On April 5, 1999 DRW rendered its opinion to the Peerless board of directors that, as of such date and based on the procedures followed, factors considered and assumptions made by DRW and certain other limitations, all as set forth therein, the exchange ratio pursuant to the Merger Agreement was fair to Peerless from a financial point of view. A copy of the DRW opinion is attached as Annex C to this document. Peerless stockholders are urged to read the DRW opinion in its entirety. The summary of the opinion set forth herein is qualified in its entirety by reference to the full text of DRW's opinion.

   DRW's opinion applies only to the fairness to Peerless, from a financial point of view, of the exchange ratio pursuant to the merger agreement. DRW's opinion was provided for the information and assistance of the Peerless board of directors in connection with its consideration of the merger. DRW's opinion was not prepared on behalf of, and was not intended to confer rights or remedies upon, Peerless, Auco or any stockholder of Peerless or Auco, or any persons other than the Peerless board. The opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the merger. The Peerless board did not impose any limitations on the scope of the investigation of DRW with respect to rendering its opinion.

   In rendering its opinion, DRW assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided by Peerless and Auco (including without limitation the financial statements and related notes of Peerless and Auco). DRW did not assume responsibility for independently verifying and did not independently verify such information.

   Additionally, DRW was not asked and did not consider the possible effects of any litigation, other legal claims or any other contingent matters. DRW did not assume responsibility for and did not perform any independent evaluation or appraisal of any of the respective assets or liabilities of Peerless or Auco, nor was DRW furnished with any such evaluations or appraisals. DRW did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of Peerless or Auco. DRW assumed that the merger will be treated as a pooling of interests under applicable accounting principles. DRW's opinion is based on the conditions as they existed and the information supplied to DRW as of the date of its opinion. Events occurring after the date of DRW's opinion may materially affect the assumptions used in preparing the opinion.

   In connection with its review of the merger, and in arriving at its opinion,
DRW:

  .  reviewed and analyzed the financial terms of the merger agreement

  . reviewed and analyzed certain publicly available financial and other data with respect to Peerless and Auco made available to DRW from internal records of Peerless and Auco

  . conducted discussions with members of the senior management of Peerless and Auco with respect to the business and prospects of Auco

  . reviewed the reported prices and trading activity of Peerless common stock and similar information for certain other companies deemed by DRW to be comparable to Auco

  . compared the financial performance of Auco with that of certain other publicly traded companies deemed by DRW to be comparable to Auco

  . reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions.

   In addition, DRW has conducted other analyses and examinations and considered other financial, economic and market criteria as it deemed necessary in arriving at its opinion.

   The following is a summary of the financial analyses performed by DRW in connection with the delivery of its opinion. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by DRW, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analysis.

   Comparable Company Analysis. DRW used a comparable company analysis to analyze Auco's operating performance relative to a group of publicly traded companies that DRW deemed for purposes of its analysis to be comparable to Auco. In such analysis, DRW compared the value of Auco implied by the exchange ratio pursuant to the merger agreement based on closing prices for the comparable companies on April 1, 1999, expressed as a multiple of certain operating data, to the market trading values of the comparable companies expressed as a multiple of the same operating data.

   DRW compared multiples of selected financial data for Auco with those of the following publicly traded companies:

  .  Electronics for Imaging, Inc.

  .  Integrated Systems, Inc.

  .  Peerless Systems Corp.

  .  Wind River Systems, Inc.

  .  Xionics Document Technologies, Inc.

   Although such companies were considered comparable to Auco for the purpose of this analysis based on certain characteristics of their respective businesses, none of such companies possesses characteristics identical to those of Auco.

   DRW calculated the following valuation multiples based on an implied value of $21.3 million for Auco based on Peerless' closing price on April 1, 1999 and the exchange ratio specified in the merger agreement and, as to the comparable companies, on market prices and other information available as of the same date. Multiples of future revenue and earnings for Auco were based on projected revenue and earnings as estimated by Auco's management and for the comparable companies on publicly available estimates.

   The following table presents as of April 1, 1999 the mean and median multiples of equity value to calendar year 1999 and calendar year 2000 estimated net income for Auco (as implied by the exchange ratio) and the comparable companies.

                                               Comparable
                                               Companies
                                              ------------   Multiples implied
                                              Mean  Median by the exchange ratio
                                              ----- ------ ---------------------
Equity value as a ratio of:
  Projected Calendar Year 1999 net income.... 19.8x 17.5x          13.0x
  Projected Calendar Year 2000 net income.... 15.4x 13.5x           7.1x

   The following table presents as of April 1, 1999 the mean and median multiples of enterprise value to calendar year 1999 and calendar year 2000 estimated revenue for Auco (as implied by the exchange ratio) and the comparable companies. Enterprise value is defined as market capitalization (or equity value) plus debt less cash (and cash equivalents).

                                               Comparable
                                                Companies
                                               -----------   Multiples implied
                                               Mean Median by the exchange ratio
                                               ---- ------ ---------------------
Enterprise value as a ratio of:
  Projected Calendar Year 1999 Revenue........ 2.4x  1.9x          2.4x
  Projected Calendar Year 2000 Revenue........ 1.9x  1.4x          1.4x

   Comparable Transactions. DRW compared multiples of selected financial data relating to the merger with multiples paid in selected merger and acquisition transactions since 1997 of software companies with aggregate transaction values between $10 million and $100 million. In each of these transactions the target companies were either public or private with latest 12-month revenues of at least $1 million. DRW noted that none of the target companies involved in these transactions had a business that was directly comparable to Auco. DRW also noted that because Auco and many of the companies examined in this analysis were small, rapidly growing companies, the multiples of operating income tended to vary greatly and were therefore deemed less meaningful than similar multiples for more mature businesses. DRW also analyzed the latest 12-month net revenues and operating income of Auco with and without the expense incurred in its software testing business which was closed in 1998.

   The following table presents multiples of transaction value to latest 12-month revenues and operating incomes for Auco and the comparable transactions.

                             Comparable
                            Transaction    Multiples implied by the exchange ratio
                            ------------ --------------------------------------------
                            Mean  Median (with Test Business) (without Test Business)
                            ----- ------ -------------------- -----------------------
   Transaction value as a
    ratio of:
     Latest 12-month
      revenues.............  6.0x  4.5x               5.1x              5.1x
     Latest 12-month
      operating incomes.... 53.9x 32.8x     Not Meaningful             66.6x

   Discounted Cash Flow Analysis. DRW estimated the present values of Auco through a discounted cash flow analysis using projections of future operations. DRW calculated present values of projected operating cash flows through January 2004 using a discount rate of 16.4% (as derived from the Capital Asset Pricing Model). DRW estimated a terminal value of 9.1x Auco's projected fiscal year 2004 operating income. DRW determined this multiple by analyzing the median multiple of operating income for comparable public companies and applying this multiple to a projected operating income in fiscal year 2004. The terminal value was discounted to present value using the same discount rate as for the cash flows. DRW calculated an implied valuation of Auco by adding the present value of the cash flows and the terminal value. The implied value of Auco based on this analysis was $45.5 million.

   DRW also performed sensitivity analysis on the discount rate and terminal multiple. Using a range of 15.0% to 25.0% for the discount rate and 8.0x to 10.0x for the terminal value, the value of Auco implied by the discounted cash flow analysis was the following.

                                                          Terminal Operating
                                                           Income Multiples
                                                         --------------------
                                                          8.0x   9.0x  10.0x
                                                         ------ ------ ------
                                                             (Dollars in
                                                              millions)
   Discount Rate
     15.0%.............................................. $ 43.0 $ 47.3 $ 51.5
     20.0%...............................................$.36.4.$ 39.9 $ 43.4
     25.0%.............................................. $ 31.0 $ 34.0 $ 36.9

   DRW noted that for a small, rapidly growing technology firm like Auco, it is often appropriate to look at higher discount rates than those implied by a Capital Asset Pricing Model-based analysis, which uses public companies (in this case, the comparable companies discussed above) to derive a cost of capital. DRW also noted that the implied valuations of Auco at the higher discount rates (20%-25%) were still greater than the value implied by the Exchange Ratio pursuant to the merger agreement.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. DRW believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion. In arriving at its fairness determination, DRW considered the results of all such analyses. In view of the wide variety of factors considered in connection with its evaluation of the fairness of the exchange ratio, DRW did not find it practicable to assign relative weights to the factors considered in reaching its opinion. No single company or transaction used in the above analyses as a comparison is identical to Peerless or Auco or the proposed merger. The analyses were prepared solely for purposes of DRW providing its opinion as to the fairness to Peerless of the exchange ratio pursuant to the merger agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, DRW's opinion and presentation to the Peerless board were one of the many factors taken into consideration by the Peerless board in making its determination to approve the Merger Agreement.

   DRW is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, corporate restructurings negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Peerless selected DRW to render its opinion based on DRW's historical investment banking relationship with Peerless, its knowledge of the technology industry and its experience in mergers and acquisitions and in securities valuation generally. DRW's predecessor acted as a managing underwriter of Peerless' initial public offering.

   In the ordinary course of its business, DRW acts as a market maker and broker in the publicly traded securities of Peerless and receives customary compensation in connection therewith, and also provides research coverage of Peerless. In the ordinary course of business, DRW actively trades in the publicly traded securities of Peerless for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities which positions, on occasion, may be material in size relative to the volume of trading activity.

   Pursuant to an engagement letter, Peerless paid DRW a nonrefundable fee of $200,000 upon the rendering of its opinion. Payment of this fee to DRW was not contingent upon the closing of the merger. Pursuant to the engagement letter, Peerless has agreed to pay DRW a total transaction fee of $500,000 (including the nonrefundable fee of $200,000) upon the closing of the merger, less amounts previously paid. Peerless has also agreed to reimburse DRW for its reasonable out-of-pocket expenses and to indemnify DRW against certain liabilities relating to or arising out of services performed by DRW in connection with the merger. The terms of the engagement letter, which Peerless believes are customary for transactions of this nature, were negotiated at arms' length between Peerless and DRW, and the Peerless board was aware of such fee arrangement at the time of its approval of the merger agreement.

Interests of Certain Persons in the Merger

   General. Certain Auco executive officers and certain members of the Auco board, in their capacities as such, may be deemed to have interests in the merger that are in addition to or different from their interests as shareholders of Auco generally. These include, among other things, provisions in the merger agreement relating to indemnification and the acceleration of stock option vesting. The Auco board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated

   Auco Stock Options. The conversion of Auco stock options into Peerless stock options pursuant to the merger agreement is described below in "Treatment of Auco Stock Options."

   Auco's executive officers hold, as of the date hereof, Auco stock options in the following aggregate amounts and at the following weighted average per share exercise prices:

                                                       Shares   Weighted Average
                                                     Underlying    Per Share
     Name                                             Options    Exercise Price
     ----                                            ---------- ----------------
     Adam Au........................................   12,963        $0.25
     Howard Sidorsky................................  262,704         0.16
     Mannan Latif...................................  216,759         0.25
                                                      -------
       Total........................................  492,426
                                                      =======

   Employment of Adam Au. If the merger is consummated, Mr. Au will serve in the capacity as a vice president of Peerless. Pursuant to an employment agreement, Mr. Au will be entitled to receive an annual salary of $175,000 and an annual bonus of up to $100,000 for a period of two years following the effective time of the merger, and a grant of options to purchase 100,000 shares of Peerless common stock, granted as of the effective time of the merger. In the event that Mr. Au is terminated without cause prior to the second anniversary of the merger, Mr. Au will be entitled to continue to receive all compensation that he would have been entitled to receive if he had not been terminated. Mr. Au and Paul Kwan have also entered into non-competition agreements with Peerless.

Certain United States Federal Income Tax Consequences of the Merger

   The Merger.

   The following is a summary of certain United States federal income tax consequences of the merger to a holder of common stock ("an Auco shareholder") that exchange such stock for Peerless common stock pursuant to the merger. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular Auco shareholders in light of their individual investment circumstances, such as Auco shareholders, if any, who are subject to special tax rules (e.g., insurance companies, tax-exempt organizations, financial institutions and broker-dealers) or to persons who do not hold Auco common stock as a capital asset, individuals who received Auco common stock pursuant to the exercise of employee stock options or otherwise as compensation, non-United States persons, and persons who hold Auco common stock as part of a "straddle," "hedge," or conversion transaction, all of whom may be subject to special rules not discussed below. In addition, this summary does not address any state, local or foreign tax law effects of the merger. Auco shareholders are urged to consult their tax advisors regarding the United States federal, state, local, and foreign income and other tax considerations of the merger.

   Consummation of the merger is conditioned upon the receipt by Peerless of an opinion from Skadden, Arps, special counsel to Peerless, and by Auco of an opinion from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Auco, dated as of the effective time of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of
Section 368(a) of the Code for United States federal income tax purposes. Such opinions of counsel will be based on certain representations as to factual matters made by Peerless and Auco. Such representations, if incorrect in certain material respects, could jeopardize the conclusions reached in the opinions. Neither Peerless nor Auco is currently aware of any facts or circumstances which would cause any such representations made to counsel to be untrue or incorrect in any material respect. An opinion of counsel is not binding on the Internal Revenue Service (the "IRS") or the courts.

   An Auco shareholder will not recognize any income, gain or loss as a result of the receipt of Peerless common stock pursuant to the merger, except to the extent of any cash received in lieu of fractional shares of Peerless common stock. An Auco shareholder's tax basis for the Peerless common stock received pursuant to the merger, including any fractional share interest in Peerless common stock for which cash is received, will equal such Auco shareholder's tax basis in the Auco common stock exchanged therefor. An Auco shareholder's holding period for the Peerless common stock received pursuant to the merger will include the holding period of the Auco common stock surrendered in exchange therefor. An Auco shareholder that receives cash in lieu of a fractional share interest in Peerless common stock pursuant to the merger will be treated as having received such cash in exchange for such fractional share interest and generally will recognize capital gain or loss on such deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the Auco common stock allocable to such fractional share.

   Dissenting Shareholders of Auco Common Stock.

   An Auco shareholder that receives solely cash in exchange for such stock in the merger pursuant to the exercise of dissenter's rights under California General Corporation Law will generally recognize capital gain or loss at the time of the consummation of the merger equal to the difference between the tax basis of the Auco common stock surrendered and the amount of the cash received therefor. Such capital gain or loss will constitute long-term capital gain or loss if such Auco common stock has been held for more than one year at the time of the consummation of the merger. Generally, capital gain on assets held by individuals for more than 12 months will be subject to Federal income tax at a rate not to exceed 20%.

   Taxation of the Escrowed Shares.

   Ten percent of the aggregate shares of Peerless common stock to be received by each Auco shareholder in the merger will be held in escrow to satisfy claims of indemnity, if any, from Peerless, subject to limitations discussed in the merger agreement and the escrow fund agreement. Each former Auco shareholder will be treated for Federal income tax purposes as the owner of the escrowed portion of such shareholder's merger consideration. A former Auco shareholder recognizes no gain or loss on the return of such Peerless shares upon the termination of the escrow.

   If the escrow agent is required to pay, on behalf of Auco shareholders, escrowed shares to Peerless to indemnify Peerless, an Auco shareholder will recognize gain or loss equal to the difference between the fair market value of such shareholder's portion of the escrowed shares paid to Peerless and such shareholder's tax basis in the escrowed shares. Each Auco shareholder will increase the tax basis in his remaining Peerless shares, if any, by an amount equal to the fair market value of such shareholder's portion of the escrowed shares paid over to Peerless. If such Auco shareholder holds no Peerless shares, at the time that such escrowed shares are paid to Peerless, then such Auco shareholder should be entitled to a loss equal to his remaining basis in such escrowed shares. Such loss would generally be a capital loss.

Accounting Treatment of the Merger

   We intend to account for the merger as a "pooling of interests" business combination. It is a condition to completion of the merger that Peerless be advised by PricewaterhouseCoopers LLP that they concur with the parties' conclusion that the transactions contemplated by the merger agreement can properly be accounted for as a "pooling of interests" business combination. Under the "pooling of interests" method of accounting, each of our historical recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. In addition, the operating results of the combined company will include our operating results for the entire fiscal year in which the merger is completed and our historical reported operating results for prior periods will be combined and restated as the operating results of the combined company.

U.S. Federal Securities Law Consequences

   Recipients of Peerless common shares issued in connection with the merger can freely transfer such shares under the U.S. Securities Act of 1933, as amended, except that persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Auco prior to the merger may only sell shares they receive in the merger in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. Individuals or entities that control, are controlled by, or are under common control with, Auco, including directors and certain officers of Auco, are typically considered to be affiliates.

   In general, under Rule 145, for one year following the consummation of the merger, an Auco affiliate (together with certain related persons) could sell publicly Peerless common shares acquired in connection with the merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares an affiliate may sell (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding Peerless common shares or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. An affiliate could only avail himself of Rule 145, however, if Peerless remained current with its informational filings with the SEC under the Exchange Act. After the end of one year from the consummation of the merger, an Auco affiliate may sell Peerless common shares received in the merger without such manner of sale or volume limitations provided that Peerless is current with its Exchange Act informational filings and such affiliate is not then an affiliate of Peerless. Two years after the consummation of the merger, an affiliate of Auco may sell such Peerless common shares without any restrictions so long as such affiliate has not been an affiliate of Peerless for at least three months prior thereto.

  THE EXCHANGE RATIO AND ITS EFFECT ON AUCO SECURITIES AND STOCK OPTION PLANS

General

   As a result of the merger, all outstanding shares of Auco common stock will be converted into Peerless common shares in accordance with the terms of the merger agreement, and all outstanding stock option plan awards under Auco's benefit plans will be assumed by Peerless and appropriately adjusted to reflect the merger in accordance with the merger agreement. The following is a summary of these effects of the merger and is qualified in its entirety by the full description set forth in the merger agreement attached as Annex A to this document.

The Exchange Ratio

   The exchange ratio is the fraction of a Peerless common share that Auco shareholders will receive in the merger for each share of Auco common stock. The exchange ratio is fixed at .2585 of a share of Peerless common stock for each Auco common share. Holders of shares of Auco preferred stock will convert their shares into shares of Auco common stock prior to the merger, and these shares of common stock will convert into shares of Peerless common stock at the exchange ratio. A condition to the completion of the merger is the conversion of all outstanding shares of Auco preferred stock into shares of Auco common stock.

Fractional Shares

   In the merger, Auco shareholders will be entitled to receive only whole numbers of shares of Peerless common stock for their shares of Auco common stock. If applying the exchange ratio would entitle a shareholder to receive a fraction of a Peerless common share, such shareholder will be paid cash (without interest) in an amount equal to the fraction of a Peerless common share to which he or she is entitled multiplied by the ten day average closing sale price of the Peerless common stock as reported on the Nasdaq National Market System for the period ending three days prior to the date that the merger closes. For example, assuming that the average closing price for the relevant 10-day period of a Peerless common share is $10, an Auco shareholder that owned 100 shares of Auco common stock immediately before the merger will own 25 Peerless common shares immediately after the merger and receive a check for $8.50.

Treatment of Auco Stock Options

   The merger agreement provides that each outstanding option to purchase Auco common stock will be assumed by Peerless and appropriately adjusted to reflect the conversion of the Auco common stock into shares of Peerless common based on the exchange ratio. Each Auco stock option outstanding at the time the merger is consummated will constitute an option to acquire the number of Peerless common shares equal to the product of: (x) the number of shares of Auco common stock subject to such option immediately prior to the merger, and (y) the exchange ratio, at an exercise price per share of Peerless common stock equal to the quotient obtained by dividing the exercise price per share of the original Auco option by the exchange ratio, rounded up to the nearest cent. For example, using the exchange ratio of .2585, if someone owns an option to purchase 100 shares of Auco common stock at an exercise price of $0.25 per share, after the merger that person will own an option to purchase 26 Peerless common shares at a per share exercise price of $0.97.

   The other terms of each Auco stock option, and the plans under which they were issued, will continue to apply. As soon as practicable after the merger is consummated, Peerless will deliver to all holders of outstanding Auco stock options an appropriate notice which will explain how their stock options are affected by the merger.

Stock Exchange Listing

   It is a condition to the merger that the Nasdaq National Market authorize for listing the Peerless common shares to be delivered in connection with the merger.

                     RIGHTS OF DISSENTING AUCO SHAREHOLDERS

   The rights of Auco shareholders who dissent in connection with the merger are governed by specific legal provisions contained in Chapter 13 of the California General Corporation Law (the "CGCL"). The following summary of the provisions of Chapter 13 of the CGCL is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Chapter 13 of the CGCL, a copy of which is attached as Annex F to this document, and is incorporated herein by reference.

  THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE CGCL MUST BE FOLLOWED
                 EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST.

   Under Chapter 13 of the CGCL, if the merger is completed, any Auco shares as to which dissenters' rights are properly exercised will not be converted into the right to receive shares of Peerless common stock pursuant to the merger agreement but instead will be converted into the right to receive in cash the "fair market value" of such shares, determined as of April 5, 1999, the last trading day before the first announcement of the proposed merger, and excluding any appreciation or depreciation in consequence of the merger. For Auco common shares to qualify as dissenting Auco common shares, the holders of such Auco common shares (i) must not have executed a written consent in respect of such common shares for approval of the merger agreement; (ii) must have made a written demand upon Auco for the purchase of dissenting common shares and payment to such shareholder in cash of their fair market value, and (iii) must have submitted stock certificates for endorsement (as described below).

   If the merger agreement is approved through the execution of sufficient Auco written consents, Auco will, within ten days after such approval, mail to any shareholder who may have a right to require Auco to purchase his, her or its common shares for cash as a result of such shareholder's making a demand to exercise such right in accordance with Chapter 13 of the CGCL (as described below), a notice that the required shareholder approval of the merger agreement was obtained, accompanied by a copy of Chapter 13 of the CGCL. The notice of approval will set forth the price determined by Auco to represent the "fair market value" of any dissenting Auco common shares (which shall constitute an offer by Auco to purchase such dissenting Auco common shares at such stated price) and will set forth a brief description of the procedures to be followed by such shareholders who wish to exercise their dissenters' rights.

   Within 30 days after the date on which the notice of approval was mailed, dissenting Auco shareholders must make a written demand upon Auco for the purchase of dissenting Auco common shares and payment to such shareholder in cash of their fair market value, which demand is required by law to contain a statement concerning the number of Auco common shares held of record by such dissenting shareholder and the amount which the shareholder claims to be the fair market value of the dissenting Auco common shares as of the close of business on April 5, 1999. The statement of fair market value in such demand by the dissenting shareholder constitutes an offer by the dissenting shareholder to sell the dissenting Auco common shares at such price. Such demand must be addressed to Auco, in care of Coblentz, Patch, Duffy & Bass LLP, 222 Kearny Street, San Francisco, CA 94108 Attention: Paul Escobosa, Esq. A dissenting shareholder may not withdraw his, her, or its dissent or demand for payment unless Auco consents to such withdrawal.

   Within 30 days after the notice of approval was mailed, the dissenting Auco shareholder also must submit the certificates representing the dissenting Auco common shares to Auco at Auco's principal office. The certificates representing the dissenting Auco common shares will be stamped or endorsed with a statement that the common shares are dissenting Auco common shares. If the price contained in the notice of approval is acceptable to the dissenting Auco shareholder, such shareholder may demand that price. This would constitute an acceptance of the offer by Auco to purchase the dissenting Auco shareholder's stock at the price stated in the notice of approval.

   If Auco and a dissenting Auco shareholder agree upon the price to be paid for the dissenting shares, upon the dissenting shareholder's surrender of the certificates representing the dissenting shares, such price (together with interest thereon at the legal rate on judgments from the date of the agreement between Auco and the dissenting shareholder) is required by law to be paid to the dissenting shareholder within 30 days after such agreement or within 30 days after any statutory or contractual conditions to the merger are satisfied, whichever is later, subject to the surrender of the Auco stock certificates therefor.

   If Auco and a dissenting Auco shareholder disagree as to the price for such dissenting Auco common shares or disagree as to whether such Auco common shares are entitled to be classified as dissenting shares, such holder may, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determination or, alternatively, may intervene in any pending action brought by another dissenting shareholder. Costs of such an action (including compensation of appraisers) are required to be assessed as the court considers equitable but must be assessed against Auco if the appraised value determined by the court exceeds the price offered by Auco.

   The court action to determine the fair market value of the dissenting Auco common shares will be suspended if litigation is instituted to test the sufficiency or regularity of the consents of the Auco shareholders in approving the merger. Furthermore, no Auco shareholder who is entitled to assert dissenters' rights under Chapter 13 of the CGCL shall have any right to attack the validity of the merger, or to have the merger set aside or rescinded, except in an action to test whether the consents required to authorize or approve the merger have been legally and validly obtained in favor of the merger.

   Dissenting Auco common shares may lose their status and their right to demand payment will terminate, among other reasons, if:

  .  the merger is abandoned;

  . the common shares are transferred before being submitted for endorsement;

  . the dissenting Auco shareholder and Auco do not agree upon the status of the common shares as dissenting Auco common shares or upon the price of such common shares and the dissenting shareholder fails to file suit against Auco or intervene in a pending action within six months following the date on which the notice of approval was mailed to the shareholder; or

  . the dissenting shareholder withdraws his or her demand for the purchase of the dissenting Auco common shares with the consent of Auco.

                              THE MERGER AGREEMENT

General

   The following section describes certain provisions of the merger agreement, the escrow fund agreement and the shareholder agreement. This description is not intended to be complete and is qualified in its entirety by the full texts of these agreements which are annexed to this document. In addition, important information about the merger agreement and the merger is provided in the previous sections entitled "THE MERGER" and "THE EXCHANGE RATIO AND ITS EFFECT ON AUCO SECURITIES AND STOCK OPTIONS."

The Merger Agreement

   Effective Time

   Promptly after the satisfaction or waiver of the conditions to the merger set forth in the merger agreement, Auco will file an agreement of merger with the Secretary of State of California, as prescribed by California law. The effect of this filing is that Auco Merger Sub Inc. will merge with and into Auco, and Auco will become a direct wholly-owned subsidiary of Peerless.

   Charter and Bylaws

   Immediately after the effective time of the merger, the articles of incorporation and bylaws of the surviving corporation will be as set forth in the merger agreement.

   Directors and Officers

   The directors of Auco Merger Sub Inc. immediately prior to the consummation of the merger will serve as the initial directors of Auco following the merger, and the officers of Auco immediately prior to the consummation of the merger will serve as the officers of Auco after the merger.

   Conversion of Auco Stock

   Each issued and outstanding share of Auco common stock will be converted into the right to receive .2585 of a share of Peerless common stock. No fractional shares will be issued; instead, cash will be paid in lieu of fractional shares.

   Exchange Procedures

   As soon as reasonably practicable after the consummation of the merger, Peerless' exchange agent will mail to each holder of record of Auco common stock a letter of transmittal and instructions as to how to surrender certificates of Auco common stock in exchange for Peerless common shares and payment for any fractional shares. Auco shareholders should not return stock certificates with the enclosed proxy.

   After the consummation of the merger, each certificate or other authorized evidence of ownership that previously represented shares of Auco common stock will represent only the right to receive the Peerless common shares into which such Auco shares were converted in the merger and the right to receive cash in lieu of fractional shares as described above.

   Holders of certificates previously representing Auco common stock will not be paid dividends or distributions on the Peerless common shares and will not be paid cash in lieu of a fractional Peerless common share until such certificates are surrendered to the exchange agent. When such certificates are surrendered, any unpaid dividends declared by Peerless after the consummation of the merger and any cash in lieu of a fractional Peerless common share will be paid without interest.

   In the event of a transfer of ownership of shares of Auco common stock which is not registered in the transfer records of Auco as of the consummation of the merger, Peerless common shares, cash in respect of fractional shares and any dividends and distributions may be paid to a transferee if the certificate evidencing such shares is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Certificates that represented shares of Auco common stock prior to the consummation of the merger will represent from and after the consummation of the merger, for all corporate purposes other than the payment of dividends or other distributions, evidence of ownership of the number of Peerless common shares and cash in respect of fractional shares into which such shares of Auco common stock actually converted in the merger.

   The exchange agent, on behalf of Peerless, will mail detailed instructions, including a transmittal letter, to Auco shareholders soon after the consummation of the merger as to the method of exchanging certificates formerly representing shares of Auco common stock. Auco shareholders should not send certificates representing their shares to the exchange agent until they receive the transmittal letter.

Representations and Warranties

   Peerless and Auco have made various customary mutual representations and warranties in the merger agreement about themselves and their subsidiaries. The representations and warranties of Auco relate to corporate and legal matters, the business and financial condition of Auco, and other issues related to the merger. The representations and warranties of Peerless relate to corporate and legal matters, the accuracy of information contained in documents filed by Peerless with the Securities Exchange Commission, and other issues related to the merger.

Escrow Fund

   Peerless will withhold 10% of the Peerless common stock that is issuable in the merger. Instead of paying these shares to the Auco shareholders, Peerless will deposit these shares in an Escrow Fund that will be administered by Norwest Bank Minnesota, N.A. as the escrow agent. These escrowed shares will be held for a period that begins on the date that the merger closes and that ends on the earliest of the date of the issuance of the first independent audit report of Auco or of Auco consolidated with Peerless, or the date that is one year following the date that the merger closes. In the event that Peerless suffers any losses in excess of $250,000 as a result of any breaches by Auco of the representations, warranties and covenants contained in the merger agreement, the escrow agent will pay, on behalf of the Auco shareholders, escrowed shares to Peerless to indemnify Peerless for such losses. Auco shareholders' indemnification obligations will be limited to the amount of the escrow fund.

Conduct of Business by Auco

   Auco has agreed that, prior to the consummation of the merger, Auco will conduct its business only in the ordinary course of business and in a manner consistent with past practice; and Auco will use reasonable commercial efforts to preserve substantially intact the business organization of Auco, to keep available the services of the present officers, employees and consultants of Auco, and to preserve the present relationships of Auco and its subsidiaries with customers, suppliers and other persons with which Auco has significant business relations. In particular, unless the merger agreement provides otherwise or as previously disclosed to Peerless by Auco, Auco has agreed that it will not, without the prior written consent of Peerless, (subject, in certain cases, to specified exceptions):

  1. propose or adopt any amendment to or otherwise change its charter or bylaws or other organizational documents;

  2. authorize for issuance, sale, pledge, disposition or encumbrance, or issue, sell, pledge, dispose of or encumber (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, convertible securities or otherwise), any capital stock of any class or any other securities of, or any other ownership interest in Auco;

  3. reclassify, combine, split or subdivide any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, other than any dividend declared prior to the date hereof;

  4. redeem, purchase or otherwise acquire, or propose or offer to redeem, purchase or otherwise acquire, any outstanding shares or other securities of Auco;

  5. organize any new subsidiary, acquire any capital stock or equity securities of any corporation or acquire any equity or ownership interest (financial or otherwise) in any business;

  6. (i) incur, assume or prepay any material liability, or incur any indebtedness for borrowed money other than in accordance with Auco's current financing arrangements, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third party, (iii) make any loans, advances or capital contributions to, or investments in, any third party, (iv) mortgage or pledge any of its material properties or assets, tangible or intangible, or create or suffer to exist any Lien thereupon, or (v) authorize any new capital expenditures which, individually or in the aggregate, are in excess of $25,000;

  7. license (except in the ordinary course of business) or otherwise transfer, dispose of, permit to lapse or otherwise fail to preserve any of Auco's intellectual property rights, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

  8. enter into any agreement, contract, commitment or transaction other than in the ordinary course of business, consistent with past practices;

  9. make any change in the compensation or benefits payable or to become payable to any of its officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not officers or directors or affiliates in the ordinary course consistent with past practice) or to persons providing management services;

  10. make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether pursuant to an Auco benefit plan or otherwise;

  11. cancel any debts or waive, release or relinquish any contract rights or other rights of substantial value other than in the ordinary course of business, consistent with past practices;

  12. authorize, recommend, propose or enter into or announce an intention to authorize, recommend, propose or enter into a term sheet, letter of intent, agreement in principle or a definitive agreement with respect to any merger, consolidation, liquidation, dissolution, or business combination, any acquisition of a material amount of property or assets or securities, or any disposition of a material amount of property or assets or securities;

  13. make any change with respect to accounting policies or procedures in effect as of Auco's fiscal year ended December 31, 1998;

  14. pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including any Indebtedness, other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business consistent with past practices, of liabilities reflected or reserved against in Auco's financial statements or incurred in the ordinary course of business consistent with past practices since the date thereof;

  15. (i) change any of the accounting principles used by it unless required by GAAP, (ii) take or allow to be taken any action which would jeopardize the treatment of Peerless' business combination with Auco as a pooling of interests for financial reporting purposes in accordance with APB 16 and the related published interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the Emerging Issues Task Force and the published rules and regulations of the SEC, or (iii) take or allow to be taken any action which would jeopardize qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

  16. make any material election relating to taxes, change any material election relating to taxes already made, adopt any accounting method relating to taxes, enter into any closing agreement relating to taxes, settle any claim or assessment relating to taxes or consent to any claim or assessment relating to taxes or any waiver of the statute of limitations for any such claim or assessment; or

  17. commit or agree (in writing or otherwise) to take any of the foregoing.

No Solicitation

   Auco has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any other concerning any proposal or offer to acquire all or a substantial part of the business or properties of Auco or any capital stock of Auco, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving Auco, division or operating or principal business unit of Auco. Any of the foregoing transactions are referred to in this document as an "Alternative Transaction" and any proposal from a third party to effect an Alternative Transaction is referred to as an "Acquisition Proposal."

   Until Auco shareholders approve and adopt the merger agreement and if the Auco board, following consultation with counsel, determines that such action is reasonably likely to be required to discharge properly its fiduciary duties, the Auco board is permitted (after notice to Peerless) to furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if:

            (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to Auco's board relating to any such transaction which the Auco board determines in good faith, represents a superior transaction to the Merger (a "Competing Proposal") and in the good faith judgment of Auco board the person or entity making such Competing Proposal appears to have the financial means or the ability to obtain the necessary financing to conclude such Competing Proposal; and

            (y) in the opinion of Auco's board such action is required to discharge the fiduciary duties owed by the Auco board to Auco's shareholders under applicable law following receipt of advice from independent legal counsel to Auco that the failure to provide such information or access or to engage in such discussions or negotiations would result in a reasonable possibility that Auco board would violate its fiduciary duties to Auco's shareholders under applicable law.

   Auco will immediately notify Peerless of the existence of any proposal, discussion, negotiation or inquiry received by Auco, and Auco will immediately communicate to Peerless the terms of any proposal, discussion, negotiation or inquiry which it may receive (and will immediately provide to Peerless copies of any written materials received by Auco in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. Auco will promptly provide to Peerless any non-public information concerning Auco provided to any other party which was not previously provided to Peerless.

   Except as set forth below, neither the Auco board nor any committee thereof shall:

  . fail to include, withdraw or modify, or propose to withdraw or modify, in a manner adverse to Peerless, the approval or recommendation by such board of directors or any such committee of the merger agreement or the merger;

  . approve or recommend or propose to approve or recommend, any Acquisition Proposal; or

  .  enter into any agreement with respect to any Acquisition Proposal.

   Notwithstanding the foregoing, prior to the date of shareholder approval, the Auco board may not include or may withdraw or modify its approval or recommendation of the merger agreement or the merger, approve or recommend any Acquisition Proposal which satisfies the requirements of each of subsection (x) and subsection (y) above (any such Acquisition Proposal, a "Superior Proposal"), or enter into an agreement with respect to a Superior Proposal, in each case at any time after the fifth business day following Peerless' receipt of written notice from Auco advising Peerless that Auco board has received a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal.

   Auco has agreed to cease any discussions or negotiations with any third party that were ongoing at the time of the execution of the merger agreement. Auco has also agreed not to release any third party from the confidentiality and standstill provisions of any agreement to which Auco is a party.

   Auco will ensure that the officers and directors of Auco and its subsidiaries and any investment banker or other advisor or representative retained by Auco are aware of the no-solicitation restrictions described in the merger agreement.

Certain Other Covenants

   Commercially Reasonable Efforts. Peerless and Auco will each use its commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders, and actions required in connection with the authorization, execution and delivery of the merger agreement and the consummation by each of them of the transactions contemplated thereby.

   Public Announcements. Peerless and Auco will not issue any press release or make any public written statement with respect to the merger or the merger agreement without the prior consultation with the other party, except as required by law or the regulations of the NASD.

   Indemnification. Peerless and Auco have agreed that for six years following consummation of the merger, Peerless will indemnify the directors and officers of Auco to the extent allowed under California law and under the current charter documents and indemnification agreements currently in place for such officers and directors.

   Notification of Certain Matters. Peerless and Auco will each give each other prompt notice of the occurrence or nonoccurrence of any event which would be reasonably expected to cause any representation or warranty of the notifying party contained in the merger agreement to be materially untrue or inaccurate, or any failure of the notifying party materially to comply with any covenant, condition or agreement in the merger agreement.

   Employees. For purposes of employee benefits, Peerless will give former Auco employees full credit for time served at Auco prior to the merger.

   Affiliate Agreements. Affiliates of Peerless and Auco will execute agreements containing restrictions on certain sales of Peerless common stock by such affiliates.

   Tax Treatment. Peerless and Auco have each agreed to use their reasonable best efforts to cause the merger to qualify as a reorganization under the provisions of Section 368 of the U.S. Internal Revenue Code, as specified in the merger agreement, and will not (both before and after consummation of the merger) take any actions which to their knowledge could reasonably be expected to prevent the merger from so qualifying.

   Peerless Common Shares. Peerless has agreed to use its reasonable best efforts to cause the shares of Peerless common shares to be delivered to Auco shareholders in the merger to be listed on the Nasdaq National Market.

   Consents of Accountants. Peerless and Auco will use reasonable efforts to cause to be delivered to each other consents of PricewaterhouseCoopers LLP dated on the date that the registration statement becomes effective, in form reasonably satisfactory to the recipient and customary in scope and substance for consents to be delivered by independent public accountants in connection with registration statements on form S-4 filed under the Securities Act of 1933, as amended.

   Convertible Promissory Note. Auco shall, prior to the effective time of the merger, cause any voting debt to be converted into Auco common stock.

   Shareholder Representative. Mannan Latif shall act as the representative of the Auco shareholders with respect to such shareholders indemnification obligations pursuant to the merger agreement.

   Peerless SEC Documents. Peerless has agreed to furnish Auco copies of documents that Peerless files under the Securities Exchange Act prior to the merger.

Conditions to the Merger

   Conditions to Obligation of Each Party to Effect The Merger. Each of Peerless' and Auco's respective obligations to complete the merger are subject to the satisfaction at or prior to the consummation of the merger of the following conditions:

  1. Shareholder Approval. The Auco shareholders shall have approved and adopted the merger agreement and Peerless shareholders shall have approved the issuance of the Peerless common shares to be delivered in connection with the merger;

  2. Illegality. No statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the merger which makes the consummation of the merger illegal;

  3. Listing. The Peerless common shares issuable in connection with the merger shall have been listed on the Nasdaq National Market;

  4. Effectiveness of Registration Statement. The SEC shall not have issued any stop order suspending the effectiveness of the Registration Statement of which this document is a part, nor shall it have started or threatened any proceedings for that purpose or in respect of this document;

  5. Letter from Accountant. Peerless shall have received a letter from PricewaterhouseCoopers stating its concurrence with management's conclusion as to the appropriateness of pooling of interests accounting treatment for the merger.

   Additional Conditions to Obligation of Auco. The obligation of Auco to complete the merger is also subject to the following conditions:

  1. Representations and Warranties. The representations and warranties of Peerless and Merger Sub contained in the merger agreement shall be true and correct in all material respects at and as of the consummation of the merger, with the same force and effect as if made on and as of the consummation of the merger, and Auco shall have received a certificate to such effect signed by an officer of Peerless;

  2. Agreements and Covenants. Peerless and Merger Sub have performed or complied in all material respects with all agreements and covenants required by the merger agreement, and Auco has received a certificate to such effect signed by an officer of Peerless;

  3. No Peerless Adverse Material Effect. Peerless shall not have suffered an adverse material effect, as defined in the merger agreement; and

  4. Opinions. Auco shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP related to corporate matters, and an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, in form and substance reasonably satisfactory to it, with respect to the tax-free nature of the merger, as specified in the merger agreement.

   Additional conditions to Obligation of Peerless. The obligations of Peerless and Merger Sub to complete the merger are also subject to the following conditions:

  1. Representations and Warranties. Except as would not reasonably be expected to have a material adverse effect on Auco, the representations and warranties of Auco in the merger agreement shall be true and correct in all material respects on and as of the date of the consummation of the merger, with the same force and effect as if made on and as of the date of the consummation of the merger, and Peerless shall have received a certificate to such effect signed by an officer of Auco;

  2. Agreements and Covenants. Auco as performed or complied in all material respects with all agreements and covenants required by the merger agreement, and Peerless and Merger Sub have received a certificate to such effect signed by an officer of Auco;

  3. No Material Adverse Effect. Auco shall not have suffered a material adverse effect as such term is defined in the merger agreement;

  4. Consents Obtained. Auco has obtained all consents required by the merger agreement;

  5. Additional Agreements. The escrow fund agreement, the shareholder agreement, each non-competition agreement, the registration rights agreement, and the Adam Au employment agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect;

  6. Conversion of Preferred Stock. Each share of Auco preferred stock shall have been converted into Auco common stock.

  7. Opinions. Peerless shall have received an opinion of Coblentz, Patch, Duffy & Bass, LLP related to corporate matters, and an opinion of Skadden, Arps, in form and substance reasonably satisfactory to it, with respect to the tax-free nature of the merger, as specified in the merger agreement.

Termination

   Conditions to Termination. The merger agreement may be terminated at any time prior to the consummation of the merger, notwithstanding the approval and adoption by Auco shareholders of the merger agreement and the approval of the Peerless shareholders of the issuance of the Peerless common shares to be delivered in connection with the merger:

  1. by mutual written consent of Auco and Peerless; or

  2. by either Auco or Peerless, if:

    (a) any governmental entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the consummation of the merger and such order, decree, ruling or other action shall have become final and non-appealable;

    (b) if the merger is not approved and adopted by the affirmative vote of the shareholders of Auco as required by the CGCL and the articles of incorporation of Auco, or if the issuance of the Peerless common stock in the merger is not approved and adopted by the stockholders of Peerless in accordance with the rules of the Nasdaq National Market and the DGCL;

    (c) if the merger shall not have been consummated before September 30, 1999 (unless the failure to consummate the merger by such date shall be due to the action or failure to act of the party seeking to terminate);

  3. by Auco:

    (a) in connection with entering into a definitive agreement for an alternative transaction as permitted above, provided Auco has complied with all provisions thereof, including the notice provisions therein, and that Auco makes simultaneous payment to Peerless of the termination fee and expenses as required by the merger agreement;

    (b) if Peerless shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which would cause a failure of the conditions set forth in Section 8.3(a) and Section 8.3(b) of the merger agreement, and which breach cannot be or has not been cured within 30 days after the giving of written notice by Auco to Peerless.

  4.by Peerless:

    (a) if, prior to the effective time of the merger, the Auco board shall have: withdrawn, modified or changed in a manner adverse to Peerless its approval or recommendation of the merger, recommended an Acquisition Proposal, executed a letter of intent, an agreement in principle or definitive agreement relating to an Acquisition Proposal or similar business combination with a person or entity other than Peerless, or exercised its rights pursuant to Section 6.2 of the merger agreement with respect to an Acquisition Proposal, and, directly or through its representatives, continued discussions with any third party concerning an Acquisition Proposal for more than ten business days after the date of receipt of such Acquisition Proposal; or

    (b) if prior to the effective time, Auco shall have breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which would cause a failure of the conditions set forth in Section 8.2(a) and Section 8.2(b) of the merger agreement, and which breach cannot be or has not been cured within 30 days after the giving of written notice to Auco.

   Effect of Termination. In the event of the termination of the merger agreement by any party thereto pursuant to the terms of the merger agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made, and there shall be no liability on the part of Peerless or Auco except: (A) for fraud or for breach of the merger agreement prior to such termination, and (B) as set forth in Section 11.2 of the merger agreement.

   Fees and Expenses. Except as set forth below, each of Peerless or Auco will pay its own fees and expenses incurred in connection with the merger agreement and the merger, whether or not the merger is completed.

   Auco will pay Peerless a fee of $1 million, and will pay Peerless' reasonable out-of-pocket expenses relating to the merger of up to $500,000, if any of the following occurs:

  . If Auco terminates the merger agreement because it does not receive shareholder approval and if Adam Au is in breach of the shareholder agreement between him and Peerless;

  . If Auco terminates the merger agreement in connection with the execution of an acquisition agreement with a party other than Peerless;

  . If Peerless terminates the merger agreement because the board of directors has taken certain steps toward the consummation of proposed acquisition by a company other than Peerless;

  . If Peerless terminates the merger agreement because of an uncured material breach by Auco after Auco has announced or received a proposal to be acquired by another company other than Peerless; or

  . If Peerless terminates the merger agreement following the receipt or announcement by Auco of a proposal to be acquired by a company other than Peerless, if Peerless terminates the merger agreement because the merger has not closed prior to September 30, 1999, and if Auco has entered into an agreement regarding or has consummated such other acquisition.


Indemnification and Escrow

   Indemnification by Auco and Auco Shareholders. Auco and Mannan Latif, on behalf of each Auco shareholder and option holder, have agreed to indemnify Peerless for any losses in excess of $250,000 suffered by Peerless as a result of any breach of the representations, warranties or covenants of Auco contained in the merger agreement. Ten percent of the aggregate merger consideration payable to the Auco shareholders will be withheld and deposited in the escrow fund to secure these indemnification obligations.

   Limitations on Indemnification. The indemnification obligations contained in the merger agreement will be satisfied solely from the escrow fund, and shall last for a period of one year following the earlier of the effective time of the merger or the date of issuance of the first independent audit report of Auco or of Auco consolidated with Peerless after the merger. At this time, any Peerless common shares remaining in the escrow fund will be delivered to the Auco shareholders.

Amendment and Waiver; Parties in Interest

   Peerless and Auco may amend the merger agreement in writing at any time prior to consummation of the merger, provided, however, that after approval of the merger by the shareholders of Auco, the merger agreement cannot be amended without shareholder approval if shareholder approval of such amendment is required by law.

   At any time prior to consummation of the merger, either of Peerless and Auco may extend the time for the performance of any of the obligations or other acts by the other, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or, to the extent allowed by law, waive compliance with any of the agreements or conditions contained in the merger agreement. Any such extension or waiver will be valid if set forth in writing by the party or parties granting such extension or waiver.

   The merger agreement is binding upon and inures solely to the benefit of the parties thereto, and nothing in the merger agreement confers upon any other person any right, benefit or remedy, other than certain indemnification and insurance obligations of Peerless and Auco following consummation of the merger which are intended for the benefit of certain specified officers, directors and employees of Auco and may be enforced by such individuals, and other than Auco's obligation to pay fees and expenses to Peerless in certain circumstances.

Escrow Fund Agreement

   Peerless will deposit 10% of the Peerless common shares issued in the merger into an escrow fund, to be held by Norwest Bank Minnesota, N.A. as the escrow agent. To the extent that Peerless suffers any losses in excess of $250,000 as a result of the breach by Auco of Auco's representations, warranties, and covenants in the merger agreement, and to the extent that the Auco shareholders must indemnify Peerless as a result of such breach, the Auco shareholders will satisfy such indemnification obligations by having shares of Peerless common stock paid by the escrow agent to Peerless. In the event that Peerless common shares remain in the escrow fund one year after the effective time of the merger or following the issuance of the first independent audit report of Auco or of Auco consolidated with Peerless, when the indemnification obligations of Auco shareholders terminate, such Peerless common shares will be distributed, pro rata, to former Auco shareholders. In no event will Auco shareholders be obligated to indemnify Peerless for any losses in excess of the amount of the escrow fund; the escrow fund shall be the sole source for such indemnification. After the effective time of the merger, Mannan Latif, the current chief financial officer of Auco, will serve as the representative of Auco shareholders' interests for the purposes of the escrow fund agreement and the merger agreement.

Shareholder Agreement

   Adam Au, the president and chief executive officer of Auco, who owns approximately 16.4% of the shares of Auco preferred stock and 88.5% of the shares of Auco common stock, has entered into a shareholder agreement, which is attached as Annex B and incorporated by reference into this document. The shareholder agreement binds Mr. Au to vote his shares of Auco preferred stock and common stock in favor of the merger agreement. The voting agreement also places restrictions on the sale or other transfer of the Auco preferred stock and common stock covered by the shareholder agreement.

                           INFORMATION ABOUT PEERLESS

   Peerless is a leading provider of software-based embedded imaging systems to original equipment manufacturers ("OEMs") of digital document products. Digital document products include printers, copiers, fax machines and scanners, as well as multifunction products ("MFPs") that perform a combination of these imaging functions. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an embedded imaging system. Peerless' technology and engineering services provide advanced embedded imaging solutions that enable the Company's OEM customers to develop digital printers, copiers and MFPs quickly and cost effectively. Peerless markets its solutions directly to OEM customers such as Canon, IBM, Minolta and Ricoh. Peerless was incorporated in California in 1982 and reincorporated in Delaware in September 1996.

Industry Background

 Embedded Imaging Systems

   Today's office environment is increasingly dependent on a variety of electronic imaging products such as printers, copiers, fax machines and scanners, collectively known as digital document products. These imaging products also are becoming common in the home environment. Historically, most electronic imaging products in the office environment have been stand-alone, monochrome (black-and-white) machines, based on analog technology and dedicated to a single print, copy, fax or scan function. However, with the proliferation of personal computers, desktop publishing software and network computing, documents increasingly are being created, stored and transmitted digitally, thereby creating the need for digital document production.

   Digital documents are becoming increasingly complex and may include digital text, line art or photographic images. In order to process and render these documents, digital document products rely upon a core set of imaging software and supporting electronics collectively known as an embedded imaging system. With advances in digital imaging engines such as laser printing engines in the mid-1980s, a common imaging technology foundation for multiple market sectors has emerged. To date, a majority of embedded imaging systems have been developed and produced internally by digital document product manufacturers such as Hewlett-Packard ("HP"), Xerox and Canon. Peerless estimates the digital document market, based in part upon data and projections provided by International Data Corporation ("IDC"), was approximately $35 billion in 1998.

 Developments in the Digital Document Products Market

   Rapid changes in technology and end-user requirements have created increased challenges for digital document product manufacturers, particularly in the area of embedded imaging systems. These changes include increased technical complexity, the increased role of networking, the emergence of MFPs and the demand for color imaging. As a result, OEMs increasingly are relying on outside embedded imaging systems suppliers to provide their embedded imaging system solutions.

   Increased Technical Complexity. Initially, the software written for embedded imaging systems supported only monochrome, single-function, low-resolution capabilities. This software was relatively simple and resided on a low-end 8-bit microprocessor platform. However, as technology and end-user requirements have evolved, the embedded imaging task has become significantly more complex. Today, digital imaging engines operate at resolutions of 1,200 dots per inch and greater, require the support of a variety of document handling options, operate at increased speeds and are beginning to offer high-quality color output. In addition, computers and application software create increasingly sophisticated documents that incorporate complex graphical content. The data files for these digital documents can be very large and, if left in raw form, can overwhelm the memory and processing power of the digital document product. In response, embedded imaging systems have evolved from 8-bit to 32-bit platforms that often must employ special techniques to manage large data files and minimize memory costs. Most embedded imaging systems use compression techniques to reduce the size of

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

data files, which can result in reduced image quality. The increased complexity of digital document products, the rapid pace of technological change and the increased memory requirements have created increased challenges for digital document product manufacturers, particularly in the core areas of image processing and operating system architecture.

   Increased Reliance on Outsourcing. In addition to the engineering challenges generated by changing technology, digital document product manufacturers are continually subject to a variety of market pressures. Competition in the marketplace, coupled with end-user demand for greater performance at reduced cost has created a growing need to reduce time-to-market and engineering costs. This increased competition is forcing digital document product manufacturers to outsource imaging software and supporting electronics design to embedded imaging systems suppliers in order to include new imaging technologies and minimize development time and cost. The increased role of networking, the emergence of MFPs, the demand for color imaging and the increased technical complexity associated with products meeting these market changes have accelerated the trend toward outsourcing. As digital document product manufacturers move to incorporate imaging technologies from outside suppliers, their internal resources are freed to focus on their core competencies in product differentiation, marketing and distribution. Additionally, there has been no established comprehensive embedded imaging system standard for the digital document product industry to date. However, as the digital document product market sectors converge and the complexity of imaging technology intensifies, Peerless believes digital document product manufacturers will realize significant cost and time-to-market advantages by utilizing a single open embedded imaging system standard across multiple digital document product market sectors.

   Demand for Color Imaging. Although many office computers have color displays, and the graphical content available to office users via the Internet and advanced office applications make heavy use of color, most digital document products found in today's office environment still generate monochrome output. In the 1990s, color inkjet printers were introduced into the small office/home office (SOHO) market and color laser printers were introduced into the office marketplace. In the SOHO market, most color inkjet printers are typically limited by output speeds of one or fewer pages per minute. In the office market, color laser printers have been limited by technology and unit costs that remain significantly higher than monochrome laser printers. In addition, the printing speeds for color continue to be significantly slower than monochrome laser printers. Furthermore, digital document product manufacturers are developing tandem engines, which are comprised of multiple imaging stations dedicated to individual colors used in the printing process. Although these products hold the promise of raising desktop office color printing speeds to monochrome levels of performance, cost effective embedded imaging systems that can produce high quality output from these tandem engines are limited in the market. As a result, market pressures for advanced embedding imaging systems that enable high quality and improved price/performance for both SOHO and office color products remain high. In addition, new digital appliances such as digital cameras are creating an intensified need for photoquality color printing capabilities. Although digital document engine manufacturers have developed color hardware technology that is now capable of supporting high speed photoquality color printing, the output produced by today's digital document products, in many cases, continues to be limited by existing embedded imaging systems. Today's embedded imaging systems are challenged by the transition from monochrome to color output because the simultaneous implementation of four planes of color coupled with up to 8 bits per pixel at increased resolution significantly increases the size of the digital document data stream. As a result, there is a need for embedded imaging systems that can support the accelerated performance requirements of high-density color output.

   Emergence of Multifunction Products. The advent of MFPs has eroded the boundaries between the previously distinct printer, copier, fax and scanner market sectors. MFPs, ranging from small home products to large office devices, offer several of these functions for significantly less cost than would otherwise be incurred by purchasing these products separately. Each of the dominant vendors in the printer, copier and fax markets have now introduced MFPs, which have required each of them to broaden their imaging expertise. At the same time, the need for concurrent processing of multiple digital document product functions has created the need for real-time, multitasking operating system support.

   Increased Role of Networking. Within the office environment, digital document products increasingly are deployed in a networked configuration. According to projections by IDC, 74% of laser printers sold in the United States in 1996 were estimated to have been connected to enterprise networks, and this percentage is expected to increase to 81% by 2002 Because multiple local area network protocols and network operating systems are deployed in the corporate network environment, networked digital document products must support a broad array of networking technologies to maximize accessibility by various user groups. The network environment is also changing rapidly and becoming increasingly complex, with a growing requirement for remote network management that extends across local area networks, wide area networks and the Internet. In addition, because the majority of office digital document products are networked, the image processing intelligence may be partitioned and located anywhere within the network: at the site of document or image origination, at a server, or, as is typically the case today, inside the digital document product itself. In some instances, such as when printing to a remote location, it can be advantageous to perform image pre-processing and compression at the document origination site prior to transmission over usage-sensitive or congested facilities. In other instances, such as when printing from a graphics workstation, it can be advantageous to perform most of the image processing at the printer in order to offload a host computer that is under a heavy workload. In order to accommodate the emerging needs of the networked office environment, an optimal embedded imaging system must employ a modular architecture capable of serving and managing distributed corporate resources.

   Advent of Digital Photography. The emergence of digital cameras capable of producing images of near-film quality and the increasing popularity of these devices has created a need for editing and directly printing these images to a variety of digital document products without an intermediary computer. Many of today's digital camera manufacturers are restricted to a single specific printer to which their camera can print directly. This limitation may restrict the appeal of their products to potential buyers. The lack of a standard embedded imaging solution to accomplish these tasks has created new technical challenges for both digital camera manufacturers and the digital document product market.

Peerless Products And Solutions

   Peerless is a leading provider of embedded imaging systems for the digital document product market. Peerless' technology and engineering services provides advanced embedded imaging solutions that enable Peerless' OEM customers to develop digital printers, copiers and MFPs quickly and cost effectively. Peerless delivers its products to its OEM customers in multiple ways: 1) licensing of Peerless' standard imaging technology for the OEM's internal product development; 2) turnkey product development whereby Peerless provides the technology and the additional engineering services necessary to integrate the appropriate technology into a complete embedded imaging system solution optimized to the OEM's specific requirements or 3) a co-development relationship that combines the licensing of Peerless technology with joint Peerless and OEM engineering resources.

 Products and Services

   Peerless has designed its embedded imaging technology with a modular architecture that addresses a broad spectrum of digital document product solutions tailored to an individual OEM's requirements. Peerless offers its OEMs the flexibility to selectively optimize solutions for monochrome and color, networking support, languages or multifunction features for their digital document products. Peerless also offers engineering services to allow OEMs to outsource the development of the entire embedded imaging system for a digital document product. Peerless' products include the following technologies and services:

   Object-Based Imaging System. PeerlessPage is a complete object-based imaging system including a high-performance real-time operating system kernel, printing engine driver, object-based image processing model, graphics library, font management, hard disk management, print job management and user control panel interface. The scaleable nature of Peerless' technology enables it to serve both the low cost and high performance sectors of the market. The multitasking operating system enables Peerless to manage concurrent processing of digital document product tasks for the MFP marketplace. For added performance and flexibility, Peerless' imaging system may be implemented to operate in a distributed fashion, allowing for portions of the imaging processing task to take place in the originating host computer, in the digital document product or elsewhere in the network. Color extensions to PeerlessPage support the unique requirements of color printers. Extensions to support MFPs have been developed to provide multitasking capability.

   Page Description Languages. Peerless provides OEMs with support for the most widely used and standard page description languages ("PDLs"), Adobe's PostScript Software and Hewlett-Packard's Printer Control Language ("PCL"). Peerless offers PeerlessPrint technology, which emulates Hewlett-Packard's PCL. The complete range of printing language products includes PeerlessPrint5E, 5C and 6. PeerlessPrint5E provides compatibility with HP's PCL 5e language utilized in their LaserJet 5P, 5Si, LJ4000 and LJ5000 laser printer products, as well as enhancements to support higher resolutions and added paper handling options. PeerlessPrint5C is designed to provide compatibility with HP's PCL 5C utilized in its Color LaserJet 4500 and high-end inkjet products. PeerlessPrint6 provides monochrome and color compatibility with HP's latest PCL 6 language. As a third-party co-developer, Peerless provides an optimized, high performance integration of Adobe PostScript 3 into the PeerlessPage imaging system for customers desiring to license PostScript from Adobe Systems Incorporated ("Adobe"). Peerless' WinEXPRESS languages have been designed to provide host-based printing solution for low cost monochrome and color printers and MFPs and ACCELEPRINT combines a host-based printing solution with an industry standard PCL solution to provide a highly optimized method for printing documents.

   PC Software. Peerless provides a complete set of PeerlessPrint drivers that optimize the printing process in the Windows 3.1, 95, 98 and the NT 4.0 environments. Windows NT 5.0 is currently under development and planned for future release.

   ASICs and Integrated Processors. Peerless designs application specific integrated circuit ("ASIC") solutions for the office and SOHO sectors of the digital document product marketplace. These ASICs provide a silicon-based implementation of key components of its imaging software. Peerless has licensed these designs to semiconductor manufacturers, such as IBM Microelectronics and Motorola who, in turn, have the right to manufacture and sell these ASICs directly to digital document product manufacturers. Peerless' QuickPrint line of imaging ASIC co-processors and integrated processors incorporate basic components of the Company's imaging system into a silicon solution to reduce controller costs and enhance overall performance. For the high performance sector of the office market, Peerless offers specialized co-processors that accelerate the Peerless imaging software and incorporate controller functionality and imaging features to provide both cost savings and performance enhancements. Peerless currently markets the QP 1700, QP 1800 and QP +401 ASICs. The QP +401 is a "system on a chip" solution which integrates the processor and co-processor on a single chip. Additionally, Peerless has introduced the QP 1900 family of ASICs to address the multiple color planes of high-speed color printing as well as very high-speed monochrome printing.

   In addition, Peerless, in partnership with Conexant Systems, Inc. ("Conexant"), formerly Rockwell Semiconductor Systems, Inc., has developed an integrated processor solution for the multifunction SOHO color inkjet market which will incorporate Peerless' object-based imaging system and Rockwell's fax technology into a low cost chipset solution.

   Networking Technology. Peerless has designed a standardized networking interface, the Peerless Standard Input/Output ("PSIO") interface, to enable its digital document product OEMs to reduce custom development costs for their networking solutions through third parties. In addition, Peerless supports a broad array of networking protocols, allowing its OEM customers to address the majority of end-user networking requirements. To accommodate the need for remote network management of digital document products over LANs and across wide area networks, including intranets, Peerless supplies management information base ("MIB") tables that may be utilized by open industry-standard network management systems. Most recently, Peerless has agreed to merge, subject to final closing, with a networking company that enables Peerless to

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

provide cost-effective embedded networking solutions. The embedded network solution eliminates the need for a network interface card and provides low cost embedded networking solutions for cost sensitive market segments.

   Engineering Services. For those OEMs that wish to outsource the development of some or all of the embedded imaging system for a digital document product, Peerless offers engineering services. This can include controller design and custom engineering for vendor-specific features that complement Peerless' standard imaging technology. In addition, during fiscal 1998 Peerless established the Peerless Development Partner Program to give Peerless and OEM customers the option of using an independent development partner closely allied with Peerless for product development and integration services.

 Solutions

   The Company's technology can be leveraged to provide a wide range of scaleable solutions:

   Monochrome Solution. Peerless' monochrome solution targets low cost, networkable office laser printers. Peerless' color imaging technology also provides photographic quality image printing on monochrome products.

   Multifunction Solution. Peerless' MFP imaging solutions target lower-cost color inkjet, fax or laser-based workgroup MFP products and high-speed copier-based MFP products. The lower-cost inkjet solutions will combine Peerless imaging technology and Conexant fax technology. The higher-end solutions combine Peerless' networkable imaging products with MFP-specific extensions to facilitate printing, copying, faxing and scanning in the same digital document product. The Company's solutions provide multifunction capability, but Peerless does not provide stand-alone fax or copier solutions During fiscal 1999, Peerless, in partnership with Ricoh, announced 35 and 45 PPM copier based MFP solutions.

   Color Solution. Peerless' color imaging solutions target OEM requirements for a broad range of color imaging devices. Peerless' proprietary object-based imaging system reduces memory requirements for printing color pages while simultaneously accelerating the document imaging process and increasing print quality. During fiscal 1999, Peerless announced eight new color products shipping in the market with Peerless technology. OEMs shipping these new products include Minolta, Kyocera and Tektronix.

Technology

   Peerless develops unique technologies for the embedded imaging systems marketplace that provide meaningful improvements in performance, cost and time to market for Peerless' OEMs. Peerless' proprietary embedded, object-based imaging system reduces the size of digital document product imaging files with virtually no noticeable loss of visual quality. This proprietary technology enables Peerless' OEM customers to reduce memory cost and increase print quality and speed while eliminating or reducing the need for incremental compression technology. When optimized, this component of the embedded imaging system can provide significant cost savings and performance differentiation to digital document product manufacturers. Peerless incorporates complementary technologies, or makes its technologies compatible with third-party technologies, in order to provide its customers with a more comprehensive imaging solution.

   Object-Based Image Processing. Most other embedded imaging systems utilize similar methods of processing document imaging information. They convert a file that represents a document page into a bitmap and then process all page elements as a collection of pixels. Because bitmaps generate large files, the image processing task can become time-consuming, requiring subsequent document pages to be stored in memory while previous pages are being processed. To accommodate memory limitations, file compression technologies are often utilized. These compression technologies frequently result in a loss of clarity and detail in the printed document and require significant processing power.

   Peerless has developed a proprietary approach to the embedded imaging task. Rather than recognizing a page image as a collection of pixels, the Peerless object-based image processing technology recognizes basic imaging elements in the document, differentiating between text, line art and photographs much as the human eye does. Peerless' software then creates a display list of image objects as an intermediate representation of the document to be printed. This display list is a more concise means of representing the imaging information of the document, enabling complex imaging data to be processed more quickly and with less memory, typically without resorting to compression techniques that degrade the image. For high performance applications, the display list can be processed in real time with assistance from a Peerless-designed graphics co-processor embedded in the digital document product. Because Peerless technology can enable the page image to be processed in real time, concurrent with the transmission of the document print file, memory requirements can be reduced and performance can be enhanced. Furthermore, the image quality or resolution can be reduced to accommodate limitations in the digital document product's memory, or progressively enhanced by installation of additional digital document product memory. Peerless' object-based image processing technology provides more significant benefits as the image processing workload increases, which occurs with increased resolution or a transition from monochrome to color. Peerless holds six patents in the United States protecting the intellectual property within certain aspects of its object-based imaging approach.

   Systems Architecture. Peerless has developed standardized interfaces for Peerless' family of products that enable Peerless' imaging solution to be ported to a variety of platforms, languages and applications. For example, the standardized PeerlessPage interface provides the ability to support multiple printing languages. The PeerlessPage object-based imaging system is both platform- and device-independent and is able to accommodate a variety of print engines and controller architectures. Peerless has also developed an applications interface that enables the support of features such as spooling, stored macros, stored forms, electronic collation and stapling.

   Technology Partners. Peerless has established relationships that permit it to offer to its customers complementary technologies through technology partners. For example, Peerless has licensed (for internal development purposes) the right to use Adobe's PostScript Software to enable Peerless' products to be used with Adobe's PostScript Software. Peerless' relationship with Adobe permits Peerless to offer a convenient and optimized Adobe PostScript-enabled solution. In addition, Peerless incorporates font rasterizers into its imaging solution to enable its OEMs to license font technology from providers such as Agfa and Bitstream. Peerless has also established semiconductor agreements with leading developers and manufacturers of RISC microprocessors in order to offer integrated processor and co-processor solutions. The integrated processors combine Peerless' basic imaging sending functionality with an industry-standard microprocessor.

   In October 1996, the Company entered into an agreement with Conexant, a major developer and manufacturer of communication chips, relating to the licensing of Peerless technologies and engagement of Peerless technical personnel for engineering development services. The agreement covers a joint development effort between Conexant and Peerless to specify, design and produce an integrated semiconductor solution for multifunction products that combines Conexant's fax technology and Peerless' embedded imaging technology. The combined technology has been embedded into an OEM's SOHO MFP product that is expected to be shipping in the marketplace by the second quarter of calendar year 1999.

   Digital Device Technology. Peerless is in the early stages of core technology development for a digital device and is focusing primarily on digital photography. Future revenue associated with this digital device technology will depend on the success of Peerless' underlying development and marketing efforts.

Customers and Markets

 Customers

   Peerless markets its imaging technology to OEMs manufacturing digital document products for the high performance sector of the office market and to semiconductor OEMs in the low cost sector of the office and personal use market. In addition, Peerless markets its imaging technology to technology partners, which

                                       53
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incorporate certain components of Peerless' technology into integrated product offerings that are ultimately marketed to digital document OEMs. With the exception of technology partners such as Adobe and Conexant, Peerless has derived substantially all of its revenues in recent years from direct sales to digital document product OEMs.

   Peerless' customers that individually comprised more than 10% of Peerless' total revenues for fiscal 1999 were Adobe, Canon, Conexant, IBM, Minolta, Ricoh. Revenues from Peerless' top four customers accounted for 58%, 60% and 60% of Peerless' total revenues for fiscal years 1999, 1998 and 1997, respectively. Peerless anticipates that its future revenues will be similarly concentrated with a limited number of customers. Peerless' largest customers vary to some extent from year to year as product cycles end, contractual relationships expire and new products and customers emerge. Many of the engineering services and licensing arrangements with Peerless' customers are provided on a project-by-project basis, are terminable with limited or no notice, and in certain instances, are not governed by long-term agreements.

 Markets

   Enterprise Office Market. The office sector of the digital document product market is characterized by digital document products ranging in price from approximately $1,000 to in excess of $20,000 each. These products typically offer high performance differentiated by customized features. In many cases, digital document product manufacturers demand turnkey, customized embedded imaging solutions that include imaging software, controller design and network interface card design. As a result of these unique requirements, Peerless typically addresses the high performance sector of the digital document product market via direct OEM relationships with individual digital document product manufacturers. Peerless' major customers in the office market in the fiscal year ended January 31, 1999 included Adobe, Canon, IBM, Minolta and Ricoh.

   Small Office/Home Office Market. The low-cost sector of the digital document product market, sometimes called the Small Office/Home Office ("SOHO") market, is characterized by digital document products with prices under $1,000 that typically emphasize price/performance over customized features. For the SOHO market, Peerless has entered into a joint development agreement with Conexant to produce a chipset that integrates components of Peerless' imaging software and Rockwell's fax technology into semiconductor firmware. Peerless has licensed its technology to Conexant, which has the rights to manufacture and sell this chipset directly to digital document product manufacturers. Conexant is presently Peerless' primary customer in the SOHO market.

   International Markets. Revenues from customers outside the United States accounted for 61%, 46% and 38% of Peerless' total revenues for fiscal years 1999, 1998 and 1997, respectively. Further, Peerless expects that sales to customers located outside the United States may increase in absolute dollars in the future. Peerless' international customers are comprised primarily of companies headquartered in Japan. These Japanese customers sell products containing Peerless' technology primarily in the North America and European marketplaces. Despite a continued downturn in the Asian economy, Peerless has not experienced a decrease in its sales to Asian customers.

   All of Peerless' contracts with international customers are, and Peerless expects that in the future will be, denominated in U.S dollars. As a result, Peerless is currently not subject to foreign currency transaction and translation gains and losses.

Seasonality

   Peerless believes that its business may be subject to seasonal trends.

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

Sales and Marketing

   Peerless markets its products to the leading OEMs that sell digital document products into the worldwide market. Peerless directs most of its sales efforts through its headquarters in California and its subsidiary in Japan. Sales to European digital document product manufacturers are conducted out of Peerless' California headquarters.

   Peerless markets directly to OEMs and through focused public relations and branding programs. Direct OEM marketing consists of focused public relations activities and the development of sales collateral, mailers, trade show attendance and sales support. Peerless focuses its public relations effort on media read by OEM customers. Peerless directs its branding programs toward building Peerless' brand awareness. These programs consist of public relations and Peerless product branding on its silicon and software products.

Product Development and Engineering Services

   Peerless' product development activities are located at Peerless' headquarters in El Segundo, California. These activities primarily consist of new product development, enhancement of existing products, product testing and technical documentation development. Accordingly, Peerless' engineering personnel are divided into two primary development areas: research and development, which focuses on development and enhancement of Peerless' core technologies; and engineering services, which focuses on customized customer design activities.

   Peerless' engineering services personnel work closely with OEMs that desire a turnkey solution, developing customized interfaces and applications specific to individual OEMs. Peerless typically receives a fee for such engineering services. As part of its corporate strategy, Peerless leverages its engineering services capability to penetrate emerging market sectors where applications and interfaces have not fully evolved.

Intellectual Property and Proprietary Rights

   Peerless' success is heavily dependent upon its proprietary technology. To protect its proprietary rights, Peerless relies on a combination of patent, copyright, trade secret and trademark laws as well as nondisclosure and other contractual restrictions. Peerless holds six patents issued in the United States, one of which is also issued in France, Germany and Great Britain. The issued patents relate to techniques developed by Peerless for generating output for continuous synchronous raster output devices, such as laser printers. Peerless has four applications pending in Japan, three applications pending in the European Patent Office and three applications pending in the United States. There can be no assurance that patents held by Peerless will not be challenged or invalidated, that patents will issue from any of Peerless' pending applications or that any claims allowed from existing or pending patents will be of sufficient scope or strength (or issue in the countries where products incorporating Peerless' technology may be sold) to provide meaningful protection or any commercial advantage to Peerless. In any event, effective protection of intellectual property rights may be unavailable or limited in certain countries. The status of United States patent protection in the software industry is not well defined and will evolve as the United States Patent and Trademark Office grants additional patents. Patents have been granted to fundamental technologies in software after the development of an industry around such technologies and patents may be issued to third parties that relate to fundamental technologies related to Peerless' technology.

   As part of its confidentiality procedures, Peerless generally enters into nondisclosure agreements with its employees, consultants, OEMs and strategic partners and limits access to and distribution of its software and other proprietary information. Despite these efforts, Peerless may be unable to effectively protect its proprietary rights and, in any event, enforcement of Peerless' proprietary rights may be expensive. Peerless' source code also is protected as a trade secret. However, Peerless from time to time licenses its source code to OEMs, which subjects Peerless to the risk of unauthorized use or misappropriation despite the contractual terms restricting disclosure. In addition, it may be possible for unauthorized third parties to copy Peerless' products or to reverse engineer or obtain and use Peerless' proprietary information.

   As the number of patents, copyrights, trademarks and other intellectual property rights in Peerless' industry increases, products based on its technology increasingly may become the subjects of infringement claims. There can be no assurance that third parties will not assert infringement claims against Peerless in the future. Any such claims, regardless of merit, could be time consuming, result in costly litigation, cause product shipment delays or require Peerless to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to Peerless, or at all, which could have a material adverse affect on Peerless' operating results. In addition, Peerless may initiate claims or litigation against third parties for infringement of Peerless' proprietary rights or to establish the validity of Peerless' proprietary rights. Litigation to determine the validity of any claims, whether or not such litigation is determined in favor of Peerless, could result in significant expense to Peerless and divert the efforts of Peerless' technical and management personnel from productive tasks. In addition, Peerless may lack sufficient resources to initiate a meritorious claim. In the event of an adverse ruling in any litigation regarding intellectual property, Peerless may be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to infringing or substituted technology. The failure of Peerless to develop, or license on acceptable terms, a substitute technology if required could have a material adverse effect on Peerless' operating results.

Competition

   The market for embedded imaging systems for digital document products is highly competitive and characterized by continuous pressure to enhance performance, add functionality, reduce costs and accelerate the release of new products. Peerless competes on the basis of technology expertise, product functionality, development time and price. Peerless' technology and services primarily compete with solutions developed internally by OEMs. Virtually all of Peerless' OEMs have significant investments in their existing solutions and have the substantial resources necessary to enhance existing products and to develop future products. These OEMs have or may develop competing embedded imaging systems technologies and may implement these systems into their products, thereby replacing Peerless' current or proposed technologies, eliminating a need for Peerless' services and products and limiting future opportunities for Peerless. Peerless therefore is required to persuade these OEMs to outsource the development of their embedded imaging systems and to provide products and solutions to these OEMs that cost-effectively compete favorably with their internally developed products. Peerless also competes with software and engineering services provided in the digital document product marketplace by other systems suppliers to OEMs. In this regard, Peerless competes with, among others, Electronics for Imaging and Xionics Document Technologies.

   As the industry continues to develop, Peerless expects that competition and pricing pressures will increase from OEMs, existing competitors and other companies may enter Peerless' existing or future markets with similar or substitute solutions that may be less costly or provide better performance or functionality. Peerless anticipates increasing competition for its color and multifunction products, particularly as new competitors develop and enter products in this emerging market. Some of Peerless' existing competitors, many of its potential competitors and virtually all of Peerless' OEMs have substantially greater financial, technical, marketing and sales resources than Peerless. In the event that price competition increases, competitive pressures could cause Peerless to reduce the amount of royalties received on new licenses and to reduce the cost of its engineering services in order to maintain existing business and generate additional product licensing revenues, which could reduce profit margins and result in losses and a decrease in market share. No assurance can be given as to the ability of Peerless to compete favorably with the internal development capabilities of its current and prospective OEM customers or with other third-party embedded imaging system suppliers, and the inability to do so would have a material adverse effect on Peerless' operating results.

Employees

   As of January 31, 1999, Peerless had a total of approximately 170 employees and independent contractors. None of Peerless' employees is represented by a labor union, and Peerless has never experienced any work stoppage. Peerless considers its relations with its employees to be good.


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                             INFORMATION ABOUT AUCO

Overview

   Auco is a computer software company whose focus is on providing networking for common office equipment, such as printers, copiers and facsimile machines. Auco has developed a close relationship with Novell, Inc. and all of Auco's products are compatible with that company's software, particularly Novell's Embedded Systems Technology ("NEST") and Novell Distributed Print Services ("NDPS").

   Auco develops software products that are designed to be directly incorporated into the software contained within common office equipment ("firmware"), and these products are marketed as software development kits ("SDKs") directly to the OEMs of office equipment or to their suppliers of major components.

   Adam Au founded Auco in 1994 with the initial goal of developing an automated test tool for developers of networked applications. Shortly after Auco began business, it was approached by Novell to assist in the testing of a NEST product, which was targeted at the OEMs of common office equipment. Through this association, Auco has developed a business with customers of NEST products and has introduced several complementary products in its own right. Auco terminated the automated test tool development in 1998 to concentrate on its expanding office equipment networking business.

Industry Background

   The first office equipment devices to be networked were printers. With the advent of computer networks came the ability to easily share a printer among a number of users.

   The problem this created was that either the printer had to be located near a network server or a user's computer needed to be specially configured to act as a printer host. This problem was solved by the introduction of the print server card, a small device that was either inserted into the printer (an "internal print server card") or was connected to the printer by means of a parallel or serial cable (an "external print server"). With these print servers it was now possible to locate the printer close to users, rather than close to a network server.

   Initially, print servers were only fitted to high-end printers, as these were the devices suitable for use by multiple users due to their high print quality and speed of operation. Over time this technology has filtered down to mid- and low-end printers, and this in turn has led to growth in the print server market. With market growth comes competitive pressure, and thus the need to reduce costs.

   Printer manufacturers have taken two routes to providing networked printers:

   .  Third party print server manufacturers

   .  In-house design

   The first case relieves the need for printer manufacturers to become proficient in computer networking, allowing them to concentrate on the printer itself. However, this is the more expensive option, as the manufacturer is purchasing a finished product from a third party. As long as networking was deployed in a small percentage of printers, this was an attractive option for printer manufacturers and it became the common route chosen by many.

   The second case requires printer manufacturers to acquire in-house expertise in computer networking, or to purchase a packaged networking SDK from a third party. This option gives the printer manufacturer an advantage in flexibility of design: the print server function may be designed as a separate card (if networking is offered as an option) or networking may be integrated into the design of the printer, thus sharing components inside the printer and therefore reducing costs. The integrated networking approach is becoming more common as networking is becoming a standard feature for many printers.

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

Auco Technologies and Products

   Auco's business is targeted at the in-house design model described above. Auco's goal is to provide all of the networking software that is contained on a typical print server, but to provide it in such a form that it is suitable for use by printer manufacturers to incorporate directly into the printer's firmware. Auco's software solutions have a number of key attributes:

  . They are designed to be used either independently or can be integrated with other existing products. This allows companies to easily deploy products containing Auco's software as well as products from other vendors that work together.

  . They are designed to support popular hardware and software platforms, including network platforms from Novell, Microsoft, Apple and other UNIX providers.

  . They are scalable, meaning the same software works on small or large office equipment. As the OEM customers need different ranges of office equipment, Auco's software can easily provide the same functionality across a broad range of office equipment.

Auco Modular Software Architecture

   The Auco modular software architecture provides a variety of advanced technologies, integrated together to provide maximum functionality. The software layers consist of:

  . Local area network topology driver--Auco supports industrial standard Ethernet and token ring drivers. The drivers can integrate with commercially available embedded operating systems (for example, VxWorks from WindRiver), or with proprietary embedded operating systems of the customers.

  . Embedded operating system--Auco does not provide the embedded operating system. Each software module is designed to run on different embedded operating systems. Auco chose VxWorks from WindRiver as the primary operating system on which to build its networking software.

  . Network protocols--Auco supports Novell network on both the Novell Bindery service and Novell Directory Service (NDS); UNIX printing and Internet printing; Microsoft Server Message Block (SMB) protocol and Apple protocol.

  . Application Driver Interface--This layer makes the software device independent. Applications like Printer and Scanner can use this interface to interact with various network protocols.

                    [FIGURE OF APPLICATION DRIVER INTERFACE]

   The figure above illustrates Auco's Modular Architecture.

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

   There are currently three products available from Auco:

   .  Auco Print Services

   This was Auco's first product, developed during 1995 and 1996, and is currently under exclusive license to Novell. Novell markets Auco Print Services ("APS") integrally incorporated into a product sold as the NEST Office SDK 1.0.

   APS is a set of software modules that is functionally equivalent to Novell's print server software, which forms part of the software suite sold as NetWare. The major differences between APS and Novell's software are that Auco's product may be incorporated directly into the firmware of a printer or copier and the size of Auco APS is significantly smaller than Novell's products, which creates cost savings for the manufacturers of these devices.

   The actual purpose of APS is to provide a printer the ability to function on a computer network using Novell NetWare and to print jobs submitted by users of that network without requiring the printer to be physically connected to a NetWare server.

   The shaded portion below shows APS integrated into Novell NetWare to provide network connectivity.

                   [FIGURE OF APPLICATION DRIVER INTERFACE]

   .  Auco Software Print Server

   Whereas APS was designed solely to support Novell NetWare, Auco Software Print Server ("Auco SPS") was designed to simultaneously support network printing protocols found on the Internet, along with network printing protocols from all major suppliers of computer network software, including Microsoft, Novell, Sun Microsystems and Apple.

   Auco SPS is designed to be a complementary product to Auco APS and the Novell NEST Office SDK, with Auco SPS using many of the interfaces and functions found in these products. Together with a suite of network printing protocols supporting the computer network vendors described above, Auco SPS also provides a complete range of industry standard protocols used by network management applications and end users to allow the printer to be configured or monitored remotely.

   Auco SPS has been available since the beginning of 1998 and has enjoyed considerable success in the market. It is marketed as an SDK, although Auco usually provides some customization for each customer.

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

   The figure below shows all the network printing protocols supported by Auco SPS.

[FIGURE OF APPLICATION DRIVER INTERFACE]

   .  APS Scan

   APS Scan is a product that allows OEMs to develop network scanner devices, and is in effect the scanner analog of Auco SPS.

   Multifunction Devices ("MFDs") are peripherals or standalone devices that integrate within a single device more than one of the following functions: print, scan, copy, fax. MFDs have been available for some time, but initially they were either low-end devices derived from fax machines, or high-end devices derived from color copiers. Recently, however, there has been a trend towards MFDs in the mid-range, fueled by the decrease in cost of color printing technology, making color copiers more affordable, and also the move away from analog copiers to digital copiers.

   Auco was quick to spot this trend, and realized that, just as the move to mid-range printers had created the market for networked printers, the same would be true of mid-range MFDs. The output path to an MFD is the same as a network printer; the input path is a scanner, and APS Scan addresses this.

   APS Scan provides support for the Internet, and for Novell and Microsoft networks, and is licensed to MFD manufacturers as an SDK.

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

   The figure below shows the network scan protocols supported by APS Scan.

                    [FIGURE OF APPLICATION DRIVER INTERFACE]

Maintenance and Technical Support

   Auco offers maintenance and technical support, which is generally customized to a customer's specific needs. This can vary from 'bug fixes' to providing product enhancements or providing on-site support.

Engineering Services

   In addition, Auco provides engineering services related to the implementation and customization of Auco SPS. Auco provides on-site support as well as development work for customers. Engineering services include implementation, planning, project management and product customization. Engineering services are generally performed on a daily fee-basis or on a fixed-price project basis. These engineering services are used to leverage Auco's software products so they can be better integrated into a customers' products in the shortest possible time, reducing the customer's time to market and the time when Auco starts receiving royalty revenue. A majority of Auco's customers purchase its engineering services. Auco believes that engineering services will always be a significant part of its business.

   .  NDPS Gateway

   Auco also provides engineering services for NDPS gateway, which complements its SPS and APS Scan, products.

   This engineering service is unique among Auco's offerings in that it is not an SDK and is not designed for use within a printer.

   Novell introduced NDPS in 1998 as a new printing technology for NetWare. The technology was designed to be partly integrated into new printer designs; the existing base of printers ("legacy printers") could use a proxy software component, the NDPS gateway.

   An NDPS gateway is a proxy agent for legacy printers in that it presents the printer to an end user as if it were an NDPS printer, while the printer communicates with the NDPS gateway using a network printing protocol already in its firmware. Thus, legacy printers may act as NDPS printers without any firmware changes.

   Novell has provided a generic gateway in NetWare 5, its latest release of NetWare, although printer manufacturers have been encouraged by Novell to produce gateways themselves, taking advantage of the specific features of their printer range. Auco was one of the first companies to develop capabilities to provide OEMs with custom gateways for NDPS. Auco has been providing regular enhancements to its NDPS gateway offering.

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

   The NDPS gateway is provided to printer manufacturers as a complete package, together with a gateway configuration program and installation script.

Market

   The market for Auco's products is highly vertical and includes the following:

   .  Printer OEMs

   These are the companies developing network printers, and are a target customer class for Auco SPS and the NDPS gateway.

   Companies in this class include: Hewlett Packard, Lexmark, Canon, Seiko Epson Corporation, Kyocera, Okidata and Ricoh.

   .  MFD manufacturers

   Manufacturers developing network MFDs are a target customer class for Auco SPS, the NDPS gateway and, where the MFD includes a scanning function, APS Scan.

   Companies in this class include: Xerox, Toshiba, Brother Industries, Seiko Epson Corporation, Panasonic and Sharp.

   .  Digital copier manufacturers

   This class of customer is distinct from the traditional MFD manufacturer as they have traditionally been developing an analog solution and have only recently started to make the move to digital devices. Typically this class of customer will want to expose the printing function of the digital copier as a network device, and may also be interested in offering the scanning function as a network device to add value to the digital copier.

   This would be a target customer class for Auco SPS, the NDPS gateway and APS Scan.

   Companies in this class include: Xerox, Sharp, Minolta, Mita, Kodak, Konica and Toshiba.

   .  Print controller manufacturers

   Print controllers are subsystems that exist in printing devices which take data from a user in the form of a page description language (PDL) generated by a client-based printer driver, or some other form of image encoding, and convert that into a rasterized image suitable for sending to the printer engine. This process is sometimes described as RIPping, where RIP stands for "Raster Image Processor".

   Just as printer manufacturers face a build or buy decision with network connectivity, they also face the same decision for the print controller function. There are a number of third party companies offering these print controller subsystems. These companies are a target customer class for Auco SPS and the NDPS gateway.

   Companies in this class include: Peerless Systems Corporation, ITEC, Splash, ColorBus, and Texas Instruments (which offers a digital signal processor (DSP) chip-based solution)

   .  Print server manufacturers

   With network printing protocols changing frequently, it is uneconomical for print server manufacturers to develop all new protocols in-house. Therefore a third party solution is often sought. These are a target customer class for Auco SPS and the NDPS gateway.

   Customers in this class include: Hewlett Packard, Intel, Emulex, Extended Systems, Axis, Osicom/DPI, XCD, HMB, Digi International and Komatsu.

Customers

   Auco's customers include many of the major office equipment manufacturers. Auco has supplied products and services to many of the major printer OEMs. Auco's customers include: Xerox, Lexmark, Toshiba, Texas Instruments, Tektronix, Canon, Seiko Epson Corporation and Ricoh. In addition, a major customer for Auco's technology and engineering services continues to be Novell.

Business Model

   License Fee. For the Auco SDK, customers pay Auco a one-time non-recurring license fee for the use of the SDK. When the customer starts shipping products, it also pays Auco a per-product shipped recurring royalty for the use of the Auco software embedded into the firmware of a printer or MFD. There is a lead time between when a customer commences work with the Auco SDK and actually ships product utilizing the software contained in it. The SDK license fee helps bridge this time lag and also contributes towards support costs incurred during the customer's development cycle.

   Engineering Services. One major advantage provided by Auco's SDKs is time-to-market, and it is for this reason that customers use Auco's engineering services. Customers are offered a customization service to implement the Auco SDK on the customers' chosen hardware and software platform as well as to develop new features. Auco generally retains intellectual property rights on new features developed for specific customers and incorporates them into a later release of the SDK. To date, all customers for Auco SPS and APS Scan have chosen the customization option.

   Customers are also offered an ongoing support and maintenance option to ensure the latest version of the SDK is made available to them.

   The NDPS gateway is provided as a complete turnkey service with a one time engineering services fee.

Alliances

   .  Novell

   Auco has a long history of partnership with Novell. The relationship started in September, 1994. Novell has licensed Auco's APS technology and incorporated it in Novell's NEST Office SDK. In addition, Auco is co-developing with Novell two additional SDKs, the Embedded NDPS SDK which is the next generation of network printing for Novell NetWare and the NEST Server SDK which provides networking for office storage devices such as CD-ROMs, disk drives etc.

   .  WindRiver

   Auco has been a Development Partner of WindRiver Inc. since 1996, under its Wind Trade Partner Program. Auco has developed its networking software modules on the WindRiver operating system.

Sales and Marketing

   Auco is targeting customers that are manufacturing or will manufacture printers, MFPs, copiers and print servers. Typical target customers are large and medium-sized office equipment manufacturers that are doing their product development on commercially available embedded operating systems such as Wind River's (VxWorks), Microsoft's (CE) and Integrated Systems' (pSOS). Auco licenses its software and services directly to its customers through its sales organization complemented by other sales channels including print controller and chip manufacturers and other network vendors.

   Auco also has marketing programs intended to position, promote and license its family of embedded networking products. Marketing personnel engage in a variety of activities in support of the sales organization, including public relations and product seminars, trade shows, direct mailings, preparing marketing materials and coordinating Auco's participation in industry programs and forums.

Competition

   Print Server Manufacturers. Traditional print server manufacturers have until recently been the main competitors to Auco's print and scan SDKs. However, manufacturers usually make an early choice between a traditional print server and an in-house design and this determines whether Auco or a print server manufacturer will gain the business. More printer and MFD manufacturers are making the decision to create an in-house design, which is creating competitive pressures on print server manufacturers. Companies in the print server business include: Axis Communications, Intel, Osicom/DPI, Emulex, HBM, Hewlett Packard, Japan Computer Industries and Komatsu.

   Print Server on a Chip. This class of competition incorporates all print server functionality into a single integrated circuit device, frequently an application specific integrated circuit (ASIC), allowing printer OEMs to incorporate a print server into their printer hardware design without the additional cost of a plug-in card. Only one company is known to be in this business: the print server manufacturer DPI recently started a print server on a chip business called NetSilicon. The print server on a chip reduces costs for print server manufacturers and offers printer manufacturers an alternative to the software-only approach taken by Auco.

   Other Software Print Servers. Recently, a number of print server companies have begun positioning themselves as software companies, thus becoming direct competitors to Auco. None are known to offer SDKs containing full source code, which allows Auco a competitive edge in this market. Only one company, XCD, is currently known to be offering a software print server.

Employees

   As of March 31, 1999, Auco had 28 employees of which 18 were engaged in engineering and technical documentation activities, 4 were in sales and marketing, and 6 were in general and administration. Auco also uses independent contractors from time to time.

Legal Proceedings

   Auco is not a party to any material legal proceedings.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF AUCO

   The following table sets forth, as of April 13, 1999, the beneficial ownership of Auco shares by (i) those persons who own beneficially more than 5% of Auco's outstanding common or preferred shares; (ii) each of the current directors of Auco (only one of whom owns shares); (iii) each of the executive officers of Auco (only one of whom owns shares); and (iv) all directors and executive officers of Auco as a group.

                                                              Common Stock
                                                         -----------------------
                                                          Number of   Percent of
Name and Address of Beneficial Owner                     Shares Owned   Class
------------------------------------                     ------------ ----------
Adam Au.................................................  3,000,000      88.5%
 (Executive Officer and Director)
 386 Main Street
 Redwood City, California 94063

                                                            Preferred Stock
                                                        -----------------------
                                                         Number of   Percent of
Name and Address of Beneficial Owner                    Shares Owned   Class
------------------------------------                    ------------ ----------
Adam Au................................................    763,000      16.4%
 (Executive Officer and Director)
 386 Main Street
 Redwood City, California 94063
Tit Wing Poon..........................................  2,360,000      50.9%
 Flying Dragon
 Flat 13, 17/F,
 Fo Tan Industrial Centre
 26-28 Au Pui Wan Street, Fo Tan
 Shatin, N.T.
 Hong Kong
Matthew Tong...........................................    600,000      12.9%
 House 2, Harmony Lodge                                  ---------      ----
 5 Hang Lok Lane,
 Tung Lo Wan
 Shatin, N.T.
 Hong Kong
All directors and officers as a group (1 person).......  3,763,000      46.9%
                                                         =========      ====

                        COMPARISON OF SHAREHOLDER RIGHTS

   Upon consummation of the merger, Auco shareholders will become shareholders of Peerless whose rights will (i) cease to be defined and governed by California Law and will be defined and governed by Delaware law and (ii) cease to be defined and governed by the articles of incorporation and bylaws of Auco and will be defined and governed by the Peerless certificate of incorporation and the Peerless bylaws. Certain provisions of the Peerless certificate of incorporation and the Peerless bylaws alter the rights of shareholders from those that Auco shareholders presently have and also alter certain powers of management. These provisions are summarized below. This summary is qualified in its entirety by reference to the Peerless certificate of incorporation, the Peerless bylaws, the Auco articles of incorporation, the Auco bylaws and applicable law. In addition, Peerless could implement certain other changes by amending the Peerless certificate of incorporation or the Peerless bylaws. (See "Where to Find More Information")

   Certain Differences Between California and Delaware Corporate Laws

   Delaware law governs the rights of Peerless shareholders and will govern the rights of Auco shareholders who become shareholders of Peerless. California law and Delaware law differ in many respects. Certain of the significant differences that could materially affect the rights of Auco shareholders are discussed below.

   Board of Directors

   Auco. The Auco bylaws provide for the board of directors of Auco to consist of not more than five persons and not less than three persons. The Auco board of directors has by resolution acted and set the number at three. The Auco board of directors is not divided into classes and all directors are elected at each annual meeting.

   Peerless. The Peerless certificate of incorporation provides that the number of directors shall be fixed exclusively by one or more resolutions adopted by the board of directors. The board of directors of Peerless has adopted resolutions that fix the number of directors at five.

   Monetary Liability of Directors

   The Auco articles of incorporation provide for the elimination of personal monetary liability of directors to the fullest extent permissible under California law. The Peerless certificate of incorporation provides for the elimination of personal monetary liability of directors to the fullest extent permissible under Delaware law.

   Voting Power

   Upon consummation of the merger, based upon the capitalization of Auco on April 13, 1999, Auco shareholders will hold approximately 2,500,000 shares of Peerless common stock constituting approximately 18.5% of Peerless' voting power. Following the Merger, Auco's shareholders will not possess the same relative voting power in matters put to a vote of shareholders of Peerless as they possessed prior to the Merger.

   Removal of Directors

   Auco. California law provides that any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote, provided, that no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect a director under cumulative voting.

   Peerless. The Peerless certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, the board of directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of Peerless, entitled to vote at an election of directors (the "Voting Stock") or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the Voting Stock.

   Amendment of the Corporate Charter Document

   Auco. California law provides for the vote of a majority of outstanding shares to amend the articles.

   Peerless. Delaware law provides that approval of a majority of the shares entitled to vote thereon is required to amend the Peerless certificate of incorporation.

   Cumulative Voting

   Generally, under California law, if any shareholder has given notice of his or her intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election. Under Delaware law, cumulative voting in the election of directors is not mandatory. The Peerless certificate of incorporation and the Peerless bylaws do not provide for cumulative voting, and therefore, the shareholders of Auco will no longer have cumulative voting rights. The lack of cumulative voting may limit the ability of minority shareholders to obtain representation on the Peerless board of directors.

   Classified Board of Directors

   A classified board is one for which a certain number, but not all, of the directors are elected on a rotating basis each year. California law does not permit Auco to provide for a classified board of directors. Delaware law permits, but does not require, a classified board of directors, divided into as many as three classes with no requirement that the classes be as even in size as possible. The Peerless certificate of incorporation and the Peerless bylaws do not presently provide for a classified board but could, in the future, be amended to provide for a classified board. A classified board makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process.

   Power to Call Special Meetings of Shareholders

   Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than ten percent of the votes at such meeting or such additional persons as are authorized by the articles of incorporation or the bylaws. Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Peerless bylaws contain a provision granting the right to call a special meeting of shareholders to the board of directors, the chairman of the board, the chief executive officer, and no other person. Thus, former Auco shareholders, upon becoming Peerless shareholders, will be unable to call a special meeting of shareholders to vote on a matter that is opposed by the Peerless board of directors.

   Shareholder Approval of Certain Business Combinations

   In the last several years, a number of states (but not California) have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Section 203 of the Delaware General Corporation Law ("Section 203") prohibits a Delaware corporation from engaging in a "business combination" with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or entity who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

   For purposes of Section 203, the term "business combination" is defined broadly to include mergers of the corporation or a subsidiary with or caused by the interested shareholder; sales or other dispositions to the interested shareholder (except proportionately with the corporation's other shareholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested shareholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested shareholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested shareholder (except proportionately as a shareholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

   The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date at which such shareholder becomes an interested shareholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder; (ii) the interested shareholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested shareholder (excluding from the number of shares outstanding those shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person becomes an interested shareholder, the board approves the business combination and it is also approved at a shareholder meeting by sixty-six and two-thirds percent (66
2/3%) of the voting stock not owned by the interested shareholder. Section 203 does not apply if the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or a 20-day notice required under Section 203 of the proposed transaction which (i) constitutes certain (x) mergers or consolidations, (y) sales or other transfers of assets having an aggregate market value equal to 50% or more of the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation or (z) proposed tender or exchange offers for 50% or more of the corporation's outstanding voting stock; (ii) is with or by a person who was either not an interested shareholder during the last three years or who became an interested shareholder with the approval of the corporation's board of directors; and (iii) is approved or not opposed by a majority of the board members elected prior to any person becoming an interested shareholder during the previous three years (or their chosen successors).

   A Delaware corporation may elect not to be governed by Section 203 by a provision of its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors. Such an amendment is not effective until 12 months following its adoption. Peerless has not opted out of Section 203; therefore, Section 203 applies to Peerless. Peerless believes Section 203 will encourage any potential acquirer to negotiate with Peerless' board of directors. Section 203 may have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for Peerless in which all shareholders would not be treated equally. Section 203 may also discourage certain potential acquirers unwilling to comply with its provisions.

   Removal of Directors

   Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation may be removed, with or without cause, unless the certificate of incorporation otherwise provides.

   Vacancies on Board of Directors

   Under California law, the board may fill any vacancy on the board of directors other than one created by removal of a director. If the number of directors in office is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a properly noticed meeting or by a sole remaining director. The board may fill a vacancy created by removal of a director only if so authorized by a corporation's articles of incorporation or by a bylaw approved by a corporation's shareholders. The Auco bylaws permit directors to fill vacancies created by removal of a director. California law further provides that if, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders are less than a majority of the directors, then a holder or holders of five percent or more of the outstanding shares may call a special meeting of shareholders or cause a court to order such a meeting to elect the entire board.

   Under Delaware law, vacancies may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws.

   Indemnification of Officers and Directors

   California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. There are nonetheless certain differences between the laws of the two states respecting indemnification. California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid in settling or otherwise disposing of an action or expenses incurred in defending an action which is settled or otherwise disposed of without court approval.

   Indemnification is permitted by California law only for acts taken by the person seeking indemnification in good faith and believed to be in the best interests of the corporation and its shareholders and with respect to a criminal proceeding, which such person had no reasonable cause to believe his conduct was unlawful, as determined by a majority vote of a quorum of disinterested directors, independent legal counsel (if a quorum of disinterested directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action. Under California law indemnification is required when the individual has successfully defended the action on the merits. California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by California law. The Auco articles of incorporation include such a provision.

   Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation and, with respect to a criminal proceeding, which such person had no reasonable cause to believe his conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Peerless, Peerless has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by peerless of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Peerless will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   Limitations on Liability of Officers and Directors

   The laws of both California and Delaware permit corporations to adopt a provision in their articles of incorporation eliminating, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty as a director. The Auco articles of incorporation eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should have been aware of a risk of serious injury to the corporation or its shareholders;
(e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested mergers between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

   Under Delaware law, Peerless may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (c) unlawful dividends, stock repurchases or redemptions; or (d) mergers from which the director received an improper personal benefit. Such limitation of liability provision also may not limit a director's liability for violation of, or otherwise relieve Peerless or its directors from the necessity of complying with federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

   Inspection of Shareholder Information

   Both California and Delaware law generally provide any shareholder, upon written demand, the right to inspect and copy the corporation's shareholder list for a purpose related to such person's interest as a shareholder. In addition, California law provides persons holding an aggregate of 5% or more of a corporation's outstanding voting shares an absolute right to inspect and copy the corporation's shareholder list. Since Delaware law does not provide a similar absolute right of inspection for specified shareholders, certain Auco shareholders who become Peerless shareholders will no longer have access to the shareholder list for purposes unrelated to their interest as a shareholder. This could result in impairment of such shareholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of Peerless.

   Dividends and Repurchases of Shares

   California law dispenses with the concepts of par value of shares as well as statutory definitions of capital and surplus. The concepts of par value, capital and surplus are retained under Delaware law.

   Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases or redemptions of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1.25 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1.25 times its current liabilities if the average earnings before interest and taxes for the preceding two fiscal years was less than the average interest expense for such years).

   Delaware law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

   Shareholder Voting

   Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the Merger agreement does not amend the existing certificate of incorporation, (b) each share of stock of the surviving corporation outstanding before the Merger is an identical outstanding or treasury share after the Merger, and (c) the number of shares to be issued by the surviving corporation in the Merger does not exceed 20% of the shares outstanding immediately prior to the Merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power (assuming the conversion of convertible equity securities) of the surviving or acquiring corporation or its parent entity.

   Both California and Delaware law also generally require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

   With certain exceptions, California law also requires that mergers, reorganizations, and similar mergers be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except for amendments to the certificate of incorporation that change the number of authorized shares or the par value of shares of a specific class or that adversely affect such class of shares. Should Peerless authorize and issue shares of a new class of capital stock, the holders thereof would vote with the holders of the Peerless common stock on proposals not adversely affecting either the new class of capital stock or the Peerless common stock. In such event the holders of Peerless common stock, if in the minority, would be unable to control the outcome of a vote, and, if in the majority, would be able to control the outcome of such a vote.

   California law also generally requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation where one of the constituent corporations or its parent owns more than 50 percent of the voting power of the other constituent corporation unless all of the holders of such common stock consent to the merger. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder (owning less than 90% of the outstanding shares of each class) more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection against coercive two-tiered bids for a corporation in which the shareholders are not treated equally.

   Interested Director Transactions

   Under both California and Delaware law, contracts or transactions between a corporation and one or more of its directors or between a corporation and any other entity in which one or more of its directors are directors or have a financial interest, are not void or voidable because of such interest or because such director is present at a meeting of the board which authorizes or approves the contract or transaction, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, either (a) the shareholders or the board of directors must approve any such contract or transaction in good faith after full disclosure of the material facts (and, in the case of board approval other than for a common directorship, California law requires that the contract or transaction must also be "just and reasonable" to the corporation), or (b) the contract or transaction must have been "fair" (in Delaware) or, in the case of a common directorship (in California), "just and reasonable" as to the corporation at the time it was approved. California law explicitly places the burden of proof of the just and reasonable nature of the contract or transaction on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the board of directors of Auco might not be able to approve because the number of interested directors prevents the existence of a disinterested quorum could be approved by a majority of the disinterested directors of Peerless, although less than a majority of a quorum.

   Shareholder Derivative Lawsuits

   California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain criteria are met. Under Delaware law, a person may only bring a derivative action on behalf of the corporation if the person was a shareholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may, under certain circumstances, make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

   Dissenters' Rights

   Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters' or appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such appraisal rights are not available
(a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (c) to shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the Merger because the Merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the Merger is an identical outstanding or treasury share after the Merger, and the number of shares to be issued in the Merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the Merger and if certain other conditions are met.

   The limitations on the availability of dissenters' rights under California law are different from those under Delaware law. For a more complete discussion of the relevant issues related to dissenters' rights under California law, see "Dissenters' Rights of Auco Shareholders."

   Dissolution

   Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors. The board may cause the corporation to dissolve if (a) an order for relief under Chapter 7 of the Federal bankruptcy law has been entered, (b) no shares have been issued or (c) the corporation has disposed of all of its assets and has not conducted any business for a period of five years preceding the adoption of a resolution to dissolve. Under Delaware law, if the board of directors initiates the dissolution holders of a majority of the corporation's shares may approve it. If the board of directors does not approve the proposal to dissolve, the dissolution must be consented to in writing by all shareholders entitled to vote thereon.

   Stockholder Rights Plan

   Under Delaware law, every corporation may create and issue rights entitling the holders of such rights to purchase from the corporation shares of its capital stock of any class or classes, subject to any provisions in its certificate of incorporation. The price and terms of such shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors for the creation or issuance of such rights.

   On October 6, 1998, the Peerless board of directors adopted a stockholder rights plan, as set forth in a rights agreement, between Peerless and Norwest Bank Minnesota, N.A. As with most stockholder rights agreements, the terms of our rights agreements are complex and not easily summarized, particularly as they relate to the acquisition of our common stocks and to exercisability. This summary may not contain all of the information that is important to you. Accordingly, you should carefully read the rights agreements, which is incorporated by reference into this Proxy-Statement/Prospectus/Information Statement, in its entirety. (See "Where to Find More Information")

   Peerless' rights agreement provides that each share of Peerless common stock outstanding will have the right to purchase one one-thousandth of a preferred share of Peerless attached to it. The purchase price per one-thousandth Peerless preferred share under the stockholder rights agreement is $35.50, subject to adjustment. Each share of Peerless common stock issued in the merger will have one right attached.

   Initially, the rights under Peerless' rights agreement are attached to outstanding certificates representing Peerless common stock, and no separate certificates representing the rights will be distributed. The rights will separate from Peerless common stock, and be represented by separate certificates approximately 10 days after someone acquires or commences a tender offer for 15% of the outstanding Peerless common stock. The Peerless rights will not separate from the Peerless common stock or become exercisable as a result of the merger.

   After the rights separate from the Peerless common stock, certificates representing the rights will be mailed to record holders of the Peerless common stock. Once distributed, the rights certificates alone will represent the rights.

   All shares of Peerless common stock issued prior to the date the rights separate from the common stock will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the common stock. The Peerless rights will expire, unless earlier redeemed or extended, on October 15, 2008.

   If an acquirer obtains or has the right to obtain 15% or more of Peerless common stock, then each right will entitle the holder to purchase a number of shares of Peerless common stock with a then current market value of $71.00 for $35.50, subject to adjustment.

   Each right will entitle the holder to purchase a number of shares of common stock of the acquirer having a then current market value of twice the purchase price if an acquirer obtains 15% or more of Peerless common stock and any of the following occurs:

   .  Peerless merges into another entity

  .  an acquiring entity merges into Peerless

  .  Peerless sells more than 50% of its assets or earning power

   Under Peerless' rights agreement, any rights that are or were owned by an acquirer of more than 15% of Peerless' outstanding common stock will be null and void.

   Peerless' rights agreement contains exchange provisions which provide that after an acquirer obtains 15% or more, but less than 50% of Peerless' outstanding common stock, the Peerless board of directors may, at its option, exchange all or part of the then outstanding and exercisable rights for common shares. In such an event, the exchange ratio is one common share per right, adjusted to reflect any stock split, stock dividend or similar transaction.

   The Peerless board of directors may, at its option, redeem all of the outstanding rights under the rights agreement prior to the earlier of (1) the time that an acquirer obtains 15% or more of its respective outstanding common stock or (2) the final expiration date of the rights agreement. The redemption price under the rights agreements is $.01 per right, subject to adjustment. The right to exercise the rights will terminate upon the action of the board of directors ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.

   Holders of rights will have no rights as shareholders of Peerless, including the right to vote or receive dividends, simply by virtue of holding the rights.

   The rights agreement provides that the provisions of the rights agreement may be amended by the board of directors prior to the date any person acquires 15% of the Peerless common stock without the approval of the holders of the rights. However, after the date any person acquires 15% of the Peerless common stock, the rights agreement may not be amended in any manner which would adversely effect the interests of the holders of the rights, excluding the interests of any acquirer.

   The rights agreement contains rights that have anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire Peerless without conditioning the offer on a substantial number of rights being acquired. Accordingly, the existence of the rights may deter acquirers from making takeover proposals or tender offers for Peerless. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the Peerless board of directors to negotiate with an acquirer on behalf of all of the Peerless shareholders. In addition, the rights should not interfere with a proxy contest.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   The following unaudited pro forma combined financial statements give effect to the combination of Peerless and Auco on a pooling of interests basis. The unaudited pro forma combined balance sheet assumes the merger took place on January 31, 1999 and combines Peerless' historical balance sheet at that date with Auco's historical balance sheet at December 31, 1998. The unaudited pro forma combined statements of operations assume that the merger took place as of the beginning of each of the periods presented and combine Peerless' historical statements of income for the three fiscal years ended January 31, 1999, 1998 and 1997 and Auco's historical statements of operations for the years ended December 31, 1998, 1997 and 1996.

   The unaudited pro forma combined statements of operations are not necessarily indicative of operating results which would have been achieved had the merger been consummated as of the beginning of such periods and should not be construed as representative of future operations.

   Peerless has never paid any cash dividends on its common stock and currently intends to retain any earnings for future growth and therefore does not anticipate paying any cash dividends on its common stock in the foreseeable future.

   These unaudited pro forma combined financial statements should be read in conjunction with the respective audited historical financial statements and the notes thereto of Peerless which are incorporated herein by reference and Auco which are included elsewhere in this document.

   Following the merger, the Company will have cash, cash equivalents, and investments based on the pro forma combined balance sheets of Peerless and Auco as at January 31, 1999. Peerless believes that existing cash and cash from operations will be sufficient to meet present and anticipated working capital requirements and other cash needs of the Company for the next twelve months.

                          PEERLESS SYSTEMS CORPORATION

                          UNAUDITED PRO FORMA COMBINED

                                 BALANCE SHEETS

                             AS OF JANUARY 31, 1999

                                    Historical                  Pro forma(1)
                                 -----------------          --------------------
                                 Peerless   Auco    Notes   Adjustments Combined
                                 --------  -------  ------  ----------- --------
                                    (in thousands, except per share data)
             ASSETS
Current assets:
  Cash and cash equivalents..... $ 5,250   $   494  (2),(5)   $(1,931)  $ 3,813
  Short term investments........  16,158                                 16,158
  Trade accounts receivable,
   net..........................   9,186       754                        9,940
  Unbilled receivables..........   2,994                                  2,994
  Deferred tax asset............   2,615                                  2,615
  Prepaid expenses and other
   current assets...............     631         1                          632
                                 -------   -------            -------   -------
    Total current assets........  36,834     1,249             (1,931)   36,152
Investments.....................   4,605                                  4,605
Property and equipment, net.....   5,186       188                        5,374
Deferred tax asset..............
Other assets....................     549        51                          600
                                 -------   -------            -------   -------
    Total assets................ $47,174   $ 1,488            $(1,931)  $46,731
                                 =======   =======            =======   =======
 LIABILITIES AND STOCKHOLDERS'
             EQUITY
Current liabilities:
  Accounts payable.............. $   672   $   221                      $   893
  Accrued wages.................   1,557                                  1,557
  Accrued compensated absences..     672                                    672
  Other current liabilities.....     867       112                          979
  Income taxes payable..........     788                                    788
  Deferred rent, current
   portion......................      76                                     76
  Deferred revenue, current
   portion......................   1,118       415                        1,533
  Notes payable to stockholder..               350      (3)       (50)      300
                                 -------   -------            -------   -------
    Total current liabilities...   5,750     1,098                (50)    6,798
Deferred tax liability..........     394                                    394
Deferred rent...................     431                                    431
Deferred revenue................     800                                    800
                                 -------   -------            -------   -------
    Total liabilities...........   7,375     1,098                (50)    8,423
                                 -------   -------            -------   -------
Commitments and contingencies
Stockholders' equity:
Common stock....................      11        56      (3)       (53)       14
Preferred A stock...............             3,217      (3)    (3,217)
Preferred B stock...............             3,520      (3)    (3,520)
Additional paid-in capital......  39,293                (3)     6,840    46,133
Deferred compensation...........    (188)                                  (188)
Retained earnings (deficit).....     683    (6,403) (2),(5)    (1,931)   (7,651)
                                 -------   -------            -------   -------
    Total stockholders' equity..  39,799       390             (1,881)   38,308
                                 -------   -------            -------   -------
    Total liabilities and
     stockholders' equity....... $47,174   $ 1,488            $(1,931)  $46,731
                                 =======   =======            =======   =======

                          PEERLESS SYSTEMS CORPORATION

                          UNAUDITED PRO FORMA COMBINED

                            STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED JANUARY 31, 1999

                                      Historical               Pro forma(1)
                                    ---------------        --------------------
                                    Peerless  Auco   Notes Adjustments Combined
                                    -------- ------  ----- ----------- --------
                                      (in thousands, except per share data)
Revenues:
  Product licensing...............  $20,882  $  220                    $21,102
  Engineering services and
   maintenance....................   11,701   3,922                     15,623
                                    -------  ------          ------    -------
    Total revenues................   32,583   4,142             --      36,725
                                    -------  ------          ------    -------
Cost of revenues:
  Product licensing...............      139     --                         139
  Engineering services and
   maintenance....................   10,526   2,562                     13,088
                                    -------  ------          ------    -------
    Total cost of revenues........   10,665   2,562             --      13,227
                                    -------  ------          ------    -------
    Gross margin..................   21,918   1,580             --      23,498
                                    -------  ------          ------    -------
Operating expenses:
  Research and development........    7,220   1,254                      8,474
  Sales and marketing.............    4,212     331                      4,543
  General and administrative......    4,797     844                      5,641
                                    -------  ------          ------    -------
    Total operating expenses......   16,229   2,429             --      18,658
                                    -------  ------          ------    -------
Income (loss) from operations.....    5,689    (849)            --       4,840
Interest income (expense), net....    1,333     (14)   (5)   $    5      1,324
                                    -------  ------          ------    -------
Income (loss) before income
 taxes............................    7,022    (863)              5      6,164
Provision for income taxes........    2,458       1                      2,459
                                    -------  ------          ------    -------
    Net income (loss).............  $ 4,564  $ (864)         $    5    $ 3,705
                                    =======  ======          ======    =======
Net income (loss) per common
 share............................  $  0.42  $(0.27)   (4)             $  0.29
                                    =======  ======                    =======
Net income (loss) per common
 share, assuming dilution.........  $  0.39  $(0.27)   (4)             $  0.26
                                    =======  ======                    =======
Weighted average common shares
 outstanding......................   10,958   3,228    (4)   (1,239)    12,947
                                    =======  ======          ======    =======
Weighted average common shares
 outstanding and dilutive shares..   11,821   3,228    (4)     (752)    14,297
                                    =======  ======          ======    =======

                          PEERLESS SYSTEMS CORPORATION

                          UNAUDITED PRO FORMA COMBINED

                            STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED JANUARY 31, 1998

                                     Historical               Pro forma(1)
                                  ----------------        --------------------
                                  Peerless  Auco    Notes Adjustments Combined
                                  -------- -------  ----- ----------- --------
                                     (in thousands, except per share data)
Revenues:
  Product licensing.............. $15,806  $    30                    $15,836
  Engineering services and
   maintenance...................   9,557    1,848                     11,405
                                  -------  -------          ------    -------
    Total revenues...............  25,363    1,878             --      27,241
                                  -------  -------          ------    -------
Cost of revenues:
  Product licensing..............     141      --                         141
  Engineering services and
   maintenance...................   7,974    1,601                      9,575
                                  -------  -------          ------    -------
    Total cost of revenues.......   8,115    1,601             --       9,716
                                  -------  -------          ------    -------
    Gross margin.................  17,248      277             --      17,525
                                  -------  -------          ------    -------
Operating expenses:
  Research and development.......   4,604    1,331                      5,935
  Sales and marketing............   3,732      446                      4,178
  General and administrative.....   2,915      879                      3,794
                                  -------  -------          ------    -------
    Total operating expenses.....  11,251    2,656             --      13,907
                                  -------  -------          ------    -------
Income (loss) from operations....   5,997   (2,379)            --       3,618
Interest income (expense), net...   1,391     (161)  (5)      $184      1,414
                                  -------  -------          ------    -------
Income (loss) before income
 taxes...........................   7,388   (2,540)            184      5,032
Provision for income taxes.......   2,444        1                      2,445
                                  -------  -------          ------    -------
    Net income (loss)............ $ 4,944  $(2,541)           $184    $ 2,587
                                  =======  =======          ======    =======
Net income (loss) per common
 share........................... $  0.47  $ (0.80)   (4)             $  0.21
                                  =======  =======                    =======
Net income (loss) per common
 share, assuming dilution........ $  0.42  $ (0.80)   (4)             $  0.19
                                  =======  =======                    =======
Weighted average common shares
 outstanding.....................  10,608    3,164    (4)   (1,310)    12,462
                                  =======  =======          ======    =======
Weighted average common shares
 outstanding and dilutive
 shares..........................  11,652    3,164    (4)     (873)    13,943
                                  =======  =======          ======    =======

                          PEERLESS SYSTEMS CORPORATION

                          UNAUDITED PRO FORMA COMBINED

                            STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED JANUARY 31, 1997

                                     Historical                Pro forma(1)
                                  -----------------        --------------------
                                  Peerless   Auco    Notes Adjustments Combined
                                  --------  -------  ----- ----------- --------
                                     (in thousands, except per share data)
Revenues:
  Product licensing.............  $ 8,322   $    --                    $ 8,322
  Engineering services and
   maintenance..................    7,699       368                      8,067
                                  -------   -------          ------    -------
    Total revenues..............   16,021       368             --      16,389
                                  -------   -------          ------    -------
Cost of revenues:
  Product licensing.............      144       --                         144
  Engineering services and
   maintenance..................    6,123       189                      6,312
                                  -------   -------          ------    -------
    Total cost of revenues......    6,267       189             --       6,456
                                  -------   -------          ------    -------
    Gross margin................    9,754       179             --       9,933
                                  -------   -------          ------    -------
Operating expenses:
  Research and development......    2,701       832                      3,533
  Sales and marketing...........    2,746       207                      2,953
  General and administrative....    2,546       555                      3,101
                                  -------   -------          ------    -------
    Total operating expenses....    7,993     1,594             --       9,587
                                  -------   -------          ------    -------
Income (loss) from operations...    1,761    (1,415)            --         346
Interest income (expense), net..      186      (167)   (5)   $  180        199
                                  -------   -------          ------    -------
Income (loss) before income
 taxes..........................    1,947    (1,582)            180        545
Provision for income taxes......   (2,500)        1                     (2,499)
                                  -------   -------          ------    -------
    Net income (loss)...........  $ 4,447   $(1,583)         $  180    $ 3,044
                                  =======   =======          ======    =======
Net income (loss) per common
 share..........................  $  0.90   $ (0.50)   (4)             $  0.47
                                  =======   =======                    =======
Net income (loss) per common
 share, assuming dilution.......  $  0.46   $ (0.50)   (4)             $  0.26
                                  =======   =======                    =======
Weighted average common shares
 outstanding....................    4,964     3,154    (4)   (1,670)     6,448
                                  =======   =======          ======    =======
Weighted average common shares
 outstanding and dilutive
 shares.........................    9,893     3,154    (4)   (1,419)    11,628
                                  =======   =======          ======    =======

                          PEERLESS SYSTEMS CORPORATION

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                             FINANCIAL INFORMATION

(1) The unaudited pro forma combined financials statements for Peerless and Auco give retroactive effect to the proposed Auco acquisition which will be accounted for as a pooling of interests and, as a result, such statements are presented as if the companies had been combined for all periods presented. There were no material differences between the accounting policies of Peerless and Auco. Certain amounts have been reclassified to conform to the pro forma presentation.

(2) Transaction costs expected to be incurred to complete the merger approximate $2.3 million and consist primarily of investment banking, legal, accounting and consulting fees, and printing, mailing and registration expenses. Due to the non-recurring nature of these costs, they have not been reflected in the pro forma statements of operations.

(3) These pro forma adjustments reflect the assumed exchange of all outstanding shares of Auco capital stock assuming dilution and the conversion of the convertible note payable for an aggregate of approximately 2.5 million shares of Peerless common stock to effect the Auco acquisition.

(4) Pro forma share and per share amounts are based upon weighted average options, using the treasury stock method, and shares outstanding during the period. As a result of the merger, each outstanding share of Auco common stock, preferred stock, outstanding options to purchase Auco common stock and the convertible note payable will be converted into the right to receive .2585 shares of Peerless common stock.

(5) Interest expense on the convertible notes payable have been excluded from pro forma net income.

                                 OTHER MATTERS

   It is not expected that any matters other than those described in this document will be brought before the special meeting. If any other matters are presented, however, it is the intention of the persons named in the appropriate proxy to vote the proxy in accordance with the discretion of the persons named in such proxy.

                                 LEGAL MATTERS

   The validity of the Peerless common shares to be issued to Auco shareholders pursuant to the merger will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California. Certain legal matters in connection with the merger will be passed upon for Auco by Gunderson, Dettmer, Stough, Villeneuve, Franklin & Hachigian, LLP, Menlo Park, California and Coblentz, Patch, Duffy & Bass, LLP, San Francisco, California.

                                    EXPERTS

   The balance sheets of Peerless as of January 31, 1999 and 1998 and the statements of income, stockholders' equity, and cash flows for each of the three years in the period ended January 31, 1999, and financial statement schedule (included in Peerless' Annual Report on Form 10-K for the fiscal year ended January 31, 1999) incorporated by reference in this Proxy Statement/Prospectus/Information Statement have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of such firm as experts in accounting and auditing.

   The balance sheets of Auco as of December 31, 1998 and 1997, and the statements of operations, shareholders' equity and cash flows for the year ended December 31, 1998 included in this Proxy Statement/Prospectus/Information Statement have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report included herein, and have been so included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
   Report of PricewaterhouseCoopers LLP, Independent Accountants........... F-2
   Balance Sheets ......................................................... F-3
   Statements of Operations ............................................... F-4
   Statements of Cash Flows ............................................... F-5
   Statements of Shareholders' Equity ..................................... F-6
   Notes to Financial Statements........................................... F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of AUCO, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, shareholders' equity, and cash flows present fairly, in all material respects, the financial position of AUCO, Inc. (the "Company") at December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                        PricewaterhouseCoopers LLP

Woodland Hills, California
April 2, 1999, except for
Note 10 as to which
the date is April 6, 1999

                                   AUCO, INC.
                                 BALANCE SHEETS
                                 (in thousands)

                                                                 December 31,
                                                                ----------------
                                                                 1998     1997
                                                                -------  -------
                            ASSETS
Current assets:
  Cash and cash equivalents.................................... $   494   $  391
  Accounts receivable..........................................     754      431
  Prepaid expenses and other current assets....................       1        2
                                                                -------  -------
    Total current assets.......................................   1,249      824
Property and equipment, net....................................     188      239
Other assets...................................................      51       74
                                                                -------  -------
  Total assets................................................. $ 1,488  $ 1,137
                                                                =======  =======
             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................................. $   221  $   225
  Accrued expenses.............................................     112      125
  Deferred revenue.............................................     415       15
  Notes payable to stockholder.................................     350      350
                                                                -------  -------
    Total current liabilities..................................   1,098      715
                                                                -------  -------
Commitments and Contingencies (Note 4)
Shareholders' equity:
  Common stock, no par value, 35,000 shares authorized, 3,341 and 3,182 shares issued and outstanding at December 31, 1998
   and 1997, respectively......................................      56       44
  Convertible preferred stock Series A, no par value, 3,250
   shares authorized, 3,228 shares issued and outstanding at
   December 31, 1998 and 1997, respectively....................   3,217    3,217
  Convertible preferred stock Series B, no par value, 3,000
   shares authorized, 1,413 and 1,085 shares issued and
   outstanding at December 31, 1998 and 1997, respectively.....   3,520    2,700
  Accumulated deficit..........................................  (6,403)  (5,539)
                                                                -------  -------
    Total shareholders' equity.................................     390      422
                                                                -------  -------
  Total liabilities and shareholders' equity................... $ 1,488  $ 1,137
                                                                =======  =======

    The following notes are an integral part of these financial statements.

                                   AUCO, INC.
                            STATEMENTS OF OPERATIONS
                       (in thousands, except share data)

                                                   Years Ended December 31,
                                                -------------------------------
                                                 1998      1997        1996
                                                ------  ----------- -----------
                                                        (unaudited) (unaudited)
Net revenues:
  Product licensing...........................  $  220    $    30     $   --
  Engineering services and maintenance........   3,922      1,848         368
                                                ------    -------     -------
    Total revenues............................   4,142      1,878         368
                                                ------    -------     -------
Cost of revenues:
  Product licensing...........................     --         --          --
  Engineering services and maintenance........   2,562      1,601         189
                                                ------    -------     -------
    Total cost of revenues....................   2,562      1,601         189
                                                ------    -------     -------
    Gross margin..............................   1,580        277         179
                                                ------    -------     -------
Operating expenses:
  Research and development....................   1,254      1,331         832
  Sales and marketing.........................     331        446         207
  General and administrative..................     844        879         555
                                                ------    -------     -------
    Total operating expenses..................   2,429      2,656       1,594
                                                ------    -------     -------
Loss from operations..........................    (849)    (2,379)     (1,415)
Interest expense, net.........................     (14)      (161)       (167)
                                                ------    -------     -------
Loss before income taxes......................    (863)    (2,540)     (1,582)
Provision for income taxes....................       1          1           1
                                                ------    -------     -------
    Net loss..................................  $ (864)   $(2,541)    $(1,583)
                                                ======    =======     =======
Net loss per common share (basic and
 diluted).....................................  $(0.27)   $ (0.80)    $ (0.50)
                                                ======    =======     =======
Weighted average common shares used to compute
 net loss per share...........................   3,228      3,164       3,154
                                                ======    =======     =======


    The following notes are an integral part of these financial statements.

                                   AUCO, INC.
                            STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                   Years Ended December 31,
                                                 ------------------------------
                                                 1998      1997        1996
                                                 -----  ----------- -----------
                                                        (unaudited) (unaudited)
Cash flows from operating activities:
  Net loss...................................... $(864)   $(2,541)    $(1,583)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization...............    96         81          62
    Net loss on disposal of property and
     equipment..................................   --           7         --
    Interest expense associated with convertible
     notes payable..............................   --         363         --
    Changes in operating assets and liabilities:
      Trade accounts receivable.................  (323)      (292)       (139)
      Prepaid expenses and other current
       assets...................................   --          17         (6)
      Other assets..............................    22        (63)          5
      Accounts payable..........................   (4)        211          13
      Accrued expenses..........................   (13)      (104)        208
      Deferred revenue..........................   400         15         --
                                                 -----    -------     -------
        Net cash used in operating activities...  (686)    (2,306)     (1,440)
                                                 -----    -------     -------
Cash flows from investing activities:
  Purchases of property and equipment...........   (45)      (139)        (66)
  Proceeds from disposal of property and
   equipment....................................     2          2         --
                                                 -----    -------     -------
        Net cash used in investing activities...   (43)      (137)        (66)
                                                 -----    -------     -------
Cash flows from financing activities:
  Proceeds from issuance of notes payable.......   200        300         --
  Proceeds from issuance of convertible notes
   payable......................................   --         450         900
  Repayments of notes payable...................  (200)       --          --
  Proceeds from issuance of Series A preferred
   stock........................................   --         --        1,500
  Deferred financing cost from issuance of
   Series A preferred stock.....................   --         --          (10)
  Proceeds from issuance of Series B preferred
   stock........................................   820      1,000         --
  Proceeds from exercise of common stock
   options......................................    12          2         --
                                                 -----    -------     -------
        Net cash provided by financing
         activities.............................   832      1,752       2,390
                                                 -----    -------     -------
        Net increase (decrease) in cash and cash
         equivalents............................   103       (691)        884
Cash and cash equivalents, beginning of year....   391      1,082         198
                                                 -----    -------     -------
Cash and cash equivalents, end of year.......... $ 494    $   391     $ 1,082
                                                 =====    =======     =======
Supplemental disclosure of cash flow
 information:
  Cash paid during the year for:
    Income taxes................................ $   1    $     1     $     1
                                                 =====    =======     =======
    Interest.................................... $  34    $     1         --
                                                 =====    =======     =======
Supplemental schedule of noncash investing and
 finance activities:
  Conversion of convertible notes payable to
   shares of Series A and B preferred stock,
   less unamortized issuance costs of $10.......   --     $ 2,427         --
                                                 =====    =======     =======

    The following notes are an integral part of these financial statements.

                                   AUCO, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (in thousands)

                                         Series A      Series B
                                         Preferred     Preferred
                         Common Stock      Stock         Stock                      Total
                         ------------- ------------- ------------- Accumulated  Shareholders'
                         Shares Amount Shares Amount Shares Amount  (Deficit)  Equity (Deficit)
                         ------ ------ ------ ------ ------ ------ ----------- ----------------
Balance at December 31,
 1995 (unaudited)....... 3,125   $41   1,000  $  997   --      --    $(1,415)       $ (377)
Issuance of Series A
 preferred stock for
 cash (unaudited).......               1,500   1,493                                 1,493
Exercise of stock
 options (unaudited)....    37     1                                                     1
Net loss (unaudited)....                                              (1,583)       (1,583)
                         -----   ---   -----  ------ -----  ------   -------       -------
Balance at December 31,
 1996 (unaudited)....... 3,162    42   2,500   2,490   --      --     (2,998)         (466)
Issuance of Series B
 preferred stock for
 cash (unaudited).......                               400  $1,000                   1,000
Conversion of
 convertible notes
 payable to Series A
 preferred stock
 (unaudited)............                 728     727                                   727
Conversion of
 convertible notes
 payable to Series B
 preferred stock
 (unaudited)............                               685   1,700                   1,700
Exercise of stock
 options (unaudited)....    20     2                                                     2
Net loss (unaudited)....                                              (2,541)       (2,541)
                         -----   ---   -----  ------ -----  ------   -------       -------
Balance at December 31,
 1997................... 3,182    44   3,228   3,217 1,085   2,700    (5,539)          422
Issuance of Series B
 preferred stock for
 cash...................                               328     820                     820
Exercise of stock
 options................   159    12                                                    12
Net loss................                                                (864)         (864)
                         -----   ---   -----  ------ -----  ------   -------       -------
Balance at December 31,
 1998................... 3,341   $56   3,228  $3,217 1,413  $3,520   $(6,403)      $   390
                         =====   ===   =====  ====== =====  ======   =======       =======


    The following notes are an integral part of these financial statements.

                                   AUCO, INC.
                         NOTES TO FINANCIAL STATEMENTS
                    (in thousands, except per share amounts)

1. Organization and Summary of Significant Accounting Policies:

 Organization:

   AUCO, Inc. ("Auco" or the "Company") was incorporated in the State of California in May 1994. Auco develops and licenses embedded networking software and provides custom engineering services to Original Equipment Manufacturers ("OEMs"), located primarily in the United States and Japan. These OEMs sell printers, as well as multifunction products, which combine printer, fax, copier and scanner capabilities.

 Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

 Property and Equipment:

   Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation of property and equipment is calculated using the straight-line method over estimated useful lives of 3-7 years. Maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation or amortization, and any resulting gain or loss is included in operations.

 Long-Lived Assets:

   The Company identifies and records impairment losses on long-lived assets when events and circumstances indicate that such assets may be impaired. To date, no such impairment has been recorded.

 Capitalization of Software Development Costs:

   The Company follows the working model approach to determine technological feasibility of its products. Costs that are incurred subsequent to establishing technological feasibility are immaterial and, therefore, the Company expenses all costs associated with the development of its products as such costs are incurred.

 Revenue Recognition:

   Development license revenue from the licensing of source code for the Company's standard products is recognized upon shipment and customer acceptance of the source code if no significant modification or customization of the software is required and collection of the resulting receivable is probable. If modification or customization is essential to the functionality of the software, revenue is recognized over the course of the modification work or deferred until the modification is complete. Recurring licensing revenue is recognized when due from the Company's customers based on the number of products shipped incorporating the Company's technology. In certain cases, the fixed or determinable portion of the recurring licensing fee is recognized as revenue upon delivery and customer acceptance of the underlying technology.

   The Company also enters into engineering services contracts with OEMs to adapt the Company's software to specific OEM requirements. Revenue on such contracts is recognized over the course of the development work on a percentage-of-completion basis. The Company provides for any anticipated losses on such contracts in the period in which such losses are first determinable. Maintenance revenues are recognized ratably over the term of the maintenance contract.

                                   AUCO, INC.
                   NOTES TO FINANCIAL STATEMENTS (Continued)
                    (in thousands, except per share amounts)


   Deferred revenue consists of prepayments of recurring licensing royalties, and payments billed to customers in advance of revenue recognized on engineering services contracts. Unbilled receivables arise when the revenue recognized on a contract exceeds billing due to timing differences related to billing milestones as specified in the contract.

 Research and Development Costs:

   Research and development costs are expensed as incurred.

 Income Taxes:

   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting For Income Taxes." Under this method, deferred income taxes are recognized for the tax consequences in future years resulting from differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Income tax provision (benefit) is the tax payable for the period and the change during the period in deferred income tax assets and liabilities.

 Common Stock Options:

   During 1998, the Company implemented the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." This statement sets forth alternative standards of recognition of the cost of stock-based compensation and requires that the Company's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for them. As permitted by this statement, the Company continues to apply Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and related interpretations in recording compensation costs related to its plans. The supplemental disclosure requirements and further information related to the Company's stock option plans are presented in Note 7 to the Company's financial statements.

 Segment Reporting:

   The Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" for the year ended December 31, 1998. SFAS No. 131 requires that companies report financial and descriptive information about operating segments and establishes disclosures about products and services, geographic areas, and major customers. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company believes that it operates in only one reportable business segment, the development and licensing of embedded imaging software and related services. The Company's adoption of SFAS No. 131 did not affect the results nor disclosure of segment information as the Company's management financial information provides for only one segment.

 Comprehensive Income:

   In June 1997, the Financial Accounting Standards Board ("FASB") issued
SFAS No. 130, "Reporting Comprehensive Income." This statement established standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income generally represents all changes in shareholders' deficit during the period except those resulting from investments by, or distributions to, shareholders. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997, and requires restatement of earlier periods presented.
SFAS No. 130 defines comprehensive income as net income plus

                                  AUCO, INC.
                   NOTES TO FINANCIAL STATEMENTS (Continued)
                   (in thousands, except per share amounts)

all other changes in equity from nonowner sources. The Company has no other comprehensive income items and accordingly net income equals comprehensive income for all periods presented.

 Earnings Per Share:

   In February 1997, the FASB issued SFAS No. 128, "Earnings per Share" (EPS) which specifies the computation, presentation and disclosure requirements for earnings per share of entities with publicly held common stock or potential common stock. SFAS No. 128 is effective for financial statements for both interim and annual periods ended after December 15, 1997. The statement defines two earnings per share calculations, basic and diluted. Basic EPS is computed by dividing income available to common stock by the weighted average number of common shares outstanding; diluted EPS is computed by giving effect to all dilutive potential common shares that were outstanding during the period. The calculation of diluted EPS is similar to basic EPS except both the numerator and denominator are increased for the conversion of potential common shares. Dilutive common share equivalents include stock options, warrants, and convertible notes and preferred stock.

   The calculations of diluted net loss per share do not include the exercise of stock options, conversion of preferred stock or the convertible notes as the effect on diluted net loss per share would have been antidilutive.

 Cash and Cash Equivalents:

   For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

 Future Developments:

   In December 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-9, Modification of SOP 97-2, "Software Revenue Recognition," with Respect to Certain Transactions ("SOP 98-9"). SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue for multiple-element arrangements by means of the provisions of SOP 98-9 that extend the deferral of certain passages of SOP 97-2 became effective December 15, 1998. All other provisions of SOP 98-9 will be effective for transactions that are entered into in fiscal years beginning after March 15, 1999. Retroactive application of the provisions of SOP 98-9 is prohibited. The adoption of SOP 98-9 is not expected to have a material impact on the Company's results of operations, financial position or cash flows.

2. Property and Equipment:

   Property and equipment at December 31 consisted of the following:

                                                                   1998   1997
                                                                   -----  -----
     Computers and other equipment................................ $ 436  $ 393
     Furniture....................................................    21     21
                                                                   -----  -----
                                                                     457    414
     Less, accumulated depreciation...............................  (269)  (175)
                                                                   -----  -----
       Net property and equipment................................. $ 188  $ 239
                                                                   =====  =====

   Depreciation for the years ended December 31, 1998, 1997 and 1996 was $96, $81 and $62, respectively.

                                   AUCO, INC.
                   NOTES TO FINANCIAL STATEMENTS (Continued)
                    (in thousands, except per share amounts)

3. Notes Payable:

   From June 1994 through December 1994, the Company issued 10% Convertible Promissory Notes ("Convertible Notes") with an aggregate principal amount of $763 to a shareholder. The Convertible Notes were convertible, at the option of the holder, to shares of Company stock at a specified conversion price of one dollar ($1.00) of principal amount per share of Company stock. In November 1997, the principal amount plus all accrued interest was converted into 598 shares of the Company's Series A Preferred Stock and into 165 shares of the Company's Series B Preferred Stock.

   From December 1996 through February 1997, the Company issued 10% Convertible Promissory Notes ("Convertible Notes") with an aggregate principal amount of $1,300 to shareholders. The Convertible Notes had a maturity date of December 31, 1999 and were convertible, at the option of the holder, to shares of Company stock at a specified conversion price of two dollars ($2.00) of principal amount per share of Company stock. In November 1997, the principal amount plus all accrued interest was converted into 130 shares of the Company's Series A Preferred Stock and into 520 shares of the Company's Series B Preferred Stock.

   In December 1997, the Company issued a 10% Convertible Promissory Note ("Convertible Note") with an aggregate principal amount of $50 to a shareholder. The Convertible Note had a maturity date of December 31, 1998 and was convertible, at the option of the holder, to shares of Company stock at a specified conversion price of two dollars and fifty cents ($2.50) of principal amount per share of Company stock. As of December 31, 1998 and 1997, $50 in principal amount of this Convertible Note was outstanding.

   In December 1997, the Company issued 10% Promissory Notes ("Notes") with an aggregate principal amount of $300 to shareholders. A repayment of $200 was made on the Notes in 1998. In June 1998, the Company issued 10% Promissory Notes ("Notes") with an aggregate principal amount of $200 to a shareholder. As of December 31, 1998 and 1997, $300 in principal amount of the Notes was outstanding.

4. Commitments and Contingencies:

 Operating Leases:

   The Company leases its offices under an operating lease that expires in 2004. The lease agreement contains provisions for escalated rent based on annual increases in the consumer price index.

   Future minimum rental payments under this operating lease are as follows:

     For the Years Ending December 31,
       1999............................................................... $124
       2000...............................................................  128
       2001...............................................................  132
       2002...............................................................  136
       2003...............................................................  140
       Thereafter.........................................................   59
                                                                           ----
         Total............................................................ $719
                                                                           ====

   Total rental expense was $121, $119 and $122 for the years ended December 31, 1998, 1997 and 1996, respectively.

 Concentration of Credit Risk:

   At December 31, 1998 and 1997, the Company had cash on deposit at banks and in money market mutual funds that were in excess of federally-insured limits. The aggregate excess amounts were $394 and $291, respectively.

                                   AUCO, INC.
                   NOTES TO FINANCIAL STATEMENTS (Continued)
                    (in thousands, except per share amounts)


   The Company's credit risk in accounts receivable, which are generally not collateralized, is concentrated with customers which are OEMs of printers and multi-function products. The financial loss, should a customer be unable to meet its obligation to the Company, would be equal to the recorded accounts receivable. At December 31, 1998 and 1997, three customers represented 93% and one customer represented 98% of total accounts receivable, respectively. For the years ended December 31, 1998 and 1997, three customers represented 89% and 95% of total revenues, respectively.

 Legal Proceedings:

   The Company is not a party to any pending legal proceedings which management believes will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

5. Income Taxes:

   The income tax provision (benefit) consists of:

                                                               1998  1997  1996
                                                               ----- ----- -----
   Current:
     Federal.................................................. $ --  $ --  $ --
     State....................................................     1     1     1
                                                               ----- ----- -----
                                                                   1     1     1
                                                               ----- ----- -----
   Deferred:
     Federal..................................................   --    --    --
     State....................................................   --    --    --
                                                               ----- ----- -----
                                                                 --    --    --
                                                               ----- ----- -----
                                                               $   1 $   1 $   1
                                                               ===== ===== =====

   Temporary differences at December 31 which give rise to deferred income tax assets and liabilities are as follows:

                                                               1998     1997
                                                              -------  -------
   Deferred tax assets:
     Accrual to cash adjustment.............................. $     3  $   (65)
     Related party interest..................................      99       99
     Tax credit carryforwards                                     278      175
     Net operating loss carryforwards........................   2,033    1,801
                                                              -------  -------
       Total deferred tax assets.............................   2,413    2,010
                                                              -------  -------
   Deferred tax liabilities:
     Property and equipment .................................     (16)     (15)
                                                              -------  -------
       Total deferred tax liabilities........................     (16)     (15)
                                                              -------  -------
     Subtotal................................................   2,397    1,995
   Valuation allowance.......................................  (2,397)  (1,995)
                                                              -------  -------
       Net deferred income tax asset......................... $   --   $   --
                                                              =======  =======

                                   AUCO, INC.
                   NOTES TO FINANCIAL STATEMENTS (Continued)
                    (in thousands, except per share amounts)

   The Company has placed a valuation allowance against its net deferred tax assets due to the uncertainty surrounding the realization of such assets.

   The provision (benefit) for income taxes differs from the amount that would result from applying the federal statutory rate as follows:

                                   Year Ended
                                  December 31,
                                ---------------------
                                1998    1997    1996
                                -----   -----   -----
     Statutory federal income
      tax rate................. (34.0)% (34.0)% (34.0)%
     Research and development
      credit...................  (8.8)   (2.7)   (1.9)
     Nondeductible expenses....   3.4     1.0     0.7
     Change in valuation
      allowance................  39.9    34.5    35.2
     Other.....................  (0.5)    1.2     --
                                -----   -----   -----
       Provision for income
        taxes..................   --  %   --  %   --  %
                                =====   =====   =====

   At December 31, 1998, the Company had Federal and state net operating loss carryforwards of approximately $5,319 and $3,843, respectively, available to offset future regular and alternative minimum taxable income. The Company's federal and state net operating loss carryforwards expire in 2000 through 2018, if not utilized.

   At December 31, 1998, the Company had Federal and state research and development and other credits of approximately $197 and $123, respectively. The research and development credit carryforwards expire in 2010 through 2018, if not utilized.

   The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. If the Company should have an ownership change, as defined, utilization of the carryforwards could be restricted.

6. Convertible Preferred Stock:

   As of December 31, 1998 and 1997, the Company had authorized 10,000 shares of Preferred Stock, of which 3,250 were designated as Series A Preferred Stock, 3,000 were designated as Series B Preferred Stock and 3,750 were undesignated.

   During 1998, the Company issued 328 shares of Series B Preferred Stock at a price of $2.50 per share in exchange for $820 of cash. During 1997, the Company issued 400 shares of Series B Preferred Stock at a price of $2.50 per share in exchange for $1,000 of cash.

   Shares of Series A and Series B Preferred Stock are convertible into the Company's common stock at a rate of $1.00 and $2.50 per share respectively of common stock, subject to anti-dilution adjustments. Conversion into the Company's common stock can occur at any time at the holder's option, but would automatically occur upon the effective date of a registration statement relating to a public offering of the Company's common stock under the Securities Act of 1933.

   Holders of Series A and Series B Preferred Stock are entitled to noncumulative annual dividends, payable only when and as declared by the Board of Directors out of legally available funds.

                                   AUCO, INC.
                   NOTES TO FINANCIAL STATEMENTS (Continued)
                    (in thousands, except per share amounts)

7. Stock Options:

 Stock Option Plans:

   During 1994, the Board of Directors authorized the 1994 Stock Option Plan (the "Plan') for the purpose of granting options to purchase the Company's common stock to employees, directors and consultants. The Board of Directors determines the form, term, option price and conditions under which each option is granted pursuant to the Plan's provisions. Options are exercisable immediately subject to repurchase rights held by the Company. Options to purchase a total of 3,000 shares of common stock have been authorized by the Board under this plan.

   The Plan provides for the grant of incentive stock options to employees and nonstatutory stock options to employees, directors and consultants. The terms of stock options granted under the Plan generally may not exceed 10 years. The exercise price of options granted under the Plan is determined by the Board of Directors, provided that the exercise price for an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date of the option grant and the exercise price for a nonstatutory stock option cannot be less than 85% of the fair market value of the common stock on the date of the option grant. Options granted under the Plan vest at the rate specified in each optionee's option agreement.

                                                                Weighted Average
                                                        Shares   Exercise Price
                                                        ------  ----------------
   Oustanding at December 31, 1996..................... 1,498        $0.07
     Granted...........................................   667        $0.25
     Exercised.........................................   (20)       $0.10
     Cancelled.........................................  (376)       $0.07
                                                        -----
   Oustanding at December 31, 1997..................... 1,769        $0.07
     Granted...........................................   484        $0.25
     Exercised.........................................  (160)       $0.05
     Cancelled.........................................  (464)       $0.12
                                                        -----
   Oustanding at December 31, 1998..................... 1,629        $0.12
                                                        =====
       Options exercisable at year-end................. 1,559
       Options available for future grant.............. 1,515

   The following table summarizes information about stock options outstanding at December 31, 1998:

                                                      Options Outstanding
                                               ---------------------------------
                                                            Weighted
                                                             Average   Weighted-
                                                            Remaining   Average
   Range of                                      Number    Contractual Exercise
   Exercise Price                              Outstanding    Life       Price
   --------------                              ----------- ----------- ---------
   $0.01-$0.10................................      626       6.83       $0.07
   $0.25......................................    1,003       7.83       $0.25
                                                  -----
                                                  1,629
                                                  =====

   The Company has adopted the disclosure-only provision under SFAS No. 123, "Accounting for Stock-Based Compensation." Pro forma information is required by SFAS No. 123, and has been determined as if the Company accounted for the plans under the fair value method as prescribed in the statement. The Company computed the compensation expense of the options granted after December 31, 1996 using the methodology prescribed in SFAS No. 123 and determined the result to be immaterial. The effects of applying SFAS No. 123 are not indicative of future amounts, and additional awards in future years are anticipated.

                                   AUCO, INC.
                   NOTES TO FINANCIAL STATEMENTS (Continued)
                    (in thousands, except per share amounts)


8. Employee Benefit Plan:

   The Company maintains an employee savings plan that qualifies under Section 401(k) of the Internal Revenue Code (the "Code") for all of its full-time employees. The plan allows employees to make specified percentage pretax contributions up to the maximum dollar limitation prescribed by the Code. The Company has the option to contribute to the plan. No Company contributions to the plan have been made to date.

9. Related Parties:

   The Company has entered into an agreement with Auco Asia, Ltd. ("Auco Asia") whereby Auco Asia, provides engineering consulting services to the Company. The majority shareholder of Auco Asia, is also a shareholder of the Company. During the years ended December 31, 1998, 1997 and 1996, the Company incurred expenses of $446, $226 and $0 respectively for the services of Auco Asia. At December 31, 1998 and 1997, the Company had $107 and $33, respectively in amounts payable to Auco Asia for services rendered.

10. Subsequent Event:

   On April 6, 1999, the Company entered into an Agreement and Plan of Reorganization and Merger with Peerless Systems Corporation ("Peerless"). The transaction is structured as a merger in which the Company will exchange all of its currently outstanding shares on a fully diluted basis, and the convertible note payable, in exchange for 2.5 million shares of Peerless common stock. It is expected that the merger will be accounted for as a pooling of interests.

   Consummation of the merger is subject to terms and conditions customary for a transaction of this type, including approval of certain matters by the shareholders of the Company and Peerless.

                         EXHIBIT A TO MERGER AGREEMENT

                         FORM OF SHAREHOLDER AGREEMENT

                                 (SEE ANNEX B)

                                                                         ANNEX A

                             AGREEMENT AND PLAN OF
                           REORGANIZATION AND MERGER

                                  BY AND AMONG

                         PEERLESS SYSTEMS CORPORATION,

                              AUCO MERGER SUB, AND

                                   AUCO, INC.

                           Dated as of April 6, 1999

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
AGREEMENT AND PLAN OF REORGANIZATION AND MERGER............................................  A-1

ARTICLE I

THE MERGER.................................................................................  A-1
    Section  1.1  The Merger...............................................................  A-1
    Section  1.2  Closing..................................................................  A-2
    Section  1.3  Effective Time...........................................................  A-2
    Section  1.4  Effects of the Merger....................................................  A-2
    Section  1.5  Charter and By Laws......................................................  A-2
    Section  1.6  Directors................................................................  A-2
    Section  1.7  Officers.................................................................  A-2

ARTICLE II

SHAREHOLDER APPROVAL.......................................................................  A-3
    Section  2.1  Stockholders' Meeting....................................................  A-3
    Section  2.2  Consent Solicitation.....................................................  A-3
    Section  2.3  Proxy Statement/Prospectus/Consent Solicitation; Registration Statement..  A-3

ARTICLE III

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES.............................................  A-4
    Section  3.1  Effect on Company Common Stock...........................................  A-4
    Section  3.2  Exchange of Shares and Certificates......................................  A-5
    Section  3.3  Escrow Fund..............................................................  A-7

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF COMPANY..................................................  A-8
    Section  4.1  Organization.............................................................  A-8
    Section  4.2  Capitalization...........................................................  A-8
    Section  4.3  Authority Relative to this Agreement.....................................  A-9
    Section  4.4  Consents and Approvals; No Violations.................................... A-10
    Section  4.5  Financial Statements..................................................... A-10
    Section  4.6  Absence of Certain Changes............................................... A-10
    Section  4.7  No Undisclosed Liabilities............................................... A-11
    Section  4.8  No Default............................................................... A-11
    Section  4.9  Litigation............................................................... A-12
    Section  4.10 Compliance with Laws..................................................... A-12
    Section  4.11 Taxes.................................................................... A-12
    Section  4.12 ERISA.................................................................... A-14
    Section  4.13 Change in Control........................................................ A-15
    Section  4.14 Intellectual Property.................................................... A-15
    Section  4.15 Proprietary Information and Inventions Agreements........................ A-17
    Section  4.16 Contracts and Commitments................................................ A-17
    Section  4.17 Labor Matters............................................................ A-18
    Section  4.18 Personnel................................................................ A-18
    Section  4.19 Environmental Matters.................................................... A-18
    Section  4.20 Insurance................................................................ A-19
    Section  4.21 Customers................................................................ A-20

                                                                          Page
                                                                          ----
        Section  4.22 Title to Properties; Encumbrances.................  A-20
        Section  4.23 Equipment.........................................  A-20
        Section  4.24 Leases............................................  A-20
        Section  4.25 Receivables.......................................  A-20
        Section  4.26 Related Party Transactions........................  A-20
        Section  4.27 Absence of Certain Payments.......................  A-21
        Section  4.28 Brokers or Finders................................  A-21
        Section  4.29 Books and Records.................................  A-21
        Section  4.30 Accounting Matters; Reorganization................  A-21
        Section  4.31 Pooling Letter....................................  A-21
                       Information in Proxy Statement/Prospectus/Consent
        Section  4.32 Solicitation......................................  A-21
        Section  4.33 Full Disclosure...................................  A-22

ARTICLE V

    REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..................... A-22

        Section  5.1  Organization......................................  A-22
        Section  5.2  Authority Relative to this Agreement..............  A-22
        Section  5.3  Consents and Approvals; No Violations.............  A-22
        Section  5.4  Pooling Letter....................................  A-23
        Section  5.5  Accounting Matters; Reorganization................  A-23
        Section  5.6  Brokers or Finders................................  A-23
                                                    Information in Proxy
        Section  5.7  Statement/Prospectus/Consent Solicitation.........  A-23
        Section  5.8  SEC Documents; Parent Financial Statements........  A-24
        Section  5.9  Employee Benefit Matters..........................  A-24

ARTICLE VI

    COVENANTS OF THE COMPANY............................................. A-24

        Section  6.1  Conduct of Business Pending Merger................  A-24
        Section  6.2  No Solicitation of Competing Transaction..........  A-26
        Section  6.3  Shareholder Approval..............................  A-27
        Section  6.4  Further Information...............................  A-27
        Section  6.5  Access; Confidentiality...........................  A-27

ARTICLE VII

    OTHER COVENANTS...................................................... A-28
        Section  7.1  Commercially Reasonable Efforts...................  A-28
        Section  7.2  Publicity.........................................  A-28
                                  Directors' and Officers' Insurance and
        Section  7.3  Indemnification...................................  A-28
        Section  7.4  Notification of Certain Matters...................  A-29
        Section  7.5  Employees.........................................  A-29
        Section  7.6  Affiliate Agreements..............................  A-29
                           Tax-free Reorganization Treatment; Accounting
        Section  7.7  Treatment.........................................  A-29
        Section  7.8  Nasdaq Qualification..............................  A-29
        Section  7.9  Consents of Accountants...........................  A-29
        Section  7.10 Convertible Promissory Note.......................  A-30
        Section  7.11 Shareholder Representative........................  A-30
        Section  7.12 Parent SEC Documents..............................  A-30
        Section  7.13 Non Competition Agreements........................  A-30
        Section  7.14 Registration Rights Agreement.....................  A-30

                                                                                   Page
                                                                                   ----

ARTICLE VIII

  CONDITIONS...................................................................... A-30
    Section  8.1  Conditions to Each Party's Obligation to Effect the Merger...... A-30
    Section  8.2  Conditions of Obligations of the Company........................ A-31
    Section  8.3  Conditions of Obligations of Parent and Sub..................... A-32

ARTICLE IX

  TERMINATION AND AMENDMENT....................................................... A-33
    Section  9.1  Termination..................................................... A-33
    Section  9.2  Effect of Termination........................................... A-33

ARTICLE X

  INDEMNIFICATION AND ESCROW...................................................... A-34
    Section 10.1  Indemnification by the Company and the Shareholder Indemnitors.. A-34
    Section 10.2  Procedure for Third Party Claims................................ A-34
    Section 10.3  Indemnity Period................................................ A-35
    Section 10.4  Satisfaction of Indemnification Claim........................... A-35

ARTICLE XI

  MISCELLANEOUS................................................................... A-35
    Section 11.1  Survival of Representations and Warranties...................... A-35
    Section 11.2  Fees and Expenses............................................... A-35
    Section 11.3  Amendment....................................................... A-36
    Section 11.4  Extension; Waiver............................................... A-36
    Section 11.5  Notices......................................................... A-36
    Section 11.6  Descriptive Headings............................................ A-37
    Section 11.7  Counterparts.................................................... A-37
    Section 11.8  Entire Agreement; Assignment.................................... A-37
    Section 11.9  Governing Law................................................... A-37
    Section 11.10 Specific Performance............................................ A-37
    Section 11.11 Parties in Interest............................................. A-37

EXHIBITS

    Exhibit A     Form of Shareholder Agreement................................... A-39
    Exhibit B     Form of California Agreement of Merger.......................... A-40
    Exhibit C     Form of Articles of Incorporation of the Surviving Corporation.. A-44
    Exhibit D     Form of Bylaws of the Surviving Corporation..................... A-45
    Exhibit E     From of Escrow Fund Agreement................................... A-61
    Exhibit F-1   Form of Non-Competition Agreement............................... A-69
    Exhibit F-2   Form of Company Affiliate Letter................................ A-73
    Exhibit G     Form of Parent Affiliate Letter................................. A-75
    Exhibit H     Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP..... A-80
    Exhibit I     Form of Employment Agreement.................................... A-81
    Exhibit J     Form of Opinion of Coblentz, Patch, Duffy & Bass, LLP........... A-86

                             INDEX OF DEFINED TERMS

                                                                      Section
                                                                   -------------
  Acquisition Proposal............................................  6.2(a)
  Affected Employee...............................................  7.5
  Affiliate.......................................................  6.2(a)
  Agreement....................................................... Preamble
  APB 16..........................................................  4.30
  Audits..........................................................  4.11(e)
  Balance Sheet...................................................  4.5
  Certificates....................................................  3.2(b)
  CGCL............................................................ Recitals
  Closing Date....................................................  1.2
  Closing Price...................................................  3.2(c)(ii)
  Closing.........................................................  1.2
  Code............................................................ Recitals
  Company......................................................... Preamble
  Company Disclosure Schedule..................................... Article IV
  Company Benefit Plans...........................................  4.12(a)
  Company Board...................................................  1.6
  Company Common Stock............................................  3.1(b)
  Company Financial Statements....................................  4.5
  Company Indemnified Party.......................................  7.3(a)
  Company Material Adverse Effect.................................  4.1
  Company Option..................................................  3.1(d)(i)
  Company Stock Plan..............................................  3.1(d)(i)
  Competing Proposal..............................................  6.2(a)(x)
  Consent Solicitation............................................  2.2
  Consents........................................................  2.2
  Damages......................................................... 10.1
  DGCL............................................................  1.3
  Dissenting Shares...............................................  3.1(c)
  Effective Time..................................................  1.3
  Environmental Claim.............................................  4.19(e)(i)
  Environmental Laws..............................................  4.19(e)(ii)
  ERISA...........................................................  4.12(a)
  Escrow Shares...................................................  3.3
  Escrow Fund Agreement...........................................  3.3
  Exchange Agent..................................................  3.2(a)
  Exchange Fund...................................................  3.2(a)
  Exchange Ratio..................................................  3.1(b)
  Exchange Act....................................................  2.1
  Governmental Entity.............................................  4.4
  Indebtedness....................................................  4.2(f)
  Indemnified Parties............................................. 10.1
  Intellectual Property...........................................  4.14
  License Agreements..............................................  4.14(a)
  Licensed Software...............................................  4.14(j)
  Lien............................................................  4.4
  Materials of Environmental Concern..............................  4.19(e)(iii)
  Merger Agreement................................................  1.3
  Merger.......................................................... Recitals

                                                                        Section
                                                                        --------
  Millennial Date Data.................................................  4.14(j)
  Parent Financial Statement...........................................  5.8
  Parent Common Stock..................................................  3.1(b)
  Parent Material Adverse Effect.......................................  5.1
  Parent............................................................... Preamble
  Proxy Statement/Prospectus/Consent Solicitation......................  2.3
  Registration Statement...............................................  2.3
  SEC..................................................................  2.3
  SEC Documents........................................................  5.8
  Securities Act.......................................................  2.3
  Shareholder Approval Date............................................  6.2(a)
  Shareholder Indemnitors.............................................. Preamble
  Shareholder Agreement................................................ Recitals
  Shareholder Representative........................................... Preamble
  Software.............................................................  4.14(i)
  Special Meeting......................................................  2.1
  Sub.................................................................. Preamble
  Subsidiary...........................................................  4.1
  Superior Proposal....................................................  6.2(b)
  Surviving Corporation................................................  1.1
  System...............................................................  4.14(k)
  Tax Return...........................................................  4.11(q)
  Tax..................................................................  4.11(q)
  Taxes................................................................  4.11(q)
  Termination Fee...................................................... 11.2
  Third Party Claim.................................................... 10.2
  Trade Secrets........................................................  4.14
  Trademarks...........................................................  4.14
  US GAAP..............................................................  4.5
  Voting Debt..........................................................  4.2(c)
  Third Party Claim.................................................... 10.2
  Trade Secrets........................................................  4.14
  Trademarks...........................................................  4.14
  US GAAP..............................................................  4.5
  Voting Debt..........................................................  4.2(c)

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

   This AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement"), dated as of April 6, 1999, by and among Peerless Systems Corporation, a Delaware corporation ("Parent"), Auco Merger Sub, Inc. ("Sub"), AUCO, Inc., a California corporation (the "Company"), and, for purposes of Article X and
Article XI only, Mannan Latif (the "Shareholder Representative").

                                  WITNESSETH:

   WHEREAS, the Board of Directors of Parent has approved, and deems it advisable and in the best interests of its shareholders to consummate, the merger (the "Merger") of a wholly owned subsidiary of Parent with and into the Company, upon the terms and subject to the conditions set forth herein;

   WHEREAS, the Board of Directors of the Company, having carefully considered the long term prospects and interests of the Company and its shareholders, has approved the transactions contemplated hereby and has resolved to recommend to the shareholders of the Company the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

   WHEREAS, as a condition and inducement to Parent to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, a holder of outstanding shares of Common Stock of the Company has concurrently herewith entered into a Shareholder Agreement in the form of Exhibit A attached hereto (the "Shareholder Agreement"), pursuant to which, among other things, such shareholder has agreed (i) to vote shares of Common Stock and/or Preferred Stock of the Company held by him in favor of approval and adoption of this Agreement, and (ii) to convert any shares of Preferred Stock held by such shareholder into shares of Common Stock of the Company immediately prior to consummation of the transactions contemplated hereby;

   WHEREAS, the Board of Directors of each of Parent and the Company has approved this Agreement and the transactions contemplated hereby in accordance with the provisions of the California General Corporation Law (the "CGCL");

   WHEREAS, for United States federal income tax purposes, it is intended that the Merger (as defined herein) qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

   WHEREAS, for accounting purposes, it is intended that the Merger be accounted for as a pooling of interests.

   NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

   Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with sections 1110 et seq. of the CGCL, Sub shall be merged with and into the Company at the Effective Time of the Merger (as defined in Section 1.3 hereof). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Sub in accordance with the CGCL.

   Section 1.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., San Francisco time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VIII (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 220, Palo Alto, California 94301, unless another time, date or place is agreed to in writing by the parties hereto.

   Section 1.3 Effective Time. Upon the terms and subject to the conditions set forth in Article VIII of this Agreement and the Agreement of Merger between Sub and the Company together with the related officers' certificates required by section 1103 of the CGCL, in the form attached to this Agreement as Exhibit B (the "Merger Agreement"), the parties hereto shall file the Merger Agreement with the Secretary of State of the State of California, whereupon Sub shall be merged with and into the Company pursuant to sections 1100 et seq. of the CGCL. Concurrently with the filing of the Merger Agreement with the Secretary of State of the State of California and upon the terms and subject to the conditions set forth in Article VIII of this Agreement, the parties hereto shall file a Certificate of Merger with the Secretary of State of Delaware in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL"). The parties hereto shall make all other filings, recordings or publications required by the CGCL and the DGCL in connection with the Merger. The Merger shall become effective at the time specified in the Merger Agreement or Certificate of Merger, as the case may be, which specified time shall be the same in each of the Merger Agreement and Certificate of Merger (the time at which the Merger becomes effective being the "Effective Time" of the Merger).

   Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in section 1107 of the CGCL and section 259 of the DGCL.

   Section 1.5 Charter and By Laws. (a) Immediately after the Effective Time of the Merger, the articles of incorporation of the Surviving Corporation shall be as set forth in Exhibit C to this Agreement, and such articles of incorporation shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation of the Surviving Corporation.

       (b) Immediately after the Effective Time of the Merger, the by laws of Surviving Corporation shall be as set forth in Exhibit D to this Agreement, and such by laws shall be the by laws of the Surviving Corporation until thereafter amended as provided by law and such by laws of the Surviving Corporation.

   Section 1.6 Directors. The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. In furtherance thereof, the Company shall secure, at the Effective Time of the Merger, such resignations of its incumbent directors as is necessary to enable the designees of Parent to be elected or appointed to the Board of Directors of the Company (the "Company Board"), and the Company shall take all actions available to the Company to cause such designees of Parent to be so elected or appointed at the Effective Time. Concurrently, the Company, if requested by

   Parent, shall also take all action necessary to cause persons designated by Parent to be appointed to specified committees of the Company Board.

   Section 1.7 Officers. Except as provided in this Section 1.7, the officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                              SHAREHOLDER APPROVAL

   Section 2.1 Stockholders' Meeting. In order to consummate the Merger, Parent, acting through its board of directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting"), as soon as practicable after the Registration Statement (as defined in Section 2.3 hereof) is declared effective, for the purpose of considering and taking action upon this Agreement. Parent shall include in the Proxy Statement/Prospectus/Consent Solicitation (as defined in Section 2.3 hereof) the recommendation of the Board of Directors of Parent that stockholders of Parent vote in favor of the issuance of shares of Parent Common Stock (as defined in Section 3.1) pursuant to this Agreement. Nothing contained in the preceding sentence shall prohibit Parent from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Parent shall use commercially reasonable efforts to ensure that the solicitation of the approval of its shareholders, by means of the Proxy Statement/Prospectus/Consent Solicitation, of the issuance of shares of Parent Common Stock pursuant to this Agreement shall comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act, the DGCL and any other applicable laws.

   Section 2.2 Consent Solicitation. As soon as practicable after the Registration Statement is declared effective, in order to consummate the Merger, the Company shall commence a solicitation of consents (the "Consents") from the holders of all outstanding shares of the capital stock of the Company (the "Consent Solicitation") to approve the Merger and the consummation of the transactions contemplated hereby. The Consent Solicitation shall be included in the Proxy Statement/Prospectus/Consent Solicitation (as hereinafter defined). The effectiveness of such approval will be conditioned upon obtaining valid affirmative consents from holders of not less than a majority of the outstanding shares of the Company Common Stock and the Company Preferred Stock. Subject to the fiduciary duties of the Company's board of directors under applicable law, the Company shall include in the Consent Solicitation, the recommendation of its board of directors that the shareholders vote in favor of the Merger and the related transactions. Except as may be required by the Company's Board of Directors acting in compliance with their fiduciary duties, the Company shall use its commercially reasonable efforts in the making of the Consent Solicitation and in causing the approval of the Merger and the related transactions to become effective as soon as practicable after the Registration Statement is declared effective. The Company shall deliver to Parent, promptly after receipt, but in no case, more than two (2) business days after receipt, notice of receipt of all consents received pursuant to the Consent Solicitation and filing of such consents with the Secretary of the Company. The Company shall promptly file with the Secretary of the Company after receipt, but in no case, more than one (1) business day after receipt, all consents received pursuant to the Consent Solicitation. The Company shall ensure that the Consent Solicitation shall comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act, the CGCL and any other applicable laws.

   Section 2.3 Proxy Statement/Prospectus/Consent Solicitation; Registration Statement. In connection with the solicitation of approval of this Agreement, the issuance of Parent Common Stock pursuant to this Agreement and the Merger by Parent's shareholders, Parent shall prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement relating to the Merger and this Agreement and use its commercially reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement/Prospectus/Consent Solicitation and, after consultation with the Company, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement to be mailed to its shareholders. Parent shall include in the Proxy Statement/ Prospectus/Consent Solicitation the recommendation of the board of directors of Parent that the shareholders of Parent vote in favor of the issuance of Parent Common Stock in connection with the Merger. Such definitive proxy statement shall also constitute (i) a prospectus of Parent with respect to the Parent Common Stock (as defined in Section 3.1) to be issued in the Merger and to be filed by Parent with the SEC as part of a registration statement on Form S-4 (the "Registration Statement") filed by Parent with the SEC for the purpose of registering such shares of Parent Common Stock (as defined in Section 3.1) under the Securities Act of

1933, as amended (the "Securities Act"), (ii) the Consent Solicitation of the Company (such proxy statement, prospectus and Consent Solicitation being hereinafter referred to as the "Proxy Statement/Prospectus/Consent Solicitation"), and the definitive proxy statement to be distributed to Parent's shareholders relating to the approval of the Merger, the issuance of Parent Common Stock (as defined in Section 3.1) in the Merger, and the transactions contemplated by this Agreement. The Company and Parent shall cooperate to promptly file the Registration Statement and shall use their reasonable efforts to have the Registration Statement declared effective by the SEC.

                                  ARTICLE III

                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

   Section 3.1. Effect on Company Common Stock. In accordance with the Merger Agreement, as of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or any shares of common stock of Sub:

       (a) Capital Stock of Sub. Each issued and outstanding share of common stock, par value $0.01 per share, of Sub shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

       (b) Conversion of Company Common Stock. Subject to Section 3.1(c) and
Section 3.2(e) hereof, each issued and outstanding share of common stock, no par value ("Company Common Stock"), of the Company shall be converted into the right to receive 0.2585 of a fully paid and nonassessable share of common stock, par value $0.001 per share, of Parent (the "Parent Common Stock") (the "Exchange Ratio"). As of the Effective Time of the Merger, all such shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. As of the Effective Time of the Merger, each certificate theretofore representing shares of Company Common Stock, without any action on the part of the Company or the holder thereof, shall be deemed to represent that number of shares of Parent Common Stock determined by multiplying the shares of Parent Common Stock represented thereby by the Exchange Ratio. Each holder of a certificate representing any shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 3.3 hereof, without interest.

       (c) Appraisal Rights. Holders of all shares of the outstanding capital stock of the Company for which dissenters' rights, if any, shall have been perfected under section 1300 et seq. of the CGCL (the "Dissenting Shares") shall have those rights, but only those rights, of holders of "dissenting shares" under section 1300 et seq. of the CGCL. The Company shall give Parent prompt notice of any demand, purported demand or other communication received by the Company with respect to any Dissenting Shares or shares claimed to be Dissenting Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such shares.

       (d) Assumption and Conversion of Company Options. As of the Effective Time of the Merger, each outstanding option or warrant to purchase Company Common Stock (a "Company Option") issued under each stock option or warrant plan, program, agreement or arrangement of the Company (each a "Company Stock Plan") shall be assumed by Parent, and shall thereafter entitle the holder thereof to receive, upon the exercise thereof, that number of shares of Parent Common Stock equal to the product of: (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time of the Merger, and (y) the Exchange Ratio, at an exercise price per share of Parent Common Stock equal to the quotient obtained by dividing the exercise price per share of Company Common Stock subject to such Company Option by the Exchange Ratio, which exercise price per share shall be rounded up to the nearest two place decimal. The number of shares of Parent Common Stock that may be purchased by a holder upon the exercise of any Company Option shall not include any fractional share of Parent Common Stock but shall be rounded, in the case of any Company Option other than an "incentive stock option" (within the meaning of section 422 of the Code), up and, in the case of any incentive stock option, down, to the nearest whole share, if necessary.

       (ii) As of the Effective Time of the Merger, Parent shall assume in full each Company Option and all of the other rights and obligations of the Company under the Company Stock Plans as provided herein. Section
    4.2 of the Company Disclosure Schedule sets forth a list summarizing all Company Options under all Company Stock Plans, including the term and the exercise price of each Company Option, and specifying which, if any, of the outstanding Company Options will accelerate or vest as a result of the transactions contemplated by this Agreement.

The assumption of a Company Option by Parent shall not terminate or modify (except as required hereunder or as set forth in Section 4.2 of the Company Disclosure Schedule) any right of first refusal, right of repurchase, vesting schedule or other restriction on transferability relating to a Company Option. After such assumption, Parent shall issue, upon any partial or total exercise of any Company Option, in lieu of shares of Company Common Stock, the number of shares of Parent Common Stock to which the holder of the Company Option is entitled pursuant to this Agreement. The assumption by Parent of Company Options shall not give holders of such Company Options any additional benefits which they did not have immediately prior to the Effective Time of the Merger. Nothing contained in this Section 3.1(d) shall require Parent to offer or sell shares of Parent Common Stock upon the exercise of Company Options assumed by Parent if, in the reasonable judgment of Parent or its counsel, such offer or sale would not be in accordance with the applicable federal or state securities laws or would require registration thereunder other than as contemplated in the following sentence. Parent shall file with the SEC within two (2) days following the Effective Time of the Merger a registration statement on Form S-8 under the Securities Act covering, to the extent applicable, the shares of Parent Common Stock to be issued upon the exercise of Company Options assumed by Parent. Parent shall use its commercially reasonable efforts to qualify as soon as practicable after the Effective Time of the Merger under the applicable state securities laws the issuance of the shares of Parent Common Stock to be issued upon exercise of such Company Options. Prior to the Effective Time of the Merger, the Company shall use its commercially reasonable efforts to make such amendments, if any, to the Company Stock Plans as shall be necessary to permit such assumption in accordance with this Section 3.1(d).

       (iii) Parent and the Company shall use their commercially reasonable efforts to ensure that any Company Option that constitutes an incentive stock option immediately prior to the Effective Time of the Merger, shall continue to qualify as an incentive stock option pursuant to section 422 of the Code, and that the assumption of Company Options provided by this Section 3.1(d) shall satisfy the conditions of section 424(a) of the Code.

       (iv) Except as may be otherwise agreed to by Parent and the Company or as otherwise contemplated or required to effectuate this Section 3.1(d), the Company Stock Plans shall terminate as of the Effective Time to the extent permitted thereunder.

       (v) The Company shall use its commercially reasonable efforts to take all necessary actions to provide that as of the Effective Time no holder of Company Options under the Option Plans will have any right to receive shares of common stock of the Surviving Corporation upon exercise of any such Company Option.

   Section 3.2 Exchange of Shares and Certificates. (a) Exchange Agent. As of the Effective Time of the Merger, Parent shall deposit with American Stock Transfer & Trust Company or such other bank or trust company as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article III, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Sections 3.1 hereof in exchange for outstanding shares of Company Common Stock.

       (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger but in no event more than five (5) business days following the later of (x) the Closing Date or (y) the day that the Company provides to the Exchange Agent all information necessary to allow the Exchange Agent to make the exchange described in this Section, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 3.1 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the Exchange Agent shall deliver to the holder of such Certificate in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article III, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, as applicable, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 3.2. No interest shall be paid or accrue on any cash payable in lieu of any fractional shares of Parent Common Stock.

       (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.2(e) hereof, until the surrender of such Certificate in accordance with this Article III. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.2(e) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

       (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article III shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the obligation of the Surviving Corporation to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Merger which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time of the Merger, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article III, except as otherwise provided by law.

       (e) Fractional Shares. No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent.

       (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to: (i) such fraction multiplied by (ii) the ten (10) day average closing sale price of the Parent Common Stock as reported on the NASDAQ National Market System for the period ending three (3) days prior to the Closing Date (such closing price being referred to herein as the "Closing Price").

       (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time of the Merger shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

       (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger, or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of all claims or interest of any person previously entitled thereto.

       (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

   Section 3.3 Escrow Fund. At the Effective Time of the Merger or from time to time thereafter, Parent will deliver to the Escrow Agent (as defined in the Escrow Fund Agreement (as defined below)) certificates representing ten percent (10%) of the Parent Common Stock (as defined below) that is to be issued in the Merger to the shareholders of the Company and to option holders of the Company upon exercise of their options. Such shares, together with any other securities of the Company issued by means of dividend, distribution, split up, recapitalization, combination, exchange of shares or the like upon or with respect to such shares, being collectively referred to herein as the "Escrow Shares", shall be held as collateral for the indemnification obligations under
Article X hereof and pursuant to the provisions of an escrow agreement in the form attached hereto as Exhibit E (the "Escrow Fund Agreement"). The disposition of the Escrow Shares by the Escrow Agent shall be governed by the terms of this Agreement and the terms and conditions of the Escrow Fund Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

   Except as set forth in the schedule delivered to Parent prior to the execution of this Agreement setting forth specific exceptions to the Company's representations and warranties set forth herein (the "Company Disclosure Schedule"), the Company represents and warrants to Parent as set forth below:

   Section 4.1 Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect. The Company has no Subsidiaries. For purposes of this Agreement, (i) "Company Material Adverse Effect" means, individually or in the aggregate, a material adverse effect on the business, financial condition, prospects or results of operations of the Company taken as a whole, but shall not include any of the following in and of themselves, either alone or in combination: (A) any effect or change occurring as a result of: (1) general economic or financial conditions, or (2) other developments which are not unique to the Company but which also affect other companies that participate or are engaged in the lines of business in which the Company participates or is engaged, (B) any change or effect on the business or financial condition or performance of the Company following the date of this Agreement resulting from a reduction in or cancellation or adverse change in the terms of any agreement or other transaction with the Company (other than a reduction in or cancellation or adverse change in the terms of: (i) the Business Development Agreement No. N A 1 dated September 6, 1996 and the Statement of Work 1 to BDA No. N A 1 dated September 6, 1986 between the Company and Novell, (ii) Addendum C and Attachment B to the Software Development Agreement, dated February 15, 1999, between the Company and Seiko Epson Corporation, (iii) the Memorandum of Understanding, dated August 17, 1998, entered into between the Company and International Business Machines Corporation ("IBM") entered into pursuant to the Base Agreement, dated August 14, 1998, between the Company and IBM, and (iv) the Addendum C, dated March 25, 1999, to the Auco Professional Services Agreement, dated September 20, 1996, as amended, between the Company and Toshiba America Information Services, attributable to: (1) the announcement of this Agreement or the transactions contemplated hereby, or (2) Parent's or any affiliate of Parent's announcement or other communication of its plans or intentions with respect to the conduct of any business of the Company, and (C) the termination or resignation of any employee or consultant other than Adam Au, Paul Kwan, Mannan Latif or Howard Sidorsky, and (ii) "Subsidiary" shall mean, with respect to the Company or Parent, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, or (b) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

   Section 4.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (i) 35,000,000 shares of Company Common Stock, of which 3,389,403 shares are issued and outstanding as of the date hereof, (ii) 10,000,000 shares of Preferred Stock, of which (x) 3,250,000 have been designated Series A Preferred Stock, 3,228,000 shares of which are issued and outstanding as of the date hereof, and (y) 3,000,000 have been designated Series B Preferred Stock, 1,413,000 shares of which are issued and outstanding as of the date hereof. Not more than $50,000 in aggregate principal amount and accrued and unpaid interest of Voting Debt (as defined below) is outstanding on the date hereof or will be outstanding on the Closing Date. As of the date hereof, (i) no shares of the Company Common Stock are issued and held in the treasury of the Company, and (ii) 3,144,000 shares of Company Common Stock are reserved for issuance pursuant to outstanding Company Options. All of the outstanding shares of the Company Capital Stock are, and all such shares which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable state and federal securities laws. The rights, preferences and privileges of each series of Company Preferred Stock are as set forth in the Articles of Incorporation of the Company. Since the date of the filing of the Articles of Incorporation of the Company, there have not occurred any events that would cause any adjustment or readjustment in the applicable conversion prices of any of such series of Company Preferred Stock. Each share of each series of Company Preferred Stock is convertible into one share of Company Common Stock. The Voting Debt (as defined below) will convert into not more than 20,000 shares of Company Common Stock at the Effective Time.

       (b) The Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or has any direct or indirect equity or ownership interest (financial or otherwise) in any business, excluding the ownership, as a passive investor, of less than one percent (1%) of the outstanding securities of any publicly traded entity.

       (c) Except as set forth above, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, preemptive rights, indebtedness having general voting rights or debt convertible into securities having such rights ("Voting Debt") or subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (iii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

       (d) There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company.

       (e) Following the Effective Time, no holder of Company Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of Company Options.

       (f) No Indebtedness (as defined below) of the Company contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Company, or (iii) the ability of the Company to grant any lien on its properties or assets. For purposes of this Agreement, "Indebtedness" shall mean: (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any lien on any property and (vi) all guarantee obligations.

   Section 4.3 Authority Relative to this Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding Company Common Stock and Company Preferred Stock, voting together as a single class. This Agreement has been duly executed by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

   Section 4.4 Consents and Approvals; No Violations. Except for the filing and recordation of an Agreement of Merger and Certificate of Merger in accordance with the requirements of the CGCL and the DGCL, respectively, and the approval of the Merger by the shareholders of the Company pursuant to the Consent Solicitation, no notice to, filing with, and no permit, authorization, consent or approval of, any arbitrator, court, nation, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of, or pertaining to, government (a "Governmental Entity"), or any private third party is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will: (i) conflict with or result in any breach of any provision of the Articles of Incorporation of the Company or Bylaws or comparable charter documents of the Company,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any mortgage, pledge, charge, security interest, claim or encumbrance of any kind (collectively, a "Lien")) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which any of the Company is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, except with respect to clauses (ii) and
(iii), where such violation, breach, default or creation of a Lien would not result in a Company Material Adverse Effect.

   Section 4.5 Financial Statements. The Company has previously provided Parent with its unaudited balance sheets as of December 31, 1998, December 31, 1997 and December 31, 1996, its unaudited balance sheet as of January 31, 1999 (the "Balance Sheet"), and the related statements of results of operations for the fiscal year and the period then ended, annual (the "Company Financial Statements"). The Company Financial Statements for the years ended December 31, 1998, December 31, 1997 and December 31, 1996 have not been audited. The Company's Financial Statements are complete and correct in all material respects and fairly present, in accordance with United States generally accepted accounting principles ("US GAAP") consistently applied, the financial position of the Company as of such dates and its results of operations for such fiscal periods, except, for normal recurring year end adjustments, which adjustments will not be material, in the aggregate.

   Section 4.6 Absence of Certain Changes.

   Except as and to the extent set forth in the Company's Financial Statements, since December 31, 1998, the Company has not:

       (a) suffered any Company Material Adverse Effect;

       (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except non material items incurred in the ordinary course of business and consistent with past practice, none of which exceeds $20,000 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

       (c) paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since December 31, 1998;

       (d) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Liens, except for Liens for current taxes not yet due or Liens the incurrence of which would not have a Company Material Adverse Effect;

       (e) written down the value of any of its material inventory (including write downs by reason of shrinkage or mark down) or written off as uncollectible any notes or accounts receivable, except for immaterial write downs and write offs in the ordinary course of business and consistent with past practice;

       (f) cancelled any debts or waived any claims or rights of substantial value;

       (g) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

       (h) granted any increase in the compensation or benefits of any director, officer, employee or consultant of the Company, (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation or benefits payable or to become payable to any director, officer, employee or consultant of the Company, and no such increase is customary on a periodic basis or required by agreement or understanding;

       (i) made any change in severance policy or practices;

       (j) made any capital expenditure or acquired any property or assets (other than new materials and supplies) for a cost in excess of $20,000, in the aggregate;

       (k) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company;

       (l) made any change in any method of tax or financial accounting or accounting practice or made or changed any material election for Federal, state, local or foreign income tax purposes;

       (m) made any material tax election, settled or compromised any Federal, state, local or foreign income tax liability, or waived or extended the statute of limitations in respect of any such taxes;

       (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or shareholders or any affiliate or associate of any of its officers, directors or shareholders except for directors' fees, and compensation to officers at rates not exceeding the rates of compensation paid during the fiscal year ended December 31, 1998;

       (o) issued any shares of its capital stock, or issued any options or warrants to purchase any shares of its capital stock; or

       (p) agreed, whether in writing or otherwise, to take any action described in this Section 4.6.

   Section 4.7 No Undisclosed Liabilities. Except as and to the extent provided in the Balance Sheet, the Company had at December 31, 1998 no material liabilities (whether contingent or absolute, direct or indirect, known or unknown to the Company or matured or unmatured) not fully reflected or fully reserved against in the Balance Sheet or incurred other than in the ordinary course.

   Section 4.8 No Default. The Company is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of: (i) its Articles of Incorporation or Bylaws, or comparable charter documents, (ii) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, except with respect to clauses (ii) and (iii), where such violation, breach, default or creation of a Lien would not result in a Company Material Adverse Effect.

   Section 4.9 Litigation. There is no action, suit, proceeding, arbitration, investigation pending or, to the knowledge of the Company, threatened which involves the Company. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information, techniques, patents, patent applications, copyrights, trade secrets, inventions, technology, know how, computer software, including object and source code, enhancements, updates, derivative versions and all related programmer and user documentation or other intellectual property rights allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order or decree of any Governmental Entity. There is no action, suit, proceeding, arbitration or investigation by the Company currently pending or which the Company presently intends to initiate.

   Section 4.10 Compliance with Laws. The Company is in compliance with, and has not violated any applicable law, rule or regulation of any United States federal, state, local, or foreign government or agency thereof which materially affects the business, properties or assets of the Company, and no notice, charge, claim, action or assertion has been received by the Company or has been filed, commenced or, to the Company's knowledge, threatened against the Company alleging any such violation, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Company Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not have a Company Material Adverse Effect.

   Section 4.11 Taxes.

       (a) Giving effect to all extensions validly obtained, the Company has:
(x) duly and timely filed (or there has been filed on its behalf) with the appropriate taxing authorities all Tax Returns (as defined below) required to be filed by it, and all such Tax Returns are true, correct and complete and (y) timely paid or there has been paid on its behalf, or where payment is not yet due, have established or have had established on its behalf, or will establish or cause to be established on or before the Closing Date on its books and records an adequate accrual for the payment of, all Taxes (as defined below) due or claimed to be due from it by any taxing authority;

       (b) The Company has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Section 1441 and 1442 of the Code or similar provisions under any state, local or foreign law) and has, within the time and manner prescribed by law, withheld and paid over to the proper taxing authorities all amounts required to be withheld and paid over under all applicable laws;

       (c) There are no liens for Taxes upon the assets or properties of the Company except for statutory liens for current Taxes not yet due;

       (d) The Company has not requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed and no outstanding waivers or comparable consents that are still in effect regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of the Company;

       (e) No federal, state, local or foreign audits, examinations or other administrative proceedings or court proceedings ("Audits") exist or have been initiated or completed with regard to any Taxes or

Tax Returns of the Company, and the Company has not received any notice that such an Audit is pending or threatened with respect to any Taxes due from or with respect to the Company or any Tax Return filed by or with respect to the Company;

       (f) The Company has not requested nor received an adverse ruling from any taxing authority or signed a closing or other agreement with any taxing authority;

       (g) None of the Tax Returns of the Company has ever been Audited by the applicable taxing authority, and the applicable statute of limitations for the assessment of Taxes for taxable periods ending before December 31, 1995 has expired;

       (h) Except for any adjustment which may be required by the change in filing Tax returns described in Section 4.11 of the Company Disclosure Schedule or by the transactions contemplated by the terms of this Agreement, the Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of any voluntary or involuntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method);

       (i) The Company is not a party to, or bound by, and does not have any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement;

       (j) No power of attorney has been granted by or with respect to the Company with respect to any matter relating to Taxes;

       (k) The reserves for Taxes (determined in accordance with US GAAP) reflected in the most recent financial statements of the Company are adequate in accordance with US GAAP for the payment of all Taxes incurred or which may be incurred by the Company through the date thereof. Since the date of the most recent financial statements of the Company, the Company has not incurred any liability for Taxes other than in the ordinary course of business;

       (l) The Company is not and has not been a member of an affiliated group (or similar state or local filing group for Tax purposes);

       (m) The Company is not and has never been a United States real property holding company as defined in Section 897(c)(2) of the Code;

       (n) The Company is not a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code;

       (o) The Company has not received notice of any claim made by a governmental authority in a jurisdiction where the Company, as applicable, does not file a Tax Return, that the Company is or may be subject to taxation by that jurisdiction;

       (p) The Company has previously delivered or made available to Parent complete and accurate copies of each of: (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a taxing authority relating to the United States federal, state, local or foreign Taxes due from or with respect to the Company (ii) the United States federal income Tax Returns, and those state, local and foreign income Tax Returns filed by the Company, and (iii) any closing agreements entered into by the Company with any taxing authority in each case existing on the date hereof. The Company will deliver to Parent all materials with respect to the foregoing for all matters arising after the date hereof.

       (q) For purposes of this Agreement, (i) "Taxes" (including, with correlative meaning, the term "Tax") shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto, and (ii) "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes or the refiling of any such Tax Return previously filed.

   Section 4.12 ERISA.

       (a) Section 4.12 of the Company Disclosure Schedule contains a true, complete and correct list of each employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each employment, change in control, bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, life or other insurance, supplemental unemployment benefits or other plan, program, agreement, arrangement or material understanding (whether formal or informal or whether or not legally binding) (all the foregoing being herein called the "Company Benefit Plans"), sponsored, maintained or contributed to or required to be contributed to by the Company for the benefit of any current or former employee or consultant of the Company. The Company has provided to Parent a true and correct copy of, where applicable, all material documents related to the Company Benefit Plans, including: (i) the three most recent annual reports (Form 5500) filed with the IRS, (ii) a copy of each Company Benefit Plan and any summary plan description or Summary of Material Modification, (iii) each trust agreement and group annuity contract, if any, relating to such Company Benefit Plan, (iv) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, and (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401(a) of the Code. No amendments or promises have been made with respect to any Company Benefit Plans which would increase the expense of maintaining such Company Benefit Plan.

       (b) No Company Benefit Plans nor benefit plans of any entity which would be treated as a "single employer" with the Company under Section 4001(b) of ERISA are subject to Title IV of ERISA. Except as set forth in Section 4.12 of the Company Disclosure Schedule, with respect to the Company Benefit Plans, in the aggregate, no event has occurred and to the Company's knowledge, there exists no condition or set of circumstances which are reasonably likely to occur in connection with which the Company would be subject to any liability that would have a Company Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

       (c) With respect to Company Benefit Plans, in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with US GAAP in the Financial Statements, except for obligations that would not, in the aggregate, have a Company Material Adverse Effect.

       (d) Each of the Company Benefit Plans has been administered in compliance with its terms in all material respects and is in compliance with applicable laws and regulations, including, but not limited to, ERISA, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Health Insurance Portability and Accountability Act of 1996 and the Code, except for failures to comply that, in the aggregate, would not have a Company Material Adverse Effect.

       (e) Each of the Company Benefit Plans which is intended to be a qualified plan within the meaning of section 401(a) of the Code has been determined by the IRS to be so qualified and nothing has occurred to cause the loss of such qualified or tax exempt status, or the Company has applied to the IRS for such a determination prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination and to make any amendments necessary to obtain a favorable determination, or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Each fund established under a Company Benefit Plan that is intended to satisfy the requirements of
Section 501(c)(9) of the Code has so satisfied such requirements.

       (f) The Company is not a party to any collective bargaining agreement.

       (g) The Company has no obligation for retiree health, medical or life insurance benefits under any plan referred to in Section 4.12(a) other than (i) coverage mandated by applicable laws, (ii) deferred compensation benefits accrued as liabilities on the Balance Sheet, or (iii) benefits, the full cost of which is borne by the current or former employee (or a beneficiary thereof).

       (h) No Company Benefit Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA or a "multiple employer plan" as such term is defined in Section 413(c) of the Code.

       (i) Each Company Benefit Plan can be terminated within a period of 30 days, without payment of any additional compensation or amount or the additional vesting or acceleration of any benefits.

       (j) No Company Benefit Plan is under actual or, to the Company's knowledge, threatened investigation, audit or review by any governmental agency, or the subject of any claim, lawsuit, arbitration or other proceeding.

       (k) No amounts paid by the Company to any ERISA Plan would fail to be deductible under Section 404 of the Code.

   Section 4.13 Change in Control. Except as set forth in Section 4.13 of the Company Disclosure Schedule, the Company is not a party to any option, warrant, contract, agreement or understanding which contains a "change in control," "potential change in control" or similar provision. Except as so disclosed, the consummation of the transactions contemplated hereby will not (i) (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the Company to any person, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due from the Company to any person.

   Section 4.14 Intellectual Property. The Company owns or has a valid right to use all trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents; copyrights (including any registrations, renewals and applications for any of the foregoing); Software; technology, trade secrets and other confidential information, know how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets," and together with the foregoing, the "Intellectual Property") used in or necessary for the conduct of the business of Company as currently conducted or, to the Company's knowledge, as contemplated to be conducted, the absence of which would be reasonably likely to have a Material Adverse Effect.

       (a) Section 4.14(a)(i) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned by the Company, a complete and accurate list of all U.S. and foreign: (i) patents and patent applications; (ii) Trademark registrations (including Internet domain registrations) and applications and material unregistered Trademarks; (iii) copyright registrations and applications, and material unregistered copyrights, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed). Section 4.14(a)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements (except for end user license and support/maintenance agreements entered into in the ordinary course of business ("User Agreements")) granting any right to use or practice any rights under any Intellectual Property, whether the Company is the licensee or licensor thereunder, and any written settlements relating to any Intellectual Property to which the Company is a party or otherwise bound (collectively, the "License Agreements"), indicating for each the title, the parties, and the date executed.

       (b) Except for User Agreements and License Agreements, to the Company's knowledge, the Intellectual Property is owned by the Company free and clear of all Liens, and the Company, to the extent noted on Section 4.14(a)(i) of the Company Disclosure Schedule, is listed in the records of the appropriate United States, state, or foreign agency as the sole owner of record for each application and registration listed on Section 4.14(a)(i) of the Company Disclosure Schedule.

       (c) The Intellectual Property owned by the Company and, to the Company's knowledge, any Intellectual Property used by the Company, is valid and subsisting, and has not been cancelled, expired, or abandoned. There is no pending, or to the Company's knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations listed on Section 4.14(a)(i) of the Company Disclosure Schedule, or, to the Company's knowledge, against any Intellectual Property licensed to the Company.

       (d) To the Company's knowledge (but without conducting any patent search), the conduct of the Company's business as currently conducted does not infringe upon any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe). There are no claims or suits pending or to the Company's knowledge threatened, and the Company has not received any notice of a third party claim or suit: (i) alleging that its activities or the conduct of its businesses infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party, or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property.

       (e) There are no settlements, forebearances to sue, consents, judgments, or orders to which the Company is a party which (i) restrict the Company's rights to use any Intellectual Property, (ii) restrict the Company's businesses in order to accommodate a third party's Intellectual Property rights, or (iii) permit third parties to use any Intellectual Property owned or controlled by the Company. The Company has not licensed or sublicensed its rights in any material Intellectual Property other than pursuant to the User Agreements and/or License Agreements, and no royalties, honoraria or other fees are payable by the Company for the use of or right to use any Intellectual Property, except pursuant to the License Agreements. To the Company's knowledge, the License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and to the Company's knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party under any such License Agreement.

       (f) The Company takes reasonable measures to protect the confidentiality of Trade Secrets, including requiring its employees and independent contractors having access thereto to execute written non disclosure agreements. No Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non disclosure agreement that adequately protects the Company's proprietary interests in and to such Trade Secrets other than disclosures that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. To the Company's knowledge, no party to any non disclosure agreement relating to its Trade Secrets is in breach or default thereof.

       (g) To the knowledge of the Company, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by the Company, and no such claims have been brought against any third party by the Company.

       (h) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's right to own or use any of the Intellectual Property, which loss or impairment is reasonably likely to have a Company Material Adverse Effect, nor will require the consent of any governmental authority or third party in respect of any such Intellectual Property, the failure of which to obtain is reasonably likely to have a Company Material Adverse Effect.

       (i) Section 4.14(a)(ii) of the Company Disclosure Schedule lists all Software (as defined below) (other than software applications programs that are readily available) which is owned, licensed, leased, or otherwise used by the Company, and identifies which Software is owned, licensed, leased, or otherwise used, and lists all Software sold, licensed, leased or otherwise distributed by the Company to any third party. With respect to the Software set forth in Section 4.14(a)(ii) of the Company Disclosure Schedule which the Company purports to own, such Software was either developed:
(i) by employees of the Company within the scope of their employment; or (ii) by independent contractors who have assigned their rights to the Company pursuant to written agreements. For purposes of this Section 4.14, "Software" means any and all of the following to the extent they are readily identifiable:
(x) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code,
(y) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting any Internet site(s) operated by or on behalf of the Company, and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

       (j) To the Company's knowledge, the Company has implemented and/or is currently implementing revisions and related testing of its material Software that it licenses and maintains pursuant to contracts with third parties ("Licensed Software") in order to enable such Software to process accurately (including calculating, comparing and sequencing) in all material respects properly formatted date data from, into and between the twentieth and twenty first centuries, including leap year calculations ("Millennial Date Data").

       (k) The Company is in the process of obtaining written representations or assurances from each third party that: (i) provides Millennial Date Data to the Company, (ii) processes Millennial Date Data for the Company, or (iii) otherwise provides any material product or service to the Company that is dependent upon any Software, microcode, chip or hardware system or component, including any electronic or electronically controlled system or component (a "System") that processes any Millennial Date Data, stating that all of such Systems that are used for, or on behalf of, the Company will process Millennial Date Data without materially affecting the supply of such product or service to the Company after December 31, 1999.

   Section 4.15 Proprietary Information and Inventions Agreements. Each current and former employee and officer of the Company has executed an Agreement Regarding Confidential Information and Inventions, or an Employee Proprietary Information Agreement or similar such agreement, in substantially the form previously provided or made available to Parent. The Company is not aware that any of the current or former employees of the Company is in violation thereof.

   Section 4.16 Contracts and Commitments.

   Except as set forth in Section 4.16 of the Company Disclosure Schedule or in the Company Financial Statements:

       (a) There are no purchase contracts or commitments (i) under which the Company is required to pay in excess of $20,000 annually;

       (b) There are no outstanding sales contracts, commitments, or written memoranda of understanding of the Company that call for the payment or receipt of more than $25,000, which the Company believes will result in any loss in excess of $10,000 to the Company upon completion or performance thereof;

       (c) Except as set forth in the Company Disclosure Schedule, the Company has no outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, or dealers that are not cancellable by it on notice of not longer than 30 days and without liability, penalty, or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

       (d) The Company is not in default, nor is there any basis for any valid claim of default, under any material contract made or obligation owed by it;

      (e) The Company is not restricted by agreement from carrying on its business anywhere in the world;

      (f) The Company is not under any material liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers, or other customers;

      (g) The Company has no obligation for borrowed money, including guarantees of or agreements to acquire any such obligation of others;

      (h) The Company has no outstanding loan to any person other than to the Company;

      (i) The Company has no power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent, or otherwise), as guarantor, surety, co signer, endorser, co maker, indemnitor, or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization, or other entity;

      (j) None of the officers, directors or shareholders of the Company has any interest in any property, real or personal, tangible or intangible, including without limitation the Intellectual Property Rights, that is material to the conduct of the business of the Company; and

      (k) Other than as listed on Section 4.16(a) through 4.16(k) of the Company Disclosure Schedule, the Company has no agreements, contracts, commitments, or restrictions that are material to its business, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations or which require the making of any charitable contribution.

   Section 4.17 Labor Matters. The Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where non compliance would not result in a Company Material Adverse Effect. The Company has not received any notice from any Governmental Entity, and to the knowledge of the Company, there has not been asserted before any Governmental Entity, any claim, action or proceeding to which the Company is a party or involving the Company and there is neither pending nor, to the knowledge of the Company, threatened any investigation or hearing concerning the Company arising out of or based upon any such laws, regulations or practices. There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. Section 4.17 of the Company Disclosure Schedule lists all current officers, directors, and employees of the Company.

   Section 4.18 Personnel. Section 4.18 of the Company Disclosure Schedule sets forth a complete and correct list of the names and current salaries of each employee of the Company as of the date of this Agreement, and of all employment, compensation, severance, consulting or indemnification contracts between the Company and its present or former employees, officers, directors and consultants to the extent the Company has any continuing obligations thereunder. The Company has made available to Parent true and correct copies of all such agreements.

   Section 4.19 Environmental Matters.

      (a) The Company is in compliance with all Environmental Laws (as hereinafter defined), which compliance includes, but is not limited to, the possession by the Company of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance in all respects with the terms and conditions thereof. The Company has not received any communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is not in such compliance, and, to the knowledge of the Company, there are no material circumstances that may prevent or interfere with such compliance in the future. There are no permits or other governmental authorizations currently held by the Company pursuant to the Environmental Laws.

       (b) To the knowledge of the Company, there are no Environmental Claims (as hereinafter defined) pending, alleged or threatened against the Company or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

       (c) To the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern (as hereinafter defined) by or attributable to the Company that could form the basis of any Environmental Claim against the Company or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

       (d) Without in any way limiting the generality of the foregoing and to the Company's knowledge (which limitation applies to clauses (i) (iv) below),
(i) all on site and off site locations where the Company has stored Materials of Environmental Concern are identified in Section 4.19(d)(i) of the Company Disclosure Schedule, (ii) any underground storage tanks, and the capacity and contents of such tanks, if known to the Company located on property owned or leased by the Company are identified in Section 4.19(d)(ii) of the Company Disclosure Schedule, (iii) except as set forth in Section 4.19(d)(iii) of the Company Disclosure Schedule, there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Company, and (iv) no polychlorinated biphenyls (PCB's) or PCB containing items are used or stored at any property owned or leased by the Company.

       (e) For purposes of this Agreement:

       (i) "Environmental Claim" means any material claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

       (ii) "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

       (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, but excluding materials commonly employed or wastes commonly generated in office operations and/or janitorial operations.

   Section 4.20 Insurance.

       (a) Section 4.20(a) of the Company Disclosure Schedule contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Time will have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth in Section 4.20(a) of the Company Disclosure Schedule without the payment of additional premiums and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

       (b) All pending claims, if any, made against the Company that are covered by insurance have been disclosed to and accepted by the appropriate insurance companies and are being defended by such appropriate insurance companies and are described in Section 4.20(b) of the Company Disclosure Schedule; no such claims have been denied coverage during the last three years. During the last six months, no policy of the Company has been cancelled by the issuer thereof. During the last six months, the Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

   Section 4.21 Customers. Section 4.21 of the Company Disclosure Schedule sets forth a list of the Company's ten (10) largest customers in terms of gross sales for the fiscal year ended December 31, 1998. Since December 31, 1998, there has not been any material adverse change in the business relationships of the Company with any of the customers listed in Section 4.21 of the Company Disclosure Schedule.

   Section 4.22 Title to Properties; Encumbrances. The Company owns no real property. The Company has good, valid and marketable title to all the tangible properties and assets which it purports to own, including, without limitation, all the properties and assets reflected in the Balance Sheet, and all the properties and assets purchased by the Company since the date of the Balance Sheet, which subsequently acquired properties and assets (other than inventory) are listed in Section 4.22 of the Company Disclosure Schedule. All such properties and assets are free and clear of all mortgages, title defects or objections, Liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) liens shown on the Balance Sheet as securing specified liabilities or obligations and liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Balance Sheet, with respect to which no default exists,
(b) minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Company and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Balance Sheet, and (c) liens for current taxes not yet due.

   Section 4.23 Equipment. The equipment of the Company is in good operating condition and repair and is adequate for the uses to which it is being put. None of such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

   Section 4.24 Leases. Section 4.24 of the Company Disclosure Schedule contains a list of all leases, all of which have been previously delivered to Parent. All such leases are valid, binding and enforceable against the Company in accordance with their terms, and are in full force and effect; there are no existing defaults by the Company thereunder; and no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Company thereunder.

   Section 4.25 Receivables. All accounts and notes due and uncollected as reflected on the Balance Sheet, and all accounts and notes due and uncollected arising subsequent to December 31, 1998: (i) have arisen in the ordinary course of business of the Company, (ii) represent valid obligations due to the Company enforceable in accordance with their terms, and (iii) subject only to the reserve for doubtful accounts, computed in a manner consistent with past practice, have been collected or, if the Company were to apply all payments received from customers with past due accounts to the oldest receivable from such customer, would be collectible in accordance with past practice within 120 days from the date of invoice in the aggregate recorded amounts thereof, without being subject to any recoupments, set offs or counterclaims.

   Section 4.26 Related Party Transactions. No contracts or agreements are in effect as of the date hereof between the Company on the one hand, and employees or affiliates of the Company, on the other hand. For purposes of this Section
4.26 of the Company Disclosure Schedule, an "affiliate" of any Person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

   Section 4.27 Absence of Certain Payments. Neither the Company, nor, to the Company's knowledge, any of its affiliates or any of their respective officers, directors, employees or agents or other people acting on behalf of any of them have: (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any Governmental Entity, and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. Neither the Company, nor, to the Company's knowledge, any of its affiliates or any of their respective directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

   Section 4.28 Brokers or Finders. The Company represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person retained by it is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

   Section 4.29 Books and Records. The books of account and other financial and corporate records of the Company are complete and correct in all material respects, and are maintained in accordance with good business practices. The minute books and stock record books of the Company contain all: (i) minutes of meetings of the stockholders, boards of directors and any committees of the boards of directors, (ii) written statements of actions taken by the shareholders, boards of directors and any committees of the boards of directors without a meeting, and (iii) records of the issuance, transfer, transfer and cancellation of all shares of capital stock and other securities, in each case since the date of incorporation of the Company. Such minute books and stock record books are true and complete in all material respects.

   Section 4.30 Accounting Matters; Reorganization. To the knowledge of the Company, neither the Company, nor any of its directors, officers or shareholders, has taken any action which would prevent (a) the accounting for the Merger as a pooling of interests for financial reporting purposes in accordance with Accounting Principles Board Opinion No. 16 and the interpretative releases pursuant thereto (collectively, "List of Defined Terms APB 16") and the pronouncements of the SEC, or (b) the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

   Section 4.31 Pooling Letter. The Company has received from PricewaterhouseCoopers LLP a letter, dated not earlier than five (5) days prior to the date hereof, to the effect that, subject to the qualifications contained therein, the Merger qualifies for pooling of interests treatment for financial reporting purposes in accordance with APB 16 and the pronouncements of the SEC.

   Section 4.32 Information in Proxy Statement/Prospectus/Consent
Solicitation. No information provided by the Company in writing for inclusion in the Registration Statement and the Proxy Statement/Prospectus/ Consent Solicitation (or any amendment thereof or supplement thereto) will, at the date mailed to the shareholders of the Company and at the time of the effectiveness of the Registration Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading. No representation is made by the Company with respect to statements made therein based on any other information, including information supplied by Parent or Sub in writing expressly for inclusion in the Registration Statement. The Company agrees to correct promptly any such information provided by it that shall have become false or misleading in any material respect and to use its commercially reasonable efforts to take all steps necessary to cooperate with Parent in filing with the SEC and having declared effective or cleared by the SEC any amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus/Consent Solicitation so as to correct the same and to cause the

Proxy Statement/Prospectus/Consent Solicitation as so corrected to be disseminated to the Company's shareholders and Parent's stockholders to the extent required by applicable law. The Consent Solicitation shall comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act, the CGCL and all other applicable laws.

   Section 4.33 Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in any schedule or certificate furnished or to be furnished by the Company to Parent, or any of its representatives pursuant to the provisions hereof taken as a whole, contains as of the date hereof any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

   Parent and Sub represent and warrant to the Company as set forth below:

   Section 5.1 Organization. Each of Parent and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Each of Parent and Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing or to have such power, authority and governmental approvals would not have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" means, individually or in the aggregate, a material adverse effect on the business, financial condition, prospects or results of operations of Parent and its Subsidiaries (as defined below), taken as a whole, but shall not include any of the following in and of themselves, either alone or in combination: (A) any effect or change occurring as a result of (1) general economic or financial conditions, or (2) other developments which are not unique to Parent but which also affect other persons who participate or are engaged in the lines of business in which Parent participates or is engaged; or (B) any change or effect on the business or financial condition or performance of Parent following the date of this Agreement, resulting from a delay of, reduction in or cancellation or change in the terms of any agreement or other transaction with Parent attributable to (1) the announcement of this Agreement or the transactions contemplated hereby, or (2) Parent's or any of its affiliates' announcement or other communication of its plans or other intentions with respect to the conduct of the business of the Company.

   Section 5.2 Authority Relative to this Agreement. Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger have been duly and validly authorized by the Board of Directors of Parent and Sub, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the Merger other than, with respect to the Parent Common Stock to be issued in the Merger, the approval of a majority of the outstanding Parent Common Stock. This Agreement has been duly executed by Parent and Sub, and constitutes a valid and binding agreement of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

   Section 5.3 Consents and Approvals; No Violations. Except for the filing and recordation of an Agreement of Merger, in accordance with the requirements of the CGCL, the filing of a Certificate of Merger, in accordance with the requirements of the DGCL, and the approval of the stockholders of Parent of the Merger and the issuance of the Parent Common Stock in the Merger, neither the execution, delivery or performance of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated hereby, nor compliance by Parent and Sub with any of the provisions hereof will: (i) require any notice to, filing with, or permit, authorization, consent or approval of, any Governmental Entity or any private third party, (ii) conflict with or result in any breach of any provision of the charter or bylaws of Parent or any of its Subsidiaries (including Sub), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries (including Sub) is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Parent, any of its Subsidiaries (including Sub) or any of their properties or assets except, in the case of clauses (i), (iii) and (iv), where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, (A) materially impair the ability of Parent to consummate the transactions contemplated by this Agreement or (B) result in a Parent Material Adverse Effect.

   Section 5.4 Pooling Letter. Parent has received from PricewaterhouseCoopers LLP, Parent's independent auditor, a letter, dated not earlier than five (5) days prior to the date hereof, to the effect that, subject to customary qualifications, the Merger qualifies for pooling of interests treatment for financial reporting purposes in accordance with APB 16 and the pronouncements of the SEC.

   Section 5.5 Accounting Matters; Reorganization. To the knowledge of Parent, neither Parent nor any of its directors, officers or stockholders, has taken any action which would prevent: (a) the accounting for the Merger as a pooling of interests for financial reporting purposes in accordance with APB 16 and the pronouncements of the SEC, or (b) the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

   Section 5.6 Brokers or Finders. Neither Parent nor any of its Subsidiaries or affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Dain Rauscher Wessels whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm.

   Section 5.7 Information in Proxy Statement/Prospectus/Consent
Solicitation. The Registration Statement and the Proxy Statement/Prospectus/ Consent Solicitation (or any amendment thereof or supplement thereto) will not, at the date it becomes effective, the date it is mailed to the shareholders of the Company, and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to statements made therein based on information supplied by the Company in writing expressly for inclusion in the Registration Statement and the Proxy Statement/Prospectus/Consent Solicitation. Each of Parent and Sub agrees to correct promptly any such information provided by it that shall have become false or misleading in any material respect and to use its commercially reasonable efforts to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus/Consent Solicitation so as to correct the same and to cause the Proxy Statement/Prospectus/Consent Solicitation as so corrected to be disseminated to Parent's stockholders and the Company's shareholders to the extent required by applicable law. The Registration Statement and the Proxy Statement/Prospectus/Consent Solicitation shall comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and all other applicable laws.

   Section 5.8 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company a true and complete copy of its Annual Report on Form 10 K for the fiscal year ended January 31, 1998, its Quarterly Reports on Form 10 Q for the quarters ended April 30, 1998, July 31, 1998 and October 31, 1998 any Current Reports on Form 8 K filed since January 1, 1998 and a copy of its proxy Statement dated June 18, 1998 (collectively, the "SEC Documents"), which Parent filed under the Exchange Act with SEC. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading, except to the extent corrected by a document subsequently filed by or on behalf of Parent with the SEC. The consolidated financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") are complete and accurate, comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with US GAAP applied on a consistent basis throughout the periods involved, and fairly present the consolidated financial position of Parent and the results of its operations and its cash flows as of the respective dates and for the periods indicated thereon (subject, in the case of the unaudited statements, to normal recurring accounting adjustments). Since October 31, 1998, no event has occurred which could reasonably be expected to result in a Parent Material Adverse Effect.

   Section 5.9 Employee Benefit Matters. As of the date hereof, Parent has no intention of: (i) terminating the employment of any of the employees of the Company, (ii) adversely modifying or affecting the employee compensation afforded to such employees as of the Effective Time, or (iii) not providing the employees of the Company with comparable types and levels of employee benefits maintained by Parent for similarly situated employees of Parent, as determined from time to time by Parent.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

   The Company hereby covenants and agrees as follows:

   Section 6.1 Conduct of Business Pending Merger. Except as otherwise specifically provided in this Agreement, from the date of this Agreement to the earlier of Effective Time or termination, the Company will: (i) conduct its operations only in the ordinary and usual course of business and consistent with past practices, and (ii) use its reasonable efforts to preserve intact its present business organization, keep available the services of its present officers, employees and consultants and preserve its present relationships with licensors, licensees, customers, suppliers, employees, labor organizations and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise specifically provided in this Agreement, the Company will not, directly or indirectly, prior to the Effective Time, without the prior written consent of Parent:

       (a) propose or adopt any amendment to or otherwise change its charter or bylaws or other organizational documents;

       (b) authorize for issuance, sale, pledge, disposition or encumbrance, or issue, sell, pledge, dispose of or encumber (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, convertible securities or otherwise), any capital stock of any class or any other securities of, or any other ownership interest in, the Company (except for the issuance of Company Common Stock upon conversion of Company Preferred Stock, or upon exercise of Company Options which are outstanding as of the date of this Agreement) or amend any of the terms of any such securities or agreements outstanding on the date hereof; provided, that prior to the Effective Time, the Company may grant Company Options to newly hired employees and consultants of the Company in numbers (measured in terms of shares of Company Common Stock issuable upon the conversion of such Company Options) not to exceed 10,000 to any individual nor 50,000 in the aggregate.

       (c) reclassify, combine, split or subdivide any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, other than any dividend declared prior to the date hereof;

       (d) redeem, purchase or otherwise acquire, or propose or offer to redeem, purchase or otherwise acquire, any outstanding shares or other securities of the Company, except pursuant to the Company Stock Plans;

       (e) organize any new subsidiary, acquire any capital stock or equity securities of any corporation or acquire any equity or ownership interest (financial or otherwise) in any business;

       (f) (i) incur, assume or prepay any material liability, or incur any indebtedness for borrowed money other than in accordance with the Company's current financing arrangements, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third party, (iii) make any loans, advances or capital contributions to, or investments in, any third party, (iv) mortgage or pledge any of its material properties or assets, tangible or intangible, or create or suffer to exist any Lien thereupon, or (v) authorize any new capital expenditures which, individually or in the aggregate, are in excess of $25,000;

       (g) license (except in the ordinary course of business) or otherwise transfer, dispose of, permit to lapse or otherwise fail to preserve any of the Company's Intellectual Property Rights, or dispose of or disclose to any person any trade secret, formula, process or know how not theretofore a matter of public knowledge;

       (h) enter into any agreement, contract, commitment or transaction other than in the ordinary course of business, consistent with past practices;

       (i) make any change in the compensation or benefits payable or to become payable to any of its officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not officers or directors or affiliates in the ordinary course consistent with past practice) or to persons providing management services;

       (j) make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether pursuant to a Company Benefit Plan or otherwise;

       (k) cancel any debts or waive, release or relinquish any contract rights or other rights of substantial value other than in the ordinary course of business, consistent with past practices;

       (l) authorize, recommend, propose or enter into or announce an intention to authorize, recommend, propose or enter into a term sheet, letter of intent, agreement in principle or a definitive agreement with respect to any merger, consolidation, liquidation, dissolution, or business combination, any acquisition of a material amount of property or assets or securities, or any disposition of a material amount of property or assets or securities;

       (m) make any change with respect to accounting policies or procedures in effect as of the Company's fiscal year ended December 31, 1998;

       (n) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including any Indebtedness, other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business consistent with past practices, of liabilities reflected or reserved against in the Company's Financial Statements or incurred in the ordinary course of business consistent with past practices since the date thereof;

       (o) (i) change any of the accounting principles used by it unless required by GAAP, (ii) take or allow to be taken any action which would jeopardize the treatment of Parent's business combination with the

Company as a pooling of interests for financial reporting purposes in accordance with APB 16 and the pronouncements of the SEC, or (iii) take or allow to be taken any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

       (p) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any accounting method relating to Taxes, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment; or

       (q) commit or agree (in writing or otherwise) to take any of the foregoing actions or any action which would cause the failure of the conditions set forth in Section 8.3(a) or Section 8.3(b).

   Section 6.2 No Solicitation of Competing Transaction. (a) Neither the Company nor any affiliate, as defined in Rule 12b 2 promulgated under the 1934 Act (an "Affiliate") of the Company shall (and the Company shall cause the officers, directors, employees, representatives and agents of the Company and each Affiliate of the Company, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than Parent, any of its Affiliates or representatives) concerning any proposal or offer to acquire all or a substantial part of the business or properties of the Company or any capital stock of the Company, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving the Company, division or operating or principal business unit of the Company (an "Acquisition Proposal"). Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the date of the approval of this Agreement and the Merger by the shareholders of the Company pursuant to the Consent Solicitation (the "Terms Shareholder Approval Date"), the Company may furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if:

       (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company Board relating to any such transaction which the Company Board determines in good faith, represents a superior transaction to the Merger (a "Competing Proposal") and in the good faith judgment of the Company Board the person or entity making such Competing Proposal appears to have the financial means, or the ability to obtain the necessary financing to conclude such Competing Proposal; and

       (y) in the opinion of the Company Board such action is required to discharge the Company Board's fiduciary duties to the Company's shareholders under applicable law following receipt of advice from independent legal counsel to the Company that the failure to provide such information or access or to engage in such discussions or negotiations would result in a reasonable possibility that the Company Board would violate its fiduciary duties to the Company's shareholders under applicable law.

The Company will immediately notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by the Company, and the Company will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive (and will immediately provide to Parent copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to Parent any non public information concerning the Company provided to any other party which was not previously provided to Parent.

       (b) Except as set forth below in this subsection (b), neither the Company Board nor any committee thereof shall: (i) fail to include, withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the Shareholder Approval Date, the Company Board may not include or may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any Acquisition Proposal which satisfies the requirements of each of subsection (x) and subsection (y) of Section 6.2(a) hereof (any such Acquisition Proposal, a "Terms Superior Proposal"), or enter into an agreement with respect to a Superior Proposal, in each case at any time after the fifth business day following Parent's receipt of written notice from the Company advising Parent that the Company Board has received a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal.

   Section 6.3 Shareholder Approval. Subject to the provisions of Section 6.2 hereof, the Company shall use its reasonable best efforts to take all action necessary, in accordance with the CGCL and its Articles of Incorporation and Bylaws, to cause its shareholders to consider and act upon this Agreement and the Merger as soon as practicable.

   Section 6.4 Further Information. As soon as such information becomes available, and in any event not later than thirty days after the end of each fiscal month, the Company shall provide to Parent an unaudited consolidated balance sheet as of the end of such month and the related consolidated statements of results of operations for such period together with a list of the ages and amounts of all accounts and notes due and uncollected as of the end of such month.

   Section 6.5 Access; Confidentiality. Subject to: (i) the Company's confidentiality obligations to third parties, and (ii) the terms of the Confidentiality Agreement, dated January 25, 1999, between Parent and the Company, the Company shall afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, full access during normal business hours from the date hereof until the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, the Company shall furnish promptly to the Parent all other information concerning its business, properties and personnel as Parent may reasonably request.

                                  ARTICLE VII

                                OTHER COVENANTS

   Section 7.1 Commercially Reasonable Efforts.

       (a) Subject to Section 6.2 hereof, prior to the Closing, upon the terms and subject to the conditions of this Agreement, Parent and the Company agree to use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective the Merger as promptly as practicable including, but not limited to:
(i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and (ii) the satisfaction of the other parties' conditions to Closing. Notwithstanding the foregoing, neither Parent nor the Company shall be required to divest or hold separate or otherwise take or commit to take any action that limits Parent's or Company's freedom of action with respect to, or their ability to retain, the Company or any material portions thereof or any of the businesses, product lines, properties or assets of the Company.

       (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Merger. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding the Merger. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the Merger, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of the Merger, the Company shall use its best efforts to effect such transfers, amendments or modifications.

       (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require either the Company or Parent to commence any litigation against any entity in order to facilitate the consummation of any of the Merger or to defend against any litigation brought by any third party or Governmental Entity seeking to prevent the consummation of any of the Merger.

   Section 7.2 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, until the Effective Time, or the date this Agreement is terminated or abandoned pursuant to Article IX hereof, neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

   Section 7.3 Directors' and Officers' Insurance and Indemnification.

       (a) For six years after the Effective Time, Parent and the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless each present and former officer and director of the Company, and each person who become any of the foregoing prior to the Effective Time (each, a "Company Indemnified Party") against all losses, claims, damages, liabilities, costs, fees and expenses, including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent required or permitted under applicable California law, the terms of the Articles of Incorporation or Bylaws of the Company or indemnification agreements, if any, as in effect at the date hereof; provided, that, in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

   Section 7.4 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence (or non occurrence) of any event of which the Company or Parent, respectively, has knowledge, the occurrence (or non occurrence) of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and of the occurrence of any material failure of either party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that (x) delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available to either party hereunder, and (y) shall not constitute an admission by the party delivering such notice that any such representation or warranty has been breached.

   Section 7.5 Employees. As of the Effective Time, Parent will, or will cause the Company to, give individuals who are employed by the Company as of the Effective Time and who remain employees of the Company following the Effective Time (each such employee, an "Affected Employee") full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Parent, the Company for such Affected Employees' service with the Company or any affiliate thereof to the same extent recognized immediately prior to the Effective Time.

   Section 7.6 Affiliate Agreements. (a) Attached as Schedule 7.6 is a list (reasonably satisfactory to counsel for Parent) setting forth the names of all persons who are expected to be, at the time of the Special Meetings, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or under APB 16 or applicable SEC accounting releases with respect to pooling of interests accounting treatment. The Company shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. Each such person shall execute a written agreement in substantially the form of Exhibit F-1 hereto within five
(5) days of the date hereof. Parent shall use commercially reasonable efforts to cause all persons who are "affiliates" of Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under APB 16 and applicable SEC rules and regulations to deliver to the Company on or before the date immediately preceding the date of filing of the Registration Statement, a written agreement substantially in the form attached as Exhibit F-2, and in the event any other person becomes an affiliate of Parent thereafter to cause such person to deliver such an agreement to the Company as soon as practicable but in any event no later than the Closing Date.

       (b) Within forty five (45) days after the end of the first fiscal quarter of Parent ending at least thirty (30) days after the Effective Time, Parent shall publish results including at least thirty (30) days of combined operations of Parent and the Company as referred to in the Company Affiliates Letter as contemplated by and in accordance with SEC Accounting Release No. 135.

   Section 7.7 Tax free Reorganization Treatment; Accounting Treatment. (a) Neither Parent nor the Company shall intentionally take, or cause or allow to be taken, any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of
Section 368(a) of the Code.

       (b) Neither Parent nor the Company shall intentionally take, or cause or allow to be taken, any action, whether before or after the Effective Time, which would prevent the Merger from qualifying as a pooling of interests for financial reporting purposes in accordance with APB 16 and the pronouncements of the SEC.

   Section 7.8 Nasdaq Qualification. Parent shall use all reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be qualified for inclusion in the Nasdaq Stock Market, subject to official notice of issuance, as of or prior to the Effective Time.

   Section 7.9 Consents of Accountants. Parent and the Company will each use reasonable efforts to cause to be delivered to each other consents from PricewaterhouseCoopers LLP, dated the date on which the Registration Statement shall become effective, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S 4 under the Securities Act.

   Section 7.10 Convertible Promissory Note. The Company shall, prior to the Effective Time, cause any outstanding amounts owing under the Voting Debt to be converted to Company Common Stock.

   Section 7.11 Shareholder Representative. (a) For purposes of this Agreement, Mannan Latif shall act as the Shareholder Representative, subject to the provisions of Section 7.11(b) below. In the event that the Shareholder Representative shall die or resign or otherwise terminate or decline to accept his authority hereunder, his successor shall be any holder of the Company Capital Stock and shall be elected by the vote or written consent of a majority in interest of the holders of record of the Company Capital Stock as of the Closing Date. The Shareholder Representative shall keep the holders of the Company Capital Stock reasonably informed of any of his decisions which are material in nature. Subject to the provisions of Section 7.11(b) below, (i) the Shareholder Representative is authorized to take any action deemed by the Shareholder Representative appropriate or necessary to carry out the provisions of, and to determine the rights of the holders of the Company Capital Stock under the terms of this Agreement, and is designated as the agent of, and authorized to act on behalf of, the holders of the Company Capital Stock for all purposes, including without limitation, to accept a service of process upon the holders of Company Capital Stock, and (ii) all decisions of the Shareholder Representative shall be binding upon the holders of Company Capital Stock.

       (b) Any shareholder of the Company may, upon written notice to both Parent and the Shareholder Representative, which notice shall provide an address for receipt of notices for such shareholder, terminate the authority and agency of the Shareholder Representative as provided herein with respect to such shareholder. Thereafter, such Company shareholder shall have the right to act independently.

       (c) The Shareholder Representative shall not be liable to any of the holders of Company Capital Stock for any error of judgment, act taken or omitted to have been taken in good faith, or mistake of fact or law, unless caused by [his] own gross negligence or willful misconduct.

   Section 7.12 Parent SEC Documents. Parent agrees to furnish or make available to the Company true and complete copies of any documents it files under the Exchange Act with the SEC between the date of this Agreement and the Closing Date.

   Section 7.13 Non Competition Agreements. Each of the individuals identified on Schedule 7.12 has executed and delivered to Parent a Non Competition Agreement, substantially in the form of Exhibit G hereto, which Non Competition Agreement is to take effect as of the Effective Time of the Merger.

   Section 7.14 Registration Rights Agreement. The Company shall enter into a Registration Rights Agreement (the "Registration Rights Agreement") with Adam Au and Tit Wing Poon providing for one demand registration right on Form S 3 commencing not earlier than 180 days from the Effective Time. The fees and expenses of such registration shall be borne by such shareholders of the Company.

                                  ARTICLE VII

                                   CONDITIONS

   Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the Company or Parent, as the case may be, to the extent permitted by applicable law:

       (a) This Agreement shall have been adopted and the Merger and the transactions related thereto shall have been approved pursuant to the Consent Solicitation by the shareholders of the Company in accordance with the CGCL and the Articles of Incorporation of the Company.

       (b) The issuance of the Parent Common Stock in the Merger shall have been approved by the shareholders of Parent in accordance with the rules of the Nasdaq National Market and the DGCL.

       (c) No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, and there shall be no order, decree or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger.

       (d) The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq National Market, upon official notice of issuance.

       (e) (i) The Registration Statement shall have been declared effective under the Securities Act, (ii) no stop order suspending effectiveness of the Registration Statement shall have been issued, and (iii) no proceeding for that purpose shall have been initiated or threatened by the SEC.

       (f) Parent shall have received a letter from PricewaterhouseCoopers LLP reaffirming the statements made in the letter referenced in Section 5.4.

       (g) The Company shall have received a letter from PricewaterhouseCoopers LLP reaffirming the statements made in the letter referenced in Section 4.31.

   Section 8.2 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by the
Company:

       (a) The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, except for representations and warranties qualified by materiality which shall be correct in all respects, and except for representations and warranties that speak as of a specific date other than the Effective Time (which need only be true and correct in all respects as of such date) and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except, in each case, where the failure to be true and correct could not reasonably be expected to have a Parent Material Adverse Effect.

       (b) Parent shall have performed and complied, in all material respects, with all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

       (c) The Company shall have received from Parent an officer's certificate certifying to the fulfillment of the conditions specified in Section 8.2(a), 8.2(b), and 8.2(d).

       (d) Since the date of this Agreement, there shall not have occurred any event, change or effect having, or which would be reasonably likely to have a Parent Material Adverse Effect.

       (e) The Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LP, special counsel to Parent, substantially in the form attached as Exhibit H hereto and otherwise reasonably satisfactory in form and substance to the Company, addressed to the Company and dated as of the Closing Date.

       (f) The Company shall have received an opinion of Gunderson Detmer Stough Villenueve Franklin & Hachigian LLP, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP may request, receive and rely upon representations contained in certificates of Parent, Sub, the Company and others, and Parent, Sub and the Company agree to provide such certifications as Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP may reasonably request.

   Section 8.3 Conditions of Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by
Parent:

       (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, except for representations and warranties qualified by materiality which shall be correct in all respects, and except for representations and warranties that speak as of a specific date other than the Effective Time (which need only be true and correct in all respects as of such date) and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except, in each case, where the failure to be true and correct could not reasonably be expected to have a Company Material Adverse Effect.

       (b) The Company shall have performed and complied with, in all material respects, with all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

       (c) Parent shall have received from the Company an officer's certificate certifying to the fulfillment of the conditions specified in Sections 8.3(a), 8.3(b), 8.3(d), 8.3(e), and 8.3(i).

       (d) Since the date of this Agreement, there shall not have occurred any event, change or effect having, or which would be reasonably likely to have a Company Material Adverse Effect.

       (e) All consents, permits and approvals of Governmental Entities and other private third parties listed in Section 4.4 of the Company Disclosure Schedule shall have been obtained.

       (f) The Escrow Fund Agreement and the Shareholder Agreement shall have been duly executed and delivered by the parties thereto, and shall be in full force and effect, and the Escrow Fund Agreement and the Shareholder Agreement shall remain in full force and effect.

       (g) Each Non Competition Agreement executed and delivered to Parent by a person listed on a Schedule 7.13 shall be effective as of the Effective Time of the Merger in accordance with its terms.

       (h) The Company shall have entered into the Registration Rights Agreement with Adam Au and Tit Wing Poon in accordance with the terms of
Section 7.14.

       (i) Adam Au shall have executed and delivered to Parent an Employment Agreement substantially in the form attached hereto as Exhibit I in form and substance satisfactory to Parent, which Employment Agreement is to take effect as of the Effective Time of the Merger.

       (j) Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall have been converted into Company Common Stock.

       (k) Parent shall have received an opinion of Coblentz, Patch, Duffy & Bass, counsel to the Company, substantially in the form attached as Exhibit J hereto and otherwise reasonably satisfactory in form and substance to Parent, addressed to Parent and dated as of the Closing Date.

       (l) Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may request, receive and rely upon representations contained in certificates of Parent, Sub, the Company and others, and Parent, Sub and the Company agree to provide such certifications as Skadden, Arps, Slate, Meagher & Flom LLP may reasonably request.

                                   ARTICLE IX

                           TERMINATION AND AMENDMENT

   Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Parent or the shareholders of the Company:

       (a) by mutual written consent of the Company and Parent;

       (b) by either the Company or Parent, if:

       (i) any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the consummation of the Merger and such order, decree, ruling or other action shall have become final and non appealable;

       (ii) (A) if the Merger is not approved and adopted by the affirmative vote of the shareholders of the Company as required by the CGCL and the Articles of Incorporation of the Company, or (B) if the issuance of the Parent Common Stock in the Merger is not approved and adopted by the stockholders of Parent in accordance with the rules of the Nasdaq National Market and the DGCL;

       (iii) if the Merger shall not have been consummated before September 30, 1999 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate);

       (c) by the Company:

       (i) in connection with entering into a definitive agreement as permitted by Section 6.2(b), provided the Company has complied with all provisions thereof, including the notice provisions therein, and that the Company makes simultaneous payment to Parent of funds as required by Section 11.2(b);

       (ii) if Parent shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which would cause a failure of the conditions set forth in Section 8.3(a) and Section 8.3(b), and which breach cannot be or has not been cured within 30 days after the giving of written notice by the Company to Parent.

       (d) by Parent:

       (i) if, prior to the Effective Time, the Company Board shall have:
    (A) withdrawn, modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger, (B) recommended an Acquisition Proposal, (C) executed a letter of intent, an agreement in principle or definitive agreement relating to an Acquisition Proposal or similar business combination with a person or entity other than Parent or their Affiliates, or (D) exercised its rights pursuant to Section 6.2 with respect to an Acquisition Proposal, and, directly or through its representatives, continued discussions with any third party concerning an Acquisition Proposal for more than ten business days after the date of receipt of such Acquisition Proposal; or

       (ii) if prior to the Effective Time, the Company shall have breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which would cause a failure of the conditions set forth in Section 8.2(a) and Section 8.2(b), and which breach cannot be or has not been cured within 30 days after the giving of written notice to the Company.

   Section 9.2 Effect of Termination. In the event of the termination of this Agreement by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and there shall be no liability on the part of Parent or the Company except: (A) for fraud or for breach of this Agreement prior to such termination, and (B) as set forth in Section 11.2.

                                   ARTICLE X

                           INDEMNIFICATION AND ESCROW

   Section 10.1 Indemnification by the Company and the Shareholder
Indemnitors. Each of the Company and the shareholders and option holders of the Company (the "Shareholder Indemnitors") shall indemnify Parent and the Surviving Corporation and any employee, director, officer or agent (the "Indemnified Parties") of each of them against, hold each of them harmless from, and reimburse each of them for any claim, costs, loss, liability or expense (including reasonable attorneys' fees and expenses) or other damage (including, without limitation, expectation, actual, punitive and consequential damages) (collectively, "Damages") arising, directly or indirectly, from or in connection with: (a) any inaccuracy in any of the warranties or representations of the Company in this Agreement, (b) any failure by the Company to perform or comply with any covenant or obligation in this Agreement, or (c) any Third Party Claim (as defined below) relating to an inaccuracy or failure referred to in clause (a) or (b) above.

   Section 10.2 Procedure for Third Party Claims. Promptly after receipt by an Indemnified Party under Section 10.1 of notice of the commencement of any action or demand or claim by a third party (a "Third Party Claim") which gives rise to Damages, such Indemnified Party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give notice to the Shareholder Representative of its assertion of such claim for indemnification and of the commencement of the action of its assertion of such claim for indemnification and of the commencement of the action or assertion of the Third Party Claim with respect to which the claim for indemnification pertains. Failure to so notify the Shareholder Representative shall not relieve the Shareholder Indemnitors of any liability that they may have to any Indemnified Party except to the extent that the defense of such action or Third Party Claim is materially prejudiced thereby. If any such action shall be brought or a Third Party Claim shall be asserted against an Indemnified Party and it shall give notice to the Shareholder Representative of the commencement or assertion thereof, the Shareholder Representative shall be entitled, at the sole expense of the Shareholder Indemnitors, to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party and, after notice from the Shareholder Representative to such Indemnified Party of the election to assume the defense thereof, the Shareholder Indemnitors shall not be liable to such Indemnified Party under this Article X for any fees of other counsel or any other expense (unless such fees or expenses are incurred at the request of the Shareholder Indemnitors or the Shareholder Representative), in each case subsequently incurred by such Indemnified Party in connection with the defense thereof. If the Shareholder Representative receives notice of any action or Third Party Claim, it shall promptly notify the Indemnified Party as to whether, at its expense, it intends to control the defense thereof on behalf of the Shareholder Indemnitors. If the Shareholder Representative defends an action, it shall have full control over the litigation, including settlement and compromise thereof, subject only to the following: no compromise or settlement thereof may be effected by the Shareholder Representative without the Indemnified Party's consent (which shall not be unreasonably withheld) unless: (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against the Indemnified Party, and (ii) the sole relief provided is monetary damages that are paid in full by the Shareholder Indemnitors or, in the case of a final disposition or settlement of such action or Third Party Claim, out of the Escrow Fund. If notice is given to the Shareholder Representative of the commencement of any action, and it does not, within 20 days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof, the Shareholder Indemnitors shall not be bound by any compromise or settlement thereof effected by the Indemnified Party without the consent of the Shareholder Indemnitors (or the Shareholder Representative on behalf of the Shareholder Indemnitors), which shall not be unreasonably withheld.

   Section 10.3 Indemnity Period. No claim for indemnification under Section 10.1(a) of this Agreement may be made unless notice is given by the party seeking such indemnification to the party from whom indemnification is sought on or prior to the expiration of the applicable representation or warranty as set forth in Section 11.1 hereof; provided, that notice of any claim based on intentional fraud must be delivered by an Indemnified Party on or before the third anniversary of the Effective Time.

   Section 10.4 Satisfaction of Indemnification Claim. Following the Effective Time, in the event the Shareholder Indemnitors shall have any liability for indemnification or otherwise under this Agreement, the sole source for the satisfaction of such liability shall be the Escrow Shares held in accordance with the terms of the Escrow Fund Agreement; provided, however, that, with respect to any Shareholder Indemnitor, the foregoing limitation shall not apply with respect to any Damages arising, directly or indirectly, from or in connection with any fraud on the part of such Shareholder Indemnitor. In all such cases, the value of the Parent Common Stock to be so delivered shall be determined pursuant to the terms of the Escrow Fund Agreement. In no event shall the indemnification liability of the Company pursuant to this Article X exceed the value of the Escrow Shares. No indemnification shall be payable pursuant to Section 10.1 unless and until the amount of all claims for indemnification exceeds $250,000 (the "Basket") in the aggregate; provided, however, that in the event the Damages for which the Shareholder Indemnitors are liable exceed the Basket, the Shareholder Indemnitors shall be responsible only for the amount of such Damages exceed the Basket, consistent with Section
10.1 hereof, except as provided in Section 11.2 hereof. For purposes of determining whether the Basket has been satisfied with respect to any breach of the representations and warranties contained in Article IV hereof that are qualified by the phrase "Company Material Adverse Effect," any such representation or warranty so qualified shall be deemed breached if it is untrue or incorrect, regardless of whether such breach would or could have a Company Material Adverse Effect.

                                   ARTICLE XI

                                 MISCELLANEOUS

   Section 11.1 Survival of Representations and Warranties. The representations and warranties of the Company made herein shall survive beyond the Effective Time and shall continue in full force and effect until the earlier to occur of:
(1) the date of issuance of the first independent audit report of the Company or of the Company consolidated with Parent following the Effective Time, and
(2) the date which is one year following the Effective Time.

   Section 11.2 Fees and Expenses. (a) Except as specifically provided to the contrary in this Agreement, including Section 11.2(b), all costs and expenses incurred in connection with this Agreement and the consummation of the Merger shall be paid by the party incurring such expenses; provided, however, that (i) any fees and expenses of the Company in excess of $250,000 incurred in connection with this Agreement and the consummation of the Merger shall be borne by the Shareholder Indemnitors, without regard to the Basket, and (ii) if any legal action is instituted to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled, in addition to any other relief to which the party is entitled, to reimbursement of its actual attorneys fees.

       (b) If :

       (i) the Company shall terminate this Agreement pursuant to (x)
    Section 9.1(b)(ii) and the shareholder who executes the Shareholder Agreement is in breach of its obligations under such Shareholder Agreement, or (y) Section 9.1(c)(i);

       (ii) Parent shall terminate this Agreement pursuant to Section
    9.1(d)(i);

       (iii) Parent shall terminate this Agreement pursuant to Section 9.1(d) (ii), and prior thereto there shall have been publicly announced another Acquisition Proposal or the Company or its directors or officers or investment bankers shall have received an Acquisition Proposal; or

       (iv) Parent shall terminate this Agreement pursuant to Section 9.1(b)(iii) and (x) prior thereto there shall have been publicly announced another Acquisition Proposal or the Company or its directors or officers or investment bankers shall have received an Acquisition Proposal, and (y) within nine months after such termination the Company shall have entered into an agreement with respect to or consummated another Acquisition Proposal, then the Company shall pay to Parent an amount equal to $1,000,000 (the "Termination Fee"), plus an amount equal to Parent's actual and reasonably documented out of pocket fees and expenses incurred by Parent in connection with the Merger, this Agreement and the consummation of the Merger in an amount not to exceed $500,000. The Termination Fee and Parent's good faith estimate of its expenses shall be paid in same day funds (x) concurrently with the termination of this Agreement pursuant to subsection (i), (ii) or (iii) above, and (y) within one business day following the occurrence of the event described in clause (y) of subsection (iv) above, in the case of termination pursuant to subsection (iv).

   Section 11.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company and the stockholders of Parent, but, after any such approval, no amendment shall be made that by law requires further approval by such shareholders or stockholders, as applicable, without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   Section 11.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

   Section 11.5 Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, sent by facsimile transmission (receipt of which is confirmed) or by mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a) if to the Company, to

       AUCO, Inc.
       386 Main Street
       Redwood City, California 94063
       Attention: Adam Au
       Facsimile: (650) 568-6101

       with a copy to:

       Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
       Menlo Park, California 94025
       Attention: Brooks Stough, Esq.
       Facsimile No.: (650) 321-2800

       and to:

       Coblentz, Patch, Duffy & Bass, LLP
       222 Kearny Street, 7/th/ Floor
       San Francisco, California 94108
       Attention: Paul Escobosa, Esq.
       Facsimile: (415) 989-1663
       and

       (b) if to Parent, to

       Peerless Systems Corporation
       2381 Rosecrans Avenue, Suite 400
       El Segundo, California 90245
       Attention: Edward Gavaldon
       Facsimile: (310) 536-0058

       with a copy to:

       Skadden, Arps, Slate, Meagher & Flom LLP
       525 University Avenue, Suite 220
       Palo Alto, CA 94301
       Attention: Gregory C. Smith, Esq.
       Facsimile No.: (650) 470-4570

       and

       (c) if to the Shareholder Representative, to:

       Mannan Latif c/o AUCO, Inc.
       386 Main Street
       Redwood City, California 94063
       Facsimile: (650) 568-6101

   Section 11.6 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

   Section 11.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   Section 11.8 Entire Agreement; Assignment. This Agreement (including the Exhibits and Schedules attached hereto): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, any provisions of such latter agreement which are inconsistent with the transactions contemplated by this Agreement being waived hereby), and (b) shall not be assigned by operation of law or otherwise except that Parent and Sub may assign, in their sole discretion, any or all of their rights, interests and obligations hereunder to any direct or indirect wholly or majority owned Subsidiary or Affiliate of Parent; provided, however, that such assignment shall not relieve Parent of its obligations hereunder.

   Section 11.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable principles of conflicts of law.

   Section 11.10 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

   Section 11.11 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                          PEERLESS SYSTEMS CORPORATION

                                          By: /s/ Edward A. Gavaldon
                                              ---------------------------------
                                          Name: Ed Gavaldon
                                          Title: President and CEO

                                          AUCO MERGER SUB, INC.

                                          By: /s/ Edward A. Gavaldon
                                              ---------------------------------
                                          Name: Ed Gavaldon
                                          Title: President

                                          AUCO, INC.

                                          By: /s/ Adam Au
                                              ---------------------------------
                                          Name: Adam Au
                                          Title: President

                                          For purposes of Article VII, Article
                                          X and Article XI only:

                                          SHAREHOLDER REPRESENTATIVE

                                          By: /s/ Mannan Latif
                                              ---------------------------------
                                          Mannan Latif

                         EXHIBIT A TO MERGER AGREEMENT

                         FORM OF SHAREHOLDER AGREEMENT

                                 (SEE ANNEX B)

                       EXHIBIT B TO THE MERGER AGREEMENT

                          FORM OF AGREEMENT OF MERGER

   1. The Merger. Auco Merger Sub, Inc., a Delaware corporation ("Sub") and a wholly owned subsidiary of Peerless Systems Corporation, a Delaware corporation ("Parent"), shall be merged (the "Merger") with and into AUCO, Inc., a California corporation ("Auco"), with Auco remaining as the Surviving Corporation in the Merger (the "Surviving Corporation"). The Merger shall become effective upon the filing of this Agreement of Merger, together with any required officers' certificates, with the Office of the Secretary of State of the State of California, which time is referred to herein as the "Effective Time".

   2. Conversion of Shares.

   (a) At the Effective Time, each issued and outstanding share of common stock, par value $0.01 per share, of Sub shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

   (b) At the Effective Time, (i) each issued and outstanding share of common stock, no par value ("Auco Common Stock"), of Auco shall be converted into the right to receive 0.2585 of a fully paid and nonassessable share of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock"). As of the Effective Time of the Merger, all such shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.

   3. Amendment to Articles of Surviving Corporation. Immediately following the Effective Time of the Merger, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety as set forth in Annex I hereto.

Dated: [              ], 1999

                                          -------------------------
                                          [            ]
                                          President

                                          -------------------------
                                          [            ]
                                          Secretary

                  ANNEX I TO EXHIBIT B TO THE MERGER AGREEMENT

                          FORM OF AMENDED AND RESTATED
                    ARTICLES OF INCORPORATION OF AUCO, INC.

                    (See EXHIBIT C to the Merger Agreement)

                            OFFICER'S CERTIFICATE OF

                             AUCO MERGER SUB, INC.

   We, [             ], the President, and [             ], the Secretary, of
Auco Merger Sub, Inc., a Delaware corporation (the "Corporation") do hereby certify:

   1. That we are the President and the Secretary of this Corporation.

   2. That this Corporation is duly organized and existing under the laws of the State of Delaware.

   3. That a total of      shares of common stock of this Corporation, par
value $0.01 per share, are issued and outstanding and are entitled to vote on the merger to be effected by the Agreement of Merger attached hereto.

   4. That the principal terms of the Agreement of Merger attached hereto were approved by a vote of the issued and outstanding shares of each class of this Corporation entitled to vote thereon which equaled or exceeded the vote required. A majority vote of the issued and outstanding shares of common stock of this Corporation is the required voting percentage.

   5. That the required vote of the stockholders of Peerless Systems Corporation, a Delaware corporation and the parent of this Corporation ("Parent"), relating to the issuance of Parent's equity securities in the merger, has been obtained.

   Each of the undersigned declares under the penalties of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

   Executed at [          ], California on [              ], 1999.

                                          -------------------------
                                          [            ]
                                          President

                                          -------------------------
                                          [            ]
                                          Secretary

                            OFFICER'S CERTIFICATE OF

                                   AUCO, INC.

   We, [              ], the President, and [              ], the Secretary, of
AUCO, Inc., a California corporation (the "Corporation") do hereby certify:

   1. That we are the President and the Secretary of the Corporation.

   2. That the Corporation is duly organized and existing under the laws of the State of California.

   3. That a total of      shares of common stock of this Corporation, par
value $0.001 per share, are issued and outstanding and are entitled to vote on the merger to be effected by the Agreement of Merger attached hereto.

   4. That the principal terms of the Agreement of Merger attached hereto were approved by a vote of the issued and outstanding shares of each class of the Corporation entitled to vote thereon which equaled or exceeded the vote required. A majority vote of the issued and outstanding shares of common stock of this Corporation is the required voting percentage.

   Each of the undersigned declares under the penalties of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

   Executed at Redwood City, California on [              ], 1999.

                                          -------------------------
                                          [            ]
                                          President

                                          -------------------------
                                          [            ]
                                          Secretary

                       EXHIBIT C TO THE MERGER AGREEMENT

                       FORM OF ARTICLES OF INCORPORATION
                                       OF
                                   GOLD, INC.

   FIRST: The name of the corporation is Gold, Inc. (hereinafter, the "Corporation").

   SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

   THIRD: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, having a par value of one thousandth of a dollar ($0.01).

   FOURTH: The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the General Corporation Law of California (the "CGCL")) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limitations set forth in Section 204 of the CGCL with respect to actions for breach of duty to the Corporation and its shareholders.

                       EXHIBIT D TO THE MERGER AGREEMENT

                                 FORM OF BYLAWS

                                       OF

                                   GOLD, INC.

                            a California corporation

                                   ARTICLE I

                                    OFFICES

   1.1. PRINCIPAL OFFICES. The board of directors shall fix the location of the principal and executive offices of the corporation at any place within or outside the State of California. The board of directors is hereby granted full power and authority to change the location of the principal executive office of the corporation from one location to another. If the principal executive office is located outside the State of California, and the corporation has one (1) or more business offices in the State of California, the board of directors shall likewise fix and designate a principal business office in the State of California.

   1.2. OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

   2.1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation or at any place consented to in writing by all persons entitled to vote at such meeting, given before or after the meeting and filed with the secretary of the corporation.

   2.2. ANNUAL MEETINGS OF SHAREHOLDERS. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

   2.3. SPECIAL MEETINGS. A special meeting of the shareholders may be called at any time, subject to the provisions of Sections 4 and 5 of this Article II, by the board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting or such additional persons as provided in the articles of incorporation or in these Bylaws.

   If a special meeting is called by anyone other than the board of directors or the president or the chairman of the board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by other written communication to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

   2.4. NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of these Bylaws, not less than thirty (30)) nor more than sixty
(60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, day and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of the next paragraph of this
Section 2.4, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board of directors for election.

   If action is proposed to be taken at any shareholders' meeting for approval of (i) a contract or transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more of its directors has a material financial interest, pursuant to Section 310 of the California Corporations Code (the "CCC"), (ii) an amendment to the articles of incorporation, pursuant to Section 902 of the CCC, (iii) a reorganization of the corporation, pursuant to Section 1201 of the CCC, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the CCC or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of the CCC, such approval, other than unanimous approval by those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

   2.5. MANNER OF GIVING NOTICE. Notice of any meeting of shareholders shall be given in writing either personally or by first-class mail, or, if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the CCC) on the record date for the shareholders' meeting, notice may be sent by third-class mail, or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

   If any notice (or any report referenced in Article VI of these Bylaws) addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of such notice or report to all other shareholders.

   An affidavit of the mailing or other means of giving any notice in accordance of the provisions of this Section 2.5, executed by the secretary, assistant secretary or any transfer agent of the corporation giving such notice, shall be prima facie evidence of the giving of the notice or report.

   2.6. QUORUM. Unless otherwise provided in the articles of incorporation, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum at a meeting of the shareholders. Except as provided in the immediately succeeding sentence, if a quorum is present, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the CCC or the articles of incorporation. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in the immediately preceding sentence.

   2.7. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, whether annual or special, and whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy. When any shareholders' meeting, whether annual or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5.

   2.8. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11, subject to the provisions of Chapter 7 of the CCC. Elections for directors and voting on any other matter at a shareholders' meeting need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins. Except as provided in the last paragraph of this
Section 2.8, or as may be otherwise provided in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders.

   Any shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

   At a shareholders' meeting involving the election of directors, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates as the shareholder thinks fit) for any candidate or candidates unless such candidate or candidates names have been placed in nomination prior to the voting and the shareholder has given notice at such meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, shall be elected; votes against a candidate and votes withheld shall have no legal effect.

   2.9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of the shareholders, whether annual or special, however called and noticed, and wherever held, are as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Neither the business to be transacted at nor the purpose of any meeting of the shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided for in the articles of incorporation or these Bylaws, except as provided in the second paragraph of Section 2.4 of these Bylaws. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

   Attendance of a person at a meeting constitutes a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; provided, that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the CCC to be included in the notice of such meeting but not so included, if such objection is expressly made at the meeting.

   2.10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided, however, that the shareholders may elect a director at any time to fill any vacancy not filled by the directors and not created by the removal of such director, by written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

   All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

   If the consents of all shareholders entitled to vote have not been solicited in writing, the secretary shall give prompt notice to those shareholders entitled to vote who have not consented in writing of the taking of any corporate action approved by shareholders without a meeting by less than unanimous written consent. Such notice shall be given in accordance with
Section 5 of this Article II. In the case of approval of (i) contracts or transactions between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more of its directors has a material financial interest, pursuant to Section 310 of the CCC, (ii) indemnification of agents of the corporation, pursuant to
Section 317 of the CCC, (iii) a reorganization of the corporation, pursuant to
Section 1201 of the CCC or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the CCC, such notice shall be given at least ten (10) days before the consummation of the action authorized by such approval, unless the consents of all shareholders entitled to vote have been solicited in writing.

   2.11. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days before any other action. Shareholders at the close of business on the record date are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the CCC, the articles of incorporation or by agreement.

   A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

   If the board of directors does not so fix a record date:

   (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

   (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board of directors has been taken, shall be the day on which the first written consent is given.

   (c) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when prior action by the board of directors has been taken, shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

   The record date for any other purpose shall be as provided in Section 7.1 of these Bylaws.

   2.12. PROXIES. Every person entitled to vote shares shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed to be signed if the shareholder's name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section 2.12. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless before the vote is counted, written notice of such death or incapacity is received by the corporation. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the CCC.

   2.13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders the board of directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If such inspectors are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of the meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who fail to appear or refuse to act) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

   The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

                                  ARTICLE III

                                   DIRECTORS

   3.1. POWERS. Subject to the provisions of the CCC and any limitations in the articles of incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, or by a less than majority vote of a class or series of preferred shares (if so provided in accordance with Section 402.5 of the CCC), the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. The board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board of directors.

   3.2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be not less than four (4) nor more than seven (7), with the exact number of directors to be fixed, within the limits specified, by a resolution amending such exact number, duly adopted by the board or by the shareholders. Such maximum or minimum number of directors, or a fixed board to a variable board or vice-versa, may be changed only by a duly adopted amendment to the articles of incorporation or to these Bylaws by the affirmative vote or written consent of the holders of a majority of the outstanding shares entitled to vote (including separate class votes, if so required by the CCC or the articles of incorporation); provided, however, that a Bylaw or amendment to the articles of incorporation reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16 2/3% of the outstanding shares entitled to vote thereon.

   No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

   3.3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, except in the case of the death, resignation or removal of such director.

   3.4. VACANCIES AND RESIGNATION. A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, resignation, or removal of any director, or if the authorized number of directors is increased (by the board of directors or shareholders), or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting.

   Unless otherwise provided in the articles of incorporation, vacancies on the board of directors, except for a vacancy created by the removal of a director, may be filled by approval of the board or, if the number of directors then in office is less than a quorum, by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the CCC or (iii) a sole remaining director. Unless the articles of incorporation or a Bylaw adopted by the shareholders provide that the board of directors may fill vacancies occurring in the board of directors by reason of the removal of directors, such vacancies may be filled only by approval of the shareholders.

   The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote thereon. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous written consent of all shares entitled to vote for the election of directors.

   Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

   3.5. REMOVAL. Any or all of the directors may be removed from office without cause if the removal is approved by the outstanding shares, subject to the following: (i) no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; (ii) when by

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the provisions of the articles of incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series; and (iii) any reduction of the authorized number of directors or amendment reducing the number of classes of directors does not remove any director prior to the expiration of the director's term of office.

   3.6. PLACE OF MEETINGS AND TELEPHONIC, ETC. MEETING. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board of directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board of directors shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

   Members of the board of directors may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this paragraph of Section 3.6 constitutes presence in person at such meeting.

   3.7. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice if the time and place of the meetings are fixed by the board of directors or these Bylaws.

   3.8. SPECIAL MEETINGS; NOTICE. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors. Special meetings of the board of directors shall be held upon four
(4) days' notice by mail or forty-eight (48) hours' notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means.

   3.9. WAIVER OF NOTICE. Notice of a meeting need not be given to a director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to that director. These waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the board of directors.

   3.10. QUORUM. A majority of the authorized number of directors constitutes a quorum of the board of directors for the transaction of business, except to adjourn as provided by Section 3.11 of these Bylaws. An act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board of directors, subject to the provisions of Section 310 of the CCC (approval of contracts in which a director has a direct or indirect material financial interest) and Section 317(e) of the CCC (indemnification of agents of the corporation). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

   3.11. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of an adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

   3.12. ACTION WITHOUT A MEETING. An action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. The written consent or consents shall be filed with the minutes of the proceedings of the board of directors. The action by written consent shall have the same force and effect as a unanimous vote of the directors.

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

   3.13. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

   3.14. COMMITTEES. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the board of directors, shall have the authority of the board of directors, except with respect to:

  (i) the approval of any action which, under the CCC, also requires shareholders' approval or the approval of the outstanding shares;

  (ii) the filling of vacancies on the board of directors or on any committee;

  (iii) the fixing of compensation of the directors for serving on the board or on any committee;

  (iv) the amendment or repeal of these Bylaws or the adoption of new Bylaws;

  (v) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

  (vi) a distribution, except at a rate, in a periodic amount or within a price range set forth in the articles of incorporation or determined by the board of directors; and

  (vii) the appointment of other committees of the board of directors or the members thereof.

   Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, with such changes in the context of these Bylaws as is necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

   3.15. APPROVAL OF LOANS TO OFFICERS. If these Bylaws have been approved by the corporation's shareholders in accordance with the CCC, the corporation may, upon the approval of the Board of Directors alone, make loans of money or property to, or guarantee the obligations of, any officer of the corporation or of its parent, if any, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guarantees; provided, that (i) the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation, (ii) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the CCC) on the date of the approval by the Board of Directors and (iii) the approval of the Board of Directors is by a vote sufficient without counting the vote of any interested director or directors. Notwithstanding the foregoing, the corporation shall have the power to make loans permitted by the CCC.

                                   ARTICLE IV

                                    OFFICERS

   4.1. OFFICERS. The corporation shall have a chairman of the board or a president or both, a secretary, a chief financial officer and such other officers with such titles and duties as shall be determined by the board of

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

directors and as may be necessary to enable it to sign instruments and share certificates. The president, or if there is no president the chairman of the board, is the general manager and chief executive officer of the corporation, unless otherwise provided in the articles of incorporation or these Bylaws. Any number of offices may be held by the same person unless the articles of incorporation or these Bylaws provide otherwise. The board of directors may appoint, or may empower the chairman of the board or the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.

   4.2. ELECTION OF OFFICERS. Except as otherwise provided by the articles of incorporation or these Bylaws, officers shall be chosen by the board of directors and serve at the pleasure of the board of directors, subject to the rights, if any, of an officer under contract of employment.

   4.3. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the board of directors and any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board of directors or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

   4.4. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such offices.

   4.5. CHAIRMAN OF THE BOARD. The chairman of the board of directors, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned by the board of directors or prescribed by these Bylaws. If there is no president, the chairman of the board of directors shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 4.6 of these Bylaws.

   4.6. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation, and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. The president shall preside at all meetings of shareholders and, in the absence or nonexistence of the chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws.

   4.7. VICE PRESIDENTS. In the absence or disability of the president (or chairman of the board, if there is no office of president), the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or these Bylaws, the president or the chairman of the board, if there is no president.

   4.8. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may order, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of each meeting, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

   The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

   The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by these Bylaws or by the CCC to be given, and shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

   4.9. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open at all reasonable time to inspection by any director.

   The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president (or chairman of the board, if there is no president) and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.

                                   ARTICLE V

       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

   5.1. INDEMNIFICATION OF DIRECTORS. The corporation shall, to the maximum extent and in the manner permitted by the CCC, indemnify each of its directors against expenses (as defined in Section 317(a) of the CCC), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the CCC), arising by reason of the fact that such person is or was a director of the corporation. For purposes of this Article V, a "director" of the corporation includes any person (i) who is or was a director of the corporation, (ii) who is or was serving at the request of the corporation as a director of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or
(iii) who was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

   5.2. INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the extent and in the manner permitted by the CCC, to indemnify each of its employees, officers and agents (other than directors) against expenses (as defined in Section 317(a) of the CCC), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the CCC), arising by reason of the fact that such person is or was an employee, officer or agent of the corporation. For purposes of this Article V, an "employee" or "officer" or "agent" of the corporation (other than a director) includes any person (i) who is or was an employee, officer or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee, officer or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or
(iii) who was an employee, officer, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

   5.3. PAYMENT OF EXPENSES IN ADVANCE. Expenses and attorneys' fees incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 5.1, or if otherwise approved by the board of directors, shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article V.

   5.4. INDEMNITY NOT EXCLUSIVE. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

   5.5. INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability under the provisions of this Article V.

   5.6. CONFLICTS. No indemnification or advance shall be made under this
Article V, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstances where it appears:

  (i) that it would be inconsistent with a provision of the articles of incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

  (ii) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

   5.7. RIGHT TO BRING SUIT. If a claim under this Article V is not paid in full by the corporation within 90 days after a written claim has been received by the corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the CCC for the corporation to indemnify the claimant for the claim. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.

   5.8. INDEMNITY AGREEMENTS. The board of directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the board of directors so determines and to the extent permitted by applicable law, greater than, those provided for in this Article V.

   5.9. AMENDMENT, REPEAL OR MODIFICATION. Any amendment, repeal or modification of any provision of this Article V shall not adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such amendment, repeal or modification.

                                   ARTICLE VI

                              RECORDS AND REPORTS

   6.1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed) a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

   A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission, shall have an absolute right to do either or both of the following:
(i) inspect and copy the record of shareholders' names, addresses and shareholdings during usual business hours upon five (5) days' prior written demand upon the corporation or (ii) obtain from the transfer agent of the corporation, upon written demand and upon the tender of such transfer agent's usual charges for such list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five
(5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

   The record of shareholders shall also be open to inspection and copying by a shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to the holder's interests as a shareholder or holder of a voting trust certificate.

   Any inspection and copying under this Section 6.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

   6.2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, then it shall, upon the written request of any shareholder, furnish to such shareholder a copy of these Bylaws as amended to date.

   6.3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the board of directors, and committees of the board of directors, shall be kept at such place or places as are designated by the board of directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

   The minutes and accounting books and records shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

   6.4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and each of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts.

   6.5. ANNUAL REPORT TO SHAREHOLDERS; WAIVER. The board of directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent to the shareholders at least fifteen
(15) (or, if sent by third-class mail, thirty-five (35)) days prior to the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these Bylaws for giving notice to shareholders of the corporation.

   The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

   The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record.

   6.6. FINANCIAL STATEMENTS. If no annual report for the fiscal year has been sent to shareholders, then the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of the balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

   A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of that period. The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for twelve (12) months and it shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements or a copy shall be mailed to the shareholder. If the corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the second paragraph of Section 6.5 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

   The quarterly income statements and balance sheets referred to in this
Section 6.6 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

   6.7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VII

                                GENERAL MATTERS

   7.1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a shareholders meeting or action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action. Only shareholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation, the CCC or by agreement.

   If the board of directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the date on which the board of directors adopts the resolution relating thereto or the sixtieth (60th) day prior to the date of that action, whichever is later.

   7.2. CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

   7.3. CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED. The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or arrangement or to pledge its credit or to render it liable for any purpose or for any amount.

   7.4. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid. The board of directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or an assistance secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be by facsimile.

   In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

   7.5. LOST CERTIFICATES. Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation or its transfer agent or registrar and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed (as evidenced by a written affidavit or affirmation of such fact), authorize the issuance of replacement certificates on such terms and conditions as the board of directors may require; the board of directors may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

   7.6. CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the CCC shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                  ARTICLE VIII

                                   AMENDMENTS

   8.1. AMENDMENT BY SHAREHOLDERS. New Bylaws may be adopted, or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation set forth the number of authorized directors, then the authorized number of directors may be changed only by an amendment of the articles of incorporation.

   8.2 AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 8.1 of these Bylaws, Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a Bylaws providing for a variable number of directors), may be adopted, amended or repealed by the board of directors.

   8.3. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.

                                   ARTICLE IX

                                 INTERPRETATION

   Reference in these Bylaws to any provision of the CCC shall be deemed to include all amendments thereof.

                       EXHIBIT E TO THE MERGER AGREEMENT

                         FORM OF ESCROW FUND AGREEMENT

   ESCROW FUND AGREEMENT (this "Agreement"), dated as of April 6, 1999, by and among Peerless Systems Corporation, a Delaware corporation ("Parent"), Mannan Latif, as representative of the shareholders and option holders (collectively, "Holders") of AUCO, Inc., a California corporation (the "Company") (the
"Shareholder Representative"), and [             ], as escrow agent (the
"Escrow Agent").

    A. The Company, Parent, Auco Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Shareholder Representative have entered into an Agreement and Plan of Reorganization and Merger, dated of even date herewith (the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company (the "Merger"), with the Company remaining as the surviving corporation in the Merger (the "Surviving Corporation"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning assigned to such terms in the Merger Agreement.

    B. Pursuant to the Merger Agreement, each share of common stock, par value $0.001 per share (the "Company Common Stock"), of the Company shall be converted into the right to receive 0.2585 (the "Exchange Ratio") of a share of common stock, par value $0.01 per share (the "Parent Common Stock"), of Parent, and each outstanding option (the "Company Options") to acquire Company Common Stock shall be assumed by Parent and shall represent the right to acquire that number of shares of Parent Common Stock equal to the product of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time of the Merger, and (y) the Exchange Ratio.

    C. The Merger Agreement provides that, at the Effective Time of the Merger or from time to time thereafter, Parent will deliver to the Escrow Agent certificates representing ten percent (10%) of the Parent Common Stock that is to be issued in the Merger to the shareholders of the Company and to option holders of the Company upon exercise of their options. Such shares, together with any other securities of the Company issued by means of dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like upon or with respect to such shares, being collectively referred to herein as the "Escrow Shares", shall be held as collateral for the indemnification obligations under Article X of the Merger Agreement and pursuant to the provisions hereof, on the terms and subject to the conditions set forth herein.

    D. The parties hereto desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited, held in, and disbursed from the Escrow Account.

   NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    1.  Escrow.

       (a) Escrow of Shares. Promptly after the Effective Time, the Exchange Agent will deposit the Escrow Shares deducted from the shares of Parent Common Stock to be issued to the Company's shareholders in the Merger with the Escrow Agent, who will hold such Escrow Shares in escrow as collateral for the indemnification obligations set forth pursuant to Article X of the Merger Agreement until the Escrow Agent is required to release such Escrow Shares pursuant to the terms of this Agreement. In addition, promptly following the exercise of any Company Option by the holder of any Company Option after the Effective Time and prior to the Termination Date, Parent will deduct from the shares of the Parent Common Stock issuable upon such exercise a number of shares of such Parent Common Stock equal to 10% of such shares, and will deliver such Escrow Shares to the Escrow Agent, who will hold them in escrow as collateral for the indemnification obligations set forth pursuant to Article X of the Merger Agreement.

       For purposes of this Agreement, the term "Escrow Shares" will be deemed to include "Additional Escrow Shares" as that term is defined in Section 2(b) of this Agreement. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold such Escrow Shares in escrow subject to the terms and conditions of this Agreement.

       (b) Indemnification. The provisions set forth in Article X of the Merger Agreement are incorporated by reference herein. For purposes of this Agreement, references to Parent will include all other Indemnified Parties, as applicable. It is hereby agreed that the Escrow Shares will serve as security for such indemnity obligations, subject to the limitations prescribed in Article X of the Merger Agreement and this Agreement. Subject to the terms contained in
Section 10.2 of the Merger Agreement, promptly after the receipt by Parent of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under the Merger Agreement, (i) Parent will give the Shareholder Representative and the Escrow Agent written notice of such claim, damage, legal action or proceeding (a "Claim") in accordance with
Section 3 hereof, and will notify the Shareholder Representative of the progress of any such Claim, (ii) Parent will permit the Shareholder Representative, at the sole cost of the Holders, to participate in such defense, and (iii) Parent will not compromise or settle any such Claim without the written consent of the Shareholder Representative, which consent will not be unreasonably withheld.

       (c) Limitation on Liability. Except as otherwise set forth in this Agreement and without limiting any other remedy that may be available, the maximum liability under this Agreement will be the number of Escrow Shares set forth next to such Holder's name on Schedule A plus any Additional Escrow Shares, and any cash proceeds deposited into the Escrow Account pursuant to
Section 2(b) hereof. Payments for finally determined Claims will be deducted from the Escrow Shares of each Holder in proportion to such Holder's Indemnification Pro Rata Percentage.

    2.  Deposit of Escrow Shares; Release from Escrow.

       (a) Delivery of Escrow Shares. Promptly following the Effective Time,
(i) the Escrow Shares allocable to the Company's shareholders (the "Initial Escrow Shares") will be delivered by the Exchange Agent to the Escrow Agent in the form of duly authorized stock certificates issued in the respective names of the holders thereof, and (ii) each holder of Initial Escrow Shares and each holder of a Company Option will deliver to the Escrow Agent an executed stock power in form satisfactory to Parent (with the date and number of shares left blank), which will apply to the Initial Escrow Shares or Option Shares, as the case may be. In addition, promptly following the exercise of any Company Option by the holder of any Company Option after the Effective Time and prior to the Termination Date, Parent will deduct from the shares of the Parent Common Stock issuable upon such exercise a number of shares of such Parent Common Stock equal to 10% of such shares, and will deliver such Escrow Shares to the Escrow Agent, who will hold them in escrow as collateral for the indemnification obligations set forth pursuant to Article X of the Merger Agreement. In the event Parent issues any Additional Escrow Shares (as defined below), such shares will be issued and delivered to the Escrow Agent in the same manner as the Escrow Shares delivered promptly following the Effective Time.

       (b) Dividends, Voting and Rights of Ownership. Except for dividends paid in stock declared with respect to the Escrow Shares (other than the Option Shares) that are not subject to tax pursuant to section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code") ("Additional Escrow Shares"), any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be distributed concurrently by Parent to the Holders. Each such Holder will have the right to vote the Escrow Shares deposited in the Escrow Account for the account of such Holder so long as such Escrow Shares are held in escrow, and Parent will take reasonable steps necessary to allow the exercise of such rights. Each Holder shall include in taxable income: (i) any taxable dividends distributed in respect of the Escrow Shares, and (ii) any gain or loss arising from the sale of such Escrow Shares by the Escrow Agent. Within 30 days after the earlier of the close of the calendar year or the Termination Date (as defined below), the Escrow Agent shall furnish to each Holder an information statement indicating the amount of such dividends, sale proceeds, and interest income attributable to the Escrow Shares or proceeds held on such Holder's behalf. For purposes of this Agreement, subject to Section 4(b) hereof, "Termination Date" shall mean the earlier to occur of: (i) the date of issuance of the first independent audit report of the Company or of the Company consolidated with Parent following the Effective Time, and (ii) the date which is one year following the Effective Time.

       (c) Distribution to Holders. Within five business days after the Termination Date, the Escrow Agent will release from escrow to the Holders their respective Escrow Shares, plus all Additional Escrow Shares, and invested cash, if any, less (A) any Escrow Shares delivered to Parent in accordance with
Section 4 hereof in satisfaction of Claims, and (B) any Escrow Shares subject to delivery to Parent in accordance with Section 4 hereof with respect to any then pending but unresolved Claims. Any Escrow Shares held as a result of clause (B) above will be released to the Holders or released to Parent for cancellation (as appropriate) promptly upon resolution of each specific Claim involved.

       (d) Release of Shares. The Escrow Shares will be held by the Escrow Agent until required to be released pursuant to Section 2(c) above. Within five business days after the release condition is met, the Escrow Agent will deliver to each Holder the requisite number of Escrow Shares, Additional Escrow Shares and invested cash, if any, to be released on such date as identified by Parent and the Shareholder Representative to the Escrow Agent in writing. Such delivery will be in the form of stock certificate(s) issued in the name of such Holder or invested cash. Parent and the Shareholder Representative undertake to deliver a timely notice to Escrow Agent identifying the number of Escrow Shares to be released within such five business day period. The Escrow Shares will be released to each Holder in accordance with the proportion that the number of Escrow Shares held by each such Holder bears to the aggregate number of Escrow Shares held in the Escrow Account as of the Termination Date (each such Holder's "Indemnification Pro Rata Percentage"). Parent will take such action as may be necessary to cause stock certificates to be issued in the names of the appropriate Holders. Certificates representing Escrow Shares held for the accounts of Holders who were affiliates of the Company on the date of the Merger Agreement or thereafter will bear a legend indicating that they are subject to resale restrictions under Rule 145 promulgated under the Securities Act.

       (e) No Encumbrance. The Shareholder Representative agrees to cause no Escrow Shares or any interest (beneficial or otherwise) thereon to be pledged, sold, assigned or transferred, including by operation of law, by a Holder, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder (other than such Holder's obligations under Articles X), prior to the delivery to such Holder of the Escrow Shares by the Escrow Agent.

       (f) Power to Transfer Escrow Shares. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Parent will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

    3.  Notice of Claim.

       (a) Each notice of a Claim by Parent (the "Notice of Claim") will be in writing and will contain the following information to the extent it is known to
Parent:

          (i) Parent's good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages (which amount may or may not be the amount of damages claimed by a third party plaintiff in an action brought against Parent or the Company based on alleged facts, which if true, would constitute a breach of the representations and warranties or the Company contained in the Merger Agreement); and

          (ii) A brief description of the facts, circumstances or events giving rise to the alleged Damages based on Parent's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent known to Parent) and copies of any formal demand or complaint.

       (b) The Escrow Agent will not transfer any of the Escrow Shares held in the Escrow Account to Parent pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with Section 4 below.

    4. Resolution of Notice of Claim and Transfer of Escrow Shares. Any Notice of Claim received by the Shareholder Representative and the Escrow Agent pursuant to Section 3 above will be resolved as follows:

       (a) Uncontested Claims. In the event that the Shareholder Representative does not contest a Notice of Claim in writing to the Escrow Agent within 20 calendar days after a Notice of Claim containing a statement of the claimed Damages is delivered pursuant to Section 7 below, the Escrow Agent will immediately transfer to Parent for cancellation that number of Escrow Shares having a value (determined pursuant to Section 4(c) hereof) equal to the amount of Damages specified in the Notice of Claim, and will notify the Shareholder Representative of such transfer.

       (b) Contested Claims. In the event that the Shareholder Representative gives written notice contesting all, or any portion of, a Notice of Claim to Parent and the Escrow Agent (a "Contested Claim") within the 20-day period provided above, matters that are subject to Third Party Claims (as defined in the Merger Agreement) brought against Parent or the Company in a litigation or arbitration will await the final decision, award or settlement of such litigation or arbitration, while matters that arise between Parent on the one hand and the Holders (or the Shareholder Representative) on the other hand ("Arbitrable Claims"), will be settled by binding arbitration. Any portion of the Notice of Claim that is not contested will be resolved as set forth in
Section 4(a) above. The final decision of the arbitrator will be furnished to the Escrow Agent, the Shareholder Representative, and Parent in writing and will constitute a final, conclusive and non appealable determination of the issue in question, binding upon the Holders, the Shareholder Representative and Parent, and an order with respect thereto may be entered in any court of competent jurisdiction. After delivery of written notice by the Shareholder Representative that the Notice of Claim is contested by the Shareholder Representative, the Escrow Agent will continue to hold in the Escrow Account Escrow Shares having a value (determined pursuant to Section 4(c) hereof) sufficient to cover such Claim (notwithstanding the occurrence of the Termination Date) until: (i) execution of a settlement or joint escrow instructions agreement by Parent and the Shareholder Representative setting forth a resolution of the Notice of Claim, or (ii) receipt of a copy of the final award of the arbitrator.

          (i) Arbitration. Any Arbitrable Claim and any other dispute arising out of or relating to this Agreement shall be resolved by arbitration in San Francisco, California and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA Rules") then in effect. However, in all events, the provisions contained herein shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available if any judicial proceeding was instituted to resolve an Arbitrable Claim or such dispute.

          (ii) Compensation of Arbitrator. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

          (iii) Selection of Arbitrator. The arbitrator shall be mutually agreed upon by Parent and the Shareholder Representative. In the event Parent and the Shareholder Representative are unable to agree within 20 days following submission of the dispute to the American Arbitration Association by one of the parties, the American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who satisfy the criteria set forth in clause (iv) hereof.

          (iv) Qualifications of Arbitrator. No arbitrator shall have any past or present family, business or other relationship with Parent, the Company or any "affiliate" (as such term is defined in Rule 12b-2 of the Securities Act of 1933, as amended (the "Securities Act"), director or officer thereof, or any "associate" (as such term is defined in Rule 12b-2 of the Securities Act) of Parent, the Company or any affiliate, director or officer thereof, unless, following full disclosure of all such relationships, Parent and the Shareholder Representative agree in writing to waive such requirement with respect to an individual in connection with any dispute.

          (v) Hearing. The arbitrator shall be instructed to hold an up to eight (8) hour, one (1) day hearing regarding the disputed matter within 60 days of his designation and to render an award (without written opinion) no later than ten (10) days after the conclusion of such hearing, in each case unless otherwise mutually agreed in writing by Parent and the Shareholder Representative.

          (vi) Payment of Costs. Parent and the Shareholder Representative on behalf of the Holders as a group will each pay 50% of the initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that (i) the prevailing party in any arbitration will be entitled to an award of attorneys' fees and costs, and (ii) all costs of arbitration, other than those provided for above, will be paid by the losing party, and the arbitrator will be authorized to make such determinations. The Holders' liability for such fees and expenses of arbitration shall be paid by Parent and shall be recovered as a Claim hereunder out of the Escrow Shares.

          (vii) Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or any other provisions contained in this Agreement or the Merger Agreement.

          (viii) Exclusive Remedy. Except as specifically otherwise provided in this Agreement or the Merger Agreement, arbitration will be the sole and exclusive remedy of the parties for any Arbitrable Claim or any other dispute arising out of or relating to this Agreement.

       (c) Determination of Amount of Claims. Any amount owed to Parent hereunder, as determined pursuant to Section 4(a) or 4(b) above, will be immediately payable to Parent out of the Escrow Shares then held by the Escrow Agent at a per share value for all Escrow Shares equal to the fair market value of the Parent Common Stock, determined at the time of the payment of such amount to Parent.

       (d) No Exhaustion of Remedies. Parent need not pursue or exhaust any other remedies that may be available to it before proceeding in accordance with the provisions contained in this Agreement. Parent may institute Claims against the Escrow Account and in satisfaction thereof may recover Escrow Shares, in accordance with the terms of this Agreement, without making any other Claims directly against any Holders or the Shareholder Representative, and without rescinding or attempting to rescind the transactions effected by the Merger Agreement. The assertion of any single Claim for indemnification hereunder will not bar Parent from asserting any other Claims hereunder.

    5.  Limitation of Escrow Agent's Duties and Liability.

       (a) The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than as outlined in the Agreement.

       (b) The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any items which may be due it hereunder.

       (c) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct or gross negligence was the primary cause of any loss to Parent or any Holder. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

       (d) Parent and the Shareholder Representative hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense arising out of or in connection with this Escrow Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has acted in bad faith or has been guilty of gross negligence or willful misconduct. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

       (e) Each party hereto, except the Escrow Agent, shall provide the Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

       (f) The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given jointly by Parent and the Shareholder Representative.

       (g) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

    6. Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, sent by facsimile transmission (receipt of which is confirmed) by mail or by an internationally recognized private overnight or overseas courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  If to Parent, to:

       Peerless Systems Corporation2381 Rosecrans Avenue, Suite 400El Segundo, California 90245Attention: Edward GavaldonFacsimile No.: 310-536-0058

   with a copy to:

       Skadden, Arps, Slate, Meagher & Flom LLP525 University Avenue, Suite 220Palo Alto, California 94301Attention: Gregory C. Smith, Esq.Facsimile
       No.: (650) 470-4570

     (b)  if to the Shareholder Representative, to:

       Mannan Latifc/o AUCO, Inc.386 Main StreetRedwood City, California 94063Facsimile No.: 650-569-4403
   with a copy to:

       Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP155 Constitution DriveMenlo Park, California 94025Attention: Brooks Stough, Esq.Facsimile No.: 650-321-2800

   and to:

       Coblentz, Patch, Duffy & Bass222 Kearny Street, 7th FloorSan Francisco, California 94108Attention: Paul Escobosa, Esq.Facsimile No.: 415-989-1663

     (c)  if to the Escrow Agent, to:

       [To be supplied]

    7.  General.

       (a) Governing Law; Successors and Assigns. This Agreement will be governed by and construed in accordance with the internal laws of the State of California without regard to conflict of law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

       (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

       (c) Entire Agreement. This Agreement, together with the Merger Agreement, constitutes the entire understanding and agreement of the parties with respect to the subject matter contained herein, and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

       (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

    8.  Expenses.

       (a) Escrow Agent. All reasonable fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be paid out of the Escrow Account; provided, however, that the foregoing shall only be applicable to the extent such fees and expenses do not exceed $10,000. Any fees and expenses of the Escrow Agent in excess of $10,000 shall be paid by Parent.

    9. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying a date not less than thirty (30) days following such notice date of when such resignation will take effect. Parent will designate a successor Escrow Agent prior to the expiration of such period by giving written notice to the Escrow Agent and the Shareholder Representative. Parent may appoint a successor Escrow Agent without the consent of the Holders or the Shareholder Representative so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Shareholder Representative, which consent will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Shares to such designated successor.

     10. Amendment. This Agreement may be amended by the written agreement of Parent, the Escrow Agent and the Shareholder Representative, provided that, if the Escrow Agent does not agree to an amendment agreed upon by Parent and the Shareholder Representative, the Escrow Agent will resign and Parent will appoint a successor Escrow Agent in accordance with Section 10 above. No such amendment may treat any one Holder differently from the other Holders unless consented to in writing by Holders having beneficial ownership in a majority of the outstanding Escrow Shares, including the consent of any such Holder who is to be treated differently.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                                          Peerless Systems Corporation


                                          By___________________________________
                                            Name:
                                            Title:

                                          Shareholder Representative

                                          By___________________________________

                                          [Escrow Agent]


                                          By___________________________________
                                            Name:
                                            Title:

                      EXHIBIT F-1 TO THE MERGER AGREEMENT

                         FORM OF AUCO AFFILIATE LETTER

Peerless Systems Corporation
2381 Rosecrans Avenue, Suite 400
El Segundo, California 90245

April 6, 1999

Ladies and Gentlemen:

   I am a holder of shares of preferred stock, par value $0.001 per share, shares of common stock, par value $0.001 per share, and/or options to purchase such shares of common stock or preferred stock (the "Company Stock"), of AUCO, Inc., a California corporation (the "Company"). I am aware that pursuant to the terms of the Agreement and Plan of Reorganization and Merger, dated as of April 6, 1999 (the "Merger Agreement") by and among Peerless Systems Corporation, a Delaware corporation ("Parent"), Auco Merger Sub, Inc. ("Sub") and the Company, Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), and each of the shares of Company Common Stock outstanding as of the Effective Time (as defined in the Merger Agreement) of the Merger shall be converted into shares of common stock of Parent ("Parent Common Stock").

   I have been advised that as of the date hereof, I may be deemed an "affiliate" of the Company as the term "affiliate" is used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Securities Exchange Commission (the "Commission"), although nothing contained herein should be construed as an admission of such fact.

   I understand that it is a condition precedent to the obligations of each of Parent and the Company to consummate the Merger that it has received a letter from Parent's independent accountants to the effect that the Merger may be accounted for as a pooling of interests. I further understand that in order for the Merger to be accounted for as a pooling of interests, affiliates of Parent and the Company must not reduce their interests in or risk relative to their ownership of the shares of capital stock of either Parent or the Company owned by them for a certain time period prior to and following the Merger.

   As an inducement to Parent to consummate the Merger, I represent to and covenant with Parent that, during the period starting 35 days prior to the Effective Time and ending after such time as combined financial results (including combined sales and net income) covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations (such period is referred to herein as the "Pooling Period"), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to any shares of the capital stock of either the Company or Parent that I may hold, and (ii) I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to any shares of the capital stock of Parent that I may hold.

   In addition to the resale restrictions set forth above that relate to pooling, I understand further that I may be deemed to be an "affiliate" of the Company for purposes of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact. I understand that (i) if, in fact, I am deemed an "affiliate" under the Securities Act, and (ii) if I receive shares of Parent Common Stock in exchange for any shares of Company Common Stock pursuant to the Merger, my ability to sell, assign or transfer such Parent Common Stock received by me in the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. I understand that such exemptions are limited, including limitations with respect to the applicability to the sale of such securities under Rule 145(d) promulgated under the Securities Act, to the extent applicable.

   I have been informed and understand that the accuracy of my representations and warranties and my compliance with the covenants set forth herein will be relied upon by Parent and the Company, their respective counsel, and shareholders of Parent and the Company.

   With respect to Securities Act, and only to the extent that I receive shares of Parent Common Stock in exchange for any shares of Company Common Stock pursuant to the Merger, I represent and warrant to Parent and agree that:

A. I have full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform my obligations hereunder.

B. I have been advised that the issuance of Parent Common Stock to me in the Merger will be registered with the SEC under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that because I may be deemed to have been an "affiliate" of Parent at the time the Merger was submitted for a vote of the shareholders of Parent, and because any distribution by me of Parent Common Stock has not been registered under the Securities Act, I may not sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Restricted Securities (as defined below), or any option, right or other interest with respect to any Restricted Securities, unless (i) such transaction is permitted pursuant to Rules 145(c) and 145(d) under the Securities Act, (ii) no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Securities Act covering the Restricted Securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act, or (iv) an authorized representative of the SEC shall have rendered written advice to me (sought by me or counsel representing me, with a copy thereof and all other related communications delivered to Parent) to the effect that the SEC would take no action, or that the Staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated.

C. I have no present plan or intent to dispose of the Parent Common Stock acquired by me pursuant to the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Parent being herein sometimes collectively referred to as "Restricted Securities") and I shall not formulate prior to the Effective Time (as defined in the Merger Agreement) of the Merger any such plan or intent to dispose of such Restricted Securities.

D. I will not make any sale, transfer or other disposition of Restricted Securities in violation of the Securities Act or the rules and regulations promulgated thereunder.

E. I understand that Parent is under no obligation to register the sale, transfer or other disposition of Restricted Securities by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

F. From and after the Effective Time (as defined in the Merger Agreement) of the Merger and for so long as is necessary in order to permit me to sell the Restricted Securities held by and pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the Securities Act. Parent is under no obligation to register the sale, transfer or other disposition of any Restricted Securities by me or on my behalf.

G. I understand that, in addition to the restrictions imposed under this Agreement, the provisions of Rule 145 limit any public resale by me of Restricted Securities and that the restrictive legends described below will be placed upon the Restricted Securities.

H. I understand that stop transfer instructions will be given to the registrar of the certificates for the shares of Parent Common Stock and that there will be placed on the certificates for the shares of Parent Common Stock, or any substitutions therefor, a legend stating in substance:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION (THE ACQUISITION OF AUCO, INC. PURSUANT TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT "), APPLIES AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE LIMITATIONS OF SUCH RULE 145, OR UPON RECEIPT BY PEERLESS CORPORATION OF AN OPINION OF COUNSEL ACCEPTABLE TO IT THAT SOME OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE, OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT.

   Parent agrees to remove such legend to the extent that such shares evidenced by such certificates may properly be sold by me pursuant to this Agreement.

   I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

   I. I hereby agree that, for a period of one (1) year following the Effective Time (as defined in the Merger Agreement) of the Merger, I will obtain an agreement similar to this Agreement from each transferee of the shares of Parent Common Stock sold or otherwise transferred by me, but only if such sale or transfer is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145.

   It is understood and agreed that this Agreement will terminate and be of no further force and effect and the legends set forth above will be removed by delivery of substitute certificates without such legends, and the related transfer restrictions shall be lifted forthwith, when: (i) my shares of Parent Common Stock shall have been registered under the Securities Act for sale, transfer, or other disposition by me or on my behalf, (ii) I am not at the time an "affiliate" of Parent and have held the shares of Parent Common Stock for at least one (1) year (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder) and Parent has filed with the SEC all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the period from the Effective Time (as defined in the Merger Agreement) of the Merger to the date of termination of this Agreement, or (iii) Parent shall have received a letter from the staff of the SEC, or an opinion of counsel acceptable to Parent, to the effect that the stock transfer restrictions and the legend are not required.

   This Agreement may be executed in two or more counterparts, each of which shall constitute one in the same instrument.

   This Agreement shall be binding on my heirs, legal representatives, and successors.

                                           Very truly yours,

                                           ------------------------------------
                                           Name***:
                                           Title:

Accepted this 6th day of April, 1999

PEERLESS SYSTEMS CORPORATION

By:
  -----------------------------------
  Name:
  Title:

--------
*** In the event this undertaking covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.

                      EXHIBIT F-2 TO THE MERGER AGREEMENT

                        FORM OF PARENT AFFILIATE LETTER

Peerless Systems Corporation
2381 Rosecrans Avenue, Suite 400
El Segundo, California 90245

April 6, 1999

Ladies and Gentlemen:

   I am a holder of shares of common stock ("Parent Common Stock") of Peerless Systems Corporation, a Delaware corporation ("Parent"). I am aware that pursuant to the terms of the Agreement and Plan of Reorganization and Merger, dated as of April 6, 1999 (the "Merger Agreement") by and among Parent, Auco Merger Sub, Inc. ("Sub") and AUCO, Inc., a California corporation (the "Company"), Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), and each of the shares of common stock of the Company outstanding as of the Effective Time (as defined in the Merger Agreement) of the Merger shall be converted into shares of Parent Common Stock.

   I have been advised that as of the date hereof, I may be deemed an "affiliate" of the Company or of Parent as the term "affiliate" is used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission, although nothing contained herein should be construed as an admission of such fact.

   I understand that it is a condition precedent to the obligations of each of Parent and the Company to consummate the Merger that it has received a letter from Parent's independent accountants to the effect that the Merger may be ac counted for as a pooling of interests. I further understand that in order for the Merger to be accounted for as a pooling of interests, affiliates of Parent and the Company must not reduce their interests in or risk relative to their ownership of the shares of capital stock of either Parent or the Company owned by them for a certain time period prior to and following the Merger.

   As an inducement to Parent to consummate the Merger, I represent to and covenant with Parent that, during the period starting 35 days prior to the Effective Time and ending after such time as combined financial results (including combined sales and net income) covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations (such period is referred to herein as the "Pooling Period"), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to any shares of the capital stock of either the Company or Parent that I may hold, and (ii) I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to any shares of the capital stock of Parent that I may hold.

   This Agreement may be executed in two or more counterparts, each of which shall constitute one in the same instrument.

   This Agreement shall be binding on my heirs, legal representatives, and successors.

                                        Very truly yours,

                                        Name:
                                             ----------------------------------

Accepted this 6th day of April, 1999

PEERLESS SYSTEMS CORPORATION

By:
  -----------------------------------
  Name:
  Title:

                       EXHIBIT G TO THE MERGER AGREEMENT

                       FORM OF NON COMPETITION AGREEMENT

   This Non Competition Agreement (this "Agreement") is and entered into as of April 6, 1999 between Peerless Systems Corporation, a Delaware corporation
("Parent") and [           ] (the "Principal").

   WHEREAS, AUCO, Inc., a California corporation (the "Company"), has entered into an Agreement and Plan of Reorganization and Merger, dated of even date herewith (the "Merger Agreement"), with Parent and Auco Merger Sub, Inc., a Delaware corporation ("Auco Merger Sub"), whereby Auco Merger Sub will merge with and into the Company (the "Merger"), and the Company will become a wholly owned subsidiary of Parent;

   WHEREAS, the Company engages in the development and sale of computer software for the primary purpose of allowing printers to connect to and operate through computer networks, either through servers or by a direct connection between the printer and the network (the "Business"), and Principal currently is a key employee of the Company;

   WHEREAS, Principal has specialized knowledge of the business of the Company, including, without limitation, knowledge of business relationships, lines of business, markets, key personnel, profitability and other confidential information, as well as substantial technical, business and financial expertise and extensive experience in a wide range of activities that will affect and constitute the Business;

   WHEREAS, Parent and the Company would be irreparably harmed and impaired if Principal were to engage, directly or indirectly, in any activity competing with the Business or disclose in violation of this Agreement, or make unauthorized use of, any confidential information concerning the Business;

   WHEREAS, Principal recognizes that Parent and the Company are entitled to protection from such use of the specialized knowledge of Principal; and

   WHEREAS, in partial consideration for Parent entering into the Merger Agreement which provides for, among other things, issuance of common stock of Parent to Principal in exchange for all of Principal's stock in the Company, Principal is entering into this Agreement.

   NOW, THEREFORE, subject to the successful closing of the Merger (which closing is a condition precedent to the effectiveness of this Agreement), and in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as of the Effective Time (as defined in the Merger Agreement), the Parties, intending to be legally bound, hereby agree as follows:

   1. Covenant Not to Compete. For and in consideration of the benefits derived directly and indirectly from this Agreement, the Principal covenants and agrees with Parent that for the period commencing on the date hereof and ending on the second anniversary of the Effective Time (such period being referred to herein as the "Covenant Period"), the Principal and any Principal Affiliate (as defined below) shall not in North America or Asia (the "Non Compete Region"), directly or indirectly, (i) engage in the Business which is currently engaged in by the Company as of the date of this Agreement; (ii) enter the employ of, or render any services to or for any entity that is engaged in the Business (provided that the Principal may provide services as an employee, consultant or otherwise to any part of such entity that is not engaged in the Business, including engagement in the Business by virtue of the Principals provision of services to such entity), and (iii) become interested in any such entity in any capacity, including as an individual, partner, officer, director, principal, agent, trustee or consultant; provided, however, that Principal may own, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange or automated quotation system if Principal, individually or in the aggregate, is not a controlling Person of, or a member of a group which controls, such entity and does not, directly or indirectly, "beneficially own" (as defined in Rule 13d-3 of the

Securities Exchange Act of 1934, as amended, without regard to the 60 day period referred to in Rule 13d-3(d)(1)(i)) 5% or more of any class of securities of such entity. In addition, and without limiting the foregoing, for the Covenant Period, neither Principal nor any Principal Affiliate shall, within the Non Compete Region engage or participate in any effort or act to induce or solicit any of the customers, suppliers, associates, employees or independent contractors of the Company or the Business to cease doing business, or to discontinue such person's association or employment, with the Company or the Business for any reason. Notwithstanding the foregoing, this covenant not to compete shall terminate in the event that Parent terminates the employment of Principal without cause, as conclusively determined by Parent or if Principal terminates his employment for Good Reason (as defined below). Nothing herein contained shall establish an employment agreement, right or entitlement on the part of Principal.

   For purposes of this Agreement, Principal shall have "Good Reason" to terminate his employment with the Company following the occurrence of any of the following events, without the Company's written consent thereto; provided, that Principal shall have given Company written notice specifying the conduct alleged to have constituted such Good Reason and the Company shall have failed to cure such conduct, if curable, within fifteen (15) days following receipt of such notice:

     (A) Any failure to elect or reelect or otherwise to maintain Principal in his current office or position, or a substantially equivalent office or position, of or with the Company;

     (B) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties of Principal at or with the Company;

     (C) A reduction in Principal's base salary with the Company;

     (D) If the Company requires Principal to have his primary location of work changed to any location that is outside the Redwood City, California area; or

     (E) Without limiting the generality or effect of the foregoing, if there any material breach of this Agreement by the Company or any successor to the Company.

   For purposes of this Agreement: (i) control or participation in any competing business shall be deemed to include (but shall not be limited to) ownership in excess of five percent (5%) of the aggregate capital stock of such competing business, and (ii) the term "Principal Affiliate" shall include any individual, partnership, joint venture, corporation, trust, unincorporated organization or other entity that as of the date of the Merger Agreement or during the term of this Agreement, directly or indirectly through one or more intermediaries, is controlled by the Principal or any relative or spouse of the Principal who has the same home as the Principal.

   2. Confidential Information. The Principal hereby agrees not to disclose to any person, other than: (i) to an employee of Parent (or customers, vendors or others in furtherance of Parent's business interests), (ii) with the consent of Parent, or (iii) as required by law, any trade secrets or confidential information of Parent or the Business with respect to any of Parent's or the Business' trademarks, service marks, licenses, lines of business, markets, key personnel, profitability, services, systems, business development techniques or plans, customers and business relationships, methods of operation, and training and policy materials (collectively, the "Confidential Information"); provided, however, that the Confidential Information shall not include any information known generally to the public or in the software industry (other than as a result of unauthorized disclosure by the Principal).

   3. Other Matters.

   a. In the event that any regulatory, administrative, or judicial proceedings are commenced regarding this Agreement, the parties hereto agree to give each other notice thereof and to cooperate fully in any such proceedings, provided, however, that such cooperation shall not preclude either party from taking an adverse position to the other party in such proceeding.

   b. Each of the Principal and the Company acknowledges and agrees that this Agreement is reasonable and valid in geographical and temporal scope and in all other respects.

   4. Remedies. The Principal acknowledges that it would be difficult to measure damage to Parent from any breach by the Principal of the covenants set forth in Sections 1 and 2 hereof, that injury to Parent from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, the Principal agrees that if the Principal breaches any provision of Sections 1 and 2 hereof, Parent shall be entitled, in addition to all other remedies it may have, to injunctions or other appropriate orders to restrain any such breach by the Principal, without showing or proving any actual damage sustained by Parent, and the Principal agrees to waive any requirement for the securing or the posting of any bond in connection with such relief.

   5. Successors; Binding Agreement.

   This Agreement and all rights of Parent hereunder shall inure to the benefit of, and be enforceable by, Parent and its successors and assigns.

   6. Notice. All notices and other communications provided for in this Agreement shall be sufficient if given in writing and delivered personally, by overnight delivery service, by confirmed telecopy transmission, or by registered or certified mail, return receipt requested, postage prepaid, as follows (or to such other addressee or address as may be set forth in a notice given in such manner):

     If to Parent:

     Peerless Systems Corporation
     2381 Rosecrans Avenue, Suite 400
     El Segundo, California 90245
     Telephone: 310-536-0908
     Telecopier: 310-536-0058
     Attention: Edward Gavaldon

     With a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
     525 University Avenue, Suite 220
     Palo Alto, California 94301
     Telephone: 650-470-4500
     Telecopier: 650-470-4570
     Attention: Gregory Smith, Esq.

     If to the Principal:

     [          ]
     [          ]
     [          ]
     Telephone: [         ]
     Telecopier: [         ]
     Attention: [         ]

     With a copy to:

     Coblentz, Patch, Duffy & Bass, LLP
     222 Kearny Street, 7th Floor
     San Francisco, California 94108
     Telephone: 415-391-4800
     Telecopier: 415-989-1663
     Attention: Paul Escobosa, Esq.

   All such notices shall be deemed to have been given on the date delivered or telecopied in the manner provided for above.

   7. Modification; Entire Agreement.

   a. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Parent and the Principal. No waiver by any party hereto at the time of any breach by another party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

   b. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party hereto which are not set forth expressly in this Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

   8. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to the principles of conflicts of laws thereof.

   9. Severability; Waiver.

   a. The restrictions against competition and disclosure of information set forth in Sections 1 and 2 hereof are considered by the parties hereto to be reasonable for the purposes of protecting the Business. However, if any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted (but only with respect to such jurisdiction) to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable in such jurisdiction.

   b. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

   c. No delay or omission by Parent in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by Parent on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

   10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

                                        PRINCIPAL

                                        ----------------------------------------
                                                      Paul Kwan

                                        PEERLESS SYSTEMS CORPORATION

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

   10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

                                        PRINCIPAL

                                        ----------------------------------------
                                                      Adam Au

                                        PEERLESS SYSTEMS CORPORATION

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT H

          FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

1. Each of Parent and Sub is validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

2. Each of Parent and Sub has all requisite corporate power and corporate authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of each of Parent and Sub, and no other corporate proceedings on the part of each of Parent or Sub is necessary for the execution and delivery by each of Parent and Sub of the Merger Agreement, and the performance by each of Parent and Sub of its obligations thereunder. The Merger Agreement has been duly executed and delivered by each of Parent and Sub, and constitutes a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except that: (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (iii) no view is expressed with respect to the Registration Rights Agreement.

3. To the best of our knowledge, and except as set forth in the schedules and exhibits to the Merger Agreement, all consents, approvals and authorizations of and filings with any Governmental Entity with respect to any Applicable Laws required on the part of Parent or Sub in connection with the valid execution and delivery of the Merger Agreement, or the consummation of the transactions contemplated thereby, have been obtained or made. "Applicable Laws" shall mean the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of California and the United States of America, which, in our experience, are normally applicable to transactions of the type contemplated by the Merger Agreement.

4. Except as disclosed in the schedules and exhibits to the Merger Agreement, neither the performance, execution and delivery of the Merger Agreement by Parent and Sub, nor the consummation by Parent and Sub of the transactions contemplated thereby, nor compliance by Parent and Sub with any of the provisions thereof, will result in any of the following: (i) a violation of the Certificate of Incorporation or bylaws of Parent or Sub, (ii) to our knowledge, a default or event that, with notice or lapse of time, or both, would constitute a default, breach or violation of any Applicable Contract,
    (iii) to our knowledge, an event that would permit any person or entity to terminate any Applicable Contract or to accelerate the maturity of any obligation of Parent or Sub, (iv) to our knowledge, a violation or breach of any Applicable Laws, or (v) to our knowledge, a violation of any Applicable Orders. For purposes of this opinion, (A) "Applicable Contracts" shall mean those agreements or instruments set forth on Schedule I to this opinion; such agreements and instruments have been identified to us as all the Merger Agreements and instruments which are material to the business, properties or financial condition or results of operations of Parent and Sub, and (B) "Applicable Orders" shall mean any writ, injunction or decree of any court or governmental instrumentality to which Parent or Sub is a party or by which any of its properties or assets is bound, and which is identified on Schedule II to this opinion.

                       EXHIBIT I TO THE MERGER AGREEMENT

                          FORM OF EMPLOYMENT AGREEMENT

   THIS AGREEMENT by and between AUCO (the "Company"), a California corporation, and Adam Au (the "Executive") will become effective upon the later date by which both parties sign this agreement ("Agreement").

                                R E C I T A L S

    A. The Executive is currently employed as the President of the Company and has made and is expected to continue to make major contributions to the short and long term profitability, growth and financial strength of the Company;

    B. The Company is currently contemplating a merger with Peerless Systems Corporation ("Merger");

    C. The Company desires to assure itself of both present and future continuity of management in light of the Merger and subsequent to the Merger; and

    D. The Company desires to provide additional inducement for the Executive to continue to remain in the ongoing employ of the Company.

   NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

      1. At Will Employment. Subject to the terms and conditions of this Agreement, the Company agrees to continue to employ Executive on an at will basis and Executive agrees to remain in the employ of the Company on an at will basis. With respect to periods following the Merger, references to the "Company" shall include the surviving corporate parent in the Merger.

      2. Position. During his employment with the Company, Executive agrees to serve the Company, and the Company shall employ Executive as Vice President and General Manager, Networking Division or in such other comparable or superior executive capacity or capacities as may be specified from time to time by the Chief Executive Officer of the Company.

      3. Operation Dates of Agreement; and Duties.

          (a) Operative Dates of Agreement. This Agreement shall be effective and binding immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement shall not be operative unless and until the Merger is consummated. Upon the closing of the Merger, without further action, this Agreement shall become immediately operative. After the operative date, this Agreement shall continue in effect during Executive's employment with the Company up until the second (2nd) anniversary of the closing date of the Merger, at which time this Agreement shall automatically terminate without further action.

          (b) Duties. During his employment under this Agreement, and except for illness, reasonable vacation periods and reasonable leaves of absence, Executive shall devote his best efforts and substantially all his business time, attention, skill and efforts to the business and affairs of the Company and its affiliated companies, as such business and affairs exist immediately following consummation of the Merger and as they may be hereafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company; provided, however, that, with the approval of the Chief Executive Officer of the Company (which shall not be unreasonably withheld), Executive may serve, or continue to serve, on the boards of directors of, or hold any other offices or positions in, companies or organizations which, in such officer's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement. The Company shall retain full direction and control of the means and methods by which Executive performs the services for which he is employed hereunder. The services which are to be performed by Executive hereunder are to be substantially rendered in the State of California.

       4. Compensation and Reimbursement of Expenses; Other Benefits;

          (a) Compensation. During his employment under this Agreement, Executive shall be paid a salary at the rate of one hundred seventy-five thousand dollars ($175,000.00) per year, or such higher salary as may be from time to time approved by the Board of Directors (or any duly authorized committee thereof) of the Company ("Base Salary"), plus such additional incentive compensation, if any, as may be voted to him yearly by the Board of Directors (or any duly authorized committee thereof).

          (b) Reimbursement of Expenses. The Company shall pay or reimburse Executive, in accordance with its normal policies and practices, for all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement.

          (c) Other Benefits. During the period of employment under this Agreement, Executive shall be entitled to receive all other benefits of employment generally available to other members of the Company's management and those benefits for which executives are or shall become eligible, when and as he becomes eligible therefor, such as three weeks of paid vacation.

          (d) Stock Options. Executive shall be granted an option with respect to 100,000 shares of Peerless Systems Corporation ("Peerless") common stock (the "Base Amount") which is to vest over a four year period as follows: one quarter ( 1/4) or twenty-five thousand (25,000) shares shall vest one year from the closing date of the Merger, and the remaining three quarters ( 3/4) or seventy-five thousand (75,000) shares will vest on a pro rata basis monthly over the ensuing thirty-six (36) months. The grant will be effective upon the closing of the Merger, and the exercise price shall be equal to the closing price of the common stock of Peerless on the Nasdaq National Market on the business day immediately following consummation of the Merger. Executive shall also be eligible for an annual "refresher" grant of stock options equal to twenty-five percent (25%) of the Base Amount in accordance with Peerless' policies and procedures.

          (e) Bonus. Executive shall also be eligible to receive an annual bonus, up to a maximum of one hundred thousand dollars ($100,000), based upon earnings per share goals for the entire company, as may be determined by the Board of Directors of the Company.

       5. Termination.

          (a) For Cause. Notwithstanding anything herein to the contrary, and specifically reiterating the at will nature of Executive's employment, which can be terminated by either Executive or Company for any reason or no reason without advance notice, the Company may, without liability, also terminate Executive's employment hereunder for Cause (as defined herein) at any time upon written notice from the Board of Directors (or any duly authorized committee thereof). As used herein, Cause shall mean the occurrence of any of the following events: (i) Executive's conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof; (ii) action by Executive toward the Company involving personal dishonesty, theft or fraud in connection with Executive's duties as an officer of the Company; or (iii) Executive's willful failure to abide by or follow lawful directions of the Board of Directors that is not cured after notice to the Executive. If the Company terminates Executive's employment for Cause, Executive's right to compensation under this Agreement will terminate as of the date of such termination and all of the Company's obligations hereunder shall immediately cease and terminate, except that Executive shall be entitled to receive all compensation to which he is due under federal and state law or pursuant to Company policy up through and including the date of termination.

          (b) Death. If Executive's employment hereunder is terminated by reason of Executive's death, Executive's (or Executive's estate's) right to compensation under this Agreement will terminate as of the date of such termination and all of the Company's obligations hereunder shall immediately cease and terminate, except that Executive's estate will be entitled to received all compensation to which Executive is due under federal and state law or pursuant to Company policy up through and including the date of termination.

          (c) Disability. If the Company terminates Executive's employment by reason of Executive's Disability (as defined herein), Executive's right to benefits under this Agreement will terminate as of the date of such termination and all of the Company's obligations hereunder shall immediately cease and terminate, except that Executive shall be entitled to receive all compensation to which Executive is due under federal and state law or pursuant to Company policy up through and including the date of termination. As used herein, Executive's Disability shall mean that, due to physical or mental illness, Executive shall have been absent from his duties hereunder on a full time basis for 180 consecutive days, and within 30 days after written notice of termination is given (which may occur before or after the end of such 180-day period) Executive shall not have returned to the performance of his duties hereunder on a full-time basis.

          (d) Termination by the Company other than for Cause, Death, or Disability, or Termination by Executive for Good Reason. If the Company terminates Executive's employment for any reason other than for cause, death or disability, pursuant to Sections 5(a)-(c) above, or Executive terminates his employment for Good Reason (as defined herein) then, notwithstanding anything herein to the contrary and in complete satisfaction and discharge of all of its obligations to Executive hereunder, Executive shall be entitled to receive all compensation to which Executive is due under the terms of this Agreement as if the Executive had remained in the employment of the Company during the term of this Agreement as set forth in Section 3(a) hereof. For purposes of this Agreement, Executive shall have "Good Reason" to terminate his employment with the Company following the occurrence of any of the following events, without Executive's written consent thereto, provided, that Executive shall have given Company written notice specifying the conduct alleged to have constituted such Good Reason and Company has failed to cure such conduct, if curable, within fifteen (15) days following receipt of such notice:

            (A) Any failure to elect or reelect or otherwise to maintain Executive in the office or the position, or a substantially equivalent office or position, of or with the Company, as described in Paragraph 2;

            (B) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties described in Paragraph 3(b);

            (C) A reduction in Executive's Base Salary described in Paragraph 4(a);

            (D) The COmpany requires the Executive to have his principal location of work changed to any location that is outside the Redwood City, California area; or

            (E) Without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor.

          (e) Termination by Executive other than for Good Reason. If Executive terminates his employment hereunder for any reason other than for Good Reason, Executive shall be entitled to receive all compensation to which Executive is due under federal and state law or pursuant to Company policy up through and including the date of termination.

       6. Obligations of Executive During and After Employment.

          (a) Executive agrees that during his employment under this Agreement, he will engage in no other business activities, directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Company, or any affiliated company, without the prior written consent of the Chief Executive Officer of the Company.

          (b) Executive acknowledges and agrees that (i) during the course of his employment Executive will have produced and/or have access to confidential information, records, notebooks, data, formulae, specifications, trade secrets, customer lists and secret inventions and processes of Company and its affiliated companies, and (ii) the unauthorized use or sale of any of such confidential or proprietary information at any time would constitute unfair competition with Company. Executive promises and agrees not to engage in any unfair competition with Company either during or after the term of this Agreement. Therefore, during and subsequent to his employment by Company, or by an affiliated company, Executive agrees to hold in confidence and not, directly or indirectly, disclose, use, copy or make lists of any such information, except to the extent expressly authorized by Company in writing. All records, files, drawings, documents, equipment, and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of Company, or of an affiliated company, and shall not be removed (except to allow Executive to perform his responsibilities hereunder while traveling for business purposes or otherwise working away from his office) from the Company's or the affiliated company's premises without its prior written consent, and shall be promptly returned to Company upon termination of employment with Company and its affiliated companies. This paragraph 6(b) shall survive the termination or expiration of this Agreement.

       7. General Provisions.

          (a) Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or subject to the claims of Company's creditors. Nothing in this Agreement shall prevent the consolidation of Company with, or its merger into, any other corporation, or the sale by Company of all or substantially all of its properties or assets; and this Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor surviving or resulting corporation, or other entity to which such assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

          (b) This Agreement and the rights of Executive with respect to the benefits of employment referred to in Paragraph 4 constitute the entire agreement between the parties hereto in respect of the employment of Executive by Company. This Agreement supersedes and replaces all other prior oral and written agreements, understandings, commitments, and practices between the parties.

          (c) Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach hereof, shall be settled exclusively by arbitration in accordance with the Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Any arbitration held pursuant to this paragraph in connection with any termination of Executive's employment shall take place in Northern California at the earliest possible date. If any proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys fees and necessary costs and disbursements.

          (d) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

          (e) This Agreement may not be amended or modified except by a written instrument executed by Company and Executive.

          (f) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California.

          (g) If, but for one or more provisions of this Agreement, the Merger would qualify for "pooling of interests" accounting treatment, then (A) this Agreement shall, to the extent practicable, be interpreted and/or reduced in scope or effect to the extent necessary to permit such accounting treatment, and (B) to the extent that the application of clause (A) of this Section 8(g) does not preserve the availability of such accounting treatment, then, to the extent that any provision of this Agreement would disqualify the Merger as a "pooling" transaction (including, if applicable, the entire Agreement), such provision shall be null and void as of the effective date hereof. All determinations under this Section 8(g) shall be made by the accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the consummation of the Merger.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.

                                          Auco, Inc.


                                          By___________________________________
                                            Name:
                                            Title:


                                          Peerless Systems, Inc.


                                          By___________________________________
                                            Name:
                                            Title:


                                          Executive


                                          By___________________________________
                                                          Adam Au

                                   EXHIBIT J

             FORM OF OPINION OF COBLENTZ, PATCH, DUFFY & BASS, LLP

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

2. The Company has all requisite corporate power and corporate authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors and the shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary for the execution and delivery by the Company of the Merger Agreement, and the performance by the Company of its obligations thereunder. The Merger Agreement has been duly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that: (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (iii) no view is expressed with respect to the Registration Rights Agreement.

3. To the best of our knowledge, and except as set forth in the schedules and exhibits to the Merger Agreement, all consents, approvals and authorizations of and filings with any Governmental Entity with respect to any applicable laws required on the part of the Company in connection with the valid execution and delivery of the Merger Agreement, or the consummation of the transactions contemplated thereby, have been obtained or made.

4. Except as disclosed in the schedules and exhibits to the Merger Agreement, neither the performance, execution and delivery of the Merger Agreement by the Company, nor the consummation by it of the transactions contemplated thereby, nor compliance by the Company with any of the provisions thereof, will result in any of the following: (i) a violation of the Articles of Incorporation or bylaws of the Company, (ii) to our knowledge, a default or event that, with notice or lapse of time, or both, would constitute a default, breach or violation of any Material Contract, (iii) to our knowledge, an event that would permit any person or entity to terminate any Material Contract or to accelerate the maturity of any obligation of the Company, (iv) to our knowledge, a violation or breach of any applicable laws, or (v) to our knowledge, a violation of any applicable orders. For purposes of this opinion, "Material Contracts" shall mean those agreements designated as "Material Contracts" in the Company Disclosure Schedule.

5. The authorized capital stock of the Company consists of: (i) 35,000,000 shares of Company Common Stock, of which 3,389,403 shares are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of Company Preferred Stock, of which (A) 3,250,000 have been designated Series A Preferred Stock, no shares of which are issued and outstanding as of the date hereof, and (B) 3,000,000 have been designated Series B Preferred Stock, no shares of which are issued and outstanding as of the date hereof. As of the date hereof, (i) no Shares are issued and held in the treasury of the Company, (ii) 3,144,000 shares of Company Common Stock are reserved for issuance pursuant to outstanding Company Options, and (iii) all shares of the Company Preferred Stock have been converted to Company Common Stock. Except as set forth in the Company Disclosure Schedule, all of the outstanding shares of the Company Common Stock are, and any such shares which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Merger Agreement and in the exhibits and schedules thereto, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) to the best of our knowledge, there are no existing options, warrants, calls, preemptive rights, Voting Debt or subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company, or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (iii) to the best of our knowledge, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its capital stock, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. Except as set forth in the Merger Agreement or in the exhibits and schedules thereto, there are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company. The Company has no Subsidiaries.

6. The Proxy Statement/Prospectus/Consent Solicitation, as of the date it was mailed to stockholders of Parent and the shareholders of the Company, and as of the date hereof, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that, in each case, we express no opinion or belief as to the financial statements, schedules and other financial data included or incorporated, or deemed to be incorporated, by reference therein or excluded therefrom or any information to the extent it was furnished by or relates to Parent or Sub, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus/Consent Solicitation.

   In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, officers and other representatives of Parent, counsel for Parent and representatives of the independent public accountants of Parent, at which the contents of the Proxy Statement/Prospectus/Consent Solicitation and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus/Consent Solicitation and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that, insofar as it relates to the Company, the Proxy Statement/Prospectus/Consent Solicitation as of its date and the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial data included or incorporated, or deemed to be incorporated, by reference in the Proxy Statement/Prospectus/Consent Solicitation or the information included or incorporated, or deemed to be incorporated, by reference in the Proxy Statement/Prospectus/Consent Solicitation to the extent such information was furnished by or relates to Parent or Sub.

                                                                         ANNEX B

                             SHAREHOLDER AGREEMENT

   This SHAREHOLDER AGREEMENT (this "Agreement"), dated as of April 6, 1999, by and between Peerless Systems Corporation, a Delaware corporation ("Parent"), and Adam Au ("Shareholder").

                                  WITNESSETH:

   WHEREAS, concurrently with the execution of this Agreement, Parent, Auco Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and AUCO, Inc., a California corporation (the "Company"), have entered into an Agreement and Plan of Reorganization and Merger, dated of even date herewith (the "Merger Agreement"), pursuant to which Sub will merge with and into the Company upon the terms and subject to the conditions set forth therein (the "Merger");

   WHEREAS, as of the date hereof, Shareholder is the record and/or Beneficial Owner (as hereinafter defined) of (i) 3,000,000 shares of the common stock, $0.001 par value, of the Company (the "Common Stock"), (ii) 763,000 shares of the preferred stock, $0.001 par value, of the Company (the "Preferred Stock", and (iii) options to acquire 12,963 shares of Common Stock (collectively, the "Company Capital Stock");

   WHEREAS, as an inducement and a condition to Parent to enter into the Merger Agreement, Parent has required Shareholder to agree, and Shareholder has agreed, to enter into this Agreement; and

   WHEREAS, upon the terms and subject to the conditions set forth herein, Shareholder desires to: (i) vote all such Shareholder's shares of Company Capital Stock in favor of the Merger and the approval and adoption of the Merger Agreement and to execute a written consent in furtherance thereof, and
(ii) prior to the consummation of the Merger, convert any shares of Preferred Stock held by such Shareholder into shares of Common Stock.

   NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

   Section 1. CERTAIN DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement. For purposes of this Agreement:

     (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having or sharing, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, voting power, including the power to vote, or to direct the voting of, such securities, and/or investment power, including the power to dispose, or to direct the disposition, of such securities. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person acts in a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of securities of the same issuer.

     (b) "Existing Shares" means shares of Common Stock and Preferred Stock Beneficially Owned by Shareholder as of the date hereof.

     (c) "Securities" means the Existing Shares together with any shares of Common Stock, Preferred Stock or other securities of the Company acquired by Shareholder in any capacity after the date hereof and prior to the termination of this Agreement, whether upon the exercise of options, warrants or other rights to acquire securities of the Company, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

   Section 2. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents and warrants to Parent as follows:

     (a) Ownership of Shares. Shareholder (together with Share holder's spouse, if Shareholder is an individual) is the sole record owner and Shareholder is the sole Beneficial Owner of the number of shares of Common Stock and Preferred Stock and options set forth opposite such Shareholder's name on Exhibit A hereto. Shareholder has, subject to the terms of this Agreement, sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights. Shareholder is not the record or Beneficial Owner of any securities of the Company on the date hereof other than the shares of Common Stock and Preferred Stock set forth on Exhibit A and the options to purchase shares of Common Stock, if any, specified on Exhibit A.

     (b) Power; Binding Agreement. Shareholder has the legal capacity, power and authority to enter into and perform all of Shareholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms except that: (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (c) No Conflicts. Except as disclosed in the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority (a "Governmental Entity") is necessary for the execution of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof shall: (i) conflict with or result in any breach of any organizational documents applicable to Shareholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Shareholder is a party or by which Shareholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Shareholder or any of Shareholder's properties or assets.

     (d) No Encumbrance. Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by Shareholder or by a nominee or custodian for the benefit of Shareholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever other than restrictions arising under applicable law.

     (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder.

     (f) Reliance by Parent. Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder's execution and delivery of this Agreement.

   Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to Shareholder as follows:

     (a) Power; Binding Agreement. Parent has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that: (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) No Conflicts. Except as disclosed in the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by each of Parent, the consummation by each of Parent of the transactions contemplated hereby or compliance by each of Parent with any of the provisions hereof shall: (i) conflict with or result in any breach of any organizational documents applicable to Parent, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or any of its properties or assets.

   Section 4. CERTAIN PROHIBITED TRANSFERS. Prior to the termination of this Agreement, Shareholder agrees not to, directly or indirectly:

     (a) except distributions to the partners, members, or other equity holders, as applicable, of Shareholder, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein, unless the transferee agrees to be bound by the provisions contained in this Agreement;

     (b) grant any proxy, power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in or to facilitate this Agreement; or

     (c) take any other action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling Shareholder from performing its obligations under this Agreement.

   Section 5. VOTING OF SECURITIES. Shareholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of: (a) the Effective Time, or (b) termination of this Agreement in accordance with its terms, in connection with the Consent Solicitation, or any other meeting of shareholders of the Company or consent solicitation with respect to the Company Capital Stock, Shareholder will vote or consent (or cause to be voted or consented) the Securities:

       (A) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and

       (B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement; and

   Section 6. STOP TRANSFER.

     (a) Shareholder hereby agrees and covenants that it will not request that the Company register the transfer of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

     (b) In the event of a stock dividend or distribution, or any change in the Common Stock or Preferred Stock by reason of any stock dividend, split, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the term "Existing Shares" will be deemed to refer to and include the shares of Common Stock and Preferred Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

   Section 7. CONVERSION OF PREFERRED STOCK. On or prior to the Effective Time, Shareholder shall deliver or cause to be delivered to the Company all shares of Preferred Stock Beneficially Owned by such Shareholder, together with written instructions directing the Company to cause such shares to be converted into shares of Common Stock in accordance with the applicable provisions of the Company's Articles of Incorporation and in full satisfaction of all rights pertaining to such shares of Preferred Stock, such conversion to be effective no later than the business day immediately preceding the Effective Time of the Merger.

   Section 8. CONSENT SOLICITATION; FILING WITH SECRETARY. Promptly following receipt thereof, Shareholder shall promptly execute and file such Shareholder's written consent to the Merger with the Secretary of the Company in accordance with the terms of the Consent Solicitation.

   Section 9. COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, Shareholder agrees to use its or his commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Shareholder shall promptly consult with Parent and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

   Section 10. NO SOLICITATION. Shareholder will notify Parent immediately if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with such Shareholder or Shareholder's investment bankers, attorneys, accountants or other agents, in each case in connection with any Acquisition Proposal, indicating, in connection with such notice, the name of the person or entity making such Acquisition Proposal and the terms and conditions of any proposals or offers. Shareholder agrees to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and to keep Parent informed, on a current basis, of the status and terms of any Acquisition Proposal. Shareholder will not, and will use its best efforts to ensure that Shareholder's investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal that constitutes or is reasonably likely to lead to any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited written Acquisition Proposal engage in negotiations or discussions with, or provide any information or data to, any person (other than Parent, any of its affiliates or representatives and except for information which has been previously publicly disseminated by the Company) relating to any Acquisition Proposal. The obligations provided for in this section shall become effective immediately following the execution and delivery of this Agreement by the parties hereto.

   Section 11. TERMINATION. This Agreement shall terminate upon the earliest to occur of: (a) the termination of the Merger Agreement pursuant to its terms, or
(b) the written agreement of the parties hereto to terminate this Agreement, or
(c) the consummation of the Merger in accordance with the terms of the Merger Agreement.

   Section 12. MISCELLANEOUS.

     (a) Entire Agreement. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     (b) Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly or majority owned subsidiary or affiliate of Parent. This Agreement and the obligations set forth herein shall be binding upon each party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

     (c) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

     (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon: (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

   If to Parent, to:

     Peerless Systems Corporation
     2381 Rosecrans Avenue, Suite 400
     El Segundo, California 90245
     Attention: Edward Gavaldon
     Facsimile: 310-536-0058

    with a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
     525 University Avenue, Suite 220
     Palo Alto, California 94301
     Attention: Gregory Smith, Esq.
     Facsimile: 650-470-4570

   If to Shareholder, to:

     Adam Au
     c/o AUCO, Inc.
     386 Main Street
     Redwood City, California 94063
     Facsimile: 650-568-6101

    with a copy to:

     Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
     Menlo Park, CA 94025
     Attention: Brooks Stough, Esq.
     Facsimile: 650-321-2800
    and to:

     Coblentz, Patch, Duffy & Bass
     222 Kearny Street, 7th Floor
     San Francisco, California 94108
     Attention: Paul Escobosa, Esq.
     Facsimile: 415-989-1663

     (e) Severability. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     (f) Specific Performance. Each of the parties hereto recognizes and acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (h) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of law thereof.

     (j) Descriptive Headings. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     (k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     (l) Further Assurances. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, Parent and Shareholder has caused this Agreement to be duly executed as of the day and year first written above.

                                          PEERLESS SYSTEMS CORPORATION

                                          By:/s/ Edward A. Gavaldon
                                             ---------------------
                                             Name:
                                             Title:

                                          SHAREHOLDER:

                                             /s/ Adam Au
                                             ---------------------
                                             Adam Au

                       EXHIBIT A TO SHAREHOLDER AGREEMENT

      Type and Class of Securities               Number of Shares and Options
      ----------------------------               ----------------------------
         Common Stock              3,000,000 shares held; options to acquire 12,963 shares
         Preferred Stock           763,000 shares held (598,000 shares of Series A
                                   Preferred Stock and 165,000 shares of Series B
                                   Preferred Stock)

                                SPOUSAL CONSENT

   I am the spouse of Adam Au, the Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have consulted with legal counsel. I hereby confirm the Agreement and agree that is shall bind my interest in the Existing Shares.

                                          By: ___________________________

                                          Name: _________________________

                                                                         ANNEX C

April 5, 1999

CONFIDENTIAL
Board of Directors
Peerless Systems Corporation
2381 Rosecrans Avenue
El Segundo, CA 90245

Members of the Board:

   We understand that Peerless Systems Corporation ("PSC"), Auco Merger Sub, Inc. ("Merger Sub") and AUCO, Inc. ("Auco") have entered into an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated as of April 5, 1999, which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Auco. Pursuant to the terms of the Merger Agreement, all of the issued and outstanding securities of Auco shall be converted into the right to receive 0.2585 (the "Exchange Ratio") of a fully paid and nonassessable share of PSC Common Stock. We have assumed that the Merger will be treated as a "pooling-of-interests" under applicable accounting principles. The terms and conditions of the Merger are set forth more fully in the Merger Agreement. You have requested our opinion as to the fairness, from a financial point of view, to PSC of the Exchange Ratio pursuant to the Merger Agreement.

   Dain Rauscher Wessels, a division of Dain Rauscher Incorporated ("Dain Rauscher Wessels"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Dain Rauscher Wessels has acted as financial advisor to PSC in connection with the Merger and will receive a fee for our services, including the rendering of this opinion.

   Dain Rauscher Wessels (or its predecessor) acted as a managing underwriter of the initial public offering of PSC. DRW also provides research coverage for PSC. In the ordinary course of business, Dain Rauscher Wessels acts as a market maker and broker in the publicly traded securities of PSC and receives customary compensation in connection therewith and, accordingly, may at any time hold a long or short position in such securities.
   In connection with our review of the Merger, and in arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of the Merger Agreement;
(ii) reviewed and analyzed certain publicly available financial and other data with respect to PSC and Auco made available to us from internal records of PSC and Auco; (iii) conducted discussions with members of the senior management of Auco and PSC with respect to the business and prospects of Auco; (iv) reviewed the reported prices and trading activity of Common Stock and similar information for certain other companies deemed by us to be comparable to Auco;
(v) compared the financial performance of Auco with that of certain other publicly-traded companies deemed by us to be comparable to Auco; and (vi) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions. In addition, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

   In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by Auco and PSC (including without limitation the financial statements and related notes thereto of Auco and PSC), and have not assumed responsibility for independently verifying and have not independently verified such information. We have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the respective assets or liabilities of Auco or PSC and we have not been furnished with any such valuations or appraisals. In addition, we have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of Auco or PSC. Additionally, we have not been asked and did not consider the possible effects of any litigation, other legal claims or any other contingent matters.

   Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal or other circumstance or event of any kind or nature which may exist or occur after such date. The opinion expressed herein is provided for the information and assistance of the Board of Directors of PSC in connection with its consideration of the transaction contemplated by the Merger Agreement and such opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. Further, our opinion does not address the merits of the underlying decision by PSC to engage in such transaction. In addition, we are not expressing any opinion herein as to the price at which PSC Common Stock will trade at any point in the future. Except as provided in our engagement letter, this opinion shall not be published or otherwise used, nor shall references to us be made, without our prior written approval, except that PSC may include this opinion in its entirety in any proxy statement or information statement relating to the Merger sent to PSC's stockholders.

   Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to PSC.

Very truly yours,

/s/ Dain Rauscher Wessels

Dain Rauscher Wessels
a division of Dain Rauscher Incorporated

                                                                         ANNEX D
                           ACTION BY WRITTEN CONSENT
                         OF SHAREHOLDERS OF AUCO, INC.

   The undersigned shareholder (the "Shareholder"), being the holder of shares of Common Stock or Preferred Stock, Series A, of AUCO, Inc., a California corporation (the "Company"), does hereby adopt the following resolutions by this written consent (the "Written Consent"), pursuant to Section 603 of the California Corporations Code and the By-laws of the Company:

   WHEREAS, the Board of Directors of the Company has approved an Agreement and Plan of Reorganization and Merger (the "Merger Agreement"), dated as of April 6, 1999 by and among the Company, Peerless Systems Corporation, a Delaware corporation ("Peerless") and Auco Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Peerless ("Acquisition Sub") pursuant to which Acquisition Sub will merge with and into the Company, and pursuant to which the Company will continue as the surviving company (the "Merger"); and

   WHEREAS, the Shareholder has received and reviewed the Proxy
Statement/Prospectus/Information Statement regarding the Merger and the Merger Agreement that has been provided to the Shareholder concurrently with this form of Written Consent.

   NOW, THEREFORE, BE IT RESOLVED, that the Shareholder hereby consents to the approval and adoption of the Merger Agreement and the Merger;

   FURTHER RESOLVED, that the officers of the Company, or any of them, are hereby authorized and directed to take any and all actions and do any and all things on behalf of the Company as may be deemed to be necessary or advisable to effectuate the transactions contemplated by the foregoing resolution, including filing reports or applications with any government agency as may be required by any state or federal law; and

   FURTHER RESOLVED, that any and all actions heretofore taken by the officers of the Company within the terms of the foregoing resolutions are hereby ratified, approved and confirmed, and declared to be the valid and binding acts and deeds of the Company, and that the officers of the Company be and they hereby are authorized, directed and empowered to do all such other acts and things and to execute and deliver all such certificates or other documents and to take such other action as they deem necessary or desirable to carry out the purposes and intent of the above resolutions.

SHAREHOLDER:                              NUMBERS OF SHARES HELD:

-------------------------------------     -------------------------------------
(Signature)                               Shares of Common Stock

-------------------------------------     -------------------------------------
(Other Signature, if required)            Shares of Preferred Stock

-------------------------------------
(Please Print or Type Name)

-------------------------------------
(Date)

Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

                                [FORM OF PROXY]

                                                                         ANNEX E

PROXY


                          PEERLESS SYSTEMS CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 10, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder of PEERLESS SYSTEMS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus/ Information Statement, each dated May 7, 1999 and hereby appoints Edward A. Gavaldon, proxy and attorney-in-fact, with full power to him of substitution, on behalf of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of PEERLESS SYSTEMS CORPORATION to be held at 2381 Rosecrans Avenue, El Segundo, California 90245 at 2:00 p.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL. SUBSEQUENT TO MAILING THIS PROXY CARD, IF THE HOLDER OF THE SHARES REPRESENTED BY THIS PROXY WISHES TO REVOKE OR CHANGE SUCH HOLDER'S VOTE, THE HOLDER MAY DO SO BY (1) SUBMITTING WRITTEN NOTICE TO THE COMPANY, (2) REQUESTING AND THEN SUBMITTING A NEW, LATER DATED PROXY CARD, OR (3) ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

                                                                      SEE
           CONTINUED AND TO BE SIGNED ON REVERSE SIDE               REVERSE
                                                                     SIDE

                                                                 Please
                                                               mark votes X
                                                               as in this
                                                                example

   The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus/ Information Statement dated May 7, 1999.

Signature(s) ________________________________________________________ Date

NOTE: PLEASE MARK, SIGN, AND DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

   To approve the issuance of shares of the Common Stock, par value $0.001 per share of Peerless Systems Corporation, a Delaware corporation ("Peerless"), to the shareholders of Anco, Inc., a California corporation ("Anco"), pursuant to an Agreement and Plan of Reorganization and Merger, dated as of April 6, 1999, by and among Peerless, Anco and Anco Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Peerless ("Merger Sub"), providing for the merger of Merger Sub with and into Anco (the "Merger").

               FOR [_]          AGAINST [_]           ABSTAIN [_]

Note: Please sign exactly as your name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

----------------------------------------                            MARK HERE
                                                                   FOR ADDRESS
----------------------------------------                      [_]   CHANGE AND
----------------------------------------                            NOTE AT LEFT

                                                                         ANNEX F

              CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

Section 1300. Shareholder in short-form merger; Purchase at fair market value; "Dissenting shares"; "Dissenting shareholder"

   (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

   (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

   (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301. Notice to holder of dissenting shares of reorganization approval; Demand for purchase of shares; Contents of demand

   (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

   (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300,subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

   (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302. Stamping or endorsing dissenting shares

   Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. Dissenting shareholder entitled to agreed price with interest thereon;
When price to be paid

   (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

   (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304. Action by dissenters to determine whether shares are dissenting shares or fair market value of dissenting shares or both; Joinder of shareholders; Consolidation of actions; Determination of issues; Appointment of appraisers

   (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

   (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

   (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

Section 1305. Duty and report of appraisers; Court's confirmation of report; Determination of fair market value by court; Judgment, and payment; Appeal; Costs of action

   (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

   (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

   (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

   (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

   (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

Section 1306. Prevention of payment to holders of dissenting shares of fair market value; Effect

   To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

Section 1307. Disposition of dividends upon dissenting shares

   Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

Section 1308. Rights and privileges of dissenting shares; Withdrawal of demand for payment

   Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

Section 1309. When dissenting shares lose their status

   Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

   (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

   (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

   (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

   (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

Section 1310. Suspension of proceedings for compensation or valuation pending litigation

   If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing are organization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

Section 1311. Shares to which chapter inapplicable

   This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of are organization or merger.

Section 1312. Attack on validity of reorganization or short-form merger; Rights of shareholders; Burden of proof

   (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

   (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder Is a member.

   (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification Of Directors And Officers

   Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The Delaware General Corporation Law provides that a corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate), and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The Delaware General Corporation Law provides that indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

   The certificate of incorporation of Peerless and the bylaws of Peerless provide, among other things, that, to the fullest extent authorized by the Delaware General Corporation Law, Peerless shall indemnify each person who is or has served as a director or officer of Peerless or any predecessor of Peerless, or any other enterprise at the request of Peerless or of any predecessor of Peerless, against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of Peerless. Peerless may also indemnify each of its employees and agents against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Peerless.

   The Delaware General Corporation Law permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of any director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of Peerless contains provisions limiting the liability of its directors, to the fullest extent currently permitted by the Delaware General Corporation Law for monetary damages for breach of their fiduciary duty as directors.

   While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

   Peerless has purchased insurance which purports to insure Peerless against certain costs of indemnification which may be incurred by it pursuant to the certificate of incorporation of Peerless and the bylaws of Peerless and to insure the officers and directors of Peerless, and its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

Item 21. Exhibits

   (a) The Registration Statement includes the following Exhibits:

 Exhibit
 Number  Description Of Exhibit
 ------- ----------------------
  2.1 *  Agreement and Plan or Reorganization and Merger, dated as of April 6,
         1999, by and among Peerless, Auco Merger Sub, Inc., and Auco, together with exhibits thereto filed as Annex A hereto.
  2.2 *  Shareholder Agreement, dated as of April 6, 1999, between Peerless and
         Adam Au filed as Annex B hereto.
  3.1    Certificate of Incorporation of Peerless, previously filed as an exhibit to Amendment No. 1 to Peerless' Registration Statement on Form
         S-1 (File No. 333-09357) dated August 28, 1996, and incorporated herein by reference.
  3.2    Amended and Restated Bylaws of the Company, previously filed as an exhibit to Peerless' Current Report on Form 8-K, dated October 13,
         1998, and incorporated herein by reference.
  4.1    Rights Agreement Dated as of October 7, 1998, between Peerless and
         Norwest Bank Minnesota, N.A. previously filed as an exhibit to
         Peerless' Current Report on Form 8-K, dated October 13, 1998, and incorporated herein by reference.
  5.1 *  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the securities being registered hereby.
  8.1 *  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to certain
         United States federal income tax consequences of the merger.
  8.2 *  Opinion of Gunderson, Dettmer, Stough, Villeneuve & Hachigian LLP, as
         to certain United States federal income tax consequences of the merger.
 10.1    Form of Indemnity Agreement, previously filed as an exhibit to
         Amendment No. 1 to Peerless' Registration Statement on Form S-1 dated
         August 28, 1996, and incorporated herein by reference.
 10.2    1992 Stock Option Plan (the "Option Plan"), as amended, previously filed as an exhibit to Peerless' Registration Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.
 10.3    1996 Equity Incentive Plan, previously filed as an exhibit to
         Peerless' Registration Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.
 10.4    Form of Incentive Stock Option, previously filed as an exhibit to
         Peerless' Registration Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.
 10.5    Form of Nonstatutory Stock Option, previously filed as an exhibit to
         Peerless' Registration Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.
 10.6    1996 Employee Stock Purchase Plan, previously filed as an exhibit to
         Peerless' Registration Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.
 10.7    Third Party Development and License Agreement (the "Adobe Third Party
         License"), September 18, 1992 between Peerless and Adobe Systems
         Incorporated ("Adobe"), previously filed as an exhibit to Peerless'
         Registration Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.
 10.8 ** Reference Post Appendix #2 to the Adobe Third Party License, dated
         February 11, 1993, previously filed as an exhibit to Peerless'
         Registration Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.
 10.9    Amendment No. 1 to the Adobe Third Party License, dated November 29,
         1993, previously filed as an exhibit to Peerless' Registration
         Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.
 10.10** PCL Development and License Agreement (the "PCL License"), dated June
         14, 1993, between Peerless and Adobe, previously filed as an exhibit to Peerless' Registration Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.
 10.11** Amendment No. 1 to the PCL License, dated October 31, 1993, previously filed as an exhibit to Peerless' Registration Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.

 10.12** Letter Modification to the PCL License, dated August 5, 1994, previously filed as an exhibit to Peerless' Registration Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.
 10.13** Addendum No. 1 to the PCL License, dated March 31, 1995, previously filed as an exhibit to Peerless' Registration Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.
 10.14** Letter Modification to the PCL License, dated August 30, 1995, previously filed as an exhibit to Peerless' Registration Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.
 10.15   Lease Agreement between Peerless and Continental Development
         Corporation, dated February 6, 1992, and Addendum, dated February 6,
         1992, previously filed as an exhibit to Peerless' Registration
         Statement on Form S-1 dated August 1, 1996, and incorporated herein by reference.
 10.16   First Amendment to Office Lease dated December 1, 1995 between
         Peerless and Continental Development Corporation, previously filed as an exhibit to Amendment No. 1 to Peerless' Registration Statement on
         Form S-1 dated August 28, 1996, and incorporated herein by reference.
 10.18 Employment Agreement with Lauren Shaw, previously filed as an exhibit to Amendment No. 2 to Peerless' Registration Statement on Form S-1 dated September 13, 1996, and incorporated herein by reference.
 10.19 Employment Agreement with Edward Gavaldon, previously filed as an exhibit to Amendment No. 2 to Peerless' Registration Statement on Form
         S-1 dated September 13, 1996, and incorporated herein by reference.
 10.20 Second Amendment to Office Lease dated April 8, 1997 between Peerless and Continental Development Corporation, previously filed as an exhibit to Peerless' Current Report on Form 10-K dated April 29, 1997, and incorporated herein by reference.
 10.21   Third Amendment to Office Lease dated December 16, 1997 between
         Peerless and Continental Development Corporation, previously filed as an exhibit to Peerless' Current Report on Form 10-K dated April 24,
         1998, and incorporated herein by reference.
 10.22   Fourth Amendment to Office Lease dated April 22, 1998, between
         Peerless and Continental Development Corporation, previously filed as an exhibit to Peerless' Current Report on Form 10-K dated April 23,
         1999 and incorporated herein by reference.
 23.1 *  Consent of PricewaterhouseCoopers LLP.
 23.2 *  Consent of PricewaterhouseCoopers LLP.
 24.1    Power of Attorney, previously filed as an amendment to Peerless'
         Registration Statement on Form S-4 dated April 26, 1999, and incorporated herein by reference.
 99.1 *  Consent of Dain Rauscher Wessels.
 99.2 *  Form of Auco Written Consent filed as Annex D hereto.
 99.3 *  Form of Peerless Proxy Card filed as Annex E hereto.

--------
  * Filed herewith.
 ** Under an order granted by the Securities Exchange Commission pursuant to Rule 406(d) promulgated under the Securities Act, certain portions of this document have been granted confidential treatment.

Item 22. Undertakings

   Peerless hereby undertakes that, for purposes of any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of Peerless' annual report pursuant to section 13(a) or section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

   Peerless hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   Peerless undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Peerless pursuant to the foregoing provisions, or otherwise, Peerless has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Peerless of expenses incurred or paid by a director, officer or controlling person of the Registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Peerless will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   Peerless hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   Peerless hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Peerless has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of El Segundo, State of California on May 7, 1999.

                                           Peerless Systems Corporation

                                           By: /s/ Edward A. Gavaldon
                                              ---------------------------------
                                                  Edward A. Gavaldon
                                                Chairman of the Board and
                                                 Chief Executive Officer